As filed with the Securities and Exchange Commission on November 17, 2025

File No.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Blackstone Multi-Strategy Hedge Fund L.P.

(Exact name of registrant as specified in charter)

Delaware	41-2436049
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, NY	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

with copies to:

Benjamin Wells Bissie Bonner Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Rajib Chanda Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Limited Partnership Units

Class D Limited Partnership Units

Class I Limited Partnership Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Blackstone Multi-Strategy Hedge Fund L.P. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•	the term “Affiliated Sub-Investment Manager” refers to Blackstone Alternative Solutions L.L.C., our sub-investment manager;

•

the term “Aggregator” refers to BXHF Aggregator L.P. (including any successor vehicle or vehicles used to aggregate the holdings of the Fund and any Parallel Funds (each as defined below)), a Cayman Islands exempted limited partnership, through which the Fund expects to invest all or substantially all of its assets;

•	the term “Blackstone” refers collectively to Blackstone Inc. and its subsidiaries and affiliated entities;

•

the terms “BXHF,” “we,” “us,” “our,” and the “Fund,” refer to Blackstone Multi-Strategy Hedge Fund L.P. and its consolidated subsidiaries, and may include the Aggregator and any Parallel Funds, as the context requires;

•	the term “BXHF Managers” refers to the Investment Manager and the Affiliated Sub-Investment Manager;

•	the term “General Partner” refers to Blackstone Alternative Asset Management Associates LLC, our general partner;

•

the term “Intermediate Entity” refers to (i) entities that may be elect to be classified as corporations for U.S. federal income tax purposes or (ii) limited liability companies or limited partnerships the General Partner or any of its affiliates may, in its sole discretion, cause BXHF to hold certain investments directly or indirectly through. For the avoidance of doubt, the term Intermediate Entity does not include a Portfolio Entity (as defined below);

•	the term “Investment Manager” refers to Blackstone Alternative Asset Management L.P., our investment manager;

•

the term “Other Blackstone Accounts” refers to, as the context requires, individually and collectively, any of the following: investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto), including Other Similar Funds (as defined below);

•	the term “Other Similar Funds” refers to one or more vehicles with substantially similar investment objectives and strategies to BXHF, as determined in the Investment Manager’s sole discretion;

•

the term “Parallel Funds” refers to one or more parallel vehicles established by, or at the direction of, the Sponsor (as defined below) to invest alongside the Fund in the Aggregator, including the Cayman Fund (as defined below) but excluding Other Similar Funds (as determined in the Investment Manager’s discretion);

•

the term “Portfolio Entity” refers, individually and collectively, to any entity owned, directly or indirectly through subsidiaries, by BXHF or Other Blackstone Accounts, including as the context requires, portfolio companies, holding companies, special purpose vehicles and other entities through which investments are held, including Underlying Investment Vehicles (as defined below);

i

•	the term “Sponsor” refers to, as the context or applicable law requires, individually and collectively, the General Partner and the BXHF Managers;

•

the term “Transactional NAV” refers to the price at which transactions in the Fund’s Units (as defined below) are made, calculated in accordance with the Valuation Policy (as defined below). Unless the context requires otherwise, references herein to “net asset value” or “NAV” shall refer to Transactional NAV; and

•

the term “Unitholders” refers to holders of our limited partnership units (the “Units”). There are three classes of Units available to investors through the Fund: Class S (“Class S” or the “Class S Units”), Class D (“Class D” or the “Class D Units”) and Class I (“Class I” or the “Class I Units”) (each, a “Class”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer of BXHF or any other Blackstone fund and an offering may only be made by the Fund’s private placement memorandum. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, executive officers, and principal unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

FORWARD-LOOKING STATEMENTS; RISK FACTOR SUMMARY

This Registration Statement may contain forward-looking statements, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “will,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Potential investors should not rely on these statements as if they were fact. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

References herein to “expertise” or any party being an “expert” are based solely on the belief of Blackstone, are intended only to indicate proficiency as compared to an average person and in no way limit any exculpation provisions or alter any standard of care applicable to Blackstone. Additionally, any awards, honors, or other references or rankings referred to herein with respect to Blackstone or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors, or other references or rankings given to others and not received by Blackstone and/or any investment professional of Blackstone.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. A summary of the principal risk factors that make investing in our securities risky and might cause our actual results to differ is set forth below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.

•

Although the investment professionals of the Sponsor and Blackstone have extensive investment experience generally, including extensive experience operating and investing for Blackstone’s Multi-Asset Investing Division (as defined below), as of the date of this Registration Statement, BXHF has not commenced operations and has no operating history. The Sponsor cannot provide assurance that it will be able to successfully implement BXHF’s investment strategy, or that Investments (as defined below) made by BXHF will generate expected returns.

•	This is a “blind pool” offering and thus you will not have the opportunity to evaluate our future investments before we make them.

•

We do not intend to list our Units on any securities exchange, and we do not expect a secondary market in our Units to develop. In addition, there are limits on the ownership and transferability of our Units. For example, we may restrict transfers that would violate the 1933 Act, any state securities laws or other applicable laws, cause us to lose our status as a partnership under the Code (as defined below) or become required to register under the 1940 Act (as defined below). As such, we can be described as illiquid in nature.

•

In accordance with the Partnership Agreement (as defined below), we expect to implement a redemption plan for the Units (the “Redemption Plan”), but there is no guarantee we will be able to make such redemptions. Furthermore, if we do make such redemptions, only a limited number of Units will be eligible for redemption and redemptions will be subject to available liquidity and other significant restrictions. This means that an investment in our Units will be more illiquid than other investment products or portfolios. In addition and subject to limited exceptions, any redemption request

of Units that have not been outstanding for at least one year will be subject to an early redemption deduction equal to    % of the value of the Units being redeemed (calculated as of the Redemption Date (as defined below)) (the “Early Redemption Deduction”).

•	An investment in our Units is not suitable for you if you need ready access to the money you invest.

•

Unitholders are not entitled to nominate or vote in the election of the Fund’s directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors (as defined below).

•

The Partnership Agreement designates courts in the State of Delaware or, to the extent subject matter jurisdiction exists, the federal district courts of the United States in the State of Delaware as the exclusive forum for actions or proceedings related to the Partnership Agreement or federal securities laws and the rules and regulations thereunder, which could limit our Unitholders’ ability to obtain a favorable judicial forum.

•

The purchase and redemption price for our Units will be based on our Transactional NAV, calculated in accordance with the Valuation Policy that has been approved by the Board of Directors, and are not based on any public trading market. While there will be independent valuations of certain of our Investments (as defined below) from time to time, the valuation of our Investments is inherently subjective and our NAV may not accurately reflect the actual price at which our Investments could be liquidated on any given day.

•

The acquisition of Investments may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•

BXHF’s investment activities are affected by general economic and market conditions, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency exchange controls and other applicable laws and regulations, trade barriers, technological developments and national and international political, environmental and socioeconomic circumstances. Identifying, closing and realizing attractive Investments that fall within BXHF’s investment mandate is highly competitive and involves a high degree of uncertainty.

•

While BXHF’s portfolio is generally expected to be well-diversified across the Investment Strategies (as defined below), BXHF’s Investments may be concentrated at any time in a limited number of sectors, geographies or investments, and, as a consequence, may be more substantially affected by the unfavorable performance of even a single Investment as compared to a more diversified portfolio.

•

We are dependent on the Sponsor to conduct our operations, as well as the persons and firms the Sponsor retains to provide services on our behalf. The Sponsor will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Blackstone Accounts, the allocation of time of its investment professionals and the substantial fees that we will pay to the Sponsor.

Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in our other periodic filings. The forward-looking statements speak only as of the date of this Registration Statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

ITEM 1.	BUSINESS

(a) General Development of Business

Blackstone Multi-Strategy Hedge Fund L.P. (the “Fund”) forms a part of BXHF, an investment program designed to offer eligible individuals and other investors access to Blackstone’s multi-asset investing division (the “Multi-Asset Investing Division” or “BXMA”). Our general partner, Blackstone Alternative Asset Management Associates LLC, a Delaware limited liability company (previously defined as the “General Partner”), our investment manager, Blackstone Alternative Asset Management L.P., a Delaware limited partnership (previously defined as the “Investment Manager”), and our sub-investment manager, Blackstone Alternative Solutions L.L.C., a Delaware limited liability company (previously defined as the “Affiliated Sub-Investment Manager” or “BAS,” together with the Investment Manager, the “BXHF Managers” and the BXHF Managers together with the General Partner, the “Sponsor”), are affiliates of Blackstone Inc. (“Blackstone”).

We expect to conduct a continuous private offering of our Units in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder). BXHF is structured as a perpetual-life strategy, with monthly, fully funded subscriptions and periodic redemptions.

(b) [Reserved]

(c) Description of Business

The Fund — Blackstone Multi-Strategy Hedge Fund L.P.

The Fund, a limited partnership, was formed on October 28, 2025 under the laws of the State of Delaware. We are a private fund exempt from registration under the 1940 Act pursuant to Section 3(c)(7) of the 1940 Act. Our investment objective is to generate attractive long term risk-adjusted returns across market cycles. The Fund aims to balance growth and preservation of capital, and seeks to produce an attractive return with low volatility and low sensitivity to traditional assets such as stocks and bonds. We will seek to meet our investment objective by investing dynamically in liquid and semi-liquid opportunities across four strategies: credit, equities, special situations and trading (collectively, the “Investment Strategies”), each of which is expected to have several underlying sub-strategies. The Fund is expected to be well-diversified across the Investment Strategies as well as sub-strategies and liquidity horizons. See “—Investment Strategies” and “—Investment Process Overview” below for information regarding the Fund’s process for identifying investments.

As of the date of this Registration Statement, we have not yet commenced investment operations and activities and, as a result, we currently do not hold any interests in any Investments and have not generated any revenues. Over the next twelve months, we intend to commence the private offering and begin investment operations. In addition, as described further below, we expect a subsidiary of Blackstone to agree to acquire certain investments on behalf of BXHF. Further, it is expected that BXHF will agree to acquire, and such subsidiary has agreed to transfer, such investments on the terms described in the Warehousing Agreement (as defined below) following such time as BXHF has sufficient capital to acquire such investments. See “Item 1A. Risk Factors—Potential Conflicts of Interest—Syndication; Warehousing” for more information. See also “—Investment Process Overview” below for information regarding the Fund’s process for identifying, evaluating and monitoring investments.

Overview of Blackstone and Blackstone’s Multi-Asset Investing Division

The Fund combines its flexible investment mandate with the scale of Blackstone, the world’s largest alternative asset manager. Blackstone’s size and scope provides valuable data-driven insights, with total assets under management of more than $1.2 trillion and approximately 5,200 employees at our headquarters in New

York and around the world as of September 30, 2025. Blackstone seeks to utilize its global expertise and presence to create positive economic impact and long-term value for its investors, the companies in which it invests, and the communities in which it works. Blackstone does this by employing extraordinary individuals and leveraging flexible capital to help companies solve problems. Blackstone’s asset management businesses include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic investments, non-investment grade credit, real assets and secondary funds, all on a global basis. BXHF seeks to leverage these insights1 across the full spectrum of its investment strategy, including portfolio positioning, idea generation, a deep fundamental investment process, and risk management.

Blackstone’s Multi-Asset Investing Division manages a diversified platform of businesses, including a multi-strategy platform (“Multi-Strategy”), an absolute return platform (“Absolute Return”), a portfolio management platform (“Total Portfolio Management”) and a public market real assets and energy infrastructure platform (“Public Infrastructure”). As of September 30, 2025, BXMA managed $93 billion in assets. Through its focus on clients’ goals, a rigorous due-diligence process and access to Blackstone’s global insights,1 BXMA strives to generate attractive risk-adjusted returns across market cycles while preserving capital during stressed market environments.

Investment Strategies

We will employ Blackstone’s unconstrained approach to multi-asset investing, which deploys capital across all asset classes in both public and private markets.

Our investment strategy will employ the full breadth of Blackstone’s Multi-Asset Investing Division, including the following Investment Strategies and sub-strategies within the Multi-Strategy and Absolute Return platforms:

The Investment Strategies and sub-strategies are expected to be executed using fundamental, quantitative, systematic, and other techniques.

BXHF expects to invest and trade, on margin and otherwise, directly and indirectly in a wide variety of securities, assets and instruments, including, without limitation, individual stock listings and other equity securities, debt, debt-related instruments, currencies, commodities, and financial instruments, including for hedging purposes, such as futures contracts, options, swaps and other derivative instruments (collectively, “Investments”), pursuant to the investment discretion of the BXHF Managers. Certain Investments will also be sourced and/or managed by other investment managers, general partners, advisors and other partners (each, an “Underlying Manager”), including through investments in private investment funds and other investment vehicles and separately managed accounts managed by Underlying Managers. Certain Underlying Managers are expected to be affiliates of the BXHF Managers. The private investment funds, other investment vehicles and separately managed accounts managed by the BXHF Managers and the Underlying Managers, as applicable, through which the Fund expects to make Investments are collectively referred to as the “Underlying Investment Vehicles.”

[1]	Subject to Blackstone’s Information Walls Policy.

BXHF’s Investments will also include money market instruments, cash and cash equivalents to facilitate capital deployment and provide an additional potential source of liquidity.

BXHF expects, but is not obligated, to engage directly and indirectly through the Underlying Investment Vehicles in hedging transactions for the purpose of efficient portfolio management. The Sponsor will review the hedging policy of BXHF from time to time depending on movements and projected movements of the relevant currencies and interest rates and the availability of cost-effective hedging instruments for BXHF at the relevant time.

We will make certain Investments by investing in or alongside Other Blackstone Accounts, subject to the terms and conditions of our and such Other Blackstone Accounts’ governing documents.

BXHF Fund Program

The Fund, Aggregator and any Parallel Funds together form BXHF, a multi-strategy investment program. BXHF may invest alongside one or more vehicles with substantially similar investment objectives and strategies (such vehicles as determined in the Investment Manager’s sole discretion, “Other Similar Funds”). While these Other Similar Funds would be operated as distinct investment structures, they would be expected to have highly overlapping investment portfolios and would together with BXHF form the “BXHF Fund Program.”

The Investment Manager, the General Partner and the Affiliated Sub-Investment Manager

The Fund expects to enter into the investment management agreement (the “Investment Management Agreement”) with Blackstone Alternative Asset Management L.P. (previously defined as the “Investment Manager”) and an amended and restated limited partnership agreement, as may be amended and restated from time to time (the “Partnership Agreement”), with Blackstone Alternative Asset Management Associates LLC (previously defined as the “General Partner”), pursuant to which the Sponsor will manage the Fund on a day-to-day basis.

Overall responsibility for BXHF’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors. See “—The Board of Directors” and “—Partnership Agreement” below for further information.

The General Partner will delegate the portfolio management function regarding BXHF to the Investment Manager. The Investment Manager will have discretion to make Investments on behalf of BXHF.

The Investment Manager expects to enter into a sub-investment management agreement (the “Sub-Investment Management Agreement”) with Blackstone Alternative Solutions L.L.C. (previously defined as the “Affiliated Sub-Investment Manager” or “BAS” and together with the Investment Manager, the “BXHF Managers”) pursuant to which the Investment Manager expects to delegate the portfolio management function for a portion of BXHF’s Investments to the Affiliated Sub-Investment Manager. BXHF will not pay the Affiliated Sub-Investment Manager a separate fee in consideration of its services pursuant to the Sub-Investment Management Agreement.

The Investment Manager, a Delaware limited partnership, and the Affiliated Sub-Investment Manager, a Delaware limited liability company, each have a business address at 345 Park Avenue, New York, NY 10154, United States of America. Each of the BXHF Managers is registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”). The BXHF Managers will be responsible for initiating, structuring, and negotiating BXHF’s Investments. In addition, the BXHF Managers will actively manage and monitor each Investment, as applicable, to seek to maximize the value of each Investment.

Each of the Investment Manager, General Partner and Affiliated Sub-Investment Manager is an affiliate of Blackstone and, as such, our Investment Manager, General Partner and Affiliated Sub-Investment Manager have access to the broader resources of Blackstone, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest and information walls.

For information related to fees of the General Partner, the Investment Manager and Affiliated Sub-Investment Manager, see “—Compensation of the Sponsor.”

The Underlying Managers

In addition to BXHF making Investments directly or indirectly through Underlying Investment Vehicles pursuant to the investment discretion of the BXHF Managers, BXHF expects to make Investments through Underlying Investment Vehicles managed by Underlying Managers. Further, the BXHF Managers will, from time to time, delegate the portfolio management function for a portion of BXHF’s Investments to other affiliated and unaffiliated Underlying Managers. For any separately managed account or similar investment with an Underlying Manager, the BXHF Managers (i) will have the ability to determine the portion of BXHF’s Investments that will be managed by each Underlying Manager and (ii) may determine to retain and/or delegate investment-level discretion for the portion managed by each Underlying Manager within agreed upon investment guidelines.

To the extent that the BXHF Managers delegate portfolio management of a portion of BXHF’s Investments to unaffiliated Underlying Managers, BXHF will bear its pro rata share of management fees and performance-based allocations or fees charged or applied by such unaffiliated Underlying Managers in respect of their respective Underlying Investment Vehicles, in addition to fees charged at the BXHF level (i.e., there will be “double fees” involved in making an investment in an Underlying Investment Vehicle through BXHF which would not arise if the Unitholder were to invest in the Underlying Investment Vehicle directly, because the Sponsor and its affiliates will receive fees with respect to the management of BXHF, on the one hand, and the Underlying Manager will receive additional fees with respect to the management of such Underlying Investment Vehicles, on the other hand), which will increase the amount of expenses borne by BXHF (and indirectly by Unitholders) and reduce returns. In connection with investments in Underlying Investment Vehicles managed by Underlying Managers that are affiliated with the BXHF Managers, BXHF is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation that may be otherwise charged or applied by such affiliated Underlying Managers, except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar, or waived to create a single level of fees to the Sponsor, in the General Partner’s sole discretion.

BXHF will directly or indirectly bear other expenses in connection with an investment in an Underlying Investment Vehicle, including any investment related expenses and expenses paid to affiliates of the Sponsor, administrative expenses and other expenses included in the definition of Fund Expenses below as applicable to such Underlying Investment Vehicle (to the extent applicable).

For further information related to fees at multiple levels of BXHF, see “Item 2. Financial Information— Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Fees at Multiple Levels.”

BXHF Structure

The following chart shows our current structure as well as our relationship with the General Partner and the BXHF Managers.

Blackstone Alternative Asset Management L.P.
US Taxable Investors
US Tax Exempt Investors & Non-US Investors from US Distributors
Blackstone Alternative Asset Management Associates LLC
Non-US Investors from Non-US Distributors
Blackstone Multi-Strategy Hedge Fund L.P. (Delaware)
BXHF L.P. (Cayman)
BXHF Aggregator L.P. (Cayman)
Multi-Strategy Investments
Investors
Fund Entities
GP and Investment Manager
Investments
Investment Management Fee
Performance Participation Allocation

Market Opportunity

BXHF believes that multi-asset investing presents a compelling market opportunity due to certain defining characteristics:

•	Unconstrained Mandate: Multi-strategy investing allows for investments in liquid and semi-liquid opportunities across asset classes in both public and private markets.

•	Cross-Asset Portfolio: Multi-strategy investing provides investors with exposure to multiple asset classes, including credit, equities, special situations and trading.

•	Consistent Returns: Multi-strategy investing seeks to provide consistent returns with low sensitivity to the broader credit and equity markets.

•	Diversifying Returns: Multi-strategy investing targets returns that exhibit low sensitivity to common credit and equity benchmarks.

The Board of Directors

Overall responsibility for BXHF’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors (the “Board of Directors” or “Board”). The Board is responsible for overseeing our periodic reports under the Exchange Act, certain situations involving conflicts of interest related to the Sponsor in accordance with the provisions of the Partnership Agreement and any policies of the General Partner, the suspension of (a) the calculation of the NAV, (b) the ongoing offering of Units or (c) the Fund’s Redemption Plan, and any material modification to (x) the valuation policy adopted for BXHF (the “Valuation Policy”) and (y) the Redemption Plan.

The Board of Directors is currently composed of one member. Prior to the date on which BXHF first accepts third-party investors and commences investment operations (the “Initial Closing Date”), a majority of the Board of Directors is expected to consist of directors who will be independent of BXHF and its Sponsor (the “Independent Directors”); provided that, if an Independent Director departs the Board of Directors by reason of death, disqualification, removal or resignation or ceases to be an Independent Director, this requirement will be suspended for a period not to exceed 90 days. The status of an Independent Director under our Partnership Agreement will be determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other standards as determined by the General Partner in its reasonable discretion. The General Partner may appoint additional directors to the Board from time to time; provided that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. The General Partner shall have the right to change or replace any Independent Director for cause (as defined in the Partnership Agreement) and any director other than an Independent Director with or without cause. Unitholders are not entitled to nominate or vote in the election of the Fund’s directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board and “Item 11. Description of Registrant’s Securities to be Registered” for further information regarding the rights of Unitholders.

The Fund will have an audit committee (the “Audit Committee”), which will be composed solely of Independent Directors. The Audit Committee will be responsible for selecting our independent registered public accounting firm and approving our financial statements, among other matters. The Board may form additional committees from time to time.

BXHF Management Agreements

The Investment Manager will provide management services to BXHF pursuant to the Investment Management Agreement, and the Affiliated Sub-Investment Manager will provide management services to BXHF pursuant to the Sub-Investment Management Agreement (together with the Investment Management Agreement, the “BXHF Management Agreements”). Under the terms of the applicable BXHF Management Agreement, the Investment Manager and the Affiliated Sub-Investment Manager are responsible for the following, among other things, as applicable:

•	researching, evaluating, selecting and monitoring the direct Investments;

•	identifying, evaluating, selecting and monitoring the Underlying Managers;

•

investing the assets of the Fund in direct Investments and otherwise committing the assets of the Fund to the management of the Underlying Managers, including through the Underlying Investment Vehicles;

•	furnishing a continuous investment program for the Fund and determining from time to time the direct Investments and Underlying Investment Vehicles to be purchased, retained, redeemed or sold;

•	arranging and coordinating the services of other professionals and consultants, including Blackstone; and

•

providing such other services as the General Partner may, from time to time, delegate to the Investment Manager, consistent with the terms of the Investment Management Agreement, and as the Investment Manager may, from time to time, delegate to the Affiliated Sub-Investment Manager, consistent with the terms of the Sub-Investment Management Agreement.

The BXHF Managers’ services under their respective BXHF Management Agreement are not exclusive, and each BXHF Manager furnishes similar services to other entities.

As described above, it is expected that the BXHF Managers will delegate to Underlying Managers certain portfolio management functions, including those set forth above, in each case pursuant to the terms of their respective BXHF Management Agreement.

For the avoidance of doubt, the management, policies and operations of the Fund shall be the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement. See “—Partnership Agreement” below for further information.

Compensation of the Sponsor

Management Fee

In consideration for its investment management services, the Investment Manager will be entitled to receive a management fee (the “Management Fee”) payable by BXHF directly or indirectly through an Intermediate Entity equal to, in the aggregate,    % of BXHF’s NAV per annum. The Management Fee will be accrued monthly and payable quarterly, before giving effect to any accruals for the Management Fee, the Servicing Fee (as defined below), the Administration Fee (as defined below), the Performance Participation Allocation (as defined below), pending Aggregator Unit redemptions or distributions, if any, and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which BXHF indirectly invests in an Investment (or any comparable entities of Other Blackstone Accounts in which BXHF directly or indirectly participates) or taxes paid by any such entity during the applicable month. The Fund and any Parallel Funds will each be obligated to pay (without duplication) its proportional share of the Management Fee paid based on its proportional interest in the Aggregator.

The Investment Manager may elect to receive the Management Fee in cash, Units and/or shares or units of Lower Entities. If the Management Fee is paid in Units, such Units may be redeemed quarterly at the Investment Manager’s request and will be subject to the volume limitations of the Redemption Plan but not the Early Redemption Deduction.

Performance Participation Allocation

The General Partner will be allocated a performance participation (the “Performance Participation Allocation”) by BXHF directly or indirectly through an Intermediate Entity equal to    % of Total Return subject to a    % annual Hurdle Amount and a High Water Mark with    % Catch-Up (each as defined below). Such allocation will be measured on a calendar year basis, be paid quarterly and accrued monthly (subject to pro-rating for partial periods). For the first calendar year of the Fund’s operations the allocation will be paid at the end of such first calendar year and thereafter the allocation will be paid quarterly. The Fund, and any Parallel Funds will each bear (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Aggregator. For further information regarding the Performance Participation Allocation (as defined herein), see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Performance Participation Allocation” below.

Administration Fee

In consideration for its administrative services to BXHF, the Investment Manager will be entitled to receive an administration fee (“Administration Fee”) payable by BXHF directly or indirectly through an Intermediate Entity, equal to, in the aggregate,     % of BXHF’s NAV per annum accrued monthly and payable quarterly, before giving effect to any accruals for the Management Fee, the Servicing Fee, the Administration Fee and the Performance Participation Allocation, pending Aggregator Unit redemptions or distributions, if any, and without taking into account accrued and unpaid taxes of any Intermediate Entity (including corporations) through which BXHF indirectly invests in an Investment (or any comparable entities of Other Blackstone Accounts in which BXHF directly or indirectly participates) or taxes paid by any such entity during the applicable month. The Fund and any Parallel Funds will each be obligated to pay (without duplication) its proportional share of the Administration Fee based on its proportional interest in the Aggregator. The Administration Fee will include BXHF’s proportional share of any administrative services provided to any consolidated Underlying Investment Vehicle, but will be separate from and additional to the Management Fee and any Fund Expenses (including administrative expenses incurred in connection with Investments, Portfolio Entities and the middle- and back-office services provided by Arcesium (as defined below)).

The Investment Manager expects to engage a third-party administrator on behalf of the Fund (the “Administrator”) to provide certain administrative services. The fees, costs and expenses for such administrative services performed by the Administrator will be payable by the Investment Manager out of its Administration Fee.

For further information regarding the reimbursement of the costs and expenses incurred by the Sponsor, as applicable, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Fund Expenses” below for further information.

Partnership Agreement

Blackstone Alternative Asset Management Associates LLC, a Delaware limited liability company, is our General Partner. Overall responsibility for BXHF oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors with respect to our periodic reports under the Exchange Act and certain situations involving conflicts of interest. Without limitation, and subject to the terms of the Partnership Agreement, the General Partner is responsible for and authorized with the following, without any approval of any Unitholder or other person:

•	the management and operation of the Fund;

•	any and all of the objects and purposes of the Fund;

•	to perform all acts and enter into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;

•	selecting, approving, making and managing Investments, including through Underlying Investment Vehicles, generally, including in or alongside any Other Blackstone Accounts;

•	making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of Investments, including through Underlying Investment Vehicles; and

•	directing the formulation of investment policies and strategies for the Fund.

Additionally, if it considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring or other operational requirements of BXHF or of certain current or prospective Unitholders, the General Partner or any of its affiliates may, in its sole discretion, cause BXHF to hold certain investments directly or indirectly through (i) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each, a “Corporation”) or (ii) one or more limited liability companies or limited partnerships (each, a “Lower Entity,” and together with any Corporation, “Intermediate Entities”). Management Fees, Administration Fees and Performance Participation Allocations (each as described herein) may be paid or allocated, as applicable, in whole or in part, at the level of BXHF or any such Intermediate Entity and will generally not take into account accrued and unpaid taxes of any Corporation during the applicable period.

The General Partner or any of its affiliates, in its sole discretion, may also establish, or direct the establishment of, one or more feeder vehicles (in addition to any Parallel Funds), to invest through the Fund (each, a “Feeder Vehicle”) if it considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring or other operational requirements of BXHF or of certain current or prospective Unitholders. The Unitholders in a Feeder Vehicle (including any Parallel Funds) will indirectly bear a portion of the Management Fee and Administration Fee paid by the Fund, but such expenses will not be duplicated at the Parallel Fund level.

Investment Process Overview

BXHF expects to benefit from an investment committee that is composed of some of the most senior and experienced investment professionals at Blackstone (the “BXHF Investment Committee”).

The BXHF Investment Committee’s primary responsibility will be to determine allocations across the Fund’s strategies and sub-strategies. The BXHF Investment Committee will rely upon the decisions of, or delegate approval to, BAS’ investment committee and BXMA’s Absolute Return investment committee, or a subset thereof, including certain authorized principals of the BXHF Managers, including the Chief Investment Officer of the BXMA Multi-Strategy platform, or the Underlying Managers to invest the Fund’s assets under management on a discretionary basis. The BXHF Investment Committee may, from time to time, review certain direct Investments as deemed appropriate by the General Partner. There is significant overlap between BXHF’s Investment Committee, BAS’ investment committee and BXMA’s Absolute Return investment committee.

The BXHF Investment Committee will on a regular basis and on an ad hoc basis as it deems necessary or appropriate, review the portfolio and risk profile of the Investments (including any Investments approved by BAS’ investment committee, BXMA’s Absolute Return investment committee and/or certain authorized principals of the BXHF Managers).

BXHF will leverage the various investment, asset management, portfolio operations, finance, and legal and compliance professionals located around the globe providing expertise to the Multi-Asset Investing Division. For further information regarding the BXHF Investment Committee, see “Item 5. Directors and Executive Officers—Committees—BXHF Investment Committee.”

At the core of Blackstone’s investment strategy is a rigorous investment origination, selection and investment decision process with considerable emphasis on monitoring and reporting the performance of the ongoing investment portfolio. Our investment review and monitoring process—from the initial identification of an investment opportunity to the final investment decision, through to ultimate monetization—is a disciplined approach designed to screen out transactions with excessive risk, actively monitor investments and capitalize on opportunities to generate attractive, risk-adjusted returns. The following is a general outline of our investment process for investments that are brought to the BXHF Investment Committee (or BAS’ investment committee and/or BXMA’s Absolute Return investment committee, as applicable):

For the avoidance of doubt, not all investments will be brought to the BXHF Investment Committee (or BAS’ investment committee and/or BXMA’s Absolute Return investment committee, as applicable) because a portion of BXHF’s investment strategy will be delegated to certain authorized principals of the BXHF Managers, including the Chief Investment Officer of the BXMA Multi-Strategy platform, and Underlying Managers to invest BXHF’s assets under management on a discretionary basis.

Sourcing

The Multi-Strategy platform of BXMA enjoys robust sourcing and idea selection that spans its dedicated internal investment team and the broader Blackstone ecosystem. The Absolute Return platform of BXMA sources a wide range of direct investments and investments in other investment vehicles and separately managed accounts through its network of third-party managers. There are three primary channels through which the team identifies potential investments:

•

Direct investment team: The investment team benefits from decades of investment experience across asset classes in both public and private markets and enjoys deep relationships within the buy-side and sell-side community.

•

Blackstone ecosystem: The team collaborates with Blackstone’s other business units, including, for example, the Private Equity or Credit and Insurance groups, and may tap into research capabilities that enable the expression of high conviction BX investment themes. There are also cross-firm co-investment opportunities that arise due to the flexible nature of the Fund’s capital.

•

BXMA ecosystem insights: The team benefits from the Fund’s position within BXMA’s $93 billion Multi-Asset Investing Division whereby the team leverages manager relationships on the Absolute Return platform for investment themes and ideas to negotiate customized strategies and investment structures.

Due Diligence

Sourced opportunities are vetted by the Multi-Strategy team or the Absolute Return team, as applicable. The BXMA underwriting process typically assesses both business quality and investment quality, and when appropriate the team endeavors to consult and engage experts from across Blackstone in understanding each dimension of a potential investment. Business quality considerations include, but are not limited to, competitive advantage, revenue growth, market share defensibility, unit economics, margin sustainability, revenue visibility, obsolescence risk, customer concentration and management. Investment quality considerations include, but are not limited to, valuation, structure, governance, liquidity and value creation catalysts. The investment teams have a wide variety of diligence tools, including but not limited to financial modeling, independent consultants, market research and data-driven insights from the Blackstone ecosystem. An investment team may also leverage the expertise of specialists within BXMA, Blackstone1 and external service providers to assess any structural, operational, tax, regulatory or other risks associated with the investment.

Monitoring / Value Creation

The BXHF Managers will oversee BXHF’s portfolio on an ongoing basis. We seek to control risk in a number of ways that may include diversification across investment strategies, underlying instruments, geography and the expected maturity or holding periods of positions; hedging of foreign exchange, equity beta, interest rate and credit spread exposure; selective use of leverage; risk analysis; and operational controls. A central element of the Investment Manager’s risk management effort is its monitoring and reporting process. This process involves conducting frequent reviews of each direct Investment and conducting meetings and/or calls with representatives of portfolio companies or Underlying Managers in which BXHF directly or indirectly invests. To the extent any Investment is underperforming, the Investment Manager will consider its ability to positively influence the performance of that Investment, opportunities to mitigate losses, and/or its ability to cause BXHF to exit such Investment.

Each strategy and its underlying investments are monitored regularly to account for market-driven and idiosyncratic changes, with the team continually monitoring the ongoing risk-reward profile. Using proprietary tools, investment teams produce regular updates to keep the senior BXHF leadership informed of position-level developments.

Prior to investing BXHF’s assets with any Underlying Manager, the BXHF Managers and/or their affiliates screen the Underlying Manager and may establish agreed upon investment guidelines and other terms. In particular, the BXHF Managers generally seek to measure and monitor risks relating to the Investments and the

Underlying Managers and their respective Underlying Investment Vehicles, as applicable. The amount and quality of risk due diligence, measurement and monitoring is dependent on access to the portfolios and risk management systems (if any) of the Underlying Managers.

Competition

BXHF’s investment mandate is highly competitive and involves a high degree of uncertainty. We believe that Blackstone’s successful track record across multiple asset class investments, the ability to leverage Blackstone’s global deal sourcing network and Blackstone’s ability to navigate complex multi-stakeholder processes provide BXHF with a competitive edge. The Sponsor will compete for the acquisition of Investments with many other investors, some of which may have greater resources than the Fund. Such competitors may include other investment funds, as well as individuals, financial institutions and other institutions. Further, over the past several years, an ever-increasing number of investment funds have been formed (and many existing funds have grown in size). Additional funds with similar investment objectives may be formed in the future by other unrelated and/or related parties. The availability of investment opportunities generally will be subject to market conditions, as well as, in some cases, the prevailing regulatory or political climate. In addition, certain Other Blackstone Accounts that have investment strategies that are adjacent to or overlap with those of the BXHF Fund Program (whether now in existence or subsequently established). Blackstone and certain Other Blackstone Accounts may share and/or receive priority with respect to certain investment opportunities or receive allocations of investments otherwise appropriate for the BXHF Fund Program (including, for example, Other Blackstone Accounts advised and/or managed by the Investment Manager or BAS). See “—Allocation of Investment Opportunities and Capacity” for more information of allocations of investments among the BXHF Fund Program and Other Blackstone Accounts.

Material Conflicts of Interest

We are subject to certain conflicts of interest arising out of our relationship with Blackstone, including the Sponsor and its affiliates. Certain members of the Board of Directors are also executives of Blackstone and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of the Partnership Agreement, the terms and conditions of the Investment Management Agreement, or the policies and procedures adopted by the Board of Directors, General Partner, the BXHF Managers, Blackstone and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest, or that the Sponsor will identify or resolve all conflicts of interest in a manner that is favorable to us, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them. Certain transactions between us and Blackstone or its affiliates are subject to approval by our Independent Directors. Some examples of conflicts of interest that may arise by virtue of our relationship with Blackstone include transactions with Other Blackstone Accounts and other affiliates, allocation of investment opportunities, investments in different levels or classes of an issuer’s securities, related financing counterparties, broken deal expenses and affiliated service providers.

See “Item 1A. Risk Factors—Potential Conflicts of Interest” including “—Allocation of Investment Opportunities and Capacity,” “—Co-Investment,” “—Financial Interests in Underlying Managers,” “—Conflicts Involving Other Blackstone Accounts,” “—Service Providers, Vendors and Other Counterparties Generally,” and “—Other Activities of the Underlying Managers” for more information on the conflicts of interest we may face.

Allocation of Investment Opportunities

BXHF may invest alongside Other Similar Funds that form part of the BXHF Fund Program. While these Other Similar Funds will be operated as distinct investment structures, they are expected to have highly overlapping investment portfolios. As a result, certain conflicts may arise between BXHF and Other Similar Funds with respect to the allocation of investment opportunities. Investment opportunities will be allocated between BXHF and Other Similar Funds in accordance with Blackstone’s policies and procedures, which generally provide that allocations are determined on a basis that the Sponsor believes to be fair and reasonable in its sole discretion, which typically will be pro rata, subject to the following considerations (among others): (a) any applicable investment strategies, mandates, objectives, focus, parameters, guidelines, limitations, liquidity positions and requirements of BXHF and Other Similar Funds; (b) available capital of BXHF and Other Similar Funds; and (c) legal, tax, accounting, regulatory and any other considerations deemed relevant by the Sponsor, including, without limitation, the considerations described in “Item 1A. Risk Factors—Potential Conflicts of Interest—Allocation of Investment Opportunities and Capacity.”

Additionally, because the BXHF Fund Program invests across the Multi-Asset Investing Division, it is expected that its investment strategy will overlap with the investment strategies of Other Blackstone Accounts that are actively investing and similarly overlap with future Other Blackstone Accounts. In certain circumstances, such Other Blackstone Accounts are expected to have a priority over the Fund in respect of particular investment opportunities. Blackstone seeks to allocate investment opportunities among the Fund and Other Blackstone Account in a manner that, over time, is on a fair and equitable basis and has established written allocation policies and procedures to guide the determination of such allocations. If an investment opportunity is appropriate for the BXHF Fund Program and one or more Other Blackstone Accounts, the Investment Manager and/or the Affiliated Sub-Investment Manager, as applicable, and Blackstone will determine allocations of such opportunity in their sole discretion in accordance with such written allocation policies and procedures, taking into account various criteria, including, but not limited to: available capacity; targeted investment/sale size; investment strategies, target returns, objectives and time horizon; the extent of involvement of the respective teams of investment professionals dedicated to the respective clients in sourcing and underwriting the investment; legal and regulatory restrictions; investment guidelines/restrictions; investment liquidity levels; available capital; fund/relationship size; investment type, geographic focus, asset class, sector and anticipated hold period; the relative risk/return profile of the investment; relation to existing investments in a fund or client account, if applicable (e.g., “follow on” to existing investment or same security as existing investment); avoidance of odd lots or excessive transaction costs relative to the size of a client’s participation; tax, accounting and operational considerations; diversification considerations and other portfolio or market risk factors; volatility and leverage considerations; need to rebalance positions held in an investment due to capital infusions or redemptions; contractual arrangements with clients (including with Other Blackstone Accounts); and ability to employ, availability, timing of and form of leverage, hedging, derivatives, credit facilities, syndication strategy or other similar strategies in connection with acquiring, holding or disposing of the investment.

Investment opportunities can be allocated other than on a pro rata basis where Blackstone reasonably determines another equitable allocation is appropriate in light of one or more relevant factors affecting the BXHF Fund Program and Other Blackstone Accounts. It should not be assumed that an investment opportunity that may be appropriate for the BXHF Fund Program will necessarily be offered to the BXHF Fund Program. Moreover, the application of the allocation policies and procedures may result in the BXHF Fund Program receiving the entire allocation of certain opportunities, a smaller allocation of certain opportunities, not receiving an allocation and/or no longer receiving future allocations of certain opportunities. The manner in which available capital and demand of BXHF is determined may differ from, or subsequently change with respect to, Other Blackstone Accounts. The amounts and forms of leverage utilized for investments will also be determined by the Sponsor and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to BXHF or Other Blackstone Accounts may adversely impact the allocation of particular investment opportunities. There is no assurance that any conflicts arising out of the foregoing will be resolved in favor of BXHF. Blackstone is entitled to amend its policies and procedures at any time without prior notice or BXHF’s consent.

Leverage

BXHF may utilize leverage, incur indebtedness and provide other credit support for any purpose, including to fund all or a portion of the capital necessary for an Investment and leverage may be used more heavily by certain investment strategies particularly during the ramp up period. BXHF will not incur indebtedness, directly or indirectly, that would cause the Leverage Ratio (as defined below) to be in excess of 30% (the “Leverage Limit”); provided, that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an investment). Additionally, BXHF may incur additional indebtedness for borrowed money that causes the Leverage Ratio to exceed 30% to the extent (a) the General Partner expects at the time of each such incurrence that the Leverage Ratio shall be reduced to less than or equal to 30% within nine months from the date the Leverage Ratio initially exceeded 30% and (b) a majority of the Independent Directors approve such additional indebtedness as being in the best interests of BXHF.

“Leverage Ratio” means, on any date of incurrence of any such indebtedness, the quotient obtained by dividing (a) Aggregate Net Leverage (as defined below) by (b) the aggregate month-end values of BXHF’s Investments, plus the value of any other assets (such as cash on hand), as determined in accordance with BXHF’s Valuation Policy.

“Aggregate Net Leverage” means (a) the aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of BXHF minus (b) cash and cash equivalents of BXHF minus, without duplication, (c) cash used in connection with funding a deposit in advance of the closing of an Investment and working capital advances.

For purposes of determining Aggregate Net Leverage, the General Partner shall use the principal amount of borrowings, and not the valuations of BXHF’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents. BXHF’s assets or any part thereof, including any accounts of BXHF, may be pledged in connection with any credit facilities or borrowings. For the avoidance of doubt, the Leverage Limit does not apply to (i) indebtedness incurred by an Intermediate Entity (including, for the avoidance of doubt, the Aggregator) or Underlying Investment Vehicles that is non-recourse to the Fund, (ii) refinancings of existing borrowings, (iii) guarantees of indebtedness, (iv) “bad boy” guarantees or other credit support obligations or (v) other related liabilities that are not recourse indebtedness for borrowed money (such as certain preferred equity issuances or margin loans) and accordingly, our leverage including these transactions may exceed the Leverage Limit. See “Item 1A. Risk Factors—Leverage,” including “—Margin Borrowing,” for more information on the risks associated with our leverage and Leverage Limit.

BXHF expects to enter into an unsecured, uncommitted line of credit (“Line of Credit”) with a subsidiary of Blackstone prior to the Initial Closing Date. As of the date of this Registration Statement, BXHF has no financing committed from Blackstone to start its operations and no established credit facilities or financing arrangements.

Tax-exempt investors should note that the use of leverage by the Fund, if any, may create UBTI (as defined below) and should refer to the discussion set forth in “—Certain U.S. Tax Considerations—Taxation of U.S. Unitholders—Tax-Exempt Investors.”

Term

BXHF has been established, and is expected to continue, for an indefinite period of time. As part of BXHF’s indefinite term structure, investors may request the redemption of their Units on a quarterly basis (as further discussed below). See “—Redemption Plan” below for more information regarding redemptions.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the 1933 Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Units that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Units less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Distribution Reinvestment Plan

Although the Fund generally does not expect to declare distributions, the Fund may declare distributions from time to time as authorized by the General Partner. See “Item 11. Description of Registrant’s Securities to be Registered—Distributions” for a description of BXHF’s distribution policies.

BXHF intends to adopt an “opt out” distribution reinvestment plan for investors in which Unitholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription documents (other than clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). As a result, in the event of a declared cash distribution, each Unitholder that has not “opted out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional Units rather than receive cash distributions. If a Unitholder elects to opt out of the distribution reinvestment plan, they will receive any distributions we declare in cash.

There will be no Subscription Fees (as defined below) charged to a Unitholder that participates in the distribution reinvestment plan for Units received pursuant to the distribution reinvestment plan. The purchase price for Units purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such Units at the time the distribution is payable.

Redemption Plan

In accordance with the Partnership Agreement, BXHF expects to periodically redeem up to    % of Units outstanding (by number of Units) (the “Redemption Plan”).

Under the Redemption Plan, to the extent the General Partner redeems Units in any particular quarter, the General Partner expects to redeem Units using a purchase price equal to our NAV per Unit as of a date specified in the redemption offer (the “Redemption Date”), subject to the Early Redemption Deduction.

Any redemption requests of Units that have not been outstanding for at least one year will be subject to the Early Redemption Deduction equal to    % of the value of the applicable NAV of the Units being redeemed for the benefit of BXHF and its Unitholders. The one-year holding period is measured as of the subscription closing date immediately following the prospective Redemption Date.

In the event that the General Partner determines to redeem some but not all of the Units submitted for redemption during any quarter, Units submitted for redemption during such quarter will be redeemed on a pro-rata basis after we have redeemed all Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. Unsatisfied redemption requests will not be automatically carried over to the next redemption period and, in order for a redemption request to be reconsidered, Unitholders must resubmit their request in the next quarterly redemption window, or upon the recommencement of the Redemption Plan, as applicable. BXHF will have no obligation to redeem Units. The limitations and restrictions described above may prevent BXHF from accommodating all redemption requests made in any quarter.

The General Partner may make exceptions to, modify or suspend the Redemption Plan if, in its reasonable judgment, it deems such action to be in the best interests of BXHF and its Unitholders, including, but not limited to, for tax, regulatory or other structuring reasons, provided that material amendments to the Redemption Plan or a suspension thereof may be made by the General Partner only with the approval of the Independent Directors. As a result, Unit redemptions may not be available each quarter, such as when a redemption request would place an undue burden on BXHF’s liquidity, adversely affect its operations or risk having an adverse impact on BXHF that would outweigh the benefit of the redemption request.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Sponsor or its affiliates pursuant to the terms of the Investment Management Agreement and the Partnership Agreement. See “—BXHF Management Agreements” and “—Partnership Agreement.”

The Private Offering

BXHF expects to conduct a continuous private offering of our Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder). Subscriptions for Units may be made on an ongoing basis, but will only be accepted as of the first calendar day of each month (a “Subscription Date”), unless the General Partner determines otherwise. For the avoidance of doubt, this Registration Statement does not constitute an offer, and an offering may only be made by the Fund’s private placement memorandum.

The purchase price per Unit of each Class is equal to the NAV per Unit for such Class as of the last calendar day of the immediately preceding month. Until BXHF has determined its first NAV, which is expected to be as of the end of the first full month after the Initial Closing Date, the subscription price for Units will be $25.00 per unit plus applicable Subscription Fees.

BXHF’s monthly NAV as of the last calendar day of each month (a “Valuation Date”) will generally be available by the 20th business day of the next month. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value” below. Prospective Unitholders will therefore not know the NAV per Unit of their investment until after the investment has been accepted. Prospective Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives will subsequently be determined based on the NAV per Unit as of the time such investment was accepted by BXHF (e.g., a Unitholder admitted as of February 1st of a calendar year, whose investment is based on BXHF’s NAV as of January 31st of such year, will learn of such NAV and the corresponding number of Units represented by their subscription around February 28th of that year).

Fractions of Units to three decimal places will be issued. The timing of Subscription Dates, Valuation Dates and deadlines for subscribing may be modified from time to time by the General Partner in its sole discretion.

See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses” for information related to the Units’ Subscription Fees and Servicing Fees.

Proxy Voting Policies and Procedures

The SEC adopted Rule 206(4)-6 under the Advisers Act, which requires registered investment advisors that exercise voting authority over client securities to implement proxy voting policies. In compliance with such rule, the Investment Manager has adopted proxy voting policies and procedures. Underlying Managers also are expected to adopt and implement proxy voting policies and procedures that comply with the requirements of Rule 206(4)-6, and generally will be responsible for exercising voting discretion over proxies with respect to the securities they manage.

In the case of Investments which are not managed by an Underlying Manager, the Investment Manager expects to engage the services of a third-party service provider to make recommendations to the Investment Manager on the voting of proxies related to such securities. Such third party provides voting recommendations based on established guidelines and practices. The Investment Manager generally will vote proxies in accordance with such third party’s recommendations, but may decide not to vote in accordance with the third party’s recommendations if it believes that the specific recommendation is not in the best interests of the Fund.

In the case of interests held by the Fund in pooled vehicles, the general policy is for the Investment Manager to vote proxy proposals submitted to investors in such pooled vehicles in a manner that serves the best interests of the Fund, determined by the Investment Manager in its discretion.

The Investment Manager may not vote certain proxies if the Investment Manager determines that doing so would be unduly burdensome, subject to the Investment Manager’s obligations under Rule 206(4)-6. Investors may request a copy of the Investment Manager’s proxy voting policies and the proxy voting record relating to the Fund by contacting the Investment Manager.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

This summary discusses certain U.S. federal income tax considerations relating to an investment in Units of BXHF. This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the

“Code”), on the regulations promulgated thereunder, and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to the Fund or its investments as a result of such income being recognized on an applicable financial statement, may be subject to special rules. Tax-exempt Unitholders and Non-U.S. Unitholders (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of Units in BXHF will vary depending upon the investor’s circumstances.

For purposes of this discussion, a “U.S. Person” or a “U.S. Unitholder” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person, and a “Non-U.S. Unitholder” is a Unitholder (other than a partnership) that is not a U.S. Person. The Fund will make investments through the Aggregator. The “Cayman Fund” shall mean a Cayman Islands limited company entity formed by the General Partner in order to mitigate the uncertainty of the imposition of U.S. federal estate tax on the estate of an individual non-U.S. Unitholder. The Cayman Fund is expected to be treated as a corporation for U.S. federal income tax purposes and will invest all or substantially all of its assets in the Aggregator. An investment in the Fund or the Cayman Fund by a Unitholder is not generally expected to give rise to either ECI or UBTI (each as defined below), subject to the discussions below in “—Taxation of U.S. Unitholders—Tax-Exempt Investors” and “—Taxation of Non-U.S. Unitholders—General.”

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding Units in BXHF should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax advice.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF UNITS IN BXHF.

Partnership Status. Subject to the discussion of “publicly traded partnerships” set forth below, a domestic business entity (such as the Fund) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the 1940 Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The General Partner intends to manage the affairs of the Fund so that it will either (i) not be treated as a “publicly traded partnership” or (ii) meet the Qualifying Income Exception in each taxable year. However, the portion of the Fund’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Fund’s gross income in any year will constitute qualifying income. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and there can be no assurance that the IRS will not attempt to recharacterize the Fund as an association or publicly traded partnership taxable as a Corporation for U.S. federal income tax purposes. If the Fund is determined to be taxable as a Corporation, it would be taxable on its earnings at the corporate income tax rate and any distributions to the partners would be taxable as dividends to the Unitholders to the extent of the earnings and profits of the Fund. In any event, significant amounts of the assets of the Fund and the Cayman Fund are expected to be held through entities taxable as Corporations for U.S. federal income tax purposes and some Corporations are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. The remainder of this discussion assumes that the Fund will be treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Unitholders

Each U.S. Unitholder will be required to take into account, as described below, its distributive share of each item of the Fund’s income, gain, loss, deduction, and credit for each taxable year of the Fund ending with or within the U.S. Unitholder’s taxable year. See “—Allocations of Income, Gain, Loss, and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Unitholder realized the item directly. U.S. Unitholders must report those items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, the Fund may invest (directly or indirectly) in certain securities, such as original issue discount obligations or preferred stock with repurchase or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause the Fund, and consequently, the U.S. Unitholders, to recognize taxable income without receiving any cash. The Fund is expected to make substantially all of its acquisitions through one or more PFICs (as defined below). If the Fund or U.S. Unitholders were to elect to treat their share of the Fund’s interest in a PFIC as a QEF (as defined below) election, for the first year they were treated as holding such interest, then U.S. Unitholders would be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC, even if not distributed to the Fund or to such U.S. Unitholder. See “—Passive Foreign Investment Companies.” Thus, taxable income allocated to a U.S. Unitholder may exceed cash distributions, if any, made to such Unitholder, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Unitholder would have to satisfy tax liabilities arising from any investment in the Fund from a Unitholder’s own funds. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in the Fund. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Unitholder to pay an interest charge on taxable income that is treated as having been deferred. If the Fund’s preparation of its return is delayed, it may be advisable for Unitholders to request extensions for filing their own income tax returns.

With respect to non-corporate Unitholders, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Unitholders will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. The Fund is expected to make substantially all of its acquisitions through one or more PFICs (as defined below) and/or entities that do not constitute qualified foreign corporations, and therefore such reduced rate of taxation is expected to be largely unavailable to U.S. Unitholders. Dividends received by non-corporate U.S. Unitholders may be subject to an additional Medicare tax on unearned income of 3.8%. See “—Medicare Tax.” Prospective Unitholders should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

Medicare Tax. U.S. Unitholders that are individuals, estates, or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents, and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a U.S. Unitholder’s “net investment income” subject to this Medicare tax.

Fund Distributions. Distributions of cash (including, in certain circumstances, distributions of certain “marketable securities” treated as cash distributions) from the Fund to a U.S. Unitholder in any year will reduce the adjusted basis of the U.S. Unitholder’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Unitholder’s partnership interest, such U.S. Unitholder will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Unitholder’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before its distribution but will not result in the realization of taxable income to the Unitholder. For these purposes, a reduction in a U.S. Unitholder’s share of the Fund’s debt, including when a new Unitholder is admitted to the Fund, will result in a deemed cash distribution to the Unitholder in an amount equal to the reduction.

Basis. A U.S. Unitholder’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Unitholder has contributed to the Fund, increased by the U.S. Unitholder’s share of income and liabilities of the Fund and decreased by the U.S. Unitholder’s proportionate share of cash distributions, losses, and reductions in such liabilities. Each U.S. Unitholder will (subject to certain limits discussed below) be entitled to deduct its allocable share of the Fund losses to the extent of its tax basis in its Interest at the end of the tax year of the Fund in which such losses are recognized.

Allocations of Income, Gain, Loss, and Deduction. Pursuant to the Partnership Agreement, items of the Fund’s income, gain, loss, and deduction are allocated so as to take into account the varying interests of the Unitholders in the Fund. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction, or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. The Fund believes that, for U.S. federal income tax purposes, allocations pursuant to the Partnership Agreement should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to re-determine the allocations to a particular U.S. Unitholder, such redetermination could be less favorable than the allocations set forth in the Partnership Agreement.

Deduction for Certain Qualified Business Income and Certain REIT Dividends. Non-corporate taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income, and certain types of compensation) received from partnerships engaged in business other than specified service businesses (i.e., businesses in the fields of law, health, accounting, financial services, brokerage services, or businesses where the principal asset of the business is the reputation or skill of its employees or owners or businesses which involve the performance of services consisting of investing and investment management). A high income taxpayer’s deduction is limited to the greater of (a) 50% of its pro-rata share of W-2 wages paid by such partnership, or (b) the sum of 25% of such W-2 wages plus 2.5% of the tax basis of certain depreciable property used in the trade or business. Ordinary dividends from real estate investment trusts (“REITs”) and certain allocations from publicly traded partnerships may also benefit from the 20% deduction, without the foregoing limitations. A substantial amount of income of BXHF may not be eligible for the deduction.

Limitations on Deductions. While the Fund is not intended as a “tax shelter,” it is possible that losses and expenses could exceed the Fund’s income and gain in a given year. The ability of a Unitholder to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code.

For example, each U.S. Unitholder will not be entitled to deduct its share of the Fund’s losses in excess of its tax basis at the end of the tax year of the Fund in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the disallowance of miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code, and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if the Fund has losses and income from different types of activities, certain investors may not be able to use losses from the Fund to reduce income therefrom.

Organization, Management and Syndication Expenses. In general, neither the Fund nor any Unitholder may deduct organization or syndication expenses. An election may be made by a partnership to amortize organizational expenses over a 180-month period, although the Fund does not intend to make such election. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Investment Manager (and similar fees paid to the investment advisers of the underlying investment funds in which the Fund holds interests) may not be deductible (or if deductible, may be subject to limitations on deductibility).

Limitations on Deduction of Business Interest. Deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, depreciation, amortization, or the pass-through income deduction described above, are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.

Sale or Disposition of BXHF Units. A U.S. Unitholder that sells or otherwise disposes of an interest in the Fund in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the interest and the amount realized from the sale or disposition. The amount realized will include the Unitholder’s share of the Fund’s liabilities outstanding at the time of the sale or disposition. If the Unitholder holds the interest as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Fund would qualify for such treatment and will generally be long-term capital gain or loss if the Unitholder had held the interest for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Unitholder within the one-year period ending on such date will cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Unitholder is distributed to the Unitholders (other than such new Unitholder), for U.S. federal income tax purposes such distributions may be treated as a taxable sale of a portion of their interests by Unitholders receiving such distributions. In the event of a sale or other transfer of an interest at any time other than the end of the Fund’s taxable year, the share of income and losses of the Fund for the year of transfer attributable to the interest transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the interest.

Foreign Tax Credit Limitations. U.S. Unitholders may be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of the Fund (or from such Unitholder’s share of income and gains of an investment fund in which the Fund holds interests). Complex rules may, however, depending on each U.S. Unitholder’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Unitholder for foreign tax credit purposes and therefore a U.S. Unitholder may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Unitholders will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which the Fund invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by the Fund may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S.

Unitholder. In addition, Treasury Regulations that apply to taxes paid or accrued in taxable years beginning on or after December 28, 2021 impose additional requirements for foreign taxes to be eligible for a foreign tax credit (the “Foreign Tax Credit Regulations”). The U.S. Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance).

Instead of claiming a foreign tax credit, a U.S. Unitholder may be able to deduct foreign taxes on its share of gain from the sale of the Fund’s non-U.S. investments in computing its taxable income, subject to generally applicable limitations under United States law (including that a U.S. holder is not eligible for a deduction for foreign income taxes paid or accrued in a taxable year if such U.S. holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). Certain losses arising from the Fund may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available. U.S. Unitholders should consult with their individual tax advisors regarding the availability of the foreign tax credit (or a deduction in lieu of such credit) under their particular circumstances.

Non-U.S. Currency Gain or Loss. The Fund may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and the Fund and the U.S. Unitholders may experience foreign currency gain or loss with respect to the Fund’s investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Unitholders should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss.

Issues Relating to Foreign Corporations. U.S. Unitholders may be subject to special rules applicable to indirect investments in foreign corporations, including those discussed below.

Controlled Foreign Corporations. If a U.S. Person, including any U.S. Unitholder, owns actually or constructively at least 10% of the voting stock or value of a foreign corporation, such U.S. Person is considered a “United States Shareholder” with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). For this purpose, each non-U.S. investment fund in which the Fund invests generally will be regarded as transparent, and the Fund will be deemed to own its proportionate share of any stock of a non-U.S. corporation that is owned directly or indirectly by such non-U.S. investment fund. If the Fund or a U.S. investment fund in which the Fund invests, as the case may be, owns an interest in a non-U.S. corporation, the Fund or such U.S. investment fund, as the case may be, will be treated as a United States Shareholder of any non-U.S. corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which the Fund invests (directly or indirectly) may be classified as CFCs and that the Fund or an investment fund in which the Fund invests may be treated as a United States Shareholder. Proposed regulations would allow U.S. Persons to look through the Fund for purposes of determining any current inclusions under the CFC rules, but would still require a portion of gain on sale to be classified in whole or in part as dividend income.

Passive Foreign Investment Companies. The Fund is expected to hold its interests in the Aggregator and/or make a significant portion of its acquisitions, including U.S. acquisitions, through one or more non-U.S. Corporations which would be expected to be “passive foreign investment companies” (“PFICs”). U.S.

Unitholders may be subject to special rules under U.S. tax law dealing with PFICs. A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year (by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. shareholder, it is treated as a PFIC with respect to such shareholder for any subsequent taxable year during which such shareholder continues to hold an interest in the corporation, regardless of whether it satisfies either of the qualification tests in subsequent years, unless an exception applies. Subject to certain exceptions described below, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Unitholder’s holding period of its Units or the Fund’s holding period for the PFIC. Such gain or income would be taxed as ordinary income, and dividends paid by the PFIC would not be eligible for the preferential tax rates for dividends paid to non-corporate U.S. Unitholders. In addition, an interest charge would be imposed on the U.S. Unitholder based on the tax treated as deferred from prior years. To the extent reasonably practicable and administratively feasible, we may structure acquisitions of foreign corporations to avoid holding a PFIC. However, no assurances can be given that we will be able to structure acquisitions to avoid holding any portfolio company through an entity treated as a PFIC.

If the Fund or a U.S. Unitholder were to elect to treat their interest in a PFIC as a “qualified electing fund” (a “QEF”) under the Code for the first year they were treated as holding such interest, then in lieu of the foregoing treatment, such U.S. Unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to the Fund or the Unitholders. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. If a non-U.S. portfolio company is indirectly held by the Fund through its ownership in a U.S. investment fund in which the Fund holds interests, that U.S. investment fund (and not the Fund) must make a QEF election in order for the Fund’s U.S. Unitholders to be subject to the tax treatment described immediately above. Proposed Treasury Regulations would require that a U.S. Unitholder, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by the Fund (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Unitholder that owns an interest in a PFIC through the Fund on the date the proposed regulations are finalized. A QEF election must be made by U.S. Unitholders on an entity-by-entity basis. To make a QEF election, U.S. Unitholders must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with their annual income tax return. To the extent reasonably practicable, we intend to timely provide you with information related to the PFIC status of each entity we are able to identify as a PFIC, including information necessary to make a QEF election with respect to each such entity in the event the proposed Treasury Regulations are finalized. Any such election should be made for the first year the Fund holds an interest in such entity or for the first year in which you hold Units, if later.

Once U.S. Unitholders have made a QEF election for an entity, such election applies to any additional shares in such entity acquired directly or indirectly, including through additional shares acquired after the QEF election is made. If U.S. Unitholders were to make a QEF election after the first year that such U.S. Unitholders were treated as holding an interest in a PFIC, the adverse tax consequences relating to PFIC stock would continue to apply, unless such U.S. Unitholders were to make a “purging election.” The purging election would create a deemed sale of such previously held share of the Fund’s interests in a PFIC. The gain recognized by the purging election would be subject to the special tax and interest charge rules, which treat the gain as an excess distribution, as described above. As a result of the purging election, U.S. Unitholders would have a new basis and holding period in their portion of the Fund’s shares in the PFIC. U.S. Unitholders should consult their own tax advisors as to the manner in which such gain recognized pursuant to a purging election could affect their allocable share of the Fund’s income and their tax basis in the Units and the advisability of making a QEF election or a purging election.

Treasury Regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax (as described above under “—Medicare Tax”) to U.S. persons owning an interest in a PFIC. Under the special rules, a non-corporate U.S. Unitholders that has made a QEF election with respect to the Fund’s interest in a PFIC, is permitted to make a special election to treat their share of the ordinary earnings and net capital gains of the PFIC as net investment income for purposes of the 3.8% Medicare tax. If U.S. Unitholders do not make the special election, then they may be required to calculate their basis in their Units for purposes of the 3.8% Medicare tax in a manner that differs from the calculation of their basis in the Units for U.S. federal income tax purposes generally. Prospective investors should consult their own tax advisor regarding the implications of the special election, as well as the other implications of the 3.8% Medicare tax and the Treasury Regulations under Section 1411 of the Code for their ownership and disposition of Units.

Alternatively, in lieu of making a QEF election, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Unitholder would include in income each year as ordinary income the excess, if any, of the fair market value of the stock at the end of the taxable year over the Fund’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). Prospective investors should consult their own tax advisor regarding the availability of the mark-to-market election with respect to any PFIC in which they are treated as owning an interest through the Fund.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Unitholders is uncertain in certain respects. Prospective investors should consult their own tax advisor regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making a QEF election, a special election under the Treasury Regulations under Section 1411 of the Code, or a mark-to-market election, as applicable, with respect to any PFIC in which they are treated as owning an interest through the Fund.

There can be no assurance that a company in which the Fund or an investment fund in which the Fund holds interests invests will not qualify as a PFIC, that a PFIC in which the Fund or an investment fund in which the Fund holds interests does invest will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.”

Certain Reporting Requirements. U.S. Unitholders may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund. In addition, U.S. Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.

Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund may engage in transactions that subject the Fund and potentially its Unitholders to such disclosure. A Unitholder disposing of an interest in the Fund at a taxable loss may also be subject to such disclosure.

U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 on the last day of the taxable year or $75,000 at any time during the year. If the General Partner were to offer a structure where U.S. Unitholders own their investment in BXHF through a non-U.S. entity, it is possible any such U.S. Unitholders would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any United States person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a U.S. Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Unitholders own their investment in BXHF through a non-U.S. entity, it is possible any such U.S. Unitholders would also be subject to the FBAR filing requirements. Prospective investors should discuss the application of the above rules with their own advisors in light of their individual circumstances. Separately, under Treasury Regulations, certain U.S. persons that transfer property (including cash) to a non-U.S. entity treated as a corporation for U.S. federal income tax purposes pursuant to certain transactions treated as non-recognition transactions for U.S. federal income tax purposes (a “Non-Recognition Transfer”) are required to file an information report with respect to such transfer with their tax returns, including the filing of IRS Form 926. To the extent such transferred property is cash, current law provides that such filings and reporting are required by such U.S. person only to the extent that either (i) immediately after such transfer, such U.S. person holds (directly, indirectly or, pursuant to certain ownership attribution rules under the Code and the Treasury Regulations, constructively) 10% or more of the total voting power or total value of such non-U.S. Corporation or (ii) the total amount of cash transferred by such U.S. person (determined by taking into account any other persons treated for these purposes as being related to such U.S. person) during the 12-month period ending on the date of the transfer exceeds $100,000 (any of (i) or (ii), a “Cash Contribution Condition”). To the extent any such transfer is made by a U.S. entity treated as a partnership for U.S. federal income tax purposes, the foregoing requirements and determinations are made at the level of any U.S. persons that are partners in such partnership, based on their proportionate ownership interest in such partnership.

Given that BXHF is expected to hold a significant proportion of its investments through one or more non-U.S. Corporations, certain contributions of cash made to such non-U.S. Corporation by BXHF are likely to qualify as Non-Recognition Transfers. Any U.S. Unitholder owning Units at the time of such a Non-Recognition Transfer may accordingly become subject to these filing and reporting requirements for such taxable year to the extent such U.S. Unitholder satisfies a Cash Contribution Condition in respect of such Non-Recognition Transfer. BXHF intends to provide to any U.S. Unitholder any information in its possession or which BXHF can reasonably obtain to assist such U.S. Unitholder in their compliance with these requirements (including to assist such U.S. Unitholder with respect to their completion of IRS Form 926).

Prospective U.S. Unitholders should consult their own tax advisors regarding the above reporting requirements.

Tax-Exempt Investors. Qualified pension, profit-sharing and stock bonus plans, educational institutions, and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their “unrelated business taxable income” (“UBTI”). Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property, and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI does include operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by the Fund or the Unitholders (including any fee income that might be deemed to be received because, although paid to the Investment Manager, or its affiliates, such income results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. The Fund intends to take the position that Unitholders do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, tax-exempt U.S. Unitholders could be required to pay U.S. federal income tax on that income as UBTI.

If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. If an entity treated as a flow-through entity for U.S. federal income tax purposes, such as the Fund or the Aggregator, incurs acquisition indebtedness, a U.S. tax-exempt Unitholder in such flow-through entity (including one holding through a flow-through structure) will be deemed to have acquisition indebtedness equal to its allocable portion of such acquisition indebtedness, which could generate UBTI for U.S. tax-exempt Unitholders (given that generally debt incurred by a partnership is attributed to its partners). If any such indebtedness were used by the Fund or the Aggregator (or deemed to be used) to acquire property, such property generally would constitute debt-financed property, and any income from or gain from the disposition of such debt-financed property allocated to a tax-exempt organization (including a tax-exempt account) generally would constitute UBTI to such tax-exempt organization, subject to certain exceptions in cases where debt is paid off. In addition, even if such indebtedness were not used (or deemed to be used) either by the Fund or by the Aggregator to acquire property but were instead used to fund distributions to shareholders, if a tax-exempt organization (including a tax-exempt account) subject to taxation in the United States were to use such proceeds to make an investment outside the Fund, the IRS might assert that such investment constitutes debt-financed property to such shareholder with the consequences noted above. Neither the Fund nor the Aggregator are prohibited from incurring indebtedness, and no assurance can be provided that neither the Fund nor the Aggregator will generate UBTI attributable to debt-financed property in the future.

In addition, the Fund or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Unitholder directly. Due to the anticipated operations of the Fund, it is not expected that the Fund will incur income treated as UBTI. In addition, U.S. tax-exempt Unitholders are not permitted to offset losses from one trade or business against the income or gain from another trade or business (even if those trades or businesses are both conducted by the Fund).

In order to mitigate the incurrence of UBTI for U.S. tax-exempt investors, the Fund is expected to incur debt at or at an entity below a non-U.S. Corporation in which the Aggregator invests in and is expected to hold investments indirectly through one or more Corporations (including a non-U.S. Corporation). As a result, investors that invest through the Fund will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of interests in the Fund is not debt-financed. Moreover, debt incurred by or below the applicable Corporation would generally be allocated to the Aggregator or the applicable Corporation and not to U.S. tax-exempt Unitholders. Although it is possible that the IRS could seek to disregard a Corporation through which the Aggregator invests and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is generally not expected to incur UBTI solely by reason of an investment in the Fund. Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.

A non-U.S. Corporation through which the Fund invests will generally be subject to the U.S. federal income tax treatment described below under “—Taxation of Non-U.S. Unitholders.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a non-U.S. Corporation to the extent so described below. However, dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Fund are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations.

If a U.S. tax-exempt Unitholder is not otherwise taxable under the UBTI provisions with respect to its Units in the Fund (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Unitholders should consult their own tax advisors as to the application of the above rules to their particular situations.

Certain Issues Pertaining to Private Foundations. In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.

Additionally, if a private foundation generates a substantial amount of UBTI, it may risk losing its tax-exempt status. Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.

Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Unitholder. Tax-exempt Unitholders should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Unitholders

General. The Fund intends to structure the activities of the Fund to avoid the realization by the Fund of income treated as effectively connected with a U.S. trade or business as defined in the Code (“ECI”). Specifically, the Fund intends to make all acquisitions of portfolio companies that are not treated as corporations for U.S. federal income tax purposes indirectly through entities that are treated as corporations for U.S. federal income tax purposes, and as a result does not expect that any such asset will generate income treated as effectively connected with a U.S. trade or business. If, as anticipated, the Fund is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a non-U.S. Unitholder is not itself engaged in a U.S. trade or business, then such non-U.S. Unitholder generally will not be subject to U.S. tax return filing requirements solely as a result of owning Units and generally will not be subject to U.S. federal income tax on its allocable share of the Fund’s interest and dividends from non-U.S. sources or gain from the sale or other disposition of securities or real property located outside of the United States.

However, there can be no assurance that the law will not change or that the IRS will not deem the Fund to be engaged in a U.S. trade or business. If, contrary to our expectations, the Fund is treated as engaged in a U.S. trade or business, then a non-U.S. Unitholder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. If the Fund were to have income treated as effectively connected with a U.S. trade or business, then a non-U.S. Unitholder would be required to report that income and would be subject to U.S. federal income tax at the regular graduated rates. In addition, the Fund might be required to withhold U.S. federal income tax on such non-U.S. Unitholder’s distributive share of such income at the highest rate of income tax applicable to such non-U.S. Unitholder based on the status of such non-U.S. Unitholder, which may materially reduce returns of the Fund. A corporate non-U.S. Unitholder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. If, contrary to expectation, the Fund were engaged in a U.S. trade or business, then gain or loss from the sale of Units by a non-U.S. Unitholder would be treated as effectively connected with such trade or business to the extent that such non-U.S. Unitholder would have had effectively connected gain or loss had the Fund sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax (unless an applicable exemption applies). Furthermore, these rules may apply to a subscription of our Units if existing non-U.S. shareholders are considered to receive a corresponding cash distribution by the Fund.

Further, while it is not our expectation, if the Fund was to recognize gain from the sale of assets that are United States real property interests, regardless of whether the Fund’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Unitholders (other than withholding qualified holders, such as certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) would be taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Unitholder upon a sale of such property interests by the Fund). A U.S. real property interest includes an interest in a U.S. real property holding corporation. Under FIRPTA, Non-U.S. Unitholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Unitholders that receive income allocations from the sale of a U.S. real property interest may be required to file a U.S. federal income tax return and may be subject to U.S. federal income tax at regular U.S. rates on a sale, exchange, or other disposition of such U.S. real property interest. Generally, with respect to gain attributable to the Fund’s sale of a U.S. real property interest that is allocated to a Non-U.S. Unitholder, the Fund will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Unitholder based on the status of such Non-U.S. Unitholder. As a result, a Unitholder which is a non-U.S. corporation may bear significant U.S. tax. Also, gain attributable to the Fund’s sale of a U.S. real property interest may be subject to a 30% branch profits tax (as discussed above).

Each non-U.S. Unitholder is expected to participate in the Fund through either the Fund or the Cayman Fund. The Fund will invest in the Aggregator, which will make investments through one or more Corporations, and the Cayman Fund itself is expected to be a Corporation, and such Corporations will be subject to corporate income tax and branch profits tax on ECI, and dividend withholding on U.S. source non-ECI, as applicable. Significant amounts of the assets of the Fund and the Cayman Fund are expected to be held through one or more Corporations. Significant incremental tax may be incurred from the use of such Corporations.

In general, neither the Fund nor the Non-U.S. Unitholders who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment fund in which the Fund holds interests) will be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S., or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, special rules would apply to dispositions of “United States real property interests” which include stock in a U.S. corporation 50% or more of the assets of which consist of U.S. real property. Special rules may also apply in the case of non-U.S. investors: (i) that have an office or fixed place of business in the U.S.; or (ii) that are former citizens of the U.S., CFCs, PFICs, or corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.

The U.S. federal estate tax treatment of Units in the Fund with regards to the estate of an individual non-U.S. Unitholder is not entirely clear. If Units in the Fund are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. In order to mitigate the uncertainty of the imposition of U.S. federal estate tax on the estate of an individual non-U.S. Unitholder, the General Partner will form the Cayman Fund, which is expected to be treated as a corporation for U.S. federal income tax purposes and will invest in the Aggregator. Prospective individual non-U.S. Unitholders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to Units in the Fund, as opposed to Units in the Cayman Fund.

The Fund will make investments that generate U.S. source interest or dividends. The Fund would not generally be required to withhold tax on portfolio interest income. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a U.S. Person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. In addition, certain types of “contingent interest” (generally, interest the amount of which is determined by the receipts, sales, cash flow, income or profits of the debtor or a related person, or by dividends or partnership distributions made by the debtor or related person) are excluded from portfolio interest income. The Fund would be required to withhold at the rate of 30% on U.S. source interest (other than portfolio interest), dividends, and certain other U.S. source income, including certain dividend equivalent amounts governed by Section 871(m) of the Code. A Non-U.S. Unitholder who is resident for tax purposes in a country with respect to which the U.S. has an income tax treaty may be eligible for a reduced rate of withholding in respect of U.S. source dividend and interest income pursuant to such treaty.

Other Matters

Indemnity; Reserves. Each Unitholder will be required to indemnify BXHF for any withholding or other tax obligations imposed on BXHF with respect to such Unitholder. BXHF may reserve certain amounts otherwise distributable to Unitholders in light of such potential obligations. The amount of any taxes paid by BXHF or entities in which BXHF holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Unitholder to the extent determined by the General Partner to be appropriate.

Partnership Representative. The General Partner will act as or appoint the “partnership representative” of the Fund, with the authority, subject to certain restrictions, to act on behalf of the Fund in connection with any administrative or judicial review of items of BXHF’s income, gain, loss, deduction, or credit of the Fund.

U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund is able to and in fact elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.

There can be no assurance that the Fund will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund does not or is not able to make such an election, then (1) the then-current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund elected the alternative procedure, and (2) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of interests in the Fund. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of interests in the Fund. Amounts available for distribution to the Unitholders may be reduced as a result of BXHF’s obligations to pay any taxes associated with an adjustment.

The partnership representative of the Fund will be the only person with the authority to act on behalf BXHF with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund and each Unitholder will be bound by the actions taken by the partnership representative on behalf of the Fund during any audit or litigation proceeding concerning U.S. federal income taxes.

Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.

A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine BXHF’s tax returns, or may forego otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by a Unitholder.

Taxes in Other Jurisdictions. In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in BXHF in the state or locality in which they are a resident for tax purposes. A Unitholder may be subject to tax return filing obligations and income, franchise, or other taxes, including withholding taxes, in jurisdictions in which BXHF or the investment funds in which BXHF holds interests operate. Income or gains from investments held by BXHF or investment funds in which BXHF holds interests may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Unitholders that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in BXHF.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) requires all entities in a broadly defined class of Foreign Financial Institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and requires non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, non-U.S. investment funds, such as underlying entities in which BXHF may invest and the Cayman Fund, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an intergovernmental agreement (“IGA”), register with the IRS and comply with the reporting regime of the IGA and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. In the event FFIs are unable to comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in BXHF. These reporting requirements may apply to investors who are FFIs, or to underlying funds in which BXHF invests, and Blackstone will have no control over whether any underlying fund complies with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Partnership Agreement, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Certain Proposed United States Federal Income Tax Legislation. A number of items of legislation have been proposed in the past that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Cayman Fund. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in BXHF by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) “plans” within the meaning of Section 4975 of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts (“IRAs”) and “Keogh” plans), (iii) plans, accounts and other arrangements that are subject to the provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv) pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a “benefit plan investor” (a “Benefit Plan Investor”) within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined under ERISA and the Plan Asset Regulations to include (a) “include employee benefit plans” within the meaning of Section 3(3) of ERISA which are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code (including “Keogh” plans and IRAs), to which Section 4975 of the Code applies and (c) entities whose underlying assets include the assets of any of the foregoing “employee benefit plans” or “plans” described in clauses (a) and (b) (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In considering an investment in BXHF of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in BXHF, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in BXHF with the assets of any Plan if the General Partner, the Sponsor, or any of their respective affiliates is a fiduciary with respect to such assets of the Plan. Each prospective investor that is or is acting on behalf of any Plan must independently determine that our Units are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws, and the facts and circumstances of each investing Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and/or ownership of Units by a Benefit Plan Investor with respect to which BXHF is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of investments in BXHF. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets

Under ERISA and the Plan Asset Regulations, when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest in such entity and an undivided interest in each of the underlying assets of the entity unless it is established either that (i) less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors (the “25% Test”) or (ii) the entity is an “operating company,” (each within the meaning of the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. Thus, absent satisfaction of another exception under ERISA, if 25% or more of the total value of any class of equity interests of the Fund, the Cayman Fund or the Aggregator were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of such entity would be deemed to be “plan assets” of any Benefit Plan Investor that invested in such entity.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a venture capital operating company (“VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

Plan Asset Consequences

If the assets of the Fund, the Cayman Fund or the Aggregator were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by such entity, and (ii) the possibility that certain transactions in which BXHF might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, the BXHF Managers and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in such entity could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in BXHF or as co-fiduciaries for actions taken by or on behalf of BXHF or the General Partner. With respect to an IRA that invests in BXHF, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. Under the Partnership Agreement, the General Partner will have the power to take certain actions to avoid having the assets of BXHF characterized as “plan assets,” including, without limitation, the right to cause a Plan to withdraw from BXHF. While the General Partner and BXHF do not expect that the General Partner will need to exercise such power, neither the General Partner nor BXHF can give any assurance that such power will not be exercised.

We will not be an investment company under the 1940 Act. Accordingly, the Sponsor intends to rely on the “publicly-offered security” exception or another exception under ERISA, such as the 25% Test, however no assurance can be given in this regard.

Other Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest BXHF. Accordingly, each Plan, including governmental and foreign plans, considering an investment in our common shares should consult with their legal advisors regarding their proposed investment in our Units.

Independent Fiduciaries with Financial Expertise

This Registration Statement and the Partnership Agreement do not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The General Partner, the BXHF Managers and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Units on account of the fees and other compensation they expect to receive (as the case may be) from BXHF and their other relationships with BXHF as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the Units who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.

Representation

By acceptance of any Units, each Unitholder will be deemed to have represented and warranted that either (i) it is not, and it is not investing on behalf of, any Plan or (ii) (a) the purchase and holding of our Units by such Unitholder will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Other Plan Laws and (b) if the Unitholder is, or is investing with the assets of, a Plan subject to Other Plan Laws, the provisions of any applicable Other Plan Law will not apply to the Fund’s operation or management (or to the General Partner), the Investment Manager or other persons responsible for the operation of the Fund as a result of the Unitholder’s investment of such assets.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Servicing Fee, the Management Fee payable to the Investment Manager and the Performance Participation Allocation allocable to the General Partner, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in BXHF. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans such as governmental and non-U.S. plans may contain fiduciary and responsibility and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in BXHF and the considerations discussed above, if applicable.

Prospective investors should not construe the contents of this Registration Statement as, nor do the contents of this Registration Statement constitute, a recommendation or representation with respect to the Units (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Other Plan Laws before making an investment in the Units. Each Plan fiduciary should consult its legal advisor concerning the potential consequences under ERISA, the Code and any applicable Other Plan Laws before making an investment in BXHF.

ITEM 1A.	RISK FACTORS

The purchase of Units in BXHF entails a high degree of risk and is suitable for sophisticated investors for whom an investment in BXHF does not represent a complete investment program, and who fully understand BXHF’s strategy, characteristics and risks, including the use of borrowings to leverage Investments, and are capable of bearing the risk of an investment in BXHF. Potential Unitholders in BXHF should carefully consider the following risk factors before making a decision to invest in BXHF. If any of the risks described or contemplated below occurs, there could be a material adverse effect on the results and operations of BXHF or the Underlying Investment Vehicles, and the Unitholders may experience a total loss on their investment in BXHF. The following considerations are not a complete summary or explanation of the various risks involved in an investment in BXHF, and the interplay of risks can have additional effects not described below. Most of the following risk factors apply to BXHF, Underlying Investment Vehicles and any relevant Other Blackstone Accounts in which BXHF intends to invest (directly or indirectly). Therefore, potential Unitholders should assume references to BXHF herein include references to Underlying Investment Vehicles and Other Blackstone Accounts as well, to the extent BXHF invests in such Underlying Investment Vehicles and Other Blackstone Accounts, unless the context indicates otherwise.

Capitalized terms used but not defined in “Item 1A. Risk Factors” have the meanings given to such terms elsewhere in this Registration Statement. The term “Sponsor” in this “Item 1A. Risk Factors” is used to generally describe, as the context or applicable law requires, individually and collectively, the General Partner and the BXHF Managers and all references herein to the Sponsor or to any rights, powers, responsibilities, or activities of the Sponsor are qualified in all respects by the terms contained in this Registration Statement, the Partnership Agreement and the Investment Management Agreement, all of which should be carefully reviewed by each potential investor for, among other things, a more detailed description of the relative rights, powers, responsibilities and activities of each of the General Partner and the BXHF Managers.

Risks Associated with the Sponsor and the Operation of BXHF

Lack of Management Rights; Reliance on the Sponsor. The Sponsor has exclusive responsibility for management and oversight of BXHF’s activities, subject to certain oversight rights held by the Board. Unitholders will not have the right to make or evaluate any Underlying Manager, any Underlying Investment Vehicle or any Investment made by BXHF, or other decisions concerning direct management of BXHF and its Portfolio Entities and will not receive some of the financial information with respect to future opportunities that are available to the Sponsor. The Sponsor (including the BXHF Managers) generally has sole and absolute discretion in structuring, negotiating and purchasing, financing and eventually divesting Investments on behalf of BXHF (subject to certain specified exceptions). Accordingly, Unitholders will be dependent upon the judgment and ability of the Sponsor to source transactions and invest and manage the capital of BXHF. The Sponsor may be unable to find a sufficient number of attractive opportunities to meet BXHF’s investment objectives. BXHF’s success will depend on the ability of the Sponsor to identify suitable Investments, Underlying Managers and Underlying Investment Vehicles, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of Investments and interests in Underlying Investment Vehicles. No potential investor who is unwilling to entrust all aspects of the management of BXHF to the Sponsor should invest in BXHF.

Dependence on the Sponsor and the Underlying Managers. BXHF is intended to be as a platform through which Unitholders will participate on a collective basis in Investments, each of which will be sourced and managed by the Sponsor and/or an Underlying Manager (including an affiliate of the Sponsor), including, in some instances, on a discretionary basis. The success of BXHF will depend upon the ability of the Sponsor to identify and assess investment opportunities, including those presented by existing and prospective Underlying Managers, negotiate vis-a-vis each Underlying Manager and other investment counterparties, as applicable, instruments governing the rights and obligations of the Underlying Managers and BXHF, including investment guidelines with respect to each Investment (or proposed Investment) (the “Governing Instruments”), with the goal of achieving BXHF’s investment objective.

No assurance can be given that the Sponsor will be successful in obtaining suitable Investments or that, if such Investments are made, the objectives of BXHF will be achieved. Although the Sponsor carefully screens the Underlying Managers and generally establishes agreed upon investment guidelines for the Investments, the Sponsor generally does not have control over the day-to-day investment decisions of the Underlying Managers and cannot guarantee that such guidelines will be followed at all times. In addition, an Underlying Manager may take undesirable tax positions or otherwise manage an Investment in a manner not anticipated by the Sponsor. The investment activities of an Underlying Manager are likely to depend upon the experience and expertise of its principals. The loss of the services of any of these individuals could have a material adverse effect on BXHF. The past investment performance of the Sponsor, its affiliates and any Underlying Manager should not be construed as an indication of the future results of BXHF, any Investment or any Underlying Manager. No assurance can be given that the Sponsor will be successful in identifying Underlying Managers or Investments or that BXHF’s objectives will be achieved.

Retention of Key Personnel. The success of BXHF will be dependent upon the talents and efforts of highly skilled individuals employed by the Sponsor and the Underlying Managers and their abilities to identify and willingness to provide acceptable compensation to attract, retain and motivate talented investment professionals and other employees. There can be no assurance that the Sponsor’s and/or an Underlying Manager’s investment professionals will continue to be associated with the Sponsor and/or such Underlying Manager throughout the life of BXHF, and the failure to attract or retain such investment professionals could have a material adverse effect on BXHF and the Unitholders’ investments therein. Competition in the financial services industry for qualified employees is intense and there is no guarantee that, if lost, the talents of the Sponsor’s and/or an Underlying Manager’s investment professionals could be replaced.

Due Diligence. Before making Investments, each of the Sponsor and/or the Underlying Managers will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, the Sponsor or the Underlying Managers may be required to evaluate complex business, financial, tax, accounting and legal issues and in doing so, will rely on the resources and data reasonably available to them, which in some circumstances, whether or not known to the Sponsor and/or Underlying Managers at the time, may be insufficient, inaccurate, incomplete or unreliable. To the extent that any such resources or data are inaccurate or other market participants have developed, based on such resources or data, trading strategies similar to BXHF’s trading strategies, BXHF may not be able to realize its investment goals. In addition, fundamental market information is subject to interpretation. To the extent that the Sponsor or an Underlying Manager misinterprets the meaning of certain data, BXHF may incur losses. The Sponsor’s and/or an Underlying Manager’s due diligence also may not reveal or highlight matters that could have a material adverse effect on the value of an Investment. The Sponsor (i) expects to conduct limited legal due diligence and (ii) does not expect to conduct operational due diligence, in each case, on Underlying Managers or investment vehicles that are affiliates of Blackstone.

General Risk of Investment. Due to the inherently speculative nature of BXHF’s activity, the results of BXHF’s Investments are expected to fluctuate from period to period. Even though the Sponsor will aim to moderate investment risk, no guarantee or representation is made that BXHF’s investment program will be successful or that BXHF will not incur losses. BXHF’s investment program utilizes investment techniques including, but not limited to, margin transactions, short sales, option transactions, forward and future contracts, and other derivatives and leverage, which in practice can, in certain circumstances, amplify the adverse impact to which BXHF may be subject. The risks of these various techniques may be cumulative, potentially resulting in greater losses than might result from any single technique used in isolation. No guarantee or representation is made that BXHF’s program will be successful and investment results may vary substantially over time, including the possibility of a complete loss of capital.

Concentration of Fund Portfolio; Diversification; Volatility. BXHF may in the future invest a relatively high percentage of its assets with the Sponsor and the Underlying Managers in a limited number of Investments. Furthermore, while certain Underlying Managers (including those affiliated with the Sponsor) manage other funds or accounts that invest in a diversified portfolio, BXHF is expected in the future to invest, only in certain approved Investments managed by such Underlying Managers and as such would in some cases be exposed to a subset of such Underlying Managers’ overall strategy. As a consequence, the overall adverse impact on BXHF of adverse movements in the value of a single Investment, issuer or industry will be considerably greater than if BXHF were not permitted to concentrate its Investments to such an extent. In addition, the potential concentration of Investments relating to specific economic sectors and related industries may expose BXHF to greater risk of volatility and loss with respect to its Investments as a result of its concentration in such sectors and related industries.

Use of Multiple Managers and Investments is No Assurance of Success; Offsetting Positions. Subjective decisions made by the Sponsor and/or the Underlying Managers may cause BXHF to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

No assurance is given that the collective performance of BXHF’s Investments at any time will result in profitable returns for BXHF as a whole or for any Unitholder under all or any conditions. The possibility exists that at any time good performance achieved by one or more Investments may be neutralized by poor performance experienced by other Investments.

The Sponsor’s and the Underlying Managers’ Investment Strategies May Not Be Successful. There can be no assurance that the investment strategies employed by the Sponsor or an Underlying Manager will be successful. For example, any proprietary models used by the Sponsor or the Underlying Managers may not function as anticipated. While each Underlying Manager is generally expected to have a performance record or reputation reflecting its prior experience in using the strategies that will be applied with respect to its Investment(s), which will be examined by the Sponsor, this prior performance cannot be used to predict future performance.

“Style Drift”. The Sponsor conducts a robust investment allocation process which focuses on selecting Investments with well-defined investment objectives, risk parameters and investment guidelines. Notwithstanding the Sponsor’s allocation process, BXHF may be affected by “style drift” (i.e., the risk that an Underlying Manager may deviate from its stated or expected investment strategy) where the Sponsor allocates capital to an Underlying Manager on a discretionary basis. The Sponsor relies primarily on information provided by Underlying Managers in assessing an Underlying Manager’s defined investment strategy, and, ultimately, determining whether, and to what extent, it will allocate BXHF’s assets to particular Investments. For Underlying Managers managing pooled investment vehicles or other discretionary accounts in which BXHF intends to invest, style drift can occur abruptly if, for example, an Underlying Manager believes it has identified a particular investment opportunity that may produce higher returns than investments within its stated strategy from a different approach (and the Underlying Manager disposes of investments quickly to pursue this approach) or it can occur gradually if, for instance, a “value”-oriented Underlying Manager gradually increases investments in “growth” stocks. Style drift poses a particular risk for multiple-manager structures since, as a consequence, BXHF may be exposed to particular markets or strategies to a greater extent than was anticipated by the Sponsor due to resulting overlap of investment strategies among various Investments. In addition, “style drift” may affect the investment categorization of an Investment as relating to a particular discipline, and, as a result, may affect the Sponsor’s attempts to monitor BXHF’s diversification guidelines. Although, the Sponsor has established policies and procedures that are designed to monitor Underlying Managers’ compliance with stated strategies and guidelines and to mitigate the likelihood of potential “style drift” situations, there can be no assurance that BXHF will not be impacted by “style drift” of a particular Underlying Manager.

Risk Management Activities; Monitoring of Investments. The Sponsor will oversee BXHF’s portfolio on an ongoing basis. A central element of the Sponsor’s risk management effort is its monitoring and reporting process. This process involves conducting periodic reviews of each Investment and conducting meetings and/or calls with the relevant Underlying Managers. To the extent any Investment is underperforming, the Sponsor will consider its ability to positively influence the performance of that Investment, opportunities to mitigate losses, and/or its ability to cause BXHF to exit such Investment.

Prior to investing BXHF’s assets with any Underlying Manager, the Sponsor and/or its affiliates will screen the Underlying Managers and generally establish agreed upon investment guidelines and other terms. In particular, the Sponsor generally will seek to negotiate with the Underlying Managers for daily access to position-level transparency and attempts to measure and monitor risks relating to the Investments and the Underlying Managers. The amount and quality of risk due diligence, measurement and monitoring will be dependent on access to the portfolios and risk management systems (if any) of the Underlying Managers. There is no assurance that the Underlying Managers will give access to this data. When this information is unavailable, estimates of risk will be made. There can be no assurance that the Sponsor’s efforts to measure and reduce risk and, if utilized, any BXHF hedging activities designed to reduce risk, will be successful in mitigating the risks inherent in any Investment.

With respect to Investments made by Underlying Managers comprised of investments in operating companies and other portfolio companies, since BXHF will generally be a minority investor, it may largely be reliant on the applicable Underlying Manager to monitor the activities of such portfolio companies. There can be no assurance that the existing management team, or any successor, will be able to successfully operate a portfolio company in accordance with the Underlying Manager’s or BXHF’s plans and expectations. In particular, the Underlying Manager will typically control the timing of any liquidity event with respect to a portfolio company and may have an investment horizon that differs from that of BXHF.

Risk Control Framework. BXHF faces various risks in its investment programs and other operations. The Sponsor is principally responsible for identifying, monitoring and managing those risks. No risk control system is fail-safe, however, and no assurance can be given that any risk control framework designed or used by the Sponsor or the Underlying Managers will achieve its objective. To the extent that risk controls will be based upon historical trading patterns for the financial instruments and upon pricing models for the behavior of such financial instruments in response to various changes in market conditions, no assurance can be given that such historical trading patterns will accurately predict future trading patterns or that such pricing models will necessarily accurately predict the manner in which such financial instruments are priced in financial markets in the future. There is no assurance that the risk control framework employed, if any, will be successful in minimizing losses to BXHF.

Breach of Governing Instruments by Underlying Managers; Termination of an Underlying Manager. The Sponsor may in the future seek, where possible and it deems appropriate, to negotiate, on behalf of BXHF, contractual risk parameters that, if violated, may result in the termination of an Underlying Manager. Nevertheless, any such violation may adversely impact the performance of BXHF. If an Underlying Manager breaches the terms of its Governing Instruments, BXHF may seek to terminate the Governing Instruments between BXHF and such Underlying Manager and seek damages from such breach or otherwise seek a judicial resolution against such breaching Underlying Manager but it is not required to pursue such remedies. The time and expense devoted to resolving such a dispute could have a material adverse effect on BXHF.

Use of Special Purpose Entities; Co-Investments; Non-Lead Investments. With respect to the Investments, BXHF may in the future co-invest, with the Sponsor and its affiliates, Other Blackstone Accounts, an Underlying Manager, its affiliates or accounts and/or third parties. Such co-investments are from time to time made through consortiums of investors, partnerships, joint ventures or other similar arrangements. Such Investments may in the future be, and other Investments may (when appropriate to insulate the general assets of BXHF or other entities constituting the BXHF against liabilities arising from particular investments, or for other reasons, in each case as determined by the Sponsor) be, made through special purpose entities (such as domestic or offshore corporations, limited partnerships, limited liability companies and business trust or combinations thereof). Such special purpose entities may in the future be wholly owned by BXHF, or may be jointly owned by BXHF and affiliated or unaffiliated entities.

Co-investment ventures and other Investments made through special purpose entities involve additional costs and expenses, including organizational costs and expenses, professional advisory and agency fees and other fees and expenses associated with the creation, structuring and operation of special purpose entities in a manner that provides for similar economic terms, management terms, and the liability protection afforded to Investments made directly through BXHF. They may also involve additional risks, including cross-class liability. These special purpose entities may be of a type with which the Sponsor has less familiarity and, accordingly, may provide additional informational and operational uncertainty or difficulties to the Sponsor in managing and disposing of investments through such entities.

Co-investments typically involve risks not present in investments where a third party is not involved, including the possibility that an Underlying Manager or a third-party co-venturer may have financial, legal or regulatory difficulties, resulting in a negative impact on such Investment; may have economic or business interests or goals that are inconsistent with those of BXHF; or may be in a position to take (or block) action in a manner contrary to BXHF’s investment objective. In addition, BXHF may in certain circumstances be liable for the actions of an Underlying Manager and/or other third-party co-venturers. If an Investment is made with third parties through consortiums of investors, partnerships, joint ventures or other similar arrangements, as well as with affiliates of the Sponsor, it may involve carried interest and/or other fees payable to such third-party partners, co-venturers or affiliates. In those circumstances where such third parties involve a management group, such third parties may receive compensation arrangements relating to such Investments, including incentive compensation arrangements. Such compensation arrangements would reduce the return to an investor in BXHF.

There are Other Blackstone Accounts that are expected to invest alongside BXHF in some or all of its Investments. In addition, the Sponsor from time to time, in its sole discretion, is expected to offer other investors or third parties (including, without limitation and principals or employees of the Sponsor or its affiliates) the opportunity to co-invest alongside BXHF in one or more Investments. See “—Potential Conflicts of Interest—Allocation of Investment Opportunities and Capacity.”

Investment Structuring. With respect to certain Investments, BXHF expects to from time to time in the future utilize one or more subsidiaries and/or other special purpose vehicles (“SPVs”) that are capitalized by BXHF (directly or indirectly), one or more Other Blackstone Accounts and/or an affiliate of Blackstone with equity, debt, or a combination of debt and equity. While the specific structure will vary for different Investments depending on the particular facts and circumstances, in certain circumstances, BXHF may (directly or indirectly) make equity contributions and provide a loan to a subsidiary entity or special purpose entity that is directly or indirectly controlled by the Sponsor or an affiliate thereof. Such subsidiary or SPV would then acquire an interest, directly or indirectly, in the relevant target Investment. As a result, BXHF may acquire two types of interests in an affiliated entity: an equity interest and a debt investment. The debt investment is subject to the risk of the borrowing entity’s ability to meet principal and interest payments on the obligation. For example, it is possible that the borrowing entity will default on the loan. If the borrowing entity defaults on a loan made by BXHF and/or one or more Other Blackstone Accounts or a Blackstone affiliate, these entities bear the risk of loss of principal and non-payment of all or a portion of interest and fees as well as the risk of loss of their equity investment. To the extent BXHF suffers such losses with respect to any Investment, BXHF’s returns will be negatively affected. In the structure described above, the issuer of the loan is under common control with BXHF so the risks associated with the uncertainty of the borrower’s ability to pay its obligations and the value of its assets are generally expected to be lower than if the loan were being issued to a third party (and is in any event senior to the commercial risk associated with BXHF’s equity investment in the same subsidiary), but the risk of non-payment and partial repayment on the loan will ultimately depend on the performance of the underlying Investment. See also risks that apply to equity investments and debt investments generally as discussed below under “—Investment and Trading Risk.”

Non-Voting Securities; 1940 Act Restrictions. Blackstone and its affiliates manage investment companies (“Blackstone Registered Funds”) that are registered under the 1940 Act, or that have elected to be regulated as a business development company. In order to avoid certain 1940 Act limitations and prohibitions with respect to affiliated transactions, if BXHF invests in an underlying Investment in which a Blackstone Registered Fund also invests, BXHF, at the time of investment, may elect to invest in non-voting securities of such Investment (if such a class is available) or may be subject to a contractual arrangement under which BXHF has waived rights (if any) to vote for the election or removal of such Investment’s directors (or rights considered equivalent to this under applicable SEC staff interpretations). None of BXHF, the Sponsor or any Other Blackstone Account will receive any consideration in return for entering into a voting waiver arrangement. The Sponsor and/or its affiliates will allocate the acquisition of voting and non-voting securities among their clients in their sole discretion in accordance with their written allocation policies and procedures.

To the extent BXHF holds non-voting securities, it will not be able to vote on matters that require the approval of the interest-holders of the underlying Investment, including matters potentially adverse to BXHF’s interests. If BXHF’s ability to vote is limited, its ability to influence matters being voted on will be reduced relative to other investors.

There are 1940 Act tests of affiliation other than the percentage of the voting securities of an issuer, such as on the basis of control. Therefore, the prohibitions of the 1940 Act with respect to affiliated transactions could apply in some situations regardless of the percentage of the voting securities of an Investment held by BXHF. In addition, the Sponsor may determine not to invest BXHF’s assets in an Investment, or may sell or withdraw all or a portion of an existing Investment, in order to address adverse regulatory implications that would arise under the 1940 Act for BXHF and Other Blackstone Accounts if that investment was made or maintained. To the extent that the adverse regulatory implications are attributable to a Blackstone Registered Fund’s investment, the Sponsor and/or its affiliates may cause such fund to sell or withdraw from such Investment prior to BXHF and Other Blackstone Accounts. BXHF may also be required to sell an investment to avoid potential violations of the 1940 Act and/or related rules thereunder or for other reasons. In such cases, BXHF’s interests in an Investment could be adversely affected, including by resulting in the dilution of or decrease in the value of BXHF’s Investment, or otherwise by resulting in BXHF being put in a disadvantageous position with respect to the Investment as compared to Other Blackstone Accounts, including Blackstone Registered Funds. In addition, BXHF may be restricted from making investments in different parts of the capital structure of the same issuer in which a Blackstone Registered Fund has invested or seeks to invest. BXHF may be unable to participate in or effect certain transactions, or take certain actions in respect of certain investments, on account of applicable restrictions under the 1940 Act and/or related guidance from the SEC.

Potential Involvement in Litigation. BXHF may become involved in litigation in respect of its portfolio positions. Litigation entails expense and the possibility of counterclaims against BXHF and ultimately judgments may be rendered against BXHF for which BXHF does not carry insurance. The Underlying Managers are subject to similar risks, which may adversely affect the Investments and/or BXHF.

Litigation and Other Contingent Expenses May Be Borne by Subsequent Investors. Litigation and other contingent expenses may be expensed as incurred, and therefore BXHF may pay for such expenses associated with historical investments that are no longer a material portion of BXHF’s portfolio. Alternatively, if such expenses are expected to be material in a particular case, BXHF may create a reserve to pay the estimated expenses. In both cases, BXHF may expense any litigation and other contingent costs, or record any litigation and other contingent reserves, in the period in which the expense is incurred or the reserve created, which may be subsequent to the period in which the actions that resulted in the litigation and other contingent expenses were engaged in. In general, BXHF will not be required to, and it is not anticipated that it will, attempt to reallocate any litigation or similar expenses or reserves to prior periods. This practice could result in an allocation of expenses to investors other than those who benefited from the investment or other activity that resulted in the expenses. For example, new investors may effectively bear litigation costs for investments that generated profits that were realized before they became a Unitholder. Conversely, Unitholders who withdraw their Interest prior to the initiation of litigation may effectively receive the benefit of investments without paying all of the costs associated with those investments. Finally, because BXHF will not be obligated to reallocate litigation and other contingent costs to prior periods in which the gains were realized, the Sponsor will not be obligated to refund any Management Fees paid in those prior periods, or any Performance Allocation derived from gains on investments that later result in significant litigation or similar costs.

Investment Liabilities of Underlying Investment Vehicles. Certain of the Investments generally are not “ring-fenced” from one another across Underlying Investment Vehicles of the Sponsor or a particular Underlying Manager. Thus, if certain conditions are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing by the Sponsor or an Underlying Manager with respect to an Investment (including an Investment held through a special purpose entity) may impair other assets of an Underlying Investment Vehicle. Thus, it is possible that a Unitholder’s exposure to the liabilities of a particular Investment through an Underlying Investment Vehicle will exceed its pro rata share thereof. In light of the master-feeder structure through which certain Underlying Investment Vehicles invest, it is possible that an Underlying Investment Vehicle’s master fund will hold an investment in which the Underlying Investment Vehicle does not participate but in which other vehicles managed by the Sponsor or the respective Underlying Manager participate. In such a case, it is possible that the Underlying Investment Vehicle’s share of its master fund’s assets will be exposed to liabilities stemming from such investment.

Cross-Class Liability of Underlying Investment Vehicles. Subject to the governing documents of an Underlying Investment Vehicle, the Sponsor, an Underlying Manager or its affiliate may have the authority to establish additional classes and/or series without reference to existing investors in the Underlying Investment Vehicle, including BXHF. An Underlying Investment Vehicle, however, is generally a single legal entity and all of the assets of the Underlying Investment Vehicle may be available to meet the Underlying Investment Vehicle’s liabilities, regardless of the separate portfolio to which such assets or liabilities may be attributable. Similarly, in the absence of limited recourse language with creditors of an Underlying Investment Vehicle’s master fund, all of the assets of such master fund, including the assets indirectly owned by the Underlying Investment Vehicle, may be available to meet such master fund’s liabilities. Similar risks apply with respect to an Investment made through a special purpose entity of an Underlying Investment Vehicle. If a particular class or series of an Underlying Investment Vehicle incurs indebtedness, this cross-class liability risk is even greater because the use of leverage amplifies the financial impact of losses on Investments. Therefore, it is possible that a class or series of an Underlying Investment Vehicle that does not employ leverage and otherwise receives no benefit from the borrowing activities of the Underlying Investment Vehicle’s master fund could be adversely affected by a different class or series being unable to meet its liabilities under a borrowing. In practice, cross-class liability will usually only arise where any class or series of an Underlying Investment Vehicle becomes insolvent or exhausts its assets and is unable to meet all of its liabilities. In this case, all of the assets of the Underlying Investment Vehicle attributable to the other classes and series, including a class or series in which BXHF has invested, may be applied to cover the liabilities of the insolvent class or series. The risk of cross-class liability is heightened in particular if one or more class or series of an Underlying Investment Vehicle has incurred leverage.

Investment Vehicle Cross-Liability. Investments made by an Underlying Investment Vehicle may be purchased or held through investment vehicles that also make or hold investments on behalf of one or more other participants. Such participation in investment vehicles may be structured in a variety of ways, including as equity, debt, participations, derivatives or otherwise. In some cases, a single special purpose vehicle may be used for a variety of investments, only a portion of which is allocated to a given Underlying Investment Vehicle. Further, an Underlying Investment Vehicle may provide guarantees, equity commitment letters or similar financial support documentation in connection with an investment vehicle’s financing activities pursuant to which the Underlying Investment Vehicle may be jointly and/or severally liable with such other participants. While an investment vehicle can be structured to allocate the rights and obligations relating to each investment to an Underlying Investment Vehicle and the other participants appropriately, there is a risk that a creditor having a claim against such investment vehicle (including a claim relating to an investment in which the Underlying Investment Vehicle does not have an interest) may be able to satisfy such claim against all assets of such investment vehicle (including investments in which the Underlying Investment Vehicle has an interest).

Difficulty of Locating Suitable Investments. There can be no assurance that there will be a sufficient number of suitable investment opportunities that the Sponsor will be able to identify to enable BXHF to invest all of the investors’ capital in opportunities that satisfy BXHF’s investment objectives or that such investment opportunities will lead to completed investments by BXHF. The activity of identifying, closing and realizing attractive investments that fall within BXHF’s investment mandate is highly competitive and involves a high degree of uncertainty. In addition, developing and maintaining relationships with Underlying Managers, on which some of BXHF’s strategy depends, is highly competitive. A failure by the Sponsor to identify attractive investment opportunities, develop new relationships and maintain existing relationships with Underlying Managers and other industry participants would adversely impact BXHF. BXHF will compete for the acquisition of investments with many other investors, some of which may have greater resources than BXHF. Such competitors may include other private investment funds, as well as individuals, financial institutions and other institutional investors. Further, over the past several years, an ever-increasing number of private investment funds have been formed (and many existing funds have grown in size). Additional funds with similar investment objectives may be formed in the future by other unrelated and/or related parties. In addition, the availability of investment opportunities generally will be subject to market conditions, as well as, in some cases, the prevailing regulatory or political climate. Therefore, identification of attractive investment opportunities is difficult and involves a high degree of uncertainty, and competition for such opportunities may become more intense. BXHF is selective in its approach to targeting investments, and there is no guarantee that investments meeting BXHF’s investment criteria will be available or that all of BXHF’s Investments will meet such criteria.

Proprietary Investment Strategies of Underlying Managers. Underlying Managers use proprietary investment strategies that are based on considerations and factors that are not typically fully disclosed to the Sponsor or BXHF. These strategies may involve risks under some market conditions that are not anticipated by the Sponsor or BXHF. The investment niche, arbitrage opportunity or market inefficiency exploited by an Underlying Manager may become less profitable over time as the Underlying Manager and competing asset managers or investors manage a larger group of assets in the same or similar manner (tending to arbitrage away the profit opportunities), or market conditions change. The strategies employed by the Underlying Managers may involve significantly more risk and higher transaction costs than more traditional investment methods. BXHF seeks to reduce these risks by allocating the investments of BXHF among a variety of different Underlying Managers using investment strategies with returns that are not highly correlated with one another as well as direct Investments so that the volatility of different strategies (the profits from one Underlying Manager and the losses from another) tends to reduce the overall fluctuation in value of BXHF’s assets. It is possible that the performance of the Underlying Managers and BXHF’s direct Investments may be closely correlated in some market conditions, resulting (if those returns are negative) in significant losses to BXHF and its investors.

Risks Inherent in Investing in Underlying Investment Vehicles. The success of BXHF’s investments in certain Underlying Investment Vehicles in general is subject to a variety of risks, including, without limitation, those related to: (i) the quality of the management of the Underlying Investment Vehicles and the ability of such management to successfully select investment opportunities; (ii) the quality of the management of the operating companies in which BXHF may invest through Underlying Investment Vehicles and the ability of such management to develop and maintain successful business enterprises; (iii) general economic conditions; and (iv) the ability of the Underlying Investment Vehicles and BXHF to liquidate their investments. BXHF generally will not participate in the management and control of the Underlying Investment Vehicles or the operating companies in which the Underlying Investment Vehicles invest, either directly or indirectly.

Unitholders will not have any rights, including any direct voting rights, in the Underlying Investment Vehicles, or the ability to exercise any of BXHF’s rights in the Underlying Investment Vehicles or assert claims directly against the Underlying Investment Vehicles. In addition, because BXHF will hold interests in the Underlying Investment Vehicles, BXHF will be subject to all risks and conflicts inherent in such investments. Each of the risks and conflicts set forth herein may or may not relate to any particular Underlying Investment Vehicle. There can be no assurance that the Underlying Investment Vehicles will realize their respective rate of return objectives, will realize similar returns to past funds or investments sponsored by the Underlying Managers or their respective affiliates or will return any investor capital.

Execution Risks and Error. The trading and investment activity of BXHF involves multiple instruments, brokers, counterparties and strategies. The execution of the trading and investment strategies employed by BXHF may often require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel instruments. In each case, the Sponsor and/or the Underlying Managers are expected to seek best execution. However, some slippage, errors and miscommunications with brokers and counterparties may occur and could result in losses to BXHF. In such circumstances, the Sponsor and/or the Underlying Managers will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault, and to the extent practicable will seek to recover losses from those parties. BXHF may choose to forego pursuing claims against brokers and counterparties on behalf of BXHF for any reason including, but not limited to, the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties. In addition, execution and operational staff of the Sponsor and/or Underlying Managers may be solely or partly responsible for errors in placing, processing, and settling trades that result in losses to BXHF. The Sponsor is not liable, and the Underlying Managers typically are not liable, to BXHF for losses caused by brokers or counterparties selected by them in good faith or by their own negligence or contributory negligence. The Sponsor and the Underlying Managers will be liable to BXHF for acts that constitute fraud, willful misconduct or gross negligence. Units are available for subscription only by investors who understand that they and BXHF are waiving potential claims for damages arising from the operation of BXHF, including damages resulting from the Sponsor’s own negligence or contributory negligence, and expect some execution losses to BXHF. The Sponsor will itself determine in good faith whether or not a given trade error is required to be reimbursed under the general standard of liability applicable to BXHF. The Sponsor has a conflict of interest in determining the resolution of any trade error and it attempts to resolve any such conflict by making a good faith, objective determination of the status of any trade error under the applicable liability standard.

Fund Expenses. As described further below in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses,” BXHF will pay and bear expenses related to its operations. BXHF expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of Fund expenses ultimately incurred or incurred at any one time may exceed expectations. These Fund expenses will reduce the actual returns realized by Unitholders on their investment in BXHF (and will reduce the amount of capital available to be deployed by BXHF in investments). In addition, BXHF’s underlying Investments (including those in which BXHF has a controlling interest) will incur their own operating and other expenses, including in certain cases the compensation and benefits of employees and other personnel, overhead expenses, the costs and expenses of service providers, and other ordinary course and extraordinary expenses, to the extent any such expenses are incurred.

Multiple Levels of Fees and Expense. To the extent that the BXHF Managers delegate portfolio management of a portion of BXHF’s Investments to unaffiliated Underlying Managers, BXHF will bear its pro rata share of management fees and performance-based allocations or fees charged or applied by such unaffiliated Underlying Managers in respect of their respective Underlying Investment Vehicles, in addition to fees charged at the BXHF level (i.e., there will be “double fees” involved in making an investment in an Underlying Investment Vehicle through BXHF which would not arise if the Unitholder were to invest in the Underlying Investment Vehicle directly, because the Sponsor and its affiliates will receive fees with respect to the management of BXHF, on the one hand, and the Underlying Manager will receive additional fees with respect to the management of such Underlying Investment Vehicles, on the other hand), which will increase the amount of expenses borne by BXHF (and indirectly by Unitholders) and reduce returns. In connection with Investments in Underlying Investment Vehicles managed by Underlying Managers that are affiliated with the BXHF Managers, BXHF is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation that may be otherwise charged or applied by such affiliated Underlying Managers, except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar, or waived to create a single level of fees to the Sponsor, in the General Partner’s sole discretion. For further information related to fees at multiple levels of BXHF, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Fees at Multiple Levels.”

BXHF will directly or indirectly bear other expenses in connection with an investment in an Underlying Investment Vehicle or an investment in or alongside an Other Blackstone Account, including any investment related expenses and expenses paid to affiliates of the Sponsor, administrative expenses and other expenses included in the definition of Fund Expenses below as applicable to such Underlying Investment Vehicle or Other Blackstone Account (to the extent applicable). To the extent the Management Fee, Administration Fee and/or the Performance Participation Allocation may apply at the level of BXHF or any Intermediate Entity, Unitholders will only bear such Management Fee, Administration Fee and/or Performance Participation Allocation by the Investment Manager or Sponsor once.

Bankruptcy. BXHF expects to be, both directly and through Underlying Investment Vehicles, a borrower, and BXHF expects to be a creditor through debt or other structured Investments that it holds. Bankruptcy laws could delay the ability of BXHF to realize on collateral for debt held by it or could adversely affect the priority of debt through equitable subordination and other rules. In addition, a borrower could be involved in restructurings, insolvency proceedings or reorganizations under the U.S. Bankruptcy Code and the laws and regulations of one or more jurisdictions that could be similar or dissimilar to the U.S. Bankruptcy Code. Certain non-U.S. bankruptcy laws and regulations provide inferior protections to creditors than in the U.S. bankruptcy laws and regulations. U.S. and certain non-U.S. bankruptcy laws could result in a restructuring of debt without the creditor’s consent under the “cramdown” provisions of applicable bankruptcy laws and could result in a discharge of all or part of a debt Investment that BXHF holds without payment to BXHF. On the other hand, BXHF as a borrower could be adversely affected by bankruptcy or other similar proceedings initiated against it or a Portfolio Entity; BXHF could be unable to restructure its own debt and instead be forced to sell assets to repay debt, including at inopportune moments, due to laws that afford creditors rights. To the extent such laws and regulations do not provide BXHF with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, BXHF’s Investments in any such Portfolio Entity could be adversely affected. While the Sponsor intends, where deemed appropriate, to manage BXHF in a manner that will minimize exposure to the foregoing risks (although the Sponsor is not under any obligation to hedge currency risks), there can be no assurance that adverse developments with respect to such risks will not adversely affect BXHF’s Investments that are in or subject to the laws of those countries.

Investment and Trading Risk

As described in “Item 1(c). Description of Business—Investment Strategies,” BXHF is permitted to invest in a wide variety of securities, assets and instruments and to utilize a wide variety of investment strategies, which are expected to change over time. Accordingly, future investments and investment strategies may present new and/or additional risks. As such, the following risk factors do not purport to be a complete list or explanation of the risks involved. The discussion below is intended to describe the risks associated with certain of the Investments and investment strategies in or through which BXHF is permitted to invest or trade. BXHF may in the future invest in these Investments and investment strategies although BXHF may not hold any specific type of Investment at any given time.

Equity Securities Generally. Market prices of equity securities generally, and of certain companies’ equity securities more particularly, frequently are subject to greater volatility than prices of fixed-income securities. Market prices of equity securities as a group have dropped dramatically in a short period of time on several occasions in the past, and they may do so again in the future. In addition, actual and perceived accounting irregularities may cause dramatic price declines in the equity securities of companies reporting such irregularities or which are the subject of rumors of accounting irregularities.

Small and Medium Capitalization Companies. While the Sponsor believes securities of companies with small to medium-sized market capitalizations often provide significant potential for appreciation, the securities of certain companies, particularly smaller-capitalization companies, involve higher risks in some respects than do investments in securities of larger companies. For example, prices of small-capitalization and even medium-capitalization securities are often more volatile than prices of large-capitalization securities and the risk of bankruptcy or insolvency of many smaller companies (with the attendant losses to investors) is higher than for larger, “blue-chip” companies. In addition, due to thin trading in the securities of some small-capitalization companies, an investment in those companies may be illiquid.

Preferred Stock. Preferred stock typically has a preference over common stock in liquidation (and generally dividends as well) but is subordinated to the liabilities of the issuers in all respects. As a general rule, the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar stated yield characteristics. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Preferred stock also may be subject to optional or mandatory redemption provisions.

Convertible Securities. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by BXHF is called for redemption, BXHF will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on BXHF’s ability to achieve its investment objective.

Investments in Unregistered Securities. Investing in unregistered securities, including investments in new and early stage companies or companies undergoing operational or financial restructuring, may involve a high degree of business and financial risk that can result in substantial losses. Because of the possible absence of a liquid trading market for these investments, it may take longer to liquidate, or it may not be possible to liquidate, these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on these sales could be substantially less than those originally paid by BXHF. Further, companies whose securities are not publicly traded will generally not be subject to public disclosure and other investor protection requirements applicable to publicly traded securities.

Debt Securities; Bank Debt. Corporate debt obligations and other forms of indebtedness, including commercial paper, are subject to the risk of an issuer’s ability to meet principal and interest payments on the obligation (credit risk), and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). With bonds and other fixed income securities, a rise in interest rates typically causes a fall in values, while a fall in interest rates typically causes a rise in values. Debt securities generally involve less market risk than stocks. However, the risk of debt securities can vary significantly depending upon factors such as the issuer and maturity. For example, the issuer of a security or the counterparty to a contract may default or otherwise become unable to honor a financial obligation. The debt securities of some companies may be riskier than the stocks of others.

Risks associated with investments in bank loans and participations include, but are not limited to: inadequate perfection of the security interest granted under the loan documents, the possible invalidation or compromise of a loan transaction as a fraudulent conveyance or preference under relevant creditors’ rights laws; so-called lender-liability claims by the issuer of the obligations; the validity and seniority of bank claims and guarantees; environmental liability that may arise with respect to collateral securing the obligations; adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; long and less certain settlement periods; counterparty credit risk due to delayed settlement of the bank loan transactions; limitations on the ability of the Sponsor or an Underlying Manager to directly enforce its rights with respect to participations and illiquidity in the market for the resale of such loans.

Debt instruments may become non-performing for a variety of reasons. Non-performing instruments may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of the principal. BXHF may incur additional expenses to the extent it is required to seek recovery upon a default or to participate in the restructuring of a debt instrument. Although BXHF may have voting rights with respect to an individual holding, there can be no certainty that BXHF will be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such holding to determine the outcome of such vote.

Structured Risk Transfers. Structured risk transfer (“SRT”) transactions are synthetic securitizations, typically in the form of debt securities issued by banks and other financial institutions, that allow banks and other financial institutions to reduce their regulatory capital requirements by transferring subordinated credit risk on a given portfolio of loans held on the bank’s balance sheet to third party investors, such as BXHF, in return for payment of a coupon to such investors. Such portfolios of loans may include, without limitation, corporate revolving credit facilities, term loans and capital call credit facilities issued by financial institutions to various different types of borrowers as well as other credit portfolios. SRT transactions are typically linked to a first-loss or mezzanine tranche of a larger portfolio; accordingly, BXHF’s exposure to that portfolio is leveraged. SRT securities may be issued or entered into directly by the bank or other financial institution or may be issued or entered into by a SPV (which enters into a back-to-back credit derivative, or similar arrangement with the bank or other financial institution) or via other derivative securities. BXHF may also invest in securitization structures. In such case, BXHF may directly or indirectly hold an equity or similar position in a securitization vehicle managed and/or issued by a bank or other financial institution. In general, BXHF may be exposed to the credit risk of the relevant bank or other financial institution as well as the economic performance (and risk of defaults) in the underlying loan portfolio, which credit risk the Sponsor may (or may not) elect to hedge against. In respect of SPV structures, the SPV is typically a limited recourse vehicle, and it is reliant on cash flows under its back-to-back arrangement with the bank and collateral arrangements (if any) to fund its payment obligations to the investor. This means that if the SPV has insufficient funds to make payments in full to the investor, such investor will have no further recourse against the SPV or the bank for any due and unpaid amounts. In addition, the regulatory requirements applicable to SRT transactions, banks and investors is continuing to evolve and may affect BXHF’s investments in SRT transactions. See also “—Debt Securities; Bank Debt.”

BXHF intends to invest in SRT transactions indirectly through an investment in BSOF SRT Enhanced Aggregator LP, an aggregator vehicle for BXHF and certain Other Blackstone Accounts (collectively, BSOF SRT Enhanced Aggregator LP and its wholly-owned subsidiaries, “SRT Enhanced”). BXHF may also invest in SRT transactions directly outside of SRT Enhanced. SRT Enhanced invests in certain SRT transactions directly and indirectly through wholly-owned financing subsidiaries that incur leverage in the form of 4(a)(2) issued notes. SRT Enhanced expects to incur additional forms of leverage. Therefore, BXHF’s indirect interests in SRT transactions will generally be levered.

Prospective investors should be aware that the tax treatment of SRT transactions and similar transactions is subject to significant uncertainty. While BXHF generally intends to take the position that an investment in an SRT transaction is akin to an investment in a debt or equity security or notional principal contract, depending on the nature of the transaction, there can be no assurances that the IRS would agree with this treatment. In the event this treatment is challenged, or in the event of a change in law or guidance, it is possible that BXHF’s investments in SRT transactions would give rise to material withholding taxes and/or net income taxes for BXHF, which could materially and adversely affect a Unitholder’s returns in the Fund. Prospective investors are urged to consult with their own tax advisors with respect to a potential investment in BXHF, including the potential tax treatment of SRT transactions and similar transactions.

High Yield Debt and Non-Investment Grade Securities. Investments in fixed-income securities and other debt obligations which are rated below investment grade or are unrated are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high-yield debt may be highly leveraged or have enterprise risk that renders unavailable to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with issuers of higher quality instruments. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high-yield bonds may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer’s ability to service its debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high-yield bonds because such securities may be unsecured and subordinated to creditors of the issuer and even if they are secured, such securities may be under-collateralized and/or subordinate to a more senior class of securities. The market for such securities is thinner, often less liquid, and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold and may even make it impractical to sell such securities. The limited liquidity of the market may also adversely affect the ability of the relevant calculating party to arrive at a fair value for certain non-investment grade and non-rated securities at certain times and could make it difficult for BXHF to sell or dispose of certain securities.

Lender Liability Claims. There may be circumstances where a debt investment of BXHF could be subordinated to claims of other creditors or BXHF could be subject to lender liability claims. If a company that BXHF is invested in were to go bankrupt, even though BXHF may have structured its investment as senior debt, depending on the facts and circumstances, a bankruptcy court might re-characterize such debt holding as an equity investment and subordinate or disallow all or a portion of BXHF’s senior debt claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower.

Direct Lending. To the extent BXHF invests directly or indirectly in originated loan interests based partly upon the adequacy of the borrower’s collateral, an incorrect valuation of such collateral may result in unforeseen losses. Despite performing due diligence on the collateral, including, where appropriate, by engaging third-party independent valuators to estimate the value of the collateral pledged by the borrower, the inherent uncertainty of valuation of collateral may result in values that differ significantly from the values that can ultimately be obtained for such collateral. In addition, even if collateral is initially valued correctly, changes in market conditions, regulations or other circumstances or changes directly related to such collateral may materially adversely affect the value thereof. BXHF would also be dependent on a borrower’s ability to obtain replacement financing or sell the underlying assets to repay its loans, which could depend on market conditions and other factors. Loans are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans made by BXHF, BXHF bears the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount and unpaid interest of the loan. To the extent BXHF suffers such losses with respect to any Investment, BXHF’s return may be negatively affected.

Of paramount concern in investing in loans and other debt instruments is the possibility of fraud, material misrepresentation or omission on the part of the borrower or the lack of adequate documentation or any documentation regarding such loans and debt obligations. Such occurrences may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of BXHF to perfect or effectuate a lien on the collateral securing the loan. BXHF will rely upon the accuracy and completeness of representations made by borrowers and lenders to the extent reasonable, but cannot guarantee such accuracy or completeness or the adequacy or existence of required documentation. Under certain circumstances, payments to BXHF may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

In certain jurisdictions in which BXHF will invest, additional structuring steps may need to be taken to enable entities, such as BXHF, that are not authorized to carry on banking activities in those jurisdictions, to extend (or facilitate the extension of) loans to third parties and/or to achieve the appropriate tax structure. These activities may make it more difficult for BXHF to execute its proposed investment strategy, and may lead to additional costs being incurred, which may reduce the returns that BXHF is able to generate.

There has been increasing commentary amongst regulators and intergovernmental institutions on the topic of credit intermediation involving entities and activities outside the regulated banking system. BXHF is an entity outside the regulated banking system and certain of the activities of BXHF, in consequence, may be subject to regulatory developments. As a result, BXHF and the Sponsor could be subject to increased levels of oversight and regulation. This could increase Fund costs and limit its operations.

The Fund also may originate loans or acquire loans by participating in the initial issuance of the loan as part of a syndicate of banks and financial institutions, or receive its interest in a loan directly from the borrower.

Secured Loans. While secured loans originated or purchased by BXHF will generally be structured to be over-collateralized, BXHF may be exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. BXHF cannot guarantee the adequacy of the protection of BXHF’s interest, including the validity or enforceability of the loan and the maintenance of the anticipated priority and the perfection of the applicable security interests. Furthermore, BXHF cannot assure that claims may not be asserted that might interfere with enforcement of BXHF’s rights. In the event of a foreclosure, BXHF may assume direct ownership of the underlying asset. The liquidation proceeds upon sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to BXHF. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Liability Management Exercises. Liability management exercises (“LMEs”) involve negotiations with certain creditors of a company, often to provide such creditors with a priority position over others in exchange for concessions, such as capital infusions or reductions in claims. LMEs carry significant risks, including unfavorable outcomes for creditors, such as subordination, dilution of claims, or the impairment of the original terms of the debt. Creditors who are subordinated may challenge the arrangements, leading to costly litigation. The success of LMEs often depends on broader market and credit considerations and the financial health of the company, which may not always align with anticipated outcomes. As a result, there is a risk that LMEs (whether or not successful) could negatively impact BXHF’s investments.

Assignments and Participation. Interests in loans may be acquired either directly (by way of assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the loan agreement with respect to the loan; however, its rights can be more restricted than those of the assigning institution. Participations in a portion of a loan typically result in a contractual relationship only with the institution participating out the interest and not with the obligor. BXHF would, in such a case, have the right to receive payments of principal and interest to which it is entitled only from the institution selling the participation, and not directly from the obligor, and only upon receipt by such institution of such payments from the obligor. As the owner of a participation, BXHF generally will have no right to enforce compliance by the obligor with the terms of the loan agreement or to vote on amendments to the loan agreement, nor any rights of set-off against the obligor, and BXHF may not directly benefit from collateral supporting the loan in which it has purchased the participation. In addition, in the event of the insolvency of the selling institution under the laws of the United States and the states thereof, BXHF may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution’s interest in, or the collateral with respect to, the applicable loan. Consequently, BXHF will assume the credit risk of both the obligor and the institution selling the participation to BXHF. As a result, concentrations of participations from any one selling institution subject BXHF to an additional degree of risk with respect to defaults by such selling institution.

Investments in Troubled and Leveraged Companies. While securities of financially troubled companies and securities of highly leveraged companies are likely to be particularly risky, they also may offer the potential for correspondingly high returns. Under certain circumstances, payments to BXHF may be reclaimed if any such payment is later determined to have been a preferential payment.

Distressed Securities. Since there is substantial uncertainty concerning the outcome of transactions involving business enterprises involved in workouts, liquidations, reorganizations, bankruptcies and similar situations, there is a high degree of risk of loss, including loss of the entire investment in distressed securities of such business enterprises.

In bankruptcy, there can be considerable delay in reaching accord on a restructuring plan acceptable to a bankrupt company’s lenders, bondholders and other creditors and then obtaining the approval of the bankruptcy court. Such delays could result in substantial losses with respect to Investments comprised of such securities or obligations. Moreover, there is no assurance that a plan favorable to the class of securities held by BXHF will be adopted or that the subject company might not eventually be liquidated rather than reorganized.

In liquidations (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to BXHF of the security in respect of which such distribution is received. It may be difficult to obtain accurate information concerning a company in financial distress, with the result that the analysis of the attractiveness of the company as an investment and the valuation of the company are especially difficult. The market for securities of such companies tends to be illiquid and sales may be possible only at substantial discounts.

Uncovered Risks. The Sponsor and the Underlying Managers will from time to time employ various “risk-reduction” techniques designed in an attempt to minimize the risk of loss in portfolio positions. A substantial risk remains, nonetheless, that such techniques will not always be possible to implement and when possible will not always be effective in limiting losses. Hedging against a decline in the value of a portfolio position does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of such positions decline, but BXHF will seek to establish other positions designed to gain from those same developments, thus moderating the decline in the portfolio positions’ value. Such hedge transactions also limit the opportunity for gain if the value of a portfolio position should increase. In addition, a hedging transaction may not be entered into if the expense associated with such hedging transaction is perceived as being too costly. The success of BXHF’s hedging transactions will be subject to the ability of the Sponsor to correctly predict market fluctuations and movements. Therefore, while BXHF may enter into such transactions to seek to reduce risks, unanticipated market movements and fluctuations may result in a poorer overall performance for BXHF than if BXHF had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary.

Price Risk. For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of securities may decline or rise substantially. In particular, purchasing assets at what may appear to be “undervalued” levels is no guarantee that these assets will not be trading at even more “undervalued” levels at the time of valuation or at the time of sale. Similarly, shorting assets at what may appear to be “overvalued” levels is no guarantee that these assets will not be trading at even more “overvalued” levels at the time of valuation or at the time of sale.

Financial Fraud. Instances of fraud and other deceptive practices committed by senior management of certain companies may undermine the due diligence efforts of the Sponsor or an Underlying Manager with respect to such companies, and if such fraud is discovered, negatively affect the valuation of BXHF’s investments. In addition, when discovered, financial fraud may contribute to overall market volatility, which can negatively impact BXHF’s investment program.

Derivative Instruments. Derivative instruments, including options, forward contracts, swaps and other derivatives may be volatile and speculative. Certain positions may be subject to wide and sudden fluctuations in market value, with a resulting fluctuation in the amount of profits and losses. Use of derivative instruments presents various risks, including the following:

•

Tracking – When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent BXHF from achieving the intended hedging effect or expose BXHF to the risk of loss.

•

Liquidity – Derivative instruments, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets BXHF may not be able to close out a position without incurring a loss. In addition, daily limits on price fluctuations and speculative positions limits on exchanges on which BXHF may conduct its transactions in certain derivative instruments may prevent prompt liquidation of positions, subjecting BXHF to the potential of greater losses.

•

Effective Leverage – Trading in derivative instruments can result in large amounts of effective leverage. Thus, trading in derivative instruments may magnify the gains and losses experienced by BXHF and could cause BXHF’s net asset value to be subject to wider fluctuations than would be the case if BXHF did not use the effective leverage feature in derivative instruments.

•

Over-the-Counter (“OTC”) Trading – OTC derivatives, unlike exchanged-traded options, are two-party contracts with price and other terms negotiated by the buyer and seller. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which BXHF can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. Derivative instruments not traded on exchanges are also not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. Recent legislation in the United States would require certain instruments currently traded over-the-counter to be traded on an exchange and cleared through a central clearing house.

When-Issued, Delayed Delivery and Forward Commitment Securities. Due to fluctuations in the value of securities purchased or sold on a when-issued or delayed-delivery basis, the yields obtained on such securities may be higher or lower than the yields available in the market on the dates when the securities are actually delivered to the buyers. If BXHF disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, BXHF may incur a gain or loss. There is a risk that the securities may not be delivered and that BXHF may incur a loss.

BXHF borrows from broker-dealers that act as its prime brokers. BXHF in the future may seek additional or alternative standby or permanent financing from one or more banks or other lenders, and it may seek to borrow funds from institutions, foreign or domestic, by means of privately placed notes or debentures. It also enters into other types of financing arrangements, including swaps and derivative transactions.

Futures; Possible Effects of Speculative Position Limits. Futures markets are highly volatile and a high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses to the investor. Moreover, many commodity exchanges limit fluctuations in futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Such regulations could prevent BXHF from promptly liquidating unfavorable positions and thus subject BXHF to substantial losses.

The CFTC and certain exchanges have established speculative position limits on the maximum net long or short futures and options positions which any person or group of persons acting in concert may hold or control in particular futures contracts. With respect to trading in futures subject to such limits, BXHF may reduce the size of the positions which would otherwise be taken in such futures and not trade certain futures in order to avoid exceeding such limits. Such modification, if required, could adversely affect the operations and profitability of BXHF.

Unlike trading on U.S. futures exchanges, trading on non-U.S. futures exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. In addition, unless the Sponsor or an Underlying Manager hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on non-U.S. exchanges, any profits that an Investment (and, therefore, BXHF) might realize in trading could be eliminated by adverse changes in the exchange rate, or the Investment (and, therefore, BXHF) could incur losses as a result of those changes.

Use of other derivative instruments presents many of the same risks as those discussed above regarding futures contracts, including those risks relating to volatility, liquidity, hedging and non-U.S. trading.

Options. Trading of equity, fixed income, currency and commodity options, including options on futures and physical commodities, involves risks substantially similar to those involved in trading margined securities or commodity futures contracts, in that options are speculative and highly leveraged. Specific market movements of the securities, commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the security, commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option.

Use of Swap Agreements. BXHF may use equity, credit, credit default, contingent recovery, interest rate, index, total return, commodity and currency swap agreements as well as enter contracts for difference and swap-type agreements on derivatives and complex instruments. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specified assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency or in a “basket” of securities representing a particular index. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions. Interest rate swaps, for example, do not typically involve the delivery of securities, other underlying assets or principal. Accordingly, the market risk of loss with respect to an interest rate swap is often limited to the amount of interest payments that BXHF is contractually obligated to make on a net basis.

Other Derivative Instruments. BXHF may take advantage of opportunities with respect to certain other derivative instruments that are not presently contemplated for use or that are currently not available, but that may be developed, to the extent such opportunities are both consistent with the investment objective of BXHF and legally permissible. Special risks may apply to instruments that are invested in by BXHF in the future that cannot be determined at this time or until such instruments are developed or invested in by BXHF.

Short Selling. Selling securities short inherently involves leverage because the short sale of a security will involve the sale of a security not owned by the seller. The seller may borrow the security for delivery at the time of the short sale. If the seller borrows the security, the seller must then buy the security at a later date in order to replace the shares borrowed. If the price of the security at such later date is lower than that at the date of the short sale, the seller realizes a profit; if the price of the security has risen, however, the seller realizes a loss. Selling a security short which is borrowed exposes the seller to unlimited risk with respect to the security due to the lack of an upper limit on the price to which a security can rise. A short sale may result in a sudden and substantial loss if, for example, an acquisition proposal is made for the subject company at a substantial premium over the market price. If BXHF’s short positions or its strategy become generally known, it could have a significant effect on the Sponsor’s ability to implement BXHF’s investment strategy. In particular, it would make it more likely that other investors could cause a “short squeeze” in the securities held short by BXHF, forcing BXHF to cover its positions at a loss. It may also limit BXHF’s ability to access management and other personnel at certain companies where BXHF seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as BXHF, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to BXHF could decrease drastically. A number of jurisdictions adopted temporary bans on short sales and enacted regulations aimed at greater disclosure of short selling in

2020. Additionally, there have been legislative and regulatory initiatives and proposals in the United States and elsewhere that could lead to permanent bans or restrictions on certain short sale activities, including the restoration of certain restrictions on short selling that were lifted several years ago. Any such prohibitions or restrictions short selling can have a material adverse impact on BXHF’s investment program.

Crowded Trades. With respect to a given investment, a crowded trade occurs when investors in the aggregate have unusually large exposure (either as a result of a large number of participants or outsized positions), and a similar belief regarding the direction of the trade (i.e., long or short). Investments in crowded trades are subject to the risk that there will be insufficient liquidity and significant volatility if investors seek to unwind their positions at or around the same time. Investments in crowded trades could lead to significant losses by BXHF. There can be no assurance the applicable Underlying Manager or the Sponsor will be able to avoid significant losses if a position becomes a crowded trade.

Purchasing Securities of Initial Public Offerings. BXHF (directly or indirectly) intends to purchase securities of companies in initial public offerings or shortly thereafter including through its indirect investment in Blackstone Aqua Feeder Sub-Fund, an open-ended, limited liquidity sub-fund of Blackstone Global Feeder Fund ICAV (the “Aqua Fund”), in which the Affiliated Sub-Investment Manager serves as investment adviser. In addition to initial public offerings, the Aqua Fund invests in other investments within the capital markets space, including secondary offerings and other public equity or debt listings. Special risks associated with initial public offerings may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for BXHF to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

Restricted New Issues. BXHF intends to establish policies with respect to the allocation of profits and losses attributable to restricted new issues (“Restricted New Issues”), as defined in Financial Industry Regulatory Authority (“FINRA”) Rule 5130, as amended and interpreted from time to time, in accordance with Rule 5130 and Section (b) of FINRA Rule 5131, pursuant to which certain investors (“Restricted Persons”) (e.g., any investor deemed to be a “restricted person,” as defined in Rule 5130, and certain executive officers and directors and persons materially supported by executive officers and directors) are restricted from participating in profits and losses attributable to Restricted New Issues. In order to enable BXHF to participate in Restricted New Issues, BXHF will require each Unitholder to provide information to enable BXHF to determine whether such Unitholder is a Restricted Person. If a Restricted New Issue in which participation by Restricted Persons has been capped is not promptly sold, the Investment may be subsequently reallocated among all Unitholders on a pro rata basis (including all Restricted Persons) after the issue date, at a value reflecting the market price at such time. To enable BXHF to participate in new issues, BXHF intends to establish the following policies in connection with the allocation of profits and losses attributable to new issues:

FINRA Rule 5130. Subject to BXHF’s FINRA Rule 5131 allocation policy, an investor that is not deemed to be a Restricted Person will be unlimited in its participation in profits and losses attributable to new issues and all other investors (i.e., investors that are Restricted Persons or have elected to not participate in any profits and losses attributable to new issues) will not participate in profits and losses attributable to new issues. Subject to BXHF’s FINRA Rule 5131 allocation policy, absent an available exemption under FINRA Rule 5130, an investor that is an entity (e.g., an investment fund, corporation, partnership or trust) will be considered a Restricted Person if such investor allocates profits and losses attributable to new issues to any of its beneficial owners that are Restricted Persons.

FINRA Rule 5131. Subject to BXHF’s FINRA Rule 5130 allocation policy, an investor that is not a FINRA Rule 5131 Restricted Person will be unlimited in its participation in profits and losses attributable to new issues and all other investors (e.g., investors that are FINRA Rule 5131 Restricted Persons or have elected to not participate in any profits and losses attributable to new issues) will not participate in profits and losses attributable to new issues. Subject to BXHF’s FINRA Rule 5130 allocation policy, absent an available exemption under FINRA Rule 5131, an investor that is an entity (e.g., an investment fund, corporation, partnership or trust) will not participate in profits and losses attributable to new issues if such investor allocates profits and losses attributable to new issues to any of its beneficial owners that are FINRA Rule 5131 Restricted Persons.

Purchasing Securities in Block Trades. A block trade is the purchase of a large number of securities in one transaction. Such a trade may cause fluctuations in the volume of shares traded for an issuer and can impact the value of the security. The underwriters facilitating a block trade may fix or vary the price at which they offer the issuer’s securities to BXHF, which is usually at a discount from the last available closing sales price. A block trade may lead to BXHF holding a large position or concentration in a single security, securities of a single issuer, securities of issuers engaged in a specific industry, or securities from issuers located in a particular country or region. Due to the large investment, any adverse price movement in these securities could result in a reduction of the investment value and could result in losses.

Transactions in Publicly Traded Securities. Positions in securities traded on public exchanges may subject BXHF to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of BXHF to dispose of such securities at certain times, increased likelihood of shareholder litigation and insider trading allegations against such companies’ executives and board members, and increased costs associated with each of the aforementioned risks. BXHF may not be able to build positions in publicly traded securities in a single transaction and will be exposed to movements in the stock market whilst accumulating such positions, including movements in prices that may be caused by BXHF building such positions. In addition, by investing in publicly traded securities BXHF will be subject to securities and antitrust laws that may, among other things, require a disgorgement of profits or restrict or prohibit BXHF’s ability to acquire or sell an Investment. In particular, it can be expected from time to time that BXHF may be limited in its ability to take or exit positions in publicly traded companies because (i) the Sponsor or its affiliates may be deemed to have material, non-public information regarding such public companies or as a result of other internal policies, (ii) BXHF may be restricted in the amount of securities that may be sold into the public market under U.S. securities laws or may be subject to “short swing profit” disgorgement, depending on the timing of the sale, (iii) BXHF may be subject to pre-filing and review requirements under antitrust law or (iv) BXHF may be prohibited by contract from doing so. Even where BXHF holds freely tradable publicly traded securities, BXHF’s position may represent a significant portion of the outstanding public float of a particular company, creating a degree of illiquidity when BXHF wishes to dispose of or reduce its position in such company by selling shares into the market. Accordingly, there can be no assurance that BXHF will be able to make investments in public companies that the Sponsor otherwise deems appropriate or, if it does, as to the size of the position it will be able to build.

Private Investments in Public Equities. In connection with private investments in public equities (“PIPEs”), BXHF may be required to enter into a lock-up agreement and will be subject to securities law restrictions on its ability to liquidate the shares. As a result, BXHF may be required to bear the price risk from the time of pricing for a period of six months or longer. In addition, BXHF may have to commit to purchase a specified number of shares at a fixed price, with the closing conditioned upon, among other things, the SEC’s preparedness to declare effective a resale registration statement covering the resale, from time to time, of the shares sold in the private financing. To the extent that the public market for such companies declines, it is possible that private investments in public equities transactions may generate losses or returns that do not justify the risk associated with such investments. In addition, due to securities law regulations, BXHF may be restricted from selling, or hedging its exposure to, such securities during a time when BXHF would otherwise seek to do so. For example, BXHF may be required to hold such security even though the value of such security is continuing to decrease. Such restrictions could have an adverse effect on BXHF and its ability to achieve its investment objective.

U.S. Government Securities. Generally, U.S. government securities include U.S. treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. government securities also include treasury receipts and other stripped U.S. government securities, where the interest and principal components of stripped U.S. government securities are traded independently. These securities are subject to market and interest rate risk. A zero coupon security, such as zero coupon U.S. treasury securities and zero coupon securities issued by financial institutions, which represent a proportionate interest in underlying U.S. treasury securities, pays no interest to its holder during its life, and its value consists of the difference between its face value at maturity and its cost. The market prices of zero coupon securities generally are more volatile than the market prices of securities that pay interest periodically.

Municipal Securities. Various factors may adversely affect the value and yield of municipal securities. These factors include political or legislative changes and uncertainties related to the tax status of municipal securities or the rights of investors in these securities. To the extent that BXHF invests heavily in a particular state’s municipal securities, BXHF will be more vulnerable to factors affecting that state. Investments in revenue securities, where principal and interest payments are made from the revenue of a specific project or facility, and not general tax revenues, may have increased risks. Factors affecting the project or facility, such as local business or economic conditions, could have a significant impact on the project’s ability to make payments of principal and interest on these securities.

Significant Positions. Portfolio companies could have a relatively small aggregate number of outstanding shares, so that BXHF or the entity through which an Investment is made may acquire (i) more than 5% of a class of securities of a single issuer which would require the filing of a Schedule 13D or 13G statement with the SEC or (ii) more than 10% of a class of securities of a single issuer (which would impose certain limitations on BXHF’s ability to trade in such securities, including the restrictions of Section 16 of the Exchange Act. The accumulation of such a significant position in the shares of a single issuer could lead to litigation or disputes in the event an Underlying Manager desires to influence the issuer. The Underlying Managers may also seek to challenge the management of a portfolio company through a proxy contest. Such litigation or proxy contest may result in substantial expense, thus reducing the value of BXHF’s interest in that Investment. The acquisition of a significant position may also (i) limit the amount of securities that BXHF is able to dispose of at any one time or (ii) require that any potential acquisitions or dispositions be delayed.

In addition, the Sponsor, the Underlying Managers and/or their affiliates in the future may serve on the board of directors of one or more portfolio companies. As a result, or by reason of other activities or responsibilities of the Sponsor, an Underlying Manager or their affiliates, as applicable, the employees or affiliates of the Sponsor, an Underlying Manager or their affiliates, as applicable, may acquire confidential or material non-public information, which it will not be free to act upon, or otherwise be restricted from initiating transactions in certain securities. Due to these restrictions, the Sponsor, an Underlying Manager or their affiliates, as applicable, may be precluded from initiating a transaction (including a purchase or sale of securities) for the benefit of BXHF that it otherwise might have determined to be appropriate for BXHF or they may be limited in the amount of securities that BXHF is able to purchase or sell.

Moreover, the ability to realize value from certain Investments may depend upon the ability of the Sponsor or the Underlying Managers, as applicable, to influence the management of a portfolio company to take certain actions, including, for example, a recapitalization, restructuring, spin off, sale of the business or change in management. If the Sponsor or an Underlying Manager, as applicable, is incorrect in its assessment of the impact such action will have on the value of a portfolio company, or if it is unsuccessful in persuading the portfolio company’s management to take the desired action, the relevant Investment may sustain a loss on its investment in the portfolio company, resulting in a reduction of the value of BXHF’s Investment.

Non-Controlling Investments. Upon acquiring a non-controlling position in a Portfolio Entity, BXHF may have a limited ability to protect its positions although it is expected that it will attempt to negotiate certain minority rights to protect BXHF. However, there can be no assurance that such minority rights will be obtained or if obtained, that they will protect BXHF’s interests. The success of the Portfolio Entities will largely depend on the ability and success of the management of such Portfolio Entities, in addition to economic and market factors.

Control Person Liability. The exercise of control over a company may impose additional risks of liability for environmental damage, product defects, pension and other fringe benefits, failure to supervise management, violation of laws and governmental regulations (including securities laws and regulations) and other types of liability, for which the limited liability generally afforded to investors may be ignored. In particular, if determined to be a direct owner or operator of any of a portfolio company’s facilities or operations, BXHF could face strict, joint and several liability under environmental laws for hazardous substance or contamination-related costs. If any such liabilities were to arise, BXHF may suffer significant losses. While the Sponsor intends to manage BXHF in a manner that will minimize the exposure of such risks, the possibility of successful claims against BXHF or for which BXHF otherwise may be liable cannot be precluded.

Securities Held in Name Other Than Name of BXHF. Because securities of BXHF held by brokers are generally not held in BXHF’s name, a failure of any such broker is likely to have a greater adverse impact on BXHF than if such securities were registered in BXHF’s name. A substantial portion of BXHF’s assets is expected to be held by brokers.

Institutional and Counterparty Risks. Institutions, such as brokers and dealers will have custody of the assets of BXHF. These firms may encounter financial difficulties that impair the operating capabilities or the capital position of BXHF. In addition, BXHF will be subject to the risk of the inability of counterparties to perform with respect to transactions, whether due to insolvency, bankruptcy or other causes, which could subject BXHF to substantial losses. BXHF may attempt to limit its transactions to brokers, dealers and counterparties which it believes to be well-capitalized, established and creditworthy, in an effort to mitigate such risks, but there can be no assurance any one or more of such firms would not suffer as a result of such difficulties, and negatively impact BXHF.

BXHF will rank as an unsecured creditor to each of its prime brokers and certain other lending counterparties with which it deals in relation to assets that each such party borrows, lends or uses as collateral or otherwise and, in the event of the insolvency of a prime broker or a lending counterparty, BXHF might not be able to recover equivalent assets in full. For example, any cash and securities maintained by BXHF at accounts at U.S. broker-dealers registered with the SEC and FINRA are protected only to a limited degree by the U.S. Securities Investor Protection Corporation (the “SIPC”). In the event of the bankruptcy of a broker-dealer, if sufficient funds are not available in the broker-dealer’s customer accounts to satisfy claims, the reserve funds of the SIPC will be used to supplement the distribution, up to a ceiling of $500,000 per customer, including a maximum of $100,000 for cash claims. Therefore, BXHF could be at risk of loss for any amounts in excess of the SIPC limit. In addition, bankruptcy law applicable to all U.S. futures commission merchants (each, an “FCM”) requires that, in the event of the bankruptcy of such a FCM, all property held by the FCM, including certain property specifically traceable to a customer, will be returned, transferred or distributed to the FCM’s customers only to the extent of each customer’s pro rata share of all property available for distribution to customers. If any FCM holding any of BXHF’s assets were to become bankrupt, it is possible that BXHF would be able to recover none or only a portion of its assets held by such FCM. Furthermore, in the event of an insolvency of an FCM or other counterparty which is not regulated by the CFTC, the CFTC’s segregation protections would not be available to BXHF. Other custodians and counterparties may have similar types of risks.

Assets held outside the U.S. may be subject to different and/or diminished protection in the event of a counterparty failure located in such jurisdiction. BXHF and/or its custodian may be required to appoint sub-custodians in certain non-U.S. jurisdictions to hold the assets of BXHF. BXHF’s custodian may not be responsible for cash or assets that are held by sub-custodians in certain non-U.S. jurisdictions, nor for any losses suffered by BXHF as a result of the bankruptcy or insolvency of any such sub-custodian. Custody services in certain non-U.S. jurisdictions remain undeveloped and accordingly there is a transaction and custody risk of dealing in certain non-U.S. jurisdictions, and the ability of BXHF to recover assets held by a sub-custodian in the event of the sub-custodian’s bankruptcy would be in doubt.

Risks Affecting the Banking Sector. Events involving limited liquidity, defaults, non-performance of contractual obligations or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or that affect the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past led and could in the future lead to market-wide liquidity problems. Notably, bank closures in the United States and Europe have caused uncertainty for financial services companies and fear of instability in the global financial system generally. Transactions resulting from bank distress, such as the UBS Group AG’s acquisition of Credit Suisse Group AG and JPMorgan Chase Bank’s assumption of all of First Republic Bank’s deposits and substantially all of its assets, and any similar future developments, can be expected to also have other implications for broader economic and monetary policy, including interest rate policy, and could impact the financial condition of banks and other financial institutions globally. In addition, certain financial institutions – in particular, smaller and/or regional banks but also certain global systemically important banks – have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or will withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to stabilize the banking sector and to protect the uninsured depositors of banks that have closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include BXHF) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, will be similarly impacted, and it is uncertain what steps (if any) financial regulators and central banks would take in such circumstances. As a consequence, for example, BXHF and/or its Underlying Managers could be delayed or prevented from accessing money, making any required payments under their own debt or other contractual obligations (including making payroll obligations) or pursuing key strategic initiatives, and Unitholders could be impacted in their ability to receive distributions, if any. In addition, such bank failures or instability could affect, in certain circumstances, the ability of both affiliated and unaffiliated joint venture partners, lenders, co-lenders, syndicate lenders or other parties to undertake and/or execute transactions with BXHF, which in turn would result in fewer investment opportunities being made available to BXHF, result in shortfalls or defaults under existing Investments, or impact BXHF’s ability to provide additional follow-on support to Underlying Managers. In addition, in the event that a financial institution that provides credit facilities and/or other financing to BXHF or Underlying Managers closes or experiences distress, there can be no assurance that such financial institution will honor its obligations or that BXHF or Underlying Managers will be able to secure replacement financing or capabilities at all or on similar terms and/or in a timely manner. See also “—Custody and Banking Risks” herein. Uncertainty caused by bank failures – and general concern regarding the financial health and outlook for other financial institutions – could have an overall negative effect on banking systems and financial markets generally. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect BXHF, Underlying Managers or their respective financial performance.

Custody and Banking Risks. BXHF will maintain funds with one or more banks or other depository institutions (“Banking Institutions”), which include U.S. and non-U.S. Banking Institutions, and BXHF will enter into credit facilities or have other financial relationships with Banking Institutions. The distress, impairment or failure of one or more Banking Institutions with whom BXHF, Underlying Managers, Portfolio Entities, the General Partner and/or the BXHF Managers transact could inhibit the ability of BXHF, Underlying Managers, Portfolio Entities and/or the BXHF Managers to access depository accounts or lines of credit at all or in a timely manner. Also, there can be no assurance that such Banking Institutions will honor their obligations or that BXHF, Underlying Managers, the Portfolio Entities and/or the BXHF Managers will be able to secure replacement financing or capabilities at all or on similar terms. In such cases, it is possible that BXHF would be forced to delay or forgo investments when it is not desirable to do so, resulting in lower performance for BXHF. In the event of such a failure of a Banking Institution where BXHF, Underlying Managers, Portfolio Entities, the General Partner and/or the BXHF Managers holds depository accounts (including accounts used for depositing principal and interest payments from borrowers on loans owned by BXHF) access to such accounts could be restricted and U.S. Federal Deposit Insurance Corporation (“FDIC”) protection will generally not be available for balances in excess of amounts insured by the FDIC (and similar considerations could apply to Banking Institutions in other jurisdictions not subject to FDIC protection). In such instances, it is possible that BXHF, Underlying Managers or one or more Portfolio Entities would not recover such excess, uninsured amounts and instead, would only have an unsecured claim against the Banking Institution and participate pro rata with other unsecured creditors in the residual value of the Banking Institution’s assets. The loss of amounts maintained with a Banking Institution or the inability to access such amounts for a period of time, even if ultimately recovered, could be materially adverse to BXHF, Underlying Managers or the affected Portfolio Entities. In addition, the Sponsor will not always be able to identify all potential solvency or stress concerns with respect to a Banking Institution or to transfer assets from one bank to another in a timely manner in the event a Banking Institution comes under stress or fails.

Additionally, there can be no assurances that BXHF, the Underlying Managers or Portfolio Entities will establish banking relationships with multiple financial institutions, and BXHF and its Portfolio Entities are expected to be subject to contractual obligations to maintain all or a portion of their respective assets (including deposits) with a particular Banking Institution (including, without limitation, in connection with a credit facility or other financing transaction). Moreover, the custody rule under the Advisers Act generally prohibits the Sponsor from transferring funds to an account of the Sponsor or its related persons. Circumstances could arise where such a bank shows signs of distress or impairment and the Sponsor would need to decide between (1) moving assets to another bank in breach of such contractual obligations or to an account of the Sponsor or its related persons in potential violation of the Advisers Act custody rule (thereby exposing BXHF or its Portfolio Entities to breach of contract liability and/or regulatory risk), on the one hand, and (2) honoring the contractual obligations and adhering to the Advisers Act custody rule but running the risk of losing the assets, on the other hand. Either decision could have a material adverse effect on BXHF or its Portfolio Entities.

Turnover. With respect to investing on the basis of short-term market considerations, the turnover rate is expected to be significant, potentially involving substantial brokerage commissions and fees.

Illiquid Markets. The pricing of BXHF’s portfolio may be affected by securities or other assets that may be thinly traded or not traded at all. The market prices, if any, for such assets tend to be volatile, and may fluctuate due to a variety of factors that are inherently difficult to predict, including, but not limited to, changes in interest rates, prevailing credit spreads, general economic conditions, financial-market conditions, domestic or international economic or political events, developments or trends in any particular industry, and the financing condition of the obligors on BXHF’s assets.

BXHF may not be able to sell illiquid assets when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. The sale of illiquid assets and restricted securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.

Quantitative Trading. Certain Underlying Managers and the Sponsor (including affiliates) have pursued quantitative or systematic trading strategies in which the Sponsor or the Underlying Manager uses computer pricing models and/or proprietary or licensed technology to identify apparently overpriced or underpriced instruments in relationship to an assumed norm. These strategies and systems may not be successful on an ongoing basis, could contain errors, omissions, imperfections, or malfunctions, or could be degraded, corrupted, or compromised. Any errors, omissions, imperfections, malfunctions, degradations, corruptions, or compromises in strategies or systems could affect the ability of the Sponsor or the Underlying Manager to implement its investment program. Despite testing, monitoring and independent safeguards, these errors may result in, among other things, execution and allocation failures and failures to properly gather, organize, and analyze large amounts of data from third parties and other external sources. More specifically, as it is not possible or practicable for the Sponsor or an Underlying Manager to factor all relevant, available data into quantitative model forecasts and/or trading decisions, the Sponsor and Underlying Managers (and/or affiliated licensors of such data) will use their discretion to determine what data to gather with respect to an investment strategy and what subset of that data the models will take into account to produce forecasts that may have an impact on ultimate investment and trading decisions. Unitholders should be aware that there is no guarantee that the Sponsor or an Underlying Manager that uses quantitative techniques will use any specific data or type of data in generating forecasts or making trading decisions on behalf of BXHF, nor is there any guarantee that the data actually utilized in generating forecasts or making trading decisions on behalf of BXHF will be (i) the most accurate data available; (ii) free from errors, corruptions, or interruptions; or (iii) delivered or accessible in a timely manner. In addition, the use by the Sponsor and certain Underlying Managers of predictive or algorithmic models often have inherent risks because the construction of the model is dependent on historical data supplied by third parties and the success of such models depends heavily on the accuracy and reliability of the supplied historical data. Errors are often extremely difficult to detect and some may go undetected for long periods of time and some may never be detected. The adverse impact caused by these errors can compound over time.

The Sponsor’s or an Underlying Manager’s strategies and systems may operate effectively in isolation, but may generate unintended consequences when interfacing with trading, risk, or other investment tools, models, systems, or databases. Some quantitative strategies incorporate a discretionary component in which the Sponsor or the Underlying Manager can override the recommendation of the computer model, whereas other quantitative strategies trade solely based on the model’s outputs. Such an override or intervention could result in greater losses than would be the case if there had been no intervention and/or could result in the model being overridden or inactive at a time when the model would have achieved gains for BXHF. Trading based on these models is subject to the risks that the instruments will not increase or decrease as predicted by the models, the models will not be successful in forecasting movements in industries, sectors, or companies and/or in determining the size, direction and/or weighting of investment positions or that trades dictated by the models may not be executed in time to take advantage of the price disparities. Any factor which would make it more difficult to execute trades in accordance with the models’ signals, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. Most quantitative computer models cannot fully match the complexity of the financial markets and therefore sudden unanticipated changes in underlying market conditions can significantly impact the performance of BXHF. The trading decisions of the Sponsor or the Underlying Manager will be based on trading strategies which utilize the mathematical analysis of past price behavior. The future profitability of these strategies depends upon the ability of the future price action to not be materially different from the past. BXHF may incur substantial trading losses during periods when markets behave substantially different from the period in which the Sponsor’s or the Underlying Manager’s models are derived.

An increasing number of market participants may rely on models and execution techniques that are similar to those used by the Sponsor or an Underlying Manager (or an affiliate of an Underlying Manager), which may result in a substantial number of market participants taking the same action with respect to an investment. Should one or more of these other market participants begin to divest themselves of one or more portfolio investments, BXHF could suffer losses. The successful deployment of a quantitative trading strategy requires sophisticated mathematical calculations and complex computer programs. There can be no assurance that the Sponsor or an Underlying Manager will successfully carry out such calculations and programs correctly or use them effectively. See also “Information Technology Systems.”

Machine Learning, Generative Artificial Intelligence and Similar Techniques. Certain technology, analysis, models, programs and algorithms (“AI Tools”) deployed by the Sponsor and/or certain Underlying Managers (including affiliates) are expected to use, comprise, be developed using and/or be based on complex data analysis techniques that rely in whole or in part on advanced computer-driven analysis (such as machine learning, generative artificial intelligence, large language models and/or other implementations of artificial intelligence).

Such AI Tools might be more complex, use additional and/or different data, utilize a significantly greater number of parameters, require longer and/or more complicated code, require greater computer processing power and more advanced technology, be more expensive to develop and operate and/or require greater and/or different expertise among the personnel of the Sponsor and/or Underlying Managers in comparison to other more traditional quantitative trading tools or techniques. Similarly, certain such AI Tools are highly dependent on the data and other inputs used to “train” them and, as a result, can be prone to error or bias if the data employed for such training leads to unintended results or be subject to biases that inherent in the design of the applicable system (e.g., if the system ignores the possibility of unexpected or unlikely developments because it was trained on past events). Further, such AI Tools have become more complex over time and are expected to continue to evolve rapidly. More generally, the process by which such AI Tools produce any particular output might be difficult (or impossible) to understand, to explain or to replicate. As a result, it is expected that certain of the risks relating to quantitative investment strategies outlined herein will be heightened (possibly significantly) with respect to the use of such AI Tools, including the risk of errors and the risk that any such errors will be difficult or impossible to identify and/or correct (whether in a timely manner or at all). Further trading strategies developed with AI Tools may be subject to the risk that the output of AI Tools will become unreliable over time (e.g., in the case of “drift” or “decay” within a given system in which the previously reliable performance of such system degrades over time). Additionally, the use of such systems by the Sponsor and Underlying Managers could lead to reputational harm, whether based on concerns about the use of such systems in investing, concerns about the impact such systems will have on society more generally or any other reason, which might cause the Sponsor and Underlying Managers not to use such systems or, conversely, to use such systems notwithstanding such risks.

In addition, other market participants are expected to use many of the same or similar components (many of which are open-source) as the Sponsor and Underlying Managers, which could increase the likelihood that AI Tools and investment strategies deployed by such market participants will overlap or correlate with any investment strategies developed by the Sponsor and Underlying Managers through the AI Tools.

Further, the fact that such AI Tools rely on computer-driven analysis of market and other data could subject such tools to additional data-related risks. For example, a third party could attempt to manipulate market and/or other data used by such AI Tools with the goal of influencing such AI Tools (and/or the artificial intelligence tools used by other market participants), whether through introduction of unreliable or biased data on which a generative artificial intelligence system will be trained, manipulative market activity, unauthorized access to or use of a data provider’s systems or other means. See also “Artificial Intelligence Developments.”

Forecast and Model Decay. It is expected that the effectiveness of certain models, programs and algorithms will be particularly sensitive to changes in (a) applicable policies, regulations or laws, (b) the number, nature of competitors and other market participants, (c) market structure, (d) economic or market conditions generally and/or (e) one or more other phenomena. The utility of such models, programs and algorithms is therefore expected to diminish or disappear (or even to become negative) over time or from time to time. Further, any such decay is unpredictable, may occur quickly or emerge over time and/or last for a prolonged period, and may not become apparent for a significant period of time, if ever. Accordingly, the performance of BXHF with respect to elements of BXHF’s investment strategies that rely on models, programs and algorithms will depend in part on the ability of the Sponsor and/or Underlying Managers to identify any such decay and to develop suitable new forecasts and models. If the Sponsor and/or Underlying Managers are unable to do so, BXHF may incur losses. The Sponsor and Underlying Managers will continue to test, evaluate and add new models and algorithms which may also result in the modification of existing models and algorithms from time to time. Investors will not be informed of nor will investors approve the addition, modification or removal of models or algorithms. There can be no assurance as to the effects (positive or negative) of any changes including additions, modifications and/or removals of models or algorithms on BXHF’s performance.

Non-U.S. Currencies and Investments. Investments that are denominated in a non-U.S. currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments.

Investing in non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in U.S. issuers. These considerations include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, greater price volatility and heightened risk of corruption and manipulation in certain countries’ political, judicial and/or regulatory systems.

Currency Exposure. Under normal circumstances, gains and losses associated with hedging transactions for the purpose of neutralizing, so far as practicable, the non-U.S. currency exposure of BXHF attributable to BXHF’s Investments denominated in currencies other than the U.S. dollar will be allocated pro rata among such Investments.

There can be no assurance that any such hedging transactions, even if undertaken, will be effective at neutralizing the impact of fluctuations in the exchange rates and will not result in losses greater than if the hedge had not been attempted. To the extent that BXHF engages in currency hedging, Unitholders may be exposed to certain risks and experience considerable losses as a result of hedging activities. Since the assets of BXHF will each be held in a single portfolio, there will be no segregation of liabilities between the separate classes of shares and, therefore, the entire portfolio of BXHF may be at risk in the unlikely event that irrecoverable losses are incurred in connection with such hedging transactions.

Depositary Receipt Risk. Securities of non-U.S. companies may be held in the form of American Depositary Receipts (“ADRs”). ADRs are negotiable certificates issued by a U.S. financial institution that represent a specified number of shares in a foreign stock and trade on a U.S. national securities exchange, such as the New York Stock Exchange. Sponsored ADRs are issued with the support of the issuer of the foreign stock underlying the ADRs and carry all of the rights of common shares, including voting rights. The underlying securities of the ADRs are usually denominated or quoted in currencies other than the U.S. dollar. As a result, changes in foreign currency exchange rates may affect the value of BXHF’s assets. In addition, because the underlying securities of ADRs trade on foreign exchanges at times when the U.S. markets are not open for trading, the value of the securities underlying the ADRs may change materially at times when the U.S. markets are not open for trading, regardless of whether there is an active U.S. market for interests of BXHF.

Risk of Indirectly Investing in “Side Pockets.” Certain Underlying Managers managing an Underlying Investment Vehicle may invest a portion of an Investment’s assets in investments that the Underlying Managers believe are illiquid, lack a readily assessable market value or should be held until the resolution of a special event or circumstance (“Underlying Investment Vehicle Special Investments”). In those situations, the Underlying Managers may “side pocket” such Underlying Investment Vehicle Special Investments (i.e., place such Underlying Investment Vehicle Special Investments in a separate class or series within the relevant portfolio fund that is subject to limited or no liquidity rights). Unitholders participating in BXHF at the time when the relevant Underlying Investment Vehicle “side pockets” such investments will bear additional risks associated with such investments because BXHF may not have a mechanism in place to segregate out such “side-pocketed” investments of the Underlying Investment Vehicle from the rest of its portfolio. Furthermore, Investments may themselves be highly illiquid investments, including Investments whose investment objectives are consistent with those pursued by BXHF generally, but are structured as private equity funds.

Opportunistic Investing. Underlying Investment Vehicles may invest on an opportunistic basis, seeking to take advantage of trends in the market. Unlike traditional investing, in which investment decisions may be based entirely on the fundamental financial condition of an issuer, opportunistic investing relies on the ability of an Underlying Manager to identify trends in the market and to invest in such trends before the rest of the market, and then sell before a trend ends. Opportunistic investing can be very volatile and involve heavy short-term trading. Short-term trading can generate high trading costs and produce gains taxable at higher rates.

Macro Investing. Certain Underlying Investment Vehicles may pursue a macro investment strategy. The success of a macro investment strategy depends upon the applicable Underlying Manager’s ability to identify and exploit perceived fundamental, economic, financial and political imbalances that may exist in and between markets. Identification and exploitation of such imbalances involves significant uncertainties and there can be no assurance that such Underlying Manager will be able to locate investment opportunities or to exploit such imbalances. In the event that the theses underlying an Underlying Investment Vehicle’s positions fail to be borne out in developments expected by such Underlying Manager, the applicable Underlying Investment Vehicle may incur losses, which could be substantial.

Relative Value Investing. The success of the Investments based on a relative value investment strategy depends on the Sponsor’s or the relevant Underlying Manager’s, as applicable, ability to identify and exploit perceived inefficiencies in the pricing of securities, financial products, or markets. Identification and exploitation of such discrepancies involve uncertainty. There can be no assurance that the Sponsor or the Underlying Manager will be able to locate investment opportunities or to exploit pricing inefficiencies in the securities markets. A reduction in the pricing inefficiency of the markets in which the Sponsor or the Underlying Manager, as applicable, seek to invest will reduce the scope of available opportunities. In the event that the perceived mispricings underlying the Investments were to fail to converge toward, or were to diverge further from, relationships expected by the Sponsor or the Underlying Manager, BXHF may incur losses. An investment based on a relative value investment strategy may result in high portfolio turnover and, consequently, high transaction costs. In addition, a relative value strategy is designed to be uncorrelated with respect to the movements in equity markets and risk-free interest rates. Depending upon the investment strategies employed and market conditions, unforeseen events involving such matters as political crises, or changes in currency exchange rates or interest rates, forced redemptions of securities, or general lack of market liquidity may have a material adverse effect on the value of an Investment and, consequently, BXHF.

Arbitrage Transactions. BXHF may purchase securities at prices often only slightly below the anticipated value to be paid or exchanged for such securities in a merger, exchange offer or cash tender offer which the Sponsor or the Underlying Managers determines is probable, and substantially above the prices at which such securities traded immediately prior to announcement of the merger, exchange offer or cash tender offer. If the proposed transaction appears likely not to be consummated or in fact is not consummated or is delayed, the market price of the security to be tendered or exchanged may be expected to decline sharply, which would result in a loss to BXHF. In addition, if an Sponsor determines that the offer is likely to be increased, either by the original bidder or by another party, the Sponsor or the Underlying Managers, as applicable, may purchase securities above the offer price; such purchases are subject to a high degree of risk.

The consummation of mergers and tender and exchange offers can be prevented or delayed by a variety of factors, including opposition by the management or Unitholders of the target company, private litigation or litigation involving regulatory agencies and approval or non-action of regulatory agencies. The likelihood of occurrence of these and other factors can be very difficult to evaluate.

Emerging Market Investments. Investing in securities of companies based in certain emerging countries or issued by the governments of such countries involves certain considerations not usually associated with investing in securities of more developed countries or of companies located in more developed countries, including political and economic considerations, such as greater risks of (i) expropriation, confiscatory taxation, (ii) imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, (iii) limitations on the removal of funds, (iv) nationalization and general social, political and economic instability, (v) the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility, fluctuations in the rate of exchange between currencies and costs associated with currency conversion, certain government policies that may restrict BXHF’s investment opportunities, and (vi) problems that may arise in connection with the clearance and settlement of trades. In addition, accounting and financial reporting standards that prevail in certain of such countries generally are not equivalent to standards in more developed countries and, consequently, generally, less information is available to investors in companies located in these countries than is available to investors in companies located in more developed countries. There is also less regulation, generally, of the securities markets in emerging countries than there is in more developed countries.

Further, emerging market debt securities are unrated or rated in lower rating categories by the various credit rating agencies. These securities are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. They are also generally subject to greater risk than securities with higher credit ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with lower-rated securities, the yields or prices of such securities may tend to fluctuate more than those for higher-rated securities. The market for emerging market debt securities is less active than that for higher-rated securities, which can adversely affect the prices at which such securities are sold. In addition, adverse publicity and investor perceptions about emerging market debt securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such securities. The sovereign debt obligations in which BXHF may invest in many cases pertain to countries that are among the world’s largest debtors to commercial banks, non-U.S. governments, international financial organizations and other financial institutions. In recent years, the governments of some of these countries have encountered difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. There is also less regulation, generally, of the securities markets in emerging countries than there is in more developed countries. Any regulatory supervision which is in place may be subject to manipulation or control. Placing securities with a custodian in an emerging country may also present considerable risks.

Some emerging and developing market countries do not have mature legal systems comparable to those of more developed countries. BXHF may have difficulty in successfully pursuing claims in the courts of such countries. For example, it is more difficult to enforce contracts in some countries, especially against governmental entities, which could materially and adversely affect revenues and earnings of BXHF and/or its portfolio investments. See also “— Investments in the Asia Pacific Region Generally” herein. If counterparties repudiate contracts or default on their obligations, there may not be adequate remedies available. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements. In certain cases, the laws and regulations governing investments in financial instruments may not exist or may be subject to inconsistent or arbitrary appreciation or interpretation. BXHF may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts. For example, many emerging countries provide inadequate legal remedies for breaches of contract. Furthermore, to the extent BXHF or a portfolio company obtains a judgment in a country with a strong judiciary, but is required to seek its enforcement in the courts of a country with a weak judiciary, there can be no assurance that BXHF or such portfolio company will be able to enforce the judgment. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. Due to the foregoing risks and complications, the costs associated with investments in emerging markets are generally higher than in more developed countries.

Trade Policy. Some political leaders around the world (including in the United States and certain European nations) have been elected on protectionist platforms, fueling doubts about the future of global free trade. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of BXHF and its Investments. While the trade disputes have already had negative economic consequences on the U.S. markets, if trade-related issues persist, including as a result of geo-political tensions, to the extent that this trade dispute escalates into a “trade war” between the U.S. and China, there could be additional significant impacts on the industries in which BXHF participates, the jurisdiction of BXHF’s Investments and other adverse impacts on BXHF’s Investments. In addition, trade disputes may develop between other countries, which may have similar or more pronounced risks and consequences for BXHF and/or its Investments.

Repurchase and Reverse Repurchase Agreements. In a reverse repurchase transaction, BXHF “buys” securities issued from a broker-dealer or financial institution, subject to the obligation of the broker-dealer or financial institution to repurchase such securities at the price paid by BXHF, plus interest at a negotiated rate. The use of repurchase and reverse repurchase agreements by BXHF involves certain risks. For example, if the seller of securities to BXHF under a reverse repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, BXHF will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, BXHF’s ability to dispose of the underlying securities may be restricted. It is possible, in a bankruptcy or liquidation scenario, that BXHF may not be able to substantiate its interest in the underlying securities. Finally, if a seller defaults on its obligation to repurchase securities under a reverse repurchase agreement, BXHF may suffer a loss to the extent that it is forced to liquidate its position in the market, and proceeds from the sale of the underlying securities are less than the repurchase price agreed to by the defaulting seller. Similar elements of risk arise in the event of the bankruptcy or insolvency of the buyer.

Structured Products. “Structured Products” are securities backed by, or representing interests in, certain underlying instruments. The cash flow on the underlying instruments may be apportioned among the Structured Products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to the Structured Products is dependent on the extent of the cash flow on the underlying instruments. BXHF may invest in Structured Products that represent derived investment positions based on relationships among different markets or asset classes.

Asset-Backed Securities. Asset-backed securities are securities backed by assets such as mortgages (including residential or commercial mortgages), trade claims, installment sale contracts, credit card and/or receivables, collateralized debt obligations or other assets. Asset-backed securities are “pass-through” securities, meaning that principal and interest payments, net of expenses, made by the borrower on the underlying assets are passed through to BXHF. The value of asset-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed income securities because of their potential for prepayment. The price paid by BXHF for such securities, the yield BXHF expects to receive from such securities and the average life of such securities are based on a number of unpredictable factors, including the anticipated rate of prepayment of the underlying assets, and are therefore subject to the risk that the asset-backed security will lose value. Asset-backed securities are also subject to the general risks associated with investing in physical assets such as real estate; that is, they may lose value if the value of the underlying asset declines.

Commercial Mortgage-Backed Securities. A commercial mortgage-backed security (“CMBS”) represents an interest in, or an interest secured by, a single mortgage loan or a pool of mortgage loans. Investing in CMBS involves the general risks typically associated with investing in traditional fixed-income securities, in the case of fixed rate CMBS, and those risks typically associated with adjustable rate instruments, in the case of floating rate CMBS, which in each case includes interest rate risk and credit rate risk. CMBS also are subject to several risks created through the securitization process. CMBS may not be structured with significant or any overcollateralization, so their performance will be sensitive to delays or reductions in payments, particularly in the case of subordinated CMBS. To the extent that CMBS provide for writedowns of principal, interest will cease to accrue on the portion of principal of a security that has been written down. In addition, subordinate CMBS are paid interest only to the extent that there are funds available to make payments. Subordinate tranches of such securities also are subject to greater credit risk. CMBS may contain certain credit enhancement features intended to enhance the likelihood that holders of such securities will receive regular payments of interest and principal. There can be no assurance that the credit enhancement, if any, will adequately cover any shortfalls in cash available to make payments on such securities as a result of such delinquencies or defaults. Further, the risks of investing in CMBS involve all of the risks of the underlying mortgage loans, including the credit quality of the underlying loans, decreases in property values underlying the loans and the risk that borrowers will default on the mortgages underlying the CMBS.

Investing in CMBS will require the Sponsor and/or the Underlying Managers, as applicable, to estimate loss-adjusted yields related to such investments. The Sponsor or an Underlying Manager, as applicable, will value potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows. Based on these loss estimates, the Sponsor or an Underlying Manager, as applicable, will either adjust the pool composition accordingly through loan removals and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. The Sponsor’s or an Underlying Manager’s loss estimates could not prove accurate, as actual results can vary from estimates. In the event that the Sponsor or an Underlying Manager, as applicable, overestimates the pool level losses relative to the price the Sponsor or such Underlying Manager, as applicable, pays for a particular CMBS investment, it could experience losses with respect to such Investment.

Collateralized Debt and Loan Obligations. There are a variety of different types of collateralized debt obligations (“CDOs”), including CDOs collateralized by trust preferred securities and asset-backed securities and CDOs collateralized by corporate loans and debt securities called collateralized loan obligations (“CLOs”). When appropriate, BXHF may purchase rated or subordinated notes in structures such as CLOs or invest in various tranches of the CLO structures, including the warehouses of these structures. CDOs may issue several types of securities, including CDO and CLO equity, multi-sector CDO equity, trust preferred CDO equity and CLO debt. CDOs are subject to credit, liquidity and interest rate risks. The CDO equity may be unrated or non-investment grade. When holding a CDO equity, BXHF will have limited remedies available upon the default of the CDO. BXHF may be unable to find a sufficient number of attractive opportunities to meet its investment objective or fully invest its committed capital. For example, from time to time, the market for CDO transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. CDOs often invest in concentrated portfolios of assets. The concentration of an underlying portfolio in any one obligor would subject the related CDOs to a greater degree of risk with respect to defaults by such obligor and the concentration of a portfolio in any one industry would subject the related CDOs to a greater degree of risk with respect to economic downturns relating to such industry.

The value of CDOs generally fluctuates with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets of the related CDO (“CDO Collateral”), general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CDOs must rely solely on distributions on the CDO Collateral or proceeds thereof for payment in respect thereof. If distributions on the CDO Collateral are insufficient to make payments on the CDOs, no other assets will be available for payment of the deficiency and following realization of the CDOs, the obligations of such issuer to pay such deficiency generally will be extinguished. CDO Collateral may consist of high-yield debt securities, loans, asset-backed securities and other securities, which often are rated below investment grade (or of equivalent credit quality). High-yield debt securities generally are unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower ratings of high-yield securities and below investment grade loans reflect a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the related issuer or obligor to make payments of principal or interest. Such investments may be speculative.

Investment in CLO Equity. The equity tranche of a CLO (“CLO Equity”) is generally illiquid and dealer marks may not represent prices where assets can actually be purchased or sold in the market from time to time. Accordingly, the mark-to-market value of CLOs may be volatile and, as a result, the value of an investment in BXHF could likewise be volatile. The value of any CLO Equity owned by BXHF generally will fluctuate with, among other things, the financial condition of the obligors or issuers of the underlying loans, general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CLO Equity must generally rely solely on distributions on the loans or proceeds thereof for payment in respect thereof. If distributions on the loans are insufficient to make payments on the CLO Equity, no other assets will be available for payment of the deficiency and following realization of the CLO Equity, the obligations of such issuer to pay such deficiency generally will be extinguished.

Subordination of CLO Equity. CLO Equity will generally be subordinated to all other securities of the relevant CLO and most or all other amounts due under the priority of payments set forth in the operative documents of such CLO Issuer. As such, the greatest risk of loss relating to defaults in the loans held by a CLO is borne by the CLO Equity. BXHF, therefore, as holder of such CLO Equity, will rank behind most or all of the creditors, whether secured or unsecured and known or unknown, of such CLO issuer. Further, CLO Equity will not be a secured debt of the CLO Issuer. The holders of more senior interests in a CLO Issuer may have rights to control or influence the CLO Issuer regarding various actions that the CLO Issuer could take in respect of its portfolio which may have a negative impact on BXHF as the holder of CLO Equity.

Leveraged Nature of CLO Equity. Due to the leverage inherent in a CLO, changes in the value of CLO Equity will likely be greater than the changes in the values of the underlying loans comprising the CLO, which assets are subject to, among other things, credit and liquidity risk. Accordingly, CLO Equity could be significantly affected by, and the leveraged nature of each subordinated class may magnify the adverse impact on each such class as a result of, among other things, changes in the market value of the loans, changes in the distributions on the loans, defaults and recoveries on the loans, capital gains and losses on the loans, prepayment on the loans and the availability, prices and interest rate of the loans. Investors must consider with particular care the risks of leverage in CLO Equity because, although the use of leverage creates an opportunity for substantial returns for BXHF on the CLO Equity, it increases substantially the likelihood that BXHF could lose its entire investment in CLO Equity if the related collateral is adversely affected by market developments. These risks could be exacerbated to the extent that any of the underlying portfolios of loans are concentrated in a small number of underlying obligors, industries, geographical regions or other classification of assets. The concentration of an underlying portfolio in any one obligor would subject the CLO to a greater degree of risk with respect to defaults by such obligor, and the concentration of a portfolio in any one industry would subject the related CLO to a greater degree of risk with respect to economic downturns relating to such industry.

Mortgage Servicing Rights. Mortgage servicing rights (“MSRs”) generate income from servicing fee revenues. Direct or indirect investments in MSRs may not generate expected returns as a result of prepayment of or default on the mortgage loans underlying the MSRs. There are numerous proposed and enacted laws and regulations relating to mortgage loans generally, including the servicing of mortgage loans. Such laws and regulations may result in delays, increased servicing costs and reductions in payments, all of which may negatively impact the returns BXHF receives in connection with its investments in MSRs.

Trade and Other General Unsecured Claims. Claims of trade creditors (“Trade Claims”) generally include, but are not limited to, claims of suppliers for goods delivered and for which payment has not been made, claims for unpaid services rendered, claims for contract rejection and interests in claims related to litigation. Trade Claims are typically unsecured and may, in unusual circumstances, be subordinated to other unsecured obligations of the debtor. The repayment of claims of other general unsecured claim holders of a debtor and Trade Claims is subject to significant uncertainties, including potential set-off by the debtor, characterization of “preferences” in bankruptcy as well as the other uncertainties described herein with respect to other distressed debt obligations.

Supply Chain Financing. There are various forms of supply chain financing, including the financing of accounts receivable (“AR financing”). AR financing involves a financial transaction in which a third party, such as BXHF, works with a large seller to purchase accounts receivable owed to the seller by its customers (or “obligors”). The third party purchases the receivables either at a discount or for a fee and waits for repayment by the obligors at the payment date specified in the invoice. The third party may also extend the payment date for the obligor for a fee. The seller benefits from the arrangement by receiving cash for its receivables earlier than it would otherwise, thereby relieving pressure on the seller’s working capital constraints. Losses may result if the obligors are unable or unwilling to pay the amount due in a timely manner. In addition, disruption in the supply chain, including those resulting from the COVID-19 pandemic, may impact BXHF’s returns on such Investments.

Project Finance Investments. Securities are issued to finance the development of infrastructure in the U.S. and outside of the U.S., including, for example, highways, airports, water and sewerage facilities, and energy distribution and telecommunication networks, schools, universities, hospitals, public housing and prisons. Investments in infrastructure are highly regulated and a failure by the Sponsor or an Underlying Manager to comply with all applicable regulations may result in a substantial loss on investment. Some infrastructure projects may be in unstable political environments, which could impact the efficiency of an operation or prevent the continued operation of an asset in extreme circumstances. Although the liquidity of infrastructure investments varies by project, the market for these assets is generally not liquid and the Sponsor or an Underlying Manager may not be able to readily liquidate an investment. There are varying levels of liability and liability protection incorporated in infrastructure investments. Governmental liability shields may not transfer to new operators.

Activist Investing. Certain Underlying Managers pursue activist investment strategies, which, among other things, depend on (i) the Underlying Managers’ ability to identify issuers whose securities prices can be improved through corporate and/or strategic action; (ii) BXHF’s ability to acquire sufficient securities of such issuers at a sufficiently attractive price; (iii) BXHF’s ability to avoid triggering anti-takeover and regulatory obstacles while aggregating its position; (iv) the willingness of the management of such portfolio companies and other security holders to respond positively to Underlying Managers’ proposals; and (v) favorable movements in the market price of any such portfolio company’s securities in response to any actions taken by such portfolio company. There can be no assurance that any of the foregoing will occur.

Corporate governance strategies may prove ineffective for a variety of reasons, including: (i) opposition of the management or investors of the subject company, which may result in litigation and may erode, rather than increase, the value of the subject company; (ii) intervention of a governmental agency; (iii) efforts by the subject company to pursue a “defensive” strategy, including a merger with, or a friendly tender offer by, a company other than the offeror; (iv) market conditions resulting in material changes in the prices of securities; (v) the presence of corporate governance mechanisms such as staggered boards, poison pills and classes of stock with increased voting rights; and (vi) the necessity for compliance with applicable securities laws. In addition, opponents of a proposed corporate governance change may seek to involve regulatory agencies in investigating the transaction or BXHF and such regulatory agencies may independently investigate the participants in a transaction, including BXHF, as to compliance with securities or other law. Furthermore, successful execution of a corporate governance strategy may depend on the active cooperation of investors and others with an interest in the subject company. Some investors may have interests which diverge significantly from those of BXHF, and some of those parties may be indifferent to the proposed changes. Moreover, securities that an Underlying Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the timeframe such Underlying Manager anticipates, even if a corporate governance strategy is successfully implemented. Even if the prices for an Investment’s securities have increased, no guarantee can be made that there will be sufficient liquidity in the markets to allow BXHF to dispose of all or any of their securities therein or to realize any increase in the price of such securities.

Liability Following the Disposal of Investments. While BXHF may hold certain of its investments to maturity, BXHF may dispose of investments in some circumstances prior to termination and, in connection therewith, may be required to pay damages to the extent that any representations or warranties given in connection with such investments turn out to be inaccurate. BXHF may become involved in disputes or litigation concerning such representations and warranties and may be required to make payments to third parties as a result of such disputes or litigation. In the event BXHF does not have cash available to conduct such litigation or make such payments, it may be forced to sell investments to obtain funds. Such sales may be effected on unsatisfactory terms.

Proxy Contests. An investment in securities of a company which is the subject of a proxy contest is often with the expectation that new management will be able to improve the company’s performance or effect a sale or liquidation of its assets so that the price of the company’s securities will increase. If the incumbent management or new management is unable to improve the company’s performance or sell or liquidate the company, the market price of the company’s securities will typically fall, which may cause BXHF to suffer a loss. In addition, where an acquisition or restructuring transaction or proxy contest is opposed by management, the transaction often becomes the subject of litigation. Such litigation involves substantial uncertainties and may impose substantial cost and expense on BXHF.

Risks of Event Driven Investing. Event driven investing requires the Sponsor or the Underlying Managers, as applicable, to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of a company’s securities. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies, a meaningful change in management or the sale of a division or other significant assets by a company may not be valued as highly by the market as the relevant Portfolio Entity or the Sponsor had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors.

Special Situation Investments. Because of the inherently speculative nature of investing in companies undergoing significant economic and corporate change, the results of BXHF’s operations may fluctuate from month-to-month and from period-to-period. The returns generated from such an investment program may not adequately compensate investors for the business and financial risk assumed. BXHF’s investments may be adversely affected by changes in economic conditions or political events that are beyond its control.

Investments in Special Purpose Acquisition Companies. A “special purpose acquisition company” (“SPAC”) is a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, other entity, or person. Because SPACs have broad discretion to select potential business combinations (subject to industry, geographic or other limitations, if any), it is not possible for the Sponsor or the Underlying Managers to fully ascertain the merits or risks of investing in a particular SPAC.

There are a number of risks associated with investing through SPACs, including: (i) because a SPAC is typically raised without a specifically-identified acquisition target, it may never, or only after an extended period of time, be able to find and consummate a suitable transaction, during which period the capital committed to or invested in the SPAC will not be available for other uses; (ii) SPACs invest in single assets and not diversified portfolios, and, therefore, investments therein are subject to significant concentration risk; (iii) SPACs could generate substantial fees, costs and expenses (including fees that accrue to the benefit of the Sponsor without any offset against fees payable by the applicable Fund), which are typically borne by the investors therein (in some cases, regardless of whether, or when, the SPAC ultimately consummates a transaction); and (iv) the use of SPACs as an investment tool has only recently become more widespread, and there remains substantial uncertainty regarding the viability of SPAC-investing on a large scale, the supply of desirable transactions relative to the pace at which SPACs are currently being formed and whether regulatory, tax or other authorities will implement additional or adverse policies relating to SPACs and SPAC investing. In addition, SPACs can raise capital through offering common, preferred, equity-linked, debt, PIPE or other types of instruments, each of which is subject to the risks associated with such instruments.

The Sponsor generally intends to select for investment securities of SPACs with strong structures, those headed by management teams with proven track records or SPACs with other elements that suggest the likelihood of a favorable result, but there is no guarantee that the SPAC will achieve positive returns. BXHF is dependent upon the integrity, skill and judgment of the management team of each SPAC in which BXHF may invest. A significant portion of the value of the SPAC sponsor’s and the SPAC management’s compensation depends on a business combination being consummated, which creates a conflict of interest for the SPAC sponsor and the management of the SPAC when selecting targets for the business combination. There is no guarantee that a SPAC selected by the Sponsor or an Underlying Manager for investment by BXHF will be able to effect a business combination with an operating entity, or that any operating entity that is acquired by a SPAC will achieve profitability or continue to operate profitably post-acquisition. Acquired companies may also become public earlier in their life cycles and may not be as prepared to function as public companies. SPACs may encounter intense competition from other entities having similar business objectives, such as venture capital funds, leveraged buy-out funds and other private equity entities, as well as operating businesses and other SPACs competing for acquisitions, which may result in the SPAC overpaying for the target of the business combination. If BXHF invests in a SPAC that is unable to effect a business combination, BXHF will receive its share of the proceeds held in trust, subject to reduction if third-party claims are made against the SPAC or escrow or if funds in the trust otherwise decline prior to liquidation. To the extent the SPAC were to complete a business combination with a financially unstable company or an entity in its development stage, the SPAC could be affected by the numerous risks inherent in the business operations of those entities. Investment in SPACs is also subject to certain investor risks, including limits on tradability of securities issued by a current or former SPAC. In addition, if BXHF were to acquire warrants in a dual deal structure, BXHF may lose the entire value of such warrants if a business combination cannot be effected by such SPAC.

Additionally, BXHF may be exposed to the risk of litigation against SPACs, the sponsors of SPACs, and directors and/or officers of SPACs (“SPAC Litigation”). SPAC Litigation continues to evolve, and the risks that SPAC Litigation poses, now and in the future, are not quantifiable. Additionally, the SEC has publicly indicated that SPACs will be subject to increased regulatory scrutiny, especially in the use and publication of post-business combination projections. BXHF may, in certain circumstances, indemnify certain sponsors of SPACs against SPAC Litigation or may be named in SPAC Litigation. Developments in SPAC Litigation may also lead to adverse developments in the market for liability insurance for SPACs and their directors and officers. In recent months, the cost of obtaining liability insurance for the directors and officers of SPACs has increased, and fewer insurance companies have offered quotes for directors and officers liability coverage. These trends may continue or worsen in the future.

SPAC Warrants. If the SPAC does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that the Sponsor or an Underlying Manager wishes to exercise such warrants, it will only be able to exercise them on a “cashless basis;” provided that an exemption from registration is available. As a result, the number of shares of common stock that BXHF will receive upon exercise of the warrants will be fewer than it would have been had the Sponsor or an Underlying Manager exercised the warrant for cash. Further, if an exemption from registration is not available, the Sponsor or an Underlying Manager would not be able to exercise its warrants on a cashless basis and would only be able to exercise its warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Neither the Sponsor nor an Underlying Manager can guarantee that the SPAC will be able to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. If the SPAC is unable to do so, the potential “upside” of BXHF’s investment in the SPAC may be reduced or the warrants may expire worthless.

No warrants will be exercisable by the Sponsor or an Underlying Manager, and the SPAC will not be obligated to issue shares of common stock, unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of formation of BXHF. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdiction of BXHF, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

The terms of warrants for SPACs are currently evolving due to recent SEC staff statements regarding the accounting treatment of warrants with certain terms. The terms of warrants issued by SPACs are likely to change, which may affect their return profile. Other SPACs may treat their warrants as liabilities for accounting purposes, which may cause delay in SEC filings, which would impact liquidity for warrants and common stock. Additional regulatory or legislative responses to SPACs may result in further disruptions to exercise warrants or their terms in the future.

Liability for Underfunded Portfolio Company Pension Plans. An interest in certain Portfolio Entities may impose additional risks of liability under ERISA for a Portfolio Entity’s underfunded pension plans. Such liabilities may arise if BXHF is deemed to be part of the Portfolio Entity’s controlled group, and is further deemed to be engaged in activities with respect to a Portfolio Entity that go beyond passive investment, including, but not limited to, management of such Portfolio Entity’s operations; and/or authority with respect to the hiring, termination and compensation of such Portfolio Entity’s employees and agents; and/or receipt of fees or other compensation that offset the management fee for services provided to such Portfolio Entity by BXHF or its respective affiliates, including the Sponsor. If such liabilities were to arise, BXHF might suffer a significant loss.

Investments in and Related to Digital Assets. Investments in and related to digital currencies, virtual commodities, decentralized application tokens and protocol tokens, distributed ledger technology based assets and other cryptofinance and digital assets that currently exist, or may exist in the future (collectively, “Digital Assets”) may include, without limitation, Investments in pooled investment vehicles investing in Digital Assets, cryptocurrency “miners” and analogous industry participants, exchanges and similar intermediaries and service providers, and Investments or participation in related activities such as coin lending or realizing rewards associated with “staking” and other consensus mechanisms. The value of such Investments may be challenging to determine due to the lack of a centralized pricing source and may be negatively affected by the rapid fluctuation in the market price of Digital Assets, including digital currencies. It may be difficult to dispose of Digital Assets, particularly during periods of stress. In addition, Digital Asset exchanges as well as other intermediaries, custodians and vendors used to facilitate Digital Asset Investments, are relatively new and largely unregulated in both the United States and many foreign jurisdictions. Furthermore, the regulatory status of certain exchanges and other intermediaries is evolving and such market participants are subject to new regulation and possible regulatory inquiries. Any such increased regulation or regulatory scrutiny of Digital Assets and market participants may adversely affect the ability of BXHF and of investment vehicles in which BXHF may invest to access these markets or trade profitably in such Investments and may increase the costs of BXHF’s own regulatory compliance.

The cyber security risks relating to Digital Assets (including hacking vulnerabilities and the risk that publicly distributed ledgers may not be immutable) could result in substantial, immediate and irreversible loss to BXHF.

Further, the relatively new and rapidly evolving technology underlying Digital Assets introduces unique risks. For example, a unique private key is required to access, use or transfer a virtual currency on a blockchain or distributed ledger. The loss, theft or destruction of a private key may result in an irreversible loss.

Digital currency balances are generally maintained as an address on the blockchain and are accessed through private keys, which may be held by a market participant or a custodian. Although digital currency transactions are typically publicly available on a blockchain or distributed ledger, the public address does not identify the controller, owner or holder of the private key. Unlike bank and brokerage accounts, digital currency exchanges and custodians that hold digital currencies do not always identify the owner. The opaque underlying or spot market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes.

Digital currency exchanges, as well as other intermediaries, custodians and vendors used to facilitate digital currency transactions, are relatively new and largely unregulated in both the United States and many foreign jurisdictions. Digital currency exchanges generally purchase digital currencies for their own account on the public ledger and allocate positions to customers through internal bookkeeping entries while maintaining exclusive control of the private keys. Under this structure, digital currency exchanges collect large amounts of customer funds for the purpose of buying and holding virtual currencies on behalf of their customers. The opaque underlying or spot market and lack of regulatory oversight creates a risk that a digital currency exchange may not hold sufficient digital currencies and funds to satisfy its obligations and that such deficiency may not be easily identified or discovered. In addition, many digital currency exchanges have experienced significant outages, downtime and transaction processing delays and may have a higher level of operational risk than regulated futures or securities exchanges.

Future Investment Techniques and Instruments. Subject to the terms of the Partnership Agreement, the Investment Management Agreement and applicable law, BXHF could employ new investment techniques or invest in new instruments that the Sponsor believes will help achieve BXHF’s investment objectives, whether or not such investment techniques or instruments are specifically described herein. Such investment techniques or instruments could entail risks not described herein. New investment techniques or instruments could be not thoroughly tested in the market before being employed and could have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to BXHF. In addition, any new investment technique or instrument developed by BXHF could be more speculative than earlier investment techniques or instruments and could involve material and unanticipated risks.

Technological, Scientific and Other Innovations. Recent technological, scientific and other innovations have disrupted numerous established industries and those with incumbent power in them. As technological, scientific and other innovation continue to advance or be created rapidly, it could impact one or more of BXHF’s strategies. Any of these new technological, scientific and other innovations could significantly disrupt the market in which BXHF’s Investments operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results. Moreover, given the pace of innovation in recent years, the impact on a particular Investment could have been unforeseeable at the time BXHF made such Investment and could adversely impact BXHF and/or its Portfolio Entities. Furthermore, the Sponsor could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Market Conditions

Political, Economic, Market and Other Conditions. BXHF’s Investments may be adversely affected by changes in economic or market conditions or political events that are beyond its control. For example, a break in the capital markets, continued threats of terrorism, the outbreak of hostilities involving the United States (“U.S.”), the United Kingdom’s departure from the European Union (“Brexit”), U.S.-China trade disputes, the death of a major political figure, elections, availability of credit, credit defaults, trade barriers, currency exchange controls, or national and international political circumstances (including wars, terrorist acts or security operations) may have significant adverse effects on BXHF’s Investment results. Additionally, a serious pandemic, such as a highly contagious form of coronavirus (“COVID-19”), or a natural disaster, such as a hurricane, could severely disrupt the global, national and/or regional economies and/or markets. Other factors, such as changes in federal or state tax laws, federal or state securities laws, bank regulatory policies or accounting standards, may make corporate acquisitions less desirable. Similarly, legislative acts, rulemaking, adjudicatory or other activities of the U.S. Congress, the SEC, the U.S. Federal Reserve Board, the Financial Industry Regulatory Authority or other governmental or quasi-governmental bodies, agencies and regulatory organizations may make the business of BXHF less attractive. A negative impact on economic fundamentals and consumer confidence may negatively impact market value, increase market volatility and cause credit spreads to widen, each of which could have an adverse effect on the investment performance of BXHF. The economies of non-U.S. countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, asset reinvestment, resource self-sufficiency and balance of payments position. Further, certain non-U.S. economies are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. The economies of certain non-U.S. countries may be based, predominantly, on only a few industries and may be vulnerable to changes in trade conditions and may have higher levels of debt or inflation.

Epidemics / Pandemics. Certain countries have been susceptible to epidemics, which can be designated as pandemics by world health authorities, most recently COVID-19. The outbreak of such epidemics or pandemics, together with any resulting restrictions on travel or quarantines imposed, has had and could continue to have a negative impact on the economy and business activity globally (including in the countries in which BXHF may invest), and thereby can be expected to adversely affect the performance of BXHF’s Investments. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to BXHF and the performance of its Investments, operations and the ability of BXHF to achieve its investment objectives. See also “—Risks Related to Outside Events—Coronavirus and Public Health Emergencies” below.

Coronavirus and Public Health Emergencies. From 2020 to 2022, in response to a novel and highly contagious COVID-19 pandemic, many countries instituted quarantine restrictions and took other measures to limit the spread of the virus. This resulted in labor shortages and disruption of supply chains and contributed to prolonged disruption of the global economy. In addition, a widespread reoccurrence of COVID-19 (including any new or variant outbreaks) or another pandemic or global health crisis could increase the possibility of periods of increased restrictions on business operations, labor shortages and disruption of supply chains, which could have a significant adverse impact on the Sponsor’s, BXHF’s and Underlying Manager’s business, financial condition, results of operations, liquidity and prospective investments and exacerbate many of the other risks discussed in this “Risk Factors” section.

In the event of another pandemic or global health crisis like the COVID-19 pandemic, Investments could experience decreased revenues and earnings, which could adversely impact the Sponsor’s and/or Underlying Manager’s ability to realize value from such Investments and in turn reduce BXHF’s performance. Investments in certain sectors, including hospitality, location-based entertainment, retail, travel, leisure and events, office and residential, and in certain geographies could be particularly negatively impacted, as was the case during the COVID-19 pandemic. BXHF’s Portfolio Entities could also face increased credit and liquidity risk due to volatility in financial markets, reduced revenue streams and limited access or higher cost of financing, which could result in potential impairment of BXHF’s Investments. In addition, it can be expected that borrowers of loans, notes and other credit instruments in BXHF’s portfolio (if any) will be unable to meet some or all of their principal or interest payment obligations or satisfy financial covenants, resulting in a decrease in value of BXHF’s Investments. In the event of significant credit market contraction as a result of a pandemic or similar global health crisis, BXHF could be limited in its ability to sell assets at attractive prices or in a timely manner in order to avoid losses and margin calls from credit providers. Such a contraction could cause Unitholders to seek liquidity in the form of redemption requests.

A pandemic or global health crisis can be expected to also pose enhanced operational risks. For example, the Sponsor’s and/or Underlying Managers’ employees could become sick or otherwise unable to perform their duties for an extended period, and extended public health restrictions and remote working arrangements can be expected to impact employee morale, integration of new employees and preservation of Blackstone’s and/or its affiliates’ culture. Remote working environments could also be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Moreover, Sponsor’s and/or Underlying Managers’ third-party service providers could be impacted by an inability to perform due to pandemic-related restrictions or by failures of, or attacks on, their technology platforms. Additionally, restrictions on immigration and processing of visas and other work permits could affect the work force of the Underlying Managers, some of which rely on foreign talent as an important part of their work force, which could have a material adverse impact on their ability to implement their business plans.

In connection with a public health emergency, like the COVID-19 pandemic, the Sponsor and/or the Underlying Managers determined in the past, and could in the future determine, in its discretion, that it is most effective and/or efficient to use private air and/or charter travel due to travel restrictions and/or health and safety considerations, including to and from locations where the Sponsor and/or the Underlying Managers’ personnel are currently living (even if different than where the Sponsor and/or the Underlying Managers have historically had offices). The cost of such private air or charter travel, which could be increased due to the pandemic, will be an expense of BXHF, subject to and in accordance with the Sponsor’s and/or the Underlying Managers’ policies and the Partnership Agreement. The Sponsor also may determine to use alternative methods, including the use of technology, when sourcing and conducting diligence on potential investments and monitoring existing Investments.

Highly Volatile Markets. The risk of volatility is inherent in all investments. In particular, the prices of securities following their initial public offering, of commodities contracts and all derivative instruments, including futures and options prices, and of Digital Assets are highly volatile. Price movements of forward contracts, futures contracts and other derivative contracts in which BXHF’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and interest rate related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. In certain cases, governments have intervened on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been unclear in scope and application, resulting in uncertainty. It is impossible to predict when these restrictions will be imposed, what the interim or permanent restrictions will be and/or the effect of such restrictions on BXHF’s strategies. BXHF is subject to the risk of the failure of any of the exchanges on which its positions trade or of its clearinghouses.

Interest Rate Fluctuations. The prices of securities tend to be sensitive to interest rate fluctuations and unexpected fluctuations in interest rates could cause the corresponding prices of the long and short portions of a position to move in directions which were not initially anticipated. In addition, interest rate increases generally will increase the interest carrying costs to BXHF of borrowed securities and leveraged investments. To the extent that interest rate assumptions underlie the hedge ratios implemented in hedging a particular position, fluctuations in interest rates could invalidate those underlying assumptions and expose BXHF to losses.

Inflation. Inflation in the U.S. remains above targeted levels and, despite recent interest rate cuts by the U.S. Federal Reserve, interest rates remain high generally. Other developed economies are experiencing higher-than-normal inflation rates. It remains uncertain whether substantial inflation in the United States and other developed economies will be sustained over an extended period of time and how significantly it will impact the United States or other economies. Inflation and rapid fluctuations in inflation rates have in the past resulted in, and could in the future result in, negative effects on economies and financial markets, particularly in emerging economies. Wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, certain countries have imposed and could continue to impose wage and price controls or otherwise intervene in the economy and certain central banks have raised and could continue to raise interest rates.

Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed, and similar governmental efforts could be taken in the future to curb inflation and could have similar effects. There can be no assurance that inflation will not become a more serious problem in the future and have a material adverse impact on BXHF’s and/or the Underlying Managers’ returns.

Liquidity; Availability of Credit. Certain BXHF investment strategies depend on the availability of credit in order to permit the financing of its portfolio. BXHF’s liquidity could be impaired by an inability to access debt markets, an inability to sell assets or unforeseen outflows of cash or collateral. Any or all of these situations could arise due to circumstances that BXHF may be unable to control, such as a general market disruption or an operational problem that affects third parties. A lack of liquidity has historically been the cause of substantial losses in the securities industry. Liquidity risk will be increased if BXHF is required to liquidate positions to meet margin requirements, margin calls or other funding requirements. If there are other market participants seeking to dispose of similar financial instruments at the same time, BXHF may be unable to sell the financial instruments or prevent losses relating to the financial instruments. In times of market stress, the liquidation of securities that are generally regarded as highly liquid nonetheless may result in BXHF incurring significant losses. Furthermore, if BXHF incurs substantial trading losses, the need for liquidity could rise sharply while its access to liquidity could be impaired. The ability of counterparties to take actions following declines in investment values which result in the forced liquidation of highly leveraged positions in declining markets, including as a result of BXHF’s having insufficient liquidity to meet margin calls, could subject it to substantial losses. The Sponsor may fail to adequately predict the liquidity that BXHF requires to address counterparty requirements relating to falling values of investments being financed by the counterparties, which could result not only in losses related to the investments, but also in losses related to the need to liquidate unrelated investments in order to meet BXHF’s obligations. BXHF’s losses may be magnified in the event that significant capital is invested in highly leveraged investments or investment strategies. Such losses would result in a decline in assets, may lead to requests from investors in BXHF to redeem remaining assets, and may in certain circumstances damage BXHF’s reputation.

Retail Investing. In recent years, retail investors have benefitted from increased access to the financial markets due to new smartphone and computer applications. Certain of these retail investors have limited experience investing in financial markets. The simultaneous rise of online social media platforms has created opportunities for these new market participants and established investors to discuss and share information about potential investments, whether or not such discussions or information are accurate or based on verifiable data.

These social media interactions could motivate investors with a large amount of capital or large groups of investors with small amounts of capital (but which in the aggregate constitute a large amount of capital) to make investment decisions that may result in significant price fluctuations that appear divorced from common principles of fundamental analysis (e.g., the early 2021 price fluctuations in NYSE:GME and NYSE:AMC). A concomitant sudden and dramatic increase in trading volume of securities and derivatives could lead to a loss of liquidity by certain brokers and clearinghouses, which could have further adverse effects on market participants or the market as a whole. See “Systemic Risk” below. Market volatility of this type is difficult to predict and can lead to significant losses to holders of implicated or related investments, including BXHF.

Systemic Risk. Credit risk may be caused by or arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This is sometimes referred to as a “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which BXHF interacts on a daily basis.

Credit Ratings. In general, the credit rating assigned by a nationally recognized rating agency to a security represents such rating agency’s opinion of the safety of the principal and interest payments of the rated instrument based on available information. Such ratings are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of such securities. Such ratings also do not reflect macroeconomic or systemic risk, including the risk of increased illiquidity in the credit markets. Further, credit ratings may change over time due to various factors, including changes in the creditworthiness of the issuer and/or changes in the rating agency’s analytics and processes. It is possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events and, as a result, outstanding ratings may not reflect the issuer’s current credit standing. BXHF may incur losses if it makes investments based on credit ratings that subsequently change in a way not favorable to BXHF’s investment objective.

Region Related Risks

Economic, Political and Social Risks. Certain countries have in the past experienced, and could in the future experience, religious, political and social instability that could adversely affect BXHF. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic, or social conditions or government policies. Additionally, exchange control regulations, expropriation, confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, nationalization, restrictions on foreign capital inflows, repatriation of investment income or capital, renunciation of foreign debt, political, economic or social instability, or other economic or political developments could adversely affect the assets of BXHF. Additionally, the availability of attractive investment opportunities for BXHF is expected to depend in part on governments in certain countries continuing to liberalize their policies regarding foreign investment. In addition, countries may be in the initial stages of their industrial development and have a lower per capita gross national product or a low income economy as compared to the more developed economies. Markets for investments in such countries are not as developed and may be less liquid than markets in more developed countries. Investments in companies domiciled in emerging market countries may be subject to potentially higher risks as compared to the average among investments in more developed countries. Additionally, BXHF may be less influential than other market participants in jurisdictions where it or Blackstone does not have a significant presence.

Regional Risk; Interdependence of Markets. Economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. The market and the economy of a particular country in which BXHF may invest is influenced by economic and market conditions in other countries in the same region or elsewhere in the world. For example, financial turmoil in certain countries in the Asia Pacific region in the late 1990s adversely affected Asian economies generally. Similarly, concerns about the fiscal stability and growth prospects of certain European countries in the economic downturn starting in 2007 had a negative impact on most economies of the Eurozone (as defined below) and global markets. A repeat of either of these circumstances or the occurrence of similar circumstances in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.

Civil Unrest. The United States in recent years has experienced, and may continue to experience, increasing political and civil unrest and uncertainty. Political and civil unrest and uncertainty is heightened given that the United States has held political elections during the unprecedented COVID-19 pandemic, and in some states election results have been contested, including through the court system. Additionally, persons and organizations have claimed that certain political actions by certain governmental officials, in connection with the election or otherwise, are a departure from historical norms. This period of political and civil unrest and uncertainty is likely to continue and may have a negative effect on BXHF and the Sponsor.

Geopolitical Conflicts and Risks. As economies and financial markets worldwide become increasingly interconnected, the likelihood increases that geopolitical conflicts in one country or region will adversely impact markets or issuers in other countries or regions, including in ways that are difficult to predict or foresee. The impacts of these conflicts or events can be exacerbated by failures of governments and societies to respond adequately to a geopolitical conflict and subsequent emerging events or threats. For example, local or regional armed conflicts have led to significant sanctions by the U.S., European Union (“EU”), and other countries against certain countries and persons and companies connected with certain countries. Such armed conflicts and sanctions and other local or regional developments can exacerbate global supply and pricing issues, particularly those related to oil and gas, and result in other adverse developments and circumstances, as well as increased general uncertainty, for markets, economies, issuers, businesses, and societies both globally and in specific jurisdictions. Although these types of conflicts have occurred and could also occur in the future, it is difficult to predict when similar conflicts affecting the U.S. or global financial markets and economies will occur, the effects of such events or conditions, potential retaliations in response to sanctions or similar actions, and the duration or ultimate impact of those conflicts. Any such conflicts could have a significant adverse impact on the operations, risk profile, and value of BXHF and its Investments, with or without direct exposure to the specific geographies, markets, countries or persons involved in an armed conflict or subject to sanctions.

Russian Invasion of Ukraine/Sanctions. On February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date of this Registration Statement, the countries remain in active armed conflict.

Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials and other individuals in Russia and Belarus. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which BXHF may invest), and therefore could adversely affect the performance of BXHF’s Investments. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict and as a result, could present material uncertainty and risk with respect to BXHF and the performance of its Investments and operations, and the ability of BXHF to achieve its investment objectives. Similar risks will exist to the extent that any Portfolio Entities, service providers, vendors, or certain other parties have material operations or assets in Ukraine, Russia, Belarus, or the immediate surrounding areas.

Israel-Hamas War. On October 7, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). Israel responded by initiating a full-scale invasion of Gaza and, as of the date of this Registration Statement, although a ceasefire has gone into effect, there has not been a permanent cessation of armed conflict between Israel and Hamas. The armed conflict has expanded and ultimately more actively involves the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, and any further expansion of the conflict could exacerbate the risks described above. In response to the October 7th Attacks, the United States announced sanctions and other measures against Hamas-related persons and organizations, and the United States (and other countries) may announce further sanctions related to the ongoing conflict in the future.

The aforementioned ongoing conflicts and the measures taken in response have had and could be expected to continue having a negative impact on the economy and business activity globally (including in the countries in which BXHF may invest), and therefore could adversely affect the performance of BXHF’s Investments. The severity and duration of the conflict and its future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to BXHF, the performance of BXHF’s Investments, Portfolio Entity operations, and BXHF’s ability to achieve its investment objectives. Similar risks exist to the extent that any Portfolio Entities, service providers and vendors of Blackstone, BXHF, the BXHF Managers, and any Underlying Managers, or certain other parties have material operations or assets in the countries where such conflicts are taking place or in the immediate surrounding areas.

Furthermore, if after subscribing to BXHF, any investor or any beneficial owner thereof is included on a list of prohibited entities and individuals maintained by a relevant regulatory and/or government entity, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or under similar EU, United Kingdom (“UK”) or Cayman Islands regulations or under other applicable law, or are operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the U.S., United Nations, EU, UK, Luxembourg, the Cayman Islands and/or other applicable jurisdictions, BXHF would likely be required to cease any further dealings with such investor or freeze any dealings with the interests or accounts of the investor (e.g., by prohibiting payments by or to the investor or restricting or suspending dealings with the interests or accounts) or freeze assets of BXHF until such sanctions are lifted or a license is sought under applicable law to continue dealings. BXHF could further have to report to the relevant competent authorities the implementation of any restrictive measures carried out pursuant to international financial sanctions. For the avoidance of doubt, the Sponsor has the sole discretion to determine the remedy if an investor is included on a sanctions list and is under no obligation to seek a license or any other relief to continue dealing with such investor. Although Blackstone expends significant effort and resources to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by the Sponsor’s or BXHF’s activities or investors, which would adversely affect BXHF. Risks related to sanctions described elsewhere herein (including

“—OFAC and Sanctions Considerations” and “Russian Invasion of Ukraine/Sanctions”) apply to such sanctions as well. See also “—Geopolitical Conflicts and Risks.”

Other geopolitical conflicts could arise in the future and such conflicts could have material adverse consequences on Blackstone, BXHF and its Portfolio Entities. See also “—OFAC and Sanctions Considerations” herein.

Changes in U.S. Trade Policy and Other Government Policies. The U.S. government has recently indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and it is possible in the future will further increase, tariffs on certain goods from foreign countries, including from China, such as steel and aluminum, and the Trump administration has imposed and indicated its intention to impose additional tariffs on imports of certain products into the United States, including from Canada and Mexico. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products.

There is uncertainty as to the actions that will be taken under the Trump administration with respect to U.S. trade policy, including with China, and while the Sponsor and BXHF intend to comply with applicable laws, rapid changes in laws and/or uncertain interpretation and implementation thereof, could affect BXHF’s, the Sponsor’s, and the Underlying Managers’ capacity to comply. New trade policy could also create a legal burden for and negatively impact BXHF, the Underlying Managers and/or their investments, including by increasing costs and requiring BXHF and/or the Underlying Managers to exit certain investments. Further governmental actions related to the imposition of tariffs or other trade barriers or changes to international trade agreements or policies could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future Investments and adversely affect the revenues and profitability of companies whose businesses rely on the importing of goods into, and the exporting of goods out of, the United States.

The Trump administration has further signaled its intention to implement significant changes to the size of the federal government and to various other government policies. The potential downsizing of the federal government workforce and shutting down or defunding of certain government agencies (or offices thereof), including of federal agencies tasked with protecting investors, along with the changes in U.S. trade policy discussed above, could introduce market instability, reduce investor confidence and weaken investor protection. For example, substantial reductions in government spending and personnel could negatively affect BXHF’s and/or the Underlying Managers’ portfolio entities that rely on or benefit from government subsidies or contracts, destabilize the U.S. government contracting market, impede the Sponsor’s, the Underlying Managers’ and/or BXHF’s ability to implement their business plans, and impede the Sponsor’s, BXHF’s and/or the Underlying Managers’ ability to achieve expected returns. Moreover, the Trump administration’s signaled changes to government policy with respect to tax, immigration, labor, infrastructure, energy, education, business regulations (including U.S. anti-corruption policies), international relations, and international economic development could create uncertainty and volatility for BXHF. In light of these developments, there can be no assurances that political and regulatory conditions will not worsen and/or adversely affect BXHF, the Sponsor and/or the Underlying Managers, or their respective financial performance.

Outbound Investment Regulation. In August 2023, the President of the United States issued an executive order setting forth the framework for outbound investment controls regulating U.S. investment in companies related to “countries of concern” deemed to be adverse to U.S. national security and foreign policy interests. Pursuant to this executive order, the U.S. Department of the Treasury has implemented a new outbound investment regime, the Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern (the “Outbound Investment Regulation”), effective January 2, 2025. The Outbound Investment Regulation prohibits certain investments, and requires the notification of certain investments, by U.S. persons in persons and entities associated with “countries of concern” (which are limited to

China, Hong Kong and Macau as of the date of this Registration Statement) that are engaged in certain covered activities in the semiconductors and microelectronics, quantum information technologies, and artificial intelligence sectors. Investments by U.S. persons subject to the Outbound Investment Regulations include acquisitions of equity interests, certain debt financing, and establishment of joint ventures. Both the Sponsor and BXHF are U.S. persons for purposes of the Outbound Investment Regulation. Accordingly, BXHF is subject to the Outbound Investment Regulation. As a result, BXHF is not expected to participate in investment opportunities that constitute prohibited transactions or notifiable transactions under the Outbound Investment Regulation even though such investments opportunities may otherwise fall within the investment strategy of BXHF, or be suitable investment opportunities for BXHF, including investment opportunities that fall within the priority allocation rights of BXHF.

Accordingly, the Outbound Investment Regulation is expected to potentially limit the range of prospective investments available to BXHF, make it more difficult to identify buyers for sales transactions, impede or restrict syndication or sale of BXHF assets to certain buyers, adversely affect the governance and operations of BXHF, or its affiliates, and/or cause delays and costs, all of which could adversely affect BXHF’s ability to meet its investment objectives.

It should be noted that the Outbound Investment Regulation is newly enacted and is subject to future interpretation and could be expanded by the U.S. government to include additional sectors and/or industries or additional jurisdictions. As a result, the full extent of the Outbound Investment Regulation and the impacts that it will have on the investment activities of BXHF (which may be materially adverse) is not known at this stage.

United Kingdom Exit from the European Union. On January 31, 2020, the United Kingdom formally left the European Union. Following the expiration of the transition period on December 31, 2020, EU law no longer applies in the UK. Political and economic uncertainty and periods of exacerbated volatility in both the UK and in wider European markets as a result of Brexit may continue for some time. It also remains possible that the UK’s withdrawal from the EU may lead to a call for similar referenda in other European jurisdictions, which may cause increased economic volatility in the European and global markets and have an adverse effect on BXHF and its Portfolio Entities.

Following the UK’s withdrawal from the EU, over time there is likely to be increased divergence between the UK and the EU on legal, political and economic matters. To the extent applicable, it is possible that this may affect the eligibility of BXHF for certain UK investors if such investors become subject to restrictions on their ability to invest in vehicles established outside the UK and/or managed by a manager situated outside the UK. As a consequence, if applicable, UK investors may be forced to sell or otherwise dispose of interests in BXHF. Furthermore, investment in BXHF may become less attractive for certain UK investors, in the event of increased capital charges or capital requirements or different quota allocations for investors.

MiFID II. The EU market in financial instruments package comprising notably the (EU) Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and Regulation 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments (together with related delegated regulations, “MiFID II”) increased regulation of trading platforms and firms providing investment services in the EU.

MiFID II affects financial market structure, trading and clearing obligations, product governance and investor protection. MiFID II has introduced significant changes to pre-and post- trade transparency obligations in respect of financial instruments admitted to trading on EU trading venues, including a new transparency regime for non-equity financial instruments; an obligation to execute transactions in shares and derivatives on a regulated trading venue; and regulation of algorithmic and high frequency trading. Prior to Brexit, the UK implemented MiFID II into national law. However, following Brexit, MiFID II is applied separately to UK and EU markets, including separate share trading obligations and derivatives trading obligations, and this may have an impact on liquidity in certain financial instruments, as some of the sources of liquidity exit UK and/or

European markets, and an increase in transaction costs, and, as a consequence, may have an adverse impact on the ability of the Sponsor and/or the Underlying Managers to execute the investment programs of their investments effectively. MiFID II rules regarding commodities derivatives (together with other EU and, following Brexit, UK regulations governing trading in commodities and commodity derivatives), including position limits and position management powers could similarly lead to liquidity reduction and/or an increase in costs and spreads in the European commodities markets.

Although the full impact of these reforms is difficult to assess at present, it is possible that the resulting changes in the available trading liquidity options and increases in transactional costs may have an adverse effect on the ability of BXHF’s Underlying Managers to execute their respective investment programs.

New rules requiring unbundling the costs of research and other services from dealing commission and further restrictions on the Sponsor’s and/or the Underlying Managers’ ability to receive certain types of goods and services from brokers may also result in an increase in the investment-related expenditure of BXHF and/or negatively impact the Sponsor’s and/or the Underlying Managers’ ability to access investment research.

Investments in the Asia Pacific Region Generally. BXHF may invest in companies and assets organized in or subject to the laws of one or more countries in the Asia Pacific region, including countries with emerging economies, which may lack social, political and economic stability. The legal systems of some countries lack transparency or could limit the protections available to foreign investors, and BXHF’s Investments may be subject to nationalization and confiscation without fair compensation.

Furthermore, BXHF’s Investments located in the Asia Pacific region may be involved in restructurings, bankruptcy proceedings or reorganizations that are not subject to laws and regulations that are similar to U.S. bankruptcy laws and the rights of debtors or creditors afforded in U.S. jurisdictions. To the extent such non-U.S. laws and regulations do not provide BXHF with equivalent rights and privileges necessary to promote and protect its interests in any such proceeding, such investments may be adversely affected.

The effectiveness of the judicial systems in countries in which BXHF may invest varies; consequently, BXHF may find it difficult to effectively protect its interests or pursue claims in the courts of countries with less developed legal systems or commercial markets, as compared to the U.S. or other more developed countries. The lack of sophistication and consistency with respect to foreclosure, bankruptcy, corporate reorganization or creditors’ rights in certain countries in which BXHF may invest, as compared with the U.S., may adversely impact BXHF’s ability to achieve its investment objectives.

There can be no assurance that adverse developments with respect to such risks will not adversely affect the assets of BXHF that are indirectly subject to the laws of those countries or the value or realization of BXHF’s Investments.

Political and Economic Policies of the Government of the People’s Republic of China. Changes in the political and economic policies of the government of the People’s Republic of China (the “PRC”) may negatively affect the returns of BXHF’s Investments. The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. The PRC’s economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions, and providing preferential treatment to particular industries or companies. It cannot be predicted whether changes in PRC economic, political, or social conditions and in PRC laws, regulations, and policies will have any negative effect on the current or future business, financial condition or results of operations for companies in which BXHF (directly or indirectly) invests. Many economic reforms being undertaken in the PRC are unprecedented or experimental and are subject to adjustment and modification. Such adjustment and modification may have an adverse effect on foreign investment in joint stock companies in the PRC or in listed securities.

Certain PRC Securities. On June 3, 2021, an Executive Order titled, “Addressing the Threat From Securities Investments that Finance Certain Companies of the People’s Republic of China” (the “2021 Order”) was issued, which revised and superseded Executive Order 13959 issued in November 2020. Beginning on August 2, 2021, the 2021 Order largely prohibits U.S. persons from engaging in the purchase or sale of any publicly traded securities of certain PRC companies involved in military, intelligence and security research and development, weapons and related equipment production under the PRC’s military-civil fusion strategy, and the development or use of surveillance technology to facilitate repression or serious human rights abuses, as identified on the “Chinese Military-Industrial Complex Companies List” maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (the “CMIC Companies List”), or any publicly traded securities that are derivative of securities of companies on the CMIC Companies List or are designed to provide investment exposure to securities of companies on the CMIC Companies List. Any transaction that evades or avoids, has the purpose of evading or avoiding, causes a violation of, or attempts to violate the 2021 Order is also prohibited. Violations of the 2021 Order will be subject to the civil and criminal penalties available under the International Emergency Economic Powers Act. BXHF may invest indirectly in securities of PRC companies. Given the evolving relationship between the United States and the PRC and the ability of the U.S. Treasury Department to increase the number of companies on the CMIC Companies List, it should be expected that the scope and impact of the 2021 Order could increase over time. BXHF cannot predict the timing of any such increase in scope or impact, which would have the potential to limit BXHF’s ability to pursue its investment strategies or have a negative effect on BXHF. Restrictions in the U.S. and other countries relating to outbound investments in certain countries or sectors are likely to continue to expand.

Use of Indirect Investment Structures. In order to address PRC legal, regulatory, currency and other restrictions, BXHF may invest through a variety of indirect investment structures (including, without limitation, variable interest entity structures, as well as other types of structures that involve holding companies, SPVs, nominees and/or agents). BXHF may not be able to exercise the same level of control over an investment made through an indirect investment structure as is typical in the case of a direct investment structure. In addition, indirect structures carry their own risks, including risks that counter-parties and other participants in such structures may fail to perform their obligations, and risks that such structures may be questioned, attacked or even deemed illegal, invalid or unenforceable by regulators, courts, arbitration tribunals, tax authorities or others. Any such occurrence may impair BXHF’s investment performance, divert resources from BXHF, or cause other damage.

Hong Kong National Security Law. The Chinese government has continued to increase its control over the historically autonomous administrative region of Hong Kong. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent residents. Although the extra-territorial reach of the National Security Law remains unclear, there is a risk that the application of the National Security Law to conduct outside Hong Kong by non-permanent residents of Hong Kong could limit the activities of or negatively affect Blackstone, BXHF or the Portfolio Entities.

The National Security Law has been condemned by the United States, the UK and several EU countries, who have each introduced sanctions or other measures in response. Escalation of tensions resulting from the National Security Law and the response of the international community, including conflict between China and other countries like the United States and UK, protests and other government measures, as well as other economic, social or political unrest in the future, could adversely impact the security and stability of the region and may have a material adverse effect on countries in which Blackstone, BXHF, the Portfolio Entities or any of their respective personnel or assets are located. The introduction of retaliatory measures by governments, including any possible response by the Chinese government, could result in a deterioration in bilateral relationships and raise questions about Hong Kong’s future as an international financial center. In addition, any downturn in Hong Kong’s economy could adversely affect the financial performance of BXHF, or could have a significant impact on the industries in which BXHF participates, and could adversely affect the operations of Blackstone, BXHF and the Portfolio Entities, including the retention of investment professionals located in Hong Kong.

Corruption Risk; FCPA. In some countries, there is a greater acceptance than in the U.S. of government corruption and involvement in commercial activities. Corruption can result in huge economic losses due to fraud, theft and waste. Moreover, corruption can corrode critical public institutions, such as the courts, law enforcement and public pension administration, thereby undermining property rights, public confidence and social stability. As a result, corruption dramatically increases the systemic risks that exist in some of the jurisdictions in which BXHF may invest. Corruption scandals are common and likely to remain so going forward. Unitholders in BXHF are thus exposed to the increased costs and risks of corruption where BXHF may invest, and there can be no assurance that any reform efforts will have a meaningful effect during the term of BXHF. The United States and the UK have the U.S. Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act of 2010 (the “UK Bribery Act”), respectively, and other jurisdictions (including in Luxembourg) have adopted similar anti-corruption laws. Many of these laws have extraterritorial application.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the UK Bribery Act is broader in scope than the FCPA and applies to private and public sector corruption. It also holds relevant commercial organizations liable for failure to prevent bribery unless they have adequate procedures in place to prevent bribery. Other countries (including Luxembourg) have also adopted or improved their anti-corruption legal regimes in recent years. The Sponsor, its professionals and BXHF are committed, to the fullest extent permitted by applicable law, to complying with the FCPA and the UK Bribery Act and other anti-corruption laws and regulations (including in Luxembourg), anti-bribery laws and regulations, as well as anti-boycott regulations (including in Luxembourg), to which they are subject. As a result, BXHF could be adversely affected because of BXHF’s unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations can make it difficult in certain circumstances for BXHF to act successfully on investment opportunities and for Portfolio Entities to obtain or retain business. Although the Sponsor conducts FCPA due diligence on all targets with operations, BXHF could acquire an Investment with risks related to prior non-compliance with one or more of these statutes. Furthermore, although the Sponsor has implemented robust compliance programs designed to ensure strict compliance by Blackstone and its personnel with the FCPA and the UK Bribery Act and other similar laws, there can be no assurance that even reasonable compliance programs would be effective in all instances at preventing violations. In addition, in spite of Blackstone’s policies and procedures, Portfolio Entities, particularly in cases where BXHF or an Other Blackstone Account does not control such Portfolio Entity, and persons acting on behalf of BXHF or any Portfolio Entity and third-party consultants, managers and advisors, including related persons of the Sponsor, could engage in conduct and activities that could result in a violation of one or more of the FCPA, UK Bribery Act or other similar laws. Any determination that a related entity not controlled by Blackstone or BXHF, or Blackstone itself or BXHF themselves, or their controlled entities have violated the FCPA, the UK Bribery Act or other applicable anti-corruption laws or anti-bribery laws could subject Blackstone and BXHF to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation, reputational harm, and/or a general loss of investor confidence. BXHF could incur costs and expenses associated with engaging external counsel or other third-party consultants or professionals in connection with inquiries or investigations relating to FCPA or other applicable anti-corruption laws or anti-bribery laws. In these cases, BXHF could suffer significant losses from the cost of defense, interruption to ordinary operations and fines and penalties.

Foreign Capital Controls. BXHF could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities or other assets held by BXHF, and income on such securities or other assets or gains from the disposition of such securities or other assets may be subject to withholding taxes imposed by certain jurisdictions such as in the Asia Pacific region. Countries could require government approval for contributions of foreign capital to the country and distributions of investment income or capital out of the country. Countries could also place limitations on holding their currency abroad. Countries can change capital controls to increase or decrease overall levels of foreign direct investment or currency pricing, to manage the country’s balance of payments and for a number of other reasons outside the control of the Sponsor. BXHF could be adversely affected by delays in, or a refusal to grant, any required governmental approval for payment of dividends and repatriation of capital interests.

Asset Manager in Certain Jurisdictions. Certain local regulatory controls and tax considerations could cause BXHF to appoint one or more third parties to manage some or all of BXHF’s Investments in certain jurisdictions. Although typically the Sponsor oversees the operations of BXHF’s Investments, such third parties will be delegated responsibilities and could have influence over the affairs and operations of the applicable Investments. The costs and expenses of any such third party will be borne by BXHF and will not offset the Management Fee, Administration Fee and the Performance Participation Allocation (collectively, the “Fund Fees”).

Legal Framework and Corporate Governance. Because the integrity and independence of the judicial systems in some of the countries in which BXHF could invest varies, BXHF could have difficulty in successfully pursuing claims in the courts of such countries. For example, it is more difficult to enforce contracts in some countries, especially against governmental entities, which could materially and adversely affect BXHF’s revenue and earnings or the revenue and earnings of its Portfolio Entities. See also “—Emerging Market Investments” and “—Investments in the Asia Pacific Region Generally.” If counterparties repudiate contracts or default on their obligations, adequate remedies could be unavailable. Any regulatory supervision which is in place could be subject to manipulation or control. Some emerging and developing market countries do not have mature legal systems comparable to those of more developed countries, including less-developed debtors’ or creditors’ rights, which could adversely affect the Investments. Moreover, the process of legal and regulatory reform could not be proceeding at the same pace as market developments, which would result in investment risk. Legislation to safeguard the rights of private ownership could not yet be in place in certain areas, and there can be the risk of conflict among local, regional and national requirements. In certain cases, the laws and regulations governing investments in financial instruments could not exist or can be subject to inconsistent or arbitrary appreciation or interpretation. BXHF could also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts. For example, many emerging countries provide inadequate legal remedies for breaches of contract.

Furthermore, to the extent BXHF and/or a Portfolio Entity obtain(s) a judgment in a country with a strong judiciary but are required to seek its enforcement in the courts of a country with a weak judiciary, there can be no assurance that BXHF or such Portfolio Entity will be able to enforce the judgment. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. Due to the foregoing risks and complications, the costs associated with Investments in emerging markets are generally higher than in developed countries.

Certain markets do not have well-developed shareholder rights, which could adversely affect BXHF’s Investments. In these markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision which is in place could be subject to manipulation or control. Legislation to safeguard the rights of private ownership may not exist in certain areas, and there can be the risk of conflict among local, regional, national and supranational requirements. In certain cases, the laws and regulations governing investments in financial instruments could not exist or could be subject to inconsistent or arbitrary interpretation.

Accounting, Disclosure and Regulatory Standards. BXHF is using accounting principles generally accepted in the United States of America (“GAAP”) for the calculation of its NAV for financial reporting purposes, valuation of its investments and the establishment of its audited annual report. The calculation of BXHF’s NAV for purposes of subscriptions, repurchases, calculation of Fund Fees and other purposes described herein (including with respect to the calculation of Organizational and Offering Expenses and Servicing Fees) shall be made in accordance with the methodology set forth in the Valuation Policy, which can be expected to differ in certain respects from the methodology required pursuant to GAAP. BXHF’s accounting standards could not correspond to the accounting standards of other underlying entities, resulting in different financial information appearing on their respective financial statements. Information available to Unitholders in BXHF’s audited annual reports could differ from information available in the financial statements of underlying entities, including operations, financial results, capitalization and financial obligations, earnings and securities. Accounting, financial, auditing and other reporting standards, practices and disclosure requirements that are not equivalent to GAAP, can differ in fundamental ways. Differences may arise in areas such as valuation of assets, deferred taxation, contingent liabilities and foreign exchange transactions. Accordingly, information available to BXHF that is not consistent with GAAP including both general economic and commercial information and information concerning specific Investments, could be less reliable and less detailed than information available in more financially sophisticated countries, which could adversely impact, among other things, the Sponsor’s due diligence and reporting activities, and less information would be available to Unitholders. It can be expected that assets and profits appearing on the financial statements of a company (including, for example, a Chinese company) would not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP. Even for financial statements prepared in accordance with GAAP, it is possible that the accounting entries and adjustments will not reflect economic reality and actual value.

In addition, when making investments in less developed countries, BXHF can be expected to not have access to all available information to determine fully the origination and underwriting practices utilized for the investment or the manner in which the target company has been serviced and/or operated. As a result, the Sponsor’s or its affiliates’ due diligence activities could provide less information than due diligence reviews conducted in more developed countries. The lack of access to such due diligence information could increase the risk related to the investments in these countries. Although BXHF will endeavor to conduct appropriate due diligence in connection with each investment, in the case of investments in less developed countries, no guarantee can be given that BXHF will obtain the information or assurances that an investor in a more sophisticated economy would obtain before proceeding with an investment.

Furthermore, for a company that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments could be materially affected by restatements for inflation and not accurately reflect actual value. Accordingly, BXHF’s ability to conduct due diligence in connection with an Investment and to monitor the Investment could be adversely affected by these factors.

Potential Collapse of the Euro. BXHF undertakes and/or expects to undertake Investments in countries within the EU, a significant number of which use the euro as their national currency (such countries, the “Eurozone”). During the economic downturn that started in 2007, the stability of certain European financial markets deteriorated, and expectations centered on potential defaults by sovereign states in Europe. There is a risk that in the future, certain member states of the EU could default, or expectations of such a default could increase, which can lead to the collapse of the Eurozone as it is constituted today, or that certain member states of the EU and/or the Eurozone could cease to use the euro as their national currency. This could have an adverse effect on the performance of Investments both in countries that experience the default and in other countries within the EU and/or the Eurozone, as well as, due to the interdependence of the global economy, other countries globally in which BXHF holds Investments. A potential primary effect would be an immediate reduction of liquidity for particular Investments in the affected countries, thereby impairing the value of such Investments. Further, a deteriorating economic environment caused directly or indirectly by such a default or related expectations could have a direct effect on the general economic environment and public and private markets in particular.

Risks Associated with the Euro. The functioning of the euro as a single currency across the diverse economies comprising the Eurozone has sustained considerable pressure as the result of the global financial crisis and other subsequent macroeconomic events. The situation, particularly in those countries where sovereign default is perceived to be most likely, could continue to deteriorate. It is therefore possible that the euro may cease to be the national currency of some or even all of the countries comprising the Eurozone. If this were to occur, fluctuations in currency exchange rates of the new local currencies could cause borrowers in such countries to find it more difficult to meet their euro repayment obligations. These events are unprecedented and it is difficult to predict with any certainty the consequences of such events on BXHF and its Investments.

Data Protection Regulations. Regulations related to privacy, data protection and information security could increase costs, and a failure to comply could result in fines, sanctions or other penalties or litigation which could materially and adversely affect the results or operations of an Investment, a Portfolio Entity or a Blackstone entity, each of which could have an adverse impact on BXHF. As privacy, data protection and information security laws are implemented, interpreted and applied, compliance costs may increase.

For example, the European Union General Data Protection Regulation (“EU GDPR”) as retained and transposed into the domestic law of the United Kingdom (the “UK GDPR”) and similar privacy and data protection laws and regulations impose stringent obligations on the processing of personal data of data subjects (natural persons), and such obligations can apply on an extraterritorial basis. The UK is no longer a member of the EU but has retained and transposed the EU GDPR into its domestic law by virtue of the European Union (Withdrawal) Act 2018 (the body of law retained in the UK referred to here as the UK GDPR). The EU GDPR applies to the processing of personal data of data subjects (natural persons) (a) in the context of the activities of an establishment in the EEA and (b) by organizations outside the EEA that offer goods or services to data subjects in the EEA, or that monitor the behavior of data subjects in the EEA. The UK GDPR applies to the processing of personal data (a) in the context of the activities of an establishment in the UK and (b) by organizations outside the UK that offer goods or services to data subjects in the UK, or that monitor the behavior of data subjects in the UK.

Personal data, personal information and similar terms can be broadly construed under data privacy and data protection laws. For example, for the purposes of the EU GDPR and the UK GDPR, personal data is information that can be used to identify a natural person, including, without limitation, a name, a photo, an email address, or a computer IP address. The EU GDPR, the UK GDPR and other similar data protection laws provide greater protection for data subjects by requiring, amongst other things, personal data to be processed lawfully, fairly and in a transparent manner, to be collected for specified, explicit and legitimate purposes, and to be limited to what is adequate and necessary in relation to those purposes. Controllers must be able to respond to the rights of data subjects, which includes the right of individuals to access their personal data, to seek to rectify inaccurate data, to have personal data erased where, for example, processing is no longer required, to port their personal data, to seek to restrict the processing of their personal data, and to object to the processing of their personal data.

Privacy and data protection laws, including regulations still in proposed or draft form, also impose restrictions on the transfers of data (both personal and non-personal data) internationally. The EEA and U.S. governments have recently concluded a data privacy framework (the “Data Privacy Framework”) for transatlantic transfers of personal data, which has been separately extended to transfers of personal data from the UK to the U.S. and from Switzerland to the U.S. Although optional, if a Blackstone entity, Portfolio Entity or their respective affiliates choose to participate in the Data Privacy Framework, it will require, inter alia, a certification process and provision of certain disclosures and a redress mechanism and could involve operational changes. Privacy and data protection laws, including certain regulations still in proposed or draft form, impose other restrictions on international transfers of data (both personal and non-personal data) which would result in additional costs for Blackstone and the Portfolio Entities, and therefore BXHF.

Monitoring, assessing and complying with the above and other privacy and data protection obligations, certain of which continue to be subject to ongoing judicial and regulatory interpretation, can be expected to require the dedication of substantial time and financial resources which could also increase over time, thus affecting returns that would otherwise be available to investors.

Certain violations of these privacy and data protection laws can result in penalties, litigation and losses such as claims for compensation and significant administrative fines, e.g., in the case of the EU GDPR, up to 20,000,000 euro, or in the case of an undertaking, up to four percent of the total worldwide annual turnover of the preceding financial year, whichever is higher. Any failure by a controller of personal data to comply with its privacy and data protection related obligations can result in significant liability, which could have an adverse effect on the reputation of that party and its business, thereby potentially having an adverse effect on BXHF’s investors. The costs of compliance with, and/or other burdens imposed by other applicable data protection laws could be borne (whether directly or indirectly) by BXHF and may, therefore, affect any returns that would otherwise be available to BXHF’s investors.

Further legislative evolution in the field of data protection and privacy is expected. For example, the EU Commission’s draft Regulation on Privacy and Electronic Communications which contains updates rules on, amongst other things, the use of cookies (and similar tracking technologies) and communications data, could in due course replace the current “ePrivacy Directive.” Following the withdrawal of the UK from the European Union, the UK GDPR is currently substantially similar to the EU GDPR (but with necessary national variations). Notwithstanding this, on October 23, 2024, the UK government introduced the draft Data (Use and Access) Bill, which proposes various amendments to the current UK data protection regime, including to bring the maximum fine threshold under the ePrivacy rules (the Privacy and Electronics Communications (EC Directive) Regulations 2003) (currently £500,000) in line with the UK GDPR threshold (i.e., the higher of £17.5 million or 4% of annual global turnover), and the introduction of new data sharing provisions. Any divergence between EEA and UK data protection laws in the future, including as a result of the draft Data (Use and Access) Bill, could create a greater dual regulatory compliance burden on organizations that are subject to both regimes, and a diverging UK regime may result in the EU re-evaluating the adequacy of the UK data protection framework, resulting in additional compliance costs when sending data from the EEA to the UK. As of June 28, 2021, the EU Commission has adopted an adequacy decision for the UK under the EU GDPR allowing personal data to flow freely from the EEA to the UK. However, this adequacy decision will expire on June 27, 2025 unless repealed or extended, and it is not yet clear whether the EU Commission will extend such adequacy decision.

The UK and EEA are also considering or have enacted a variety of other laws and regulations relating to data such as the NIS 2 Directive (“NIS2”) (EEA), the Digital Operational Resilience Act (“DORA”) (EEA), the Data Act (EEA), the Data Governance Act (EEA), the (draft) Financial Data Access Regulation (EEA), the Digital Services Act (EEA), the Digital Markets Act (EEA), the Online Safety Act (UK) and the Artificial Intelligence Act (EEA) (the latter of which is discussed under “—Artificial Intelligence Developments”), all of which could have a material impact on BXHF and the operations of a Portfolio Entity. Blackstone cannot predict how these and other data protection and privacy laws could develop, or how they will be applied or interpreted by regulators and courts, and it could result in the business practices of Blackstone or a Portfolio Entity changing in a manner which adversely affects BXHF.

Local Intermediary Risk. Certain of BXHF’s transactions will likely be undertaken through local brokers, banks or other organizations in the markets where BXHF may invest, and BXHF will be subject to the risk of default, insolvency or fraud of such organizations, which in certain countries such as in Asia will likely be a higher risk than in more developed countries with more sophisticated regulatory systems. There can be no assurance that any amounts advanced to such persons will be repaid or that BXHF would have any recourse in the event of default. The collection, transfer and deposit of investments all expose BXHF to a variety of risks, including theft, loss and destruction.

Risks Related to Outside Events

Environmental Matters. Environmental laws, regulations and regulatory initiatives play a significant role in certain industries and can have a substantial impact on investments in these industries. Certain industries will continue to face considerable oversight from environmental regulatory authorities and significant influence from non-governmental organizations and special interest groups. BXHF may invest in Investments that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on Investments or potential investments. Environmental hazards could expose the Investments to material liabilities for damages, personal injuries or other environmental harm. Moreover, failure to comply with regulatory or legal requirements could have a material adverse effect on BXHF and/or the Sponsor. Any noncompliance with these laws and regulations could subject BXHF and/or the Sponsor to material administrative, civil or criminal penalties or other liabilities.

Additionally, as consensus builds that global warming is a significant threat, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international and regional regulatory authorities around the world. Many industries (e.g., manufacturing, transportation and insurance) face various climate change risks, many of which could conceivably materially impact them. Such risks include (i) regulatory/litigation risk (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, the discontinuance of certain operations and related litigation); (ii) market risk (e.g., declining market for products and services seen as greenhouse gas intensive); and (iii) physical risk (e.g., risks to plants or property owned, operated or insured by a company posed by rising sea levels, increased frequency or severity of storms, drought and other physical occurrences attributable to climate change). These risks could result in unanticipated delays or expenses, especially for electricity, and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have an adverse effect on BXHF, the Sponsor and/or investment.

Assumption of Business, Terrorism and Catastrophe Risks. BXHF may be subject to the risk of loss arising from exposure that it may incur, indirectly, due to the occurrence of various events, including, without limitation, hurricanes, earthquakes, and other natural disasters, terrorism and other catastrophic events. These risks of loss can be substantial and could have a material adverse effect on BXHF and the Unitholders’ investments therein.

Business Continuity. The Sponsor’s place of business, located in New York, New York, is important to the continued business of BXHF. A disaster or a disruption in the infrastructure that supports BXHF’s businesses, including a disruption involving electronic communications or other services used by BXHF or third parties with whom it conducts business, or directly affecting the Sponsor’s place of business, may have a material adverse impact on BXHF. Although BXHF has a business continuity plan, which includes, among other features, replication of certain data to geographically diverse locations and replication of communications links, there can be no assurance that these measures will be sufficient to mitigate the harm that may result from such a disaster or infrastructure disruption. Some types of potential disasters, such as mass influenza or contagion, are not susceptible to minimization through recovery sites or contingency plans and certain disasters may not be foreseeable.

Capital Requirements and Distributions

Adequacy of Reserves; Participation in Follow-On Investments. As is customary in the industry, BXHF is expected to establish holdbacks or reserves, including for estimated accrued expenses, Management Fees, Servicing Fees, Administration Fees, pending or anticipated liabilities, Investments, claims and contingencies relating to BXHF. Estimating the appropriate amount of such reserves is difficult and inadequate or excessive reserves could impair the investment returns to Unitholders. If BXHF’s reserves are inadequate and other cash is unavailable (including due to the ability to obtain other financing) or the Sponsor otherwise determines in its sole discretion not to allocate an investment opportunity in an existing investment to BXHF, BXHF could be unable to take advantage of attractive investment opportunities or protect its existing Investments. In these circumstances the Sponsor would be expected to allocate such opportunities to Other Blackstone Accounts, which, in the case of further investments in existing Portfolio Entities could result in BXHF being subject to dilution and may give rise to other significant risks and conflicts of interest. BXHF (and/or one or more Other Blackstone Accounts, including committed and other co-investment funds) would not be expected to participate in a follow-on opportunity (and therefore BXHF’s interest would be subject to dilution or increase, as applicable) where such follow-on opportunity does not comply with any investment or leverage limitations in the organizational documents (or the governing agreement of such Other Blackstone Account, including where one or more investors have consent rights over participating in follow-on opportunities), even if the original investment did. BXHF could, to the contrary, be obligated to bear a larger share of any follow-on opportunity, where co-investment vehicles (or Other Blackstone Accounts) ultimately do not participate in such follow-on opportunity (including, without limitation, as a result of investment limitations or portfolio structuring considerations with respect to such vehicles or where such co-investment vehicles have insufficient capital available to invest pro rata in such follow-on opportunity or if such vehicles have inadequate reserves and unpaid capital commitments or other cash is unavailable (as applicable), in each case, as determined in good faith by their respective general partners or investment managers). Additional investments in “platform” Portfolio Entities (or other Portfolio Entities) in which BXHF has made a prior Investment could be provided in whole or in part or in different proportions than the initial Investment to co-investors, and/or Other Blackstone Accounts that did not participate or participate in the same proportion in previous rounds rather than to BXHF to the extent Blackstone determines such allocation is appropriate, which would dilute BXHF’s ownership of such Portfolio Entity. See also “—Potential Conflicts of Interest—Allocation of Investment Opportunities and Capacity” and “—Co-Investment” herein. For the avoidance of doubt, in the event that BXHF is allocated a larger or smaller share of a follow-on opportunity than BXHF otherwise would have received as described above, the updated ownership percentages following the consummation of such follow-on opportunity of BXHF and any applicable co-investment vehicles (or Other Blackstone Accounts) in such investment opportunity may be based on valuations that differ from the fair market value of the investment at the time of such follow-on opportunity or the fair market value of the investment as of the last available valuation (which, for the avoidance of doubt, may be as of the end of the immediately preceding fiscal quarter) rather than the original cost of the investment (for example, in situations where the fair market value is below cost). The Sponsor will be subject to potential conflicts of interest in determining such valuations, which are inherently subjective. See also “—Valuations.” There can be no assurance that BXHF will not be adversely affected by such allocations or valuations. By contrast, if BXHF’s reserves are excessive, BXHF could be unable to fully deploy its available capital in Investments, resulting in lower returns to Unitholders. See also “—Deployment of Capital.” Further, the allocation of investment opportunities among BXHF and Other Blackstone Accounts could depend, in part, on the respective reserves at the time of allocating the opportunity, possibly resulting in different investment allocations if any such reserves are inadequate or excessive. For example, if the reserves of any Other Blackstone Accounts that participated alongside BXHF in an Investment are inadequate and unpaid capital commitments or other cash is unavailable, such Other Blackstone Accounts could be unable to participate in follow-on investments related thereto, and BXHF could participate to a greater extent than it would have otherwise. For example, certain committed and other co-investment funds could be unable to participate in follow-on investments without an agreement by the relevant investors to increase their capital commitments thereto, which would be made in their discretion.

In addition, Other Blackstone Accounts are expected to invest in Portfolio Entities in which BXHF may invest, and vice versa. Such investments give rise to conflicts of interest, particularly when subsequent investments are made in different proportions than the relevant Other Blackstone Accounts’ existing holdings, and could influence the Sponsor’s investment decisions, as different investment decisions could impact the different Other Blackstone Accounts unequally. The Other Blackstone Account could have influence on the Portfolio Entity through its ownership stake or the terms of its investments and influence the Portfolio Entity to make decisions that disadvantage BXHF for the benefit of the Other Blackstone Account. For example, such

Other Blackstone Account could dilute BXHF’s interests in a Portfolio Entity, or vice versa, and the valuation at which the follow-on investment is made could be adverse to the existing fund’s investment. The Sponsor is not obligated to allocate follow-on investments in a particular Portfolio Entity to BXHF and could allocate such follow-on investments to Other Blackstone Accounts, or vice versa, in which case similar conflicts of interest will arise. For instance, in light of the different economic terms between BXHF and Other Blackstone Accounts, as well as the investments of limited partners that are affiliates of Blackstone in Other Blackstone Accounts and/or BXHF, the Sponsor could be incentivized to allocate investment opportunities to BXHF and not to Other Blackstone Accounts (or vice versa) to maximize the amount it or its affiliates receive in management fees or carried interest (or similar incentive allocation or fee), or as a return on invested capital.

Deployment of Capital. In light of the nature of BXHF’s continuous offering in relation to BXHF’s investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential Investment opportunities, if BXHF has difficulty identifying and purchasing suitable Investments on attractive terms, there could be a delay between the time it receives net proceeds from the sale of Units in this offering or any private offering and the time BXHF invests the net proceeds. BXHF may also from time to time hold cash or liquid Investments pending deployment into other Investments outside its core strategy, which cash holdings can at times be significant, particularly at times when BXHF is receiving high amounts of offering proceeds and/or times when there are few attractive Investment opportunities. Such cash may be held in an account for the benefit of Unitholders that may be invested in money market accounts or other similar temporary Investments, each of which are subject to the Management Fee, Performance Participation Allocation and Administration Fee.

In the event BXHF is unable to find suitable Investments, such cash or liquid Investments may be maintained for longer periods which would be dilutive to overall Investment returns. This could cause a substantial delay in the time it takes for Unitholder investments in BXHF to realize its full potential return. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Investments will generate significant interest, and Unitholders should understand that such low interest payments on the temporarily invested cash could adversely affect overall returns. In the event BXHF fails to timely invest the net proceeds of sales of Units or does not deploy sufficient capital to meet its targeted leverage, BXHF’s results of operations and financial condition could be adversely affected.

BXHF could experience delays in investing its available capital, which could cause its performance to be worse than the performance of other investment vehicles with investment programs that are similar to BXHF’s investment objectives. The Sponsor could be unable to identify a sufficient number of potential Investments that meet BXHF’s investment objectives or which are on acceptable terms, which would reduce BXHF’s returns.

Conversely, BXHF can deploy a significant amount of or majority of its available capital over a short period of time, which would increase the likelihood that BXHF will be adversely impacted by market dislocations, economic shocks, recessions, depressions and other similar market downturns. See also “—Costs and Availability of Financing.” This, in turn, could leave an insufficient amount of remaining capital available to BXHF to seek to invest opportunistically during and after such downturn. In such circumstances, BXHF’s performance could be worse than the performance of other investment vehicles with investment programs that are similar to BXHF’s investment objectives that make their investments over a longer period of time and therefore are both less-heavily invested during such downturn, and more readily able to invest during and after such downturns.

Sourcing and Payment of Distributions. Although BXHF does not intend to make distributions and has not established a minimum distribution payment level, should BXHF determine to make a distribution, the ability to make such distributions to its Unitholders would be adversely affected by a number of factors, including the risk factors described in this Registration Statement. As of the date of this Registration Statement, BXHF has no track record and may not generate sufficient income to make distributions to BXHF’s Unitholders or otherwise make any distributions at all. BXHF’s General Partner will make determinations regarding distributions based upon, among other factors, BXHF’s financial performance, debt service obligations, debt covenants, tax requirements and capital expenditure requirements.

In-Kind Remuneration to the Sponsor and/or General Partner. The Investment Manager or the General Partner can choose to receive BXHF Units in lieu of certain fees or distributions. Repurchases of BXHF Units (a) from the Investment Manager paid to the Investment Manager as Management Fee/or Administration Fee and (b) from the General Partner distributed to the General Partner with respect to its Performance Participation Allocation are subject to the quarterly volume limitations of the Redemption Plan.

Electronic Delivery of Information and Certain Documents. Pursuant to the Partnership Agreement, each Unitholder will consent to electronic delivery (including email or posting on BXHF’s intranet website or other internet service in accordance with the Partnership Agreement) of (i) any notices or communications required or contemplated to be delivered to the Unitholder by the Sponsor, BXHF or any of their respective affiliates, pursuant to applicable law or regulation (including, without limitation, the Exchange Act, the 1940 Act and the U.S. Gramm-Leach-Bliley Act of 1999, as amended), at the option of the person making such delivery, and (ii) any notices, requests, demands or consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the Unitholders under the Partnership Agreement or under any other agreement that may be applicable to a Unitholder’s investment in BXHF. There are certain risks (e.g., slow downloading time and system outages) associated with electronic delivery. Moreover, the Sponsor cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from any computer viruses or related problems that could be associated with the use of an internet based system.

Leverage

Borrowing; Leverage of the Fund. The Sponsor intends to obtain leverage at the level of BXHF. BXHF expects to continue to incur indebtedness, enter into guarantees or other credit support and indemnification arrangements, or incur any other obligations in connection with BXHF’s investment activities, for any proper purpose, including, without limitation, to enter into and fund Investments, cover Fund Expenses, Organizational and Offering Expenses, Management Fees, the Administration Fee and/or Servicing Fees, provide permanent financing or refinancing, provide cash collateral to secure outstanding letters of credit, support margin loan liquidity, cover asset disposition expenses, provide funds for distributions (if any) to Unitholders, and to fund repurchases. The General Partner could be incentivized to borrow (whether from a net asset value credit facility (a “NAV Facility”) of BXHF or otherwise) for distributions as it will result in the General Partner receiving its Performance Participation Allocation earlier than it would otherwise. Such borrowings also increase BXHF’s leverage without any corresponding acquisition of assets. Borrowings and guarantees by BXHF may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio wide basis) with any vehicles participating in Blackstone’s side-by-side co-investment rights, Parallel Funds, supplemental capital vehicles (if applicable), co-investment vehicles, certain third-party co-investors, Other Blackstone Accounts, Underlying Managers and managers of such Underlying Managers. Such arrangements will not necessarily impose joint and several obligations on such other vehicles that mirror the obligations of BXHF (e.g., BXHF may provide credit enhancement through recourse to assets outside of a loan pool, whereas other vehicles may not provide such enhancement). The interest expense of any such borrowings will generally be allocated among BXHF and such other vehicles or funds pro rata (and therefore indirectly to the Unitholders pro rata) based on principal amount outstanding, but other fees and expenses, including upfront fees, unused fees and origination costs, could be allocated by a different methodology, including entirely to BXHF. Furthermore, in the case of indebtedness and other obligations on a joint and several or cross-collateralized basis, BXHF could receive capital distributions on a non-pro rata basis during the repayment of such indebtedness or could be required to contribute amounts in excess of its pro rata share of the indebtedness or obligation or its interest in the Investment, including additional capital to make up for any shortfall if the other joint and several obligors are unable to repay their pro rata share of such indebtedness (including indebtedness relating to investments made by Other Blackstone Accounts in which BXHF does not participate). BXHF could lose its interests in performing Investments in the event such performing Investments are cross-collateralized with poorly performing or non-performing Investments of BXHF and of such other vehicles. BXHF may also be obligated in some circumstances to reimburse co-investors for their losses resulting from cross-collateralization of their investments with assets of BXHF that are in default. Obligations of BXHF due to the cross-collateralization of obligations with other investment vehicles are permitted but not counted against BXHF’s leverage limitations. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations to BXHF and/or Other Blackstone Accounts that are subject to change and may not take into account excuse rights, investment limits, differences among the relevant entities, and other considerations. Although the Sponsor will seek to use leverage in a manner it believes to be appropriate, the use of leverage involves a high degree of financial risk.

Subject to the limitations set forth in the Partnership Agreement, the Sponsor maintains substantial flexibility in choosing when and how BXHF’s NAV Facilities or other credit facilities are used. The Sponsor intends to adopt a policy and may update or adopt from time to time policies or guidelines relating to the use of such credit facilities. Obligations under NAV Facilities, backleverage and other similar facilities secured or otherwise supported by the Investments in particular may remain outstanding for longer periods of time and may primarily be repaid with proceeds from one or more Investments (including proceeds from unrelated Investments). BXHF’s use of credit facilities will be used and managed in the manner described above independently from any Other Blackstone Account’s use of credit facilities (and the contractual restrictions applicable to such Other Blackstone Accounts and other credit facilities may be more or less favorable than those of BXHF), even when the same credit facility is being utilized and/or Investments are shared between BXHF and an Other Blackstone Account, which may result in different expenses related to borrowings and Investment rates of return reported by multiple Blackstone funds for the same Investment. Similarly, while the Sponsor expects to generally utilize credit facilities for BXHF and Other Blackstone Accounts in a consistent manner, the use of such credit facilities may differ based on available credit facility capacity and the contractual terms applicable to BXHF, Other Blackstone Accounts and such credit facilities, among other factors, may differ. In addition, as part of the policy, the Sponsor has adopted guidelines for the longer-term use (i.e., greater than one year) of the credit facilities. Examples of when the longer-term fund-level financing will typically be used include, but are not limited to (a) for Investments that have a longer lead time to generate cash flow or to acquire assets, (b) for Investments that require capital to fund operations, including operating expenses prior to developing sufficient scale to self-fund or generate enterprise value and new initiatives or products, (c) for Investments where cash is retained in the business to fund activity that results in incremental growth and/or returns for the Investment, (d) to fund in local currencies, including to provide natural hedging for non-U.S. dollar investments or to make margin payments as necessary under currency hedging arrangements, (e) under NAV Facilities and other similar facilities and (f) when the Sponsor otherwise determines that it is in BXHF’s best interests or otherwise appropriate under the circumstances.

Borrowing; Leverage of Underlying Investment Vehicles. BXHF will employ leverage when the Sponsor or an Underlying Manager believes that the use of leverage may enable BXHF to capitalize on opportunities to achieve a higher rate of return. For example, in certain cases, BXHF will seek to enhance returns through the use of margin borrowing and by establishing leveraged long positions as well as short positions both as a hedge against specific long positions and to take advantage of opportunities created by market disequilibrium. While the use of “short sales” and leverage can improve the return on invested capital, their use also increases risk to which the investment portfolio of BXHF may be subject. BXHF also will borrow funds, including under a credit facility, to finance Investments or other costs and expenses in anticipation of the receipt of equity capital from investors and/or realization proceeds from Investments. The use of leverage amplifies the financial impact on investments of trading losses. Consequently, fluctuations in the market value of BXHF’s portfolio will have a significant effect in relation to BXHF’s capital. The interest expenses and other costs incurred in connection with such borrowing may not be recovered by the appreciation in the Investments purchased. The amount of borrowings which BXHF will have outstanding at any time may be significant in relation to its capital. Except as described herein, there is no restriction on the ability of BXHF to borrow or enter into financing arrangements. In addition, the level of interest rates generally, and the rates at which BXHF can borrow in particular, is an expense of BXHF, and therefore will affect the operating results of BXHF. The lenders will typically have a security interest in BXHF’s portfolio or a subset thereof. In the event of a default or other relevant credit event involving BXHF’s portfolio, a lender may have an interest in forcing a precipitous disposition of BXHF’s assets at an inopportune time that could have an adverse impact on BXHF. Also, unanticipated increases in applicable margin requirements could adversely affect the liquidity of BXHF and therefore also adversely affect its performance. Furthermore, there is a risk of greater loss on Investments than would otherwise be the case if borrowed funds had not been used to make such Investments. In the event that BXHF enters into an advisory agreement with an Underlying Manager that utilizes leverage in its investment program, BXHF may be subject to claims by financial intermediaries that extended “margin” loans (or other forms of credit extension) in respect of the investments managed by such Underlying Manager

BXHF may incur indebtedness on a joint and several basis with other persons, including other entities comprising the BXHF Fund Program and Other Blackstone Accounts. In such cases, in the event other borrowers fail to satisfy their obligations to the lender, BXHF will be responsible for the full amount of the indebtedness owed to the lender and the lender could collect the full amount owed from BXHF without having to pursue the defaulting borrowers. While BXHF may have recourse against the other borrowers, it may not be able to recoup the amounts paid on such other borrowers’ behalf.

BXHF will maintain balances with certain brokers and market counterparties with which BXHF transacts in excess of margin requirements or other obligations to such counterparties (i.e., “excess collateral”). In the event of the insolvency of the financing provider under such an arrangement, BXHF’s claim for the value of such collateral (including both the minimum margin amount and the excess collateral) may be unsecured.

BXHF generally will seek to enter into “lockup” agreements with one or more key equity prime brokerage counterparties limiting the ability of those counterparties to change financing or margin terms and/or recall loans for a period of time after notice is given absent an event of default or other termination event under the agreements. Nevertheless, creditors that provide financing to BXHF may accelerate a loan and require repayment in full upon the occurrence of certain events, including but not limited to: (i) changes in key management; (ii) suspension of withdrawals; (iii) violations of minimum capital levels; (iv) the imposition of regulatory sanctions on BXHF or its key personnel; (v) violations of certain performance trigger events; or (vi) certain market conditions, including in the event that such counterparty is no longer able to secure financing. In addition, market conditions may make it difficult to obtain committed financing for extended periods of time or at all, particularly when assets securing the financing are less liquid and such agreements may not be available or economically attractive with respect to certain asset classes. In many cases, when such lockup agreements are not in place, the banks and dealers that provide financing to BXHF can apply discretionary margin, “haircut” financing and security and collateral valuation policies. Changes by banks and dealers in such policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances or governmental, regulatory or judicial action, may result in large margin calls, requirements to post additional collateral, loss of financing, forced liquidation of assets at disadvantageous prices, termination of swap and repurchase agreements and cross defaults to agreements with the same or other counterparties. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market participants at or about the same time. The imposition of the limitations or restrictions could compel BXHF to liquidate all or part of its portfolio at disadvantageous prices.

Assets loaned by BXHF to third parties or collateral used to finance borrowing may not be required to be kept segregated by the third parties, and may be subject to the claims of other creditors of the third parties. Third parties that enter into financing transactions with BXHF may default on their obligations to return BXHF’s assets or pay amounts owed to BXHF. Additionally, BXHF may experience a delay in the recovery of or loss of rights in the collateral, if any. Additionally, in an unsettled credit environment, the Sponsor may find it difficult or impossible to obtain leverage for BXHF. In such event, BXHF could find it difficult to implement its strategy. In addition, any leverage obtained, if terminated on short notice by the lender, could result in the Sponsor being forced to unwind positions quickly and at prices below what the Sponsor deems to be fair value for the positions.

To the extent that options, futures, options on futures, swaps, and other “synthetic” or derivative financial instruments are used, it should be noted that they inherently contain much greater leverage than a non-margined purchase of the underlying security, commodity or instrument. This is due to the fact that generally only a very small portion (and in some cases none) of the value of the underlying security, commodity or instrument is required to be paid in order to make such investments. In addition, many of these products are subject to variation or other interim margin requirements, which may force premature liquidation of investment positions.

Additionally, in an unsettled credit environment, the Sponsor may find it difficult or impossible to obtain leverage for BXHF. In such event, BXHF could find it difficult to implement its strategy. In addition, any leverage obtained, if terminated on short notice by the lender, could result in the Sponsor being forced to unwind positions quickly and at prices below what the Sponsor deems to be fair value for the positions.

The aggregate amount of borrowings by BXHF are subject to certain limits (as more fully set forth in “Item 1(c). Description of Business—Leverage”). These limits do not include leverage on Investments (including Investments in or alongside Other Blackstone Accounts), even though leverage at such entities could increase the risk of loss on such Investments. The limits also do not apply to guarantees of indebtedness, even though BXHF may be obligated to fully fund such guarantees, “bad boy” guarantees or other related liabilities that are not indebtedness for borrowed money. There can be no assurance that the limits described above are appropriate in all circumstances and would not expose BXHF to financial risks. For example, any borrowing arrangements or credit facility obtained by any special purpose vehicle established by BXHF to hold multiple or all Investments (such as a lending facility collateralized or otherwise secured by BXHF’s holdings in multiple or all of its Investments) would not be subject to the limits on borrowing by BXHF in the Partnership Agreement, even though many of the risks (e.g., the negative performance of one investment could adversely affect the results of other investments) are the same as if BXHF were directly the borrower, although in such an asset-backed facility obtained by a special purpose vehicle, the lender would not be expected to have recourse to BXHF itself, which are prime considerations in establishing the borrowing limits at BXHF’s level.

Margin Borrowing. The use of margin borrowing can substantially improve or impair the return on invested capital. Borrowings will usually be effected through BXHF’s prime brokers and primary custodians and will typically be secured by BXHF’s securities and other assets. During extreme adverse market conditions, losses of as much as 100% of the invested capital of BXHF could be sustained. Under certain circumstances, a prime broker may unilaterally demand an increase in the collateral that secures BXHF’s obligations and if BXHF were unable to provide additional collateral, such prime broker could liquidate assets held in the account to satisfy BXHF’s obligations to the prime broker. Liquidation in that manner could have extremely adverse consequences. In addition, the amount of BXHF’s borrowings and the interest rates on those borrowings, which will fluctuate, will have a significant effect on BXHF’s return.

To the extent that BXHF makes use of collateral and asset re-use arrangements, it may be required to deliver collateral from time to time to its trading counterparties under the terms of the relevant trading agreements (including, but not limited to, futures clearing agreements, foreign exchange prime broker agreements, ISDA master agreements and credit support documentation and/or securities lending agreements) to effect the above arrangements, by posting initial margin and/or variation margin on a daily mark-to-market basis. The Fund may deliver such collateral by way of title transfer or by way of security interest (and in certain circumstances grant a right of re-use of such collateral) to a trading counterparty. The treatment of such collateral varies according to the type of transaction and where it is traded. No restrictions have been imposed on the collateral and asset reuse arrangements that BXHF may employ as a means of reducing the cost of any counterparty providing leverage to BXHF.

Costs and Availability of Financing. BXHF expects to obtain financing from counterparties that are regulated entities subject to regulatory capital requirements, which require the counterparty to maintain certain core capital and risk-based capital ratios and limit the type of assets that qualify as capital. In addition to the capital requirements, counterparties (or an applicable affiliate from which a counterparty obtains internal funding) that are depository institutions are required to comply with (i) reserve requirements that require an institution to maintain cash reserves at least equal to a certain percentage of the total value of all its transactional accounts and non-personal time deposits and (ii) liquidity requirements that require an institution to maintain cash and other liquid assets at least equal to a certain percentage of the total value of its net withdrawable deposit accounts and borrowings payable in one year or less. These regulatory capital, reserve, and liquidity requirements have become more stringent with the implementation of the standards set forth in the Basel Committee’s 2010 capital and liquidity reform package known as Basel III. The implementation of Basel III may cause the cost of financing obtained by BXHF from such counterparties to become more expensive or, in some cases, unavailable.

BXHF may also pursue other forms of financing and leverage. Additionally, the margin and collateral requirements of BXHF with respect to such financing may also increase. An increase in financing costs may cause certain of BXHF’s trading strategies to become less profitable or unprofitable. Additionally, an increase in the margin and collateral requirements with respect to financing may adversely affect BXHF.

BXHF and its Portfolio Entities expect to regularly seek to obtain new debt and refinance existing debt, including in the liquid debt markets, and significant declines in pricing of debt securities or increases in interest rates, or other disruptions in the credit markets, would make it difficult to carry on normal financing activities, such as obtaining committed debt financing for acquisitions, bridge financings or permanent financings. Tightening of loan underwriting standards, which often occur during market disruptions, can have a negative impact including through reduction of permitted leverage levels and increased requirements for borrower quality. BXHF’s ability to generate attractive investment returns will be adversely affected by any worsening of financing terms and availability.

Line of Credit with Blackstone Affiliate. We expect to enter into the Line of Credit with a subsidiary of Blackstone, pursuant to which BXHF may borrow up to an agreed upon amount consistent with market terms and interest rates. There is no assurance that we will be able to obtain leverage from a third-party lender. Because this line credit is with an affiliate of Blackstone, Blackstone may face conflicts of interest in connection with any borrowings or disputes under this uncommitted line of credit.

Legal & Regulatory—Investment

Intermediate Entities. If the Sponsor considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring or other considerations of BXHF or of certain current or prospective Unitholders, it or any of its affiliates may, in its sole discretion, cause BXHF to hold certain Investments directly or indirectly through Intermediate Entities (including Corporations). Management Fees, Administration Fees and Performance Participation Allocations may be paid or allocated, as applicable, in whole or in part, at the level of BXHF or any such Intermediate Entity and will generally not take into account accrued and unpaid taxes of any Corporation or taxes paid by the Corporation during the applicable period.

Documentation and Legal Risks. BXHF and its Portfolio Entities are governed by a complex series of legal documents and contracts. The intent of the legal documents and contracts might not be clear, and even clear drafting can be misconstrued by counterparties and judges. A dispute over interpretation of any of these documents or contracts could arise, which may result in unenforceability of the contract or other outcome that is adverse to BXHF.

Permits, Approvals and Licenses. Blackstone currently maintains, and in the future may maintain, various registrations and/or licenses in certain non-U.S. jurisdictions in which it operates. Such licenses and registrations subject Blackstone to certain various information and other requirements. Blackstone’s failure to obtain or maintain such licenses could have adverse consequences on Blackstone and its ability to operate in such non-U.S. jurisdictions. A license, approval or permit may be required or advisable to acquire certain Investments

(including making an additional investment(s) in an existing Investment) and their direct or indirect holding companies, or registration may be required or advisable before an acquisition can be completed. Examples of permits, approvals and licenses necessary or advisable to make an investment (including additional investment(s) in an existing Investment) include antitrust approvals, environmental licenses, foreign investment approvals and registrations, and other similar matters. BXHF may require some or all of these licenses, approvals and permits to acquire an asset, which may result in significant costs and expenses, and counterparties may also require some or all of these licenses, approvals and permits to acquire assets from BXHF. There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected, which may adversely affect BXHF’s ability to acquire and sell assets and the ability to proceed with an identified investment.

Certain Investments can involve regulated activities (e.g., gaming and liquor). Investments in Portfolio Entities that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally, including, but not limited to, risks relating to approval of a change in ownership, and the acquisition and maintenance of applicable licenses. Accordingly, BXHF’s Portfolio Entities themselves may be required to obtain, or may require Blackstone or its personnel to obtain, various EU, national, U.S. federal, state, local or non-U.S. licenses in connection with the operation of their businesses or in order to make, hold or dispose of certain investments, particularly to enable a Portfolio Entity to engage in certain types of regulated business practices. If a Portfolio Entity fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A Portfolio Entity could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. There can be no assurances that a Portfolio Entity (or Blackstone and its personnel, if applicable) will obtain all of the licenses sought or that there will not be significant delays in seeking such licenses, which could impact such Portfolio Entity’s operations. Governments have considerable discretion in implementing regulations that could impact a Portfolio Entity’s business and governments may be influenced by political considerations and may make decisions that adversely affect a Portfolio Entity’s business. Furthermore, the Portfolio Entities may be subject to various information and other requirements in connection with obtaining or maintaining such licenses, and there is no assurance that such Portfolio Entity will satisfy those requirements or that Blackstone and its personnel will provide any information requested or required of it. Such licenses may depend in whole or in part on information about the Sponsor and its affiliates, the Unitholders and/or Blackstone and its personnel, which Blackstone may be unwilling or unable to provide (in which case the Portfolio Entity’s application for such license could be unsuccessful). In some circumstances, BXHF may be required to provide certain information about the Unitholders in order to obtain such licenses. A Portfolio Entity’s failure to obtain or maintain licenses could have adverse consequences for BXHF and/or such Portfolio Entity. In addition, the ownership and operation of certain Portfolio Entities may require certain individuals to be routinely vetted in order for the Portfolio Entity to obtain and maintain certain licenses. BXHF may require some or all of these licenses, approvals and permits to acquire an Investment or asset, which may result in significant costs and expenses, and counterparties may also require some or all of these licenses, approvals and permits to acquire assets from BXHF. There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected, which may adversely affect BXHF’s ability to acquire and sell assets and BXHF’s ability to proceed with an identified investment.

Legal & Regulatory—General

Legal, Tax and Regulatory Risks. BXHF’s ability to achieve its investment objectives, as well as the ability of BXHF to conduct its operations, is based on laws and regulations that are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect BXHF’s ability to achieve its investment objectives, as well as the ability of BXHF to conduct its operations. The effects of regulatory changes could also be indirect.

The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds have the potential to adversely affect the value of investments held by BXHF and the ability of BXHF to effectively employ its investment and trading strategies. Increased scrutiny and newly proposed legislation applicable to private investment funds and their sponsors could also impose significant administrative burdens on the Sponsor and may divert time and attention from portfolio management activities. In addition, BXHF will be required to register under certain additional foreign laws and regulations and will need to engage additional distributors or other agents in certain non-U.S. jurisdictions in order to market Units to potential investors. In addition, BXHF’s Units in both U.S. and non-U.S. jurisdictions are primarily offered through various distribution channels and/or other agents which themselves can be subject to laws, regulations and governmental oversight. The effect of any future regulatory change on BXHF could be substantial and adverse. For example, from time to time the market for certain private equity transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC and other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The current state of the evolving regulatory environments may significantly increase the cost of managing BXHF and providing effective compliance oversight and any such costs and expenses will be borne directly by BXHF as Fund Expenses.

President Trump’s election, coupled with Republican control of the Senate and the House of Representatives, has led to new legislative and regulatory initiatives and the roll-back of certain initiatives of the previous presidential administration, which may impact BXHF’s business in unpredictable ways. Specific legislative and regulatory proposals discussed during election campaigns and more recently that might materially impact BXHF and/or its Portfolio Entities include, but are not limited to, regulatory measures for the U.S. financial services industry, changes to trade agreements, immigration policy, import and export regulations, tariffs and customs duties, energy regulations, income tax regulations and the federal tax code (including added scrutiny of management fee and carried interest waivers), public company reporting requirements and antitrust enforcement. Any such changes, as well as any uncertainty concerning future legislation, could significantly impact BXHF, its Investments and its ability to achieve its investment objectives.

Changes in U.S. federal policy, including tax policies, and at regulatory agencies occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. None of the General Partner, BXHF or their respective affiliates can predict the ultimate impact of the foregoing on BXHF, its business and investments, or the private equity industry generally, and any prolonged uncertainty could also have an adverse impact on BXHF and its investment objectives. Future changes may adversely affect BXHF’s operating environment and therefore its business, operating costs, financial condition and results of operations. Further, an extended federal government shutdown resulting from failing to pass budget appropriations, adopt continuing funding resolutions, or raise the debt ceiling, and other budgetary decisions limiting or delaying deferral of government spending, may negatively impact U.S. or global economic conditions, including corporate and consumer spending, and liquidity of capital markets.

In addition, any changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing the financial services industry, foreign trade, manufacturing, outsourcing, development and investment in the territories and countries or types of investments in which BXHF may invest, and any negative sentiments towards the United States as a result of such changes, could adversely affect the performance of BXHF’s Investments. Moreover, media (including social media) has the potential to influence public sentiment and escalate tensions both within the U.S. and in international relations, which could cause social unrest and could negatively impact stock markets and economics around the globe and BXHF’s investments.

Increased Regulatory Oversight. The financial services industry generally, and the activities of private funds and their managers in particular, have been subject to intense and increasing regulatory scrutiny. Such scrutiny may increase BXHF’s and the Sponsor’s exposure to potential liabilities and to legal, compliance and other related costs. Increased regulatory oversight can also impose administrative burdens on the Sponsor, including, without limitation, responding to investigations and implementing new policies and procedures. Such burdens may divert the Sponsor’s time, attention and resources from portfolio management activities. It is anticipated that, in the normal course of business, the Sponsor’s officers and employees will have contact with governmental authorities, and/or be subjected to responding to questionnaires or examinations. BXHF may also be subject to regulatory inquiries concerning its positions and trading. In addition, BXHF may be subject to foreign regulatory authorities, the rules of which cannot be accurately predicted and which may also include inquiries concerning its positions and trading. Finally, increased reporting, registration and compliance requirements may divert the attention of the Sponsor’s personnel and the management teams of the Underlying Managers and of BXHF’s portfolio companies, and may furthermore place BXHF at a competitive disadvantage to the extent that the Sponsor, the Underlying Managers or BXHF’s portfolio companies are required to disclose sensitive business information.

Financial Markets and Regulatory Change. The laws and regulations affecting businesses continue to evolve in an unpredictable manner. Laws and regulations, particularly those involving taxation, investment and trade, applicable to BXHF’s activities can change quickly and unpredictably, and may at any time be amended, modified, repealed or replaced in a manner adverse to the interests of BXHF. BXHF and the Sponsor may be or may become subject to unduly burdensome and restrictive regulation. In particular, in response to significant events in international financial markets, governmental intervention and certain regulatory measures have been or may be adopted in certain jurisdictions, including restrictions on short selling of certain securities in certain jurisdictions. The extent to which the underlying causes of these recent events are pervasive throughout global financial markets and have the potential to cause further instability is not yet clear. These recent events, and their underlying causes, are likely to be the catalyst for changes in global financial regulation for some time, and may result in major and unavoidable losses to BXHF.

The Sponsor will continue to monitor recently enacted laws and regulations and will seek to comply with all applicable laws and regulations. In the future, other laws and regulations may require BXHF to verify both the identity of any person submitting a complete subscription agreement or otherwise subscribing for Interests, the source of each person’s investment and the bank accounts remitting subscription monies or receiving withdrawal proceeds. Entity investors may also be required to produce certain information to BXHF confirming other information already required by BXHF. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws, and at this point it is unclear what steps may be required to take; however, these steps may include prohibiting an investor from making further purchases of Units or depositing distributions to which a Unitholder would otherwise be entitled to an escrow account and/or causing the compulsory withdrawal of Units. It also is possible that, in connection with the establishment of anti-money laundering procedures or for other reasons, certain legislation or other regulation may require the Fund, the Sponsor, or other service providers to BXHF to share information with governmental authorities with respect to a Unitholder. BXHF reserves the right to require and produce such information as is necessary to comply with any request for information by U.S. and non-U.S. regulators.

Events in the world financial markets may materially adversely affect the Investments, potentially limiting BXHF’s ability to sell its Investments, or with regard to Investments through Underlying Managers, to fully exercise its redemption rights due to “gates,” suspensions and distributions in-kind. Additionally, in some cases an Underlying Manager may also suspend the determination of the net asset value of all or a portion of its portfolios. The absence of such valuations will make it more difficult for the Sponsor to accurately value BXHF’s portfolio.

Emerging Growth Company. BXHF is and will remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) until the earlier of (a) the last day of the fiscal year (1) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (2) in which BXHF has total annual gross revenue of at least $1.235 billion, or (3) in which BXHF is deemed to be a large accelerated filer, which means the market value of its Units that are held by non-affiliates exceeds $700 million as of the date of its most recently completed second fiscal quarter, and (b) the date on which BXHF has issued more than $1.0 billion in non-convertible debt during the prior three year period. For so long as BXHF remains an “emerging growth company,” BXHF may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Once BXHF is no longer an emerging growth company, so long as its Units are not traded on a securities exchange, BXHF will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, BXHF will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. BXHF cannot predict if investors will find its Units less attractive because BXHF may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. BXHF will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate BXHF since BXHF’s financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

OFAC and Sanctions Considerations. Economic sanction laws in the U.S. and other jurisdictions prohibit Blackstone, Blackstone’s professionals and BXHF from transacting in certain countries and with certain individuals and companies or engaging in certain activities. These sanctions, including sanctions imposed on Russia, Belarus and certain Ukraine territories in response to the crisis in Ukraine are complex, frequently changing, and increasing in number, and they may impose additional prohibitions or compliance obligations on Blackstone. In the U.S., the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, executive orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, sanctions evaders, specially designated global terrorists and narcotics traffickers and other parties. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. Other jurisdictions maintain different and/or additional economic and trade sanctions. Accordingly, BXHF requires investors to represent that they are not named on a list of prohibited entities and individuals maintained by the United Nations, OFAC or under similar EU, Luxembourg, UK and/or Cayman Islands laws or regulations, and are not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the United States, United Nations, the EU, Luxembourg, the UK and/or the Cayman Islands (collectively, “Sanctions Lists”). If an investor is on a Sanctions List or otherwise becomes subject to sanctions, BXHF may be required to cease any further dealings with the investor’s interest in BXHF or freeze any dealings with the interests or accounts of the investors (e.g., by prohibiting payments by or to the investor or restricting or suspending dealings with the interests or accounts) or freeze the assets held by the investor in BXHF, until such sanctions are lifted or a license is sought under applicable law to continue dealings. BXHF may further have to report to the relevant competent authorities the implementation of any restrictive measures carried out pursuant to international financial sanctions. Accordingly, these types of sanctions laws may prohibit or limit BXHF’s investment activities or raise compliance risks. For the avoidance of doubt, the Sponsor has the sole discretion to determine the resolution, remedy and manner of BXHF’s compliance with applicable laws if an investor is included on a Sanctions List or becomes subject to sanctions and is under no obligation to seek a license or any other relief to continue dealing with such investor. Adverse actions by any relevant regulatory authority, including temporary or permanent stays or holds on BXHF’s activities, could adversely affect BXHF. Although Blackstone expends significant effort to comply with the sanctions regimes in the countries where it operates, the violation of any such rules by the activities of the Sponsor, BXHF, BXHF’s investors, or the Portfolio Entities could adversely affect BXHF.

Government Regulation. The Commodity Exchange Act provides certain protection to investors by imposing certain disclosure, reporting and record-keeping obligations on commodity pool operators. The Sponsor is registered as a commodity pool operator and a commodity trading advisor, but it intends to operate BXHF pursuant to an exemption from certain of the Commodity Futures Trading Commission’s (“CFTC”) disclosure, reporting and record-keeping obligations under CFTC Rule 4.7 under the Commodity Exchange Act. Each of the BXHF Managers is registered as an investment adviser under the Advisers Act and is consequently subject to the record-keeping, disclosure and other fiduciary obligations specified in the Advisers Act.

Absence of Oversight Under the 1940 Act. Notwithstanding that each of the BXHF Managers is registered as an investment adviser under Advisers Act and BXHF may be considered similar in some ways to an investment company, BXHF is not required and does not intend to register as such under the 1940 Act and, accordingly, the Unitholders are not afforded the protections of the 1940 Act (which, among other things, require investment companies to have a majority of disinterested directors, provide limitations on leverage, limit transactions between investment companies and their affiliates and regulate the relationship between the advisor and the investment company).

Enhanced Regulation of the OTC Derivatives Markets. The Dodd-Frank Act includes provisions that comprehensively regulate the OTC derivatives markets. The Dodd-Frank Act requires that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC or CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives. Although the Dodd-Frank Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” BXHF will not be able to rely on such exemptions. In addition, the OTC derivative counterparties with which BXHF executes the majority of its OTC derivatives will not be able to rely on the end-user exemptions under the Dodd-Frank Act and therefore such counterparties will be subject to clearing and margin requirements notwithstanding whether BXHF is subject to such requirements. OTC derivative dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The SEC and CFTC will require a substantial portion of swaps (currently limited to interest rate swaps and index credit default swaps) that were historically executed on a bilateral basis in the OTC markets to be executed through a securities, futures, or swap exchange or execution facility. Other classes of swaps are expected to receive made available to trade determinations in the future. Such requirements may make it more difficult and costly for investment funds, including BXHF, to enter into highly tailored or customized transactions. They may also render certain strategies in which BXHF might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC derivative dealers and major OTC derivatives market participants have now registered with the SEC and/or CFTC, and the CFTC’s broad interpretation of its jurisdiction has recently required additional dealers to register. Certain investment funds, such as BXHF, may be required to register as major participants in the OTC derivatives markets if its swaps positions are too large or leveraged. Dealers and major participants are subject to minimum capital and margin requirements. These requirements apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers are also subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. In addition, the CFTC approved federal speculative position limits for certain physical commodity contracts and other referenced contracts, such as swaps that relate to a futures contract. The federal speculative position limits and the CFTC’s aggregation rules serve to limit the ability of BXHF to concentrate in a particular type of contract.

In addition, there has been and will be extensive rulemaking related to derivative products by non-U.S. regulatory authorities. Differences between regulatory regimes may make it more difficult or costly for dealers, prime brokers, futures commission merchants, custodians, exchanges, clearinghouses and other entities, such as BXHF, to comply with and follow various regulatory regimes.

Pay-to-Play Laws, Regulations, and Policies. A number of U.S. states and municipal pension plans, as well as many non-U.S. jurisdictions, have adopted “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to and certain contacts with the applicable government officials by individuals and entities seeking to do business with government entities, including, advising public retirement funds. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation with respect to a government plan investor for two years after a contribution is made by the advisor or certain of its executives or employees to certain elected officials or candidates. If the Sponsor, its affiliates or their respective employees fail to comply with pay-to-play rules, such non-compliance could have an adverse effect on BXHF by, for example, providing the basis for the withdrawal of the affected government plan investor.

Cayman Islands Regulatory Oversight. Certain investment vehicles related to BXHF and formed and registered in the Cayman Islands will be required to register and be regulated as a private fund under the Private Funds Act (As Revised) (the “Private Funds Act”) of the Cayman Islands. Once registered, the Cayman Islands Monetary Authority (the “Authority”) will have supervisory and enforcement powers to ensure any such vehicle’s compliance with the Private Funds Act. The Authority may take certain actions if it is satisfied that a regulated private fund is or is likely to become unable to meet its obligations as they become due, or is carrying on business fraudulently or otherwise in a manner detrimental to the public interest or to the interests of its investors or creditors, or is carrying on or is attempting to carry on business or is winding up of its business voluntarily in a manner that is prejudicial to its investors or creditors. The powers of the Authority include the power to require the substitution of the general partner of such vehicle, to appoint a person to advise such vehicle on the proper conduct of its affairs or to appoint a person to assume control of the affairs of such vehicle. There are other remedies available to the Authority including the ability to apply to court for approval of other actions.

EU Securitisation Regulation. With effect from January 1, 2019, Regulation (EU) 2017/2402, including as it forms part of the UK’s retained EU legislation following the UK’s withdrawal from the EU (subject to any subsequent divergence in the provisions thereunder or the guidance applicable thereto) (the “Securitisation Regulation”) superseded the previous EU risk retention requirements. The Securitisation Regulation repealed and replaced the prior EU risk retention requirements with a single regime that applies to EU and UK credit institutions, insurance companies, alternative investment funds (“AIFs”) managed and marketed in the EU and certain other financial institutions, including UCITS funds and institutions for occupational pension provision (each, an “Affected Investor”). Such Affected Investors are required to limit their investments in securitizations to those that comply with the Securitisation Regulation. “Affected Investors” may in certain cases include certain overseas entities, including affiliates of UK and EU credit institutions based in the United States and non-EU, non-UK (“third country”) AIFs that have been registered for marketing in the EU and/or the UK by non-EU, non-UK managers of AIFs.

Compliance with the Securitisation Regulation may limit the range of securitization investments available to BXHF, which could have a negative impact on BXHF’s returns. Should BXHF be required to comply with the Securitization Regulation, BXHF may not be able to invest in certain investments (including investments pursued by Other Blackstone Accounts) and as a result, compliance with the requirements of the Securitisation Regulation could have a negative impact on the returns investors may achieve on their investment in BXHF.

Unitholders should be aware that there are material differences between the Securitisation Regulation and the prior EU risk retention requirements, particularly with respect to transaction transparency, reporting and diligence requirements and the imposition of a direct compliance obligation on the “sponsor,” “originator” or “original lender” of a securitization where such entity is established in the EU or the UK.

Unitholders are themselves responsible for monitoring and assessing any changes to the Securitisation Regulation, including any delegated or implementing legislation made pursuant to the Securitisation Regulation, and any other EU, UK or other applicable risk retention laws and regulations.

Regulatory Proposals with Respect to Private Funds and Advisers. The Sponsor is subject to regulation by the SEC. In recent years, the SEC staff’s stated examination priorities and published observations from examinations have included, among other things, private equity firms’ collection of fees and allocation of expenses, their marketing and valuation practices, custody practices, allocation of investment opportunities, terms agreed to in side letters and similar arrangements with investors, consistency of firms’ practices with their disclosures, handling of material non-public information and insider trading, use of affiliated service providers, adviser-led restructurings, purported waivers or limitations of fiduciary duties and the existence of, and adherence to, policies and procedures with respect to conflicts of interest.

In addition, recently proposed rulemaking by the SEC with regard to (among others) safeguarding client assets, cybersecurity, outsourcing, predictive data analytics, and Sustainability, to the extent adopted, are expected to result in material alterations to how Blackstone, the Sponsor, and/or the Underlying Managers operate their respective businesses and to significantly increase compliance burdens and associated costs (which, to the extent permitted under BXHF’s governing documents, and consistent with applicable law, will be treated as Fund expenses). The regulatory complexity that would result from such rulemakings, in turn, could increase the need for broader insurance coverage by fund managers and increase such costs and expenses charged to BXHF and the Unitholders, if permitted. Certain of the proposed rules could also increase the cost of entering into and maintaining relationships with service providers to the Sponsor, the Underlying Managers, BXHF and the Unitholders and/or limit the number of service providers in a manner detrimental to the Sponsor, the Underlying Managers, BXHF and the Unitholders. In addition, these amendments could increase the risk of exposure of the Sponsor and the Underlying Managers to additional regulatory scrutiny, litigation, censure and penalties for noncompliance or perceived noncompliance, which in turn would be expected to adversely (potentially materially) affect BXHF’s reputation, and to negatively impact BXHF in conducting its business. There can be no assurance that any other new SEC or other regulatory rules and amendments will not have a material adverse effect on the Sponsor, the Underlying Managers, BXHF, its Investments and/or its investors or that such rules or amendments will not materially reduce returns to investors.

Change of Law Risk. In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have the discretion to implement or change or increase regulation of the operations of BXHF and its Portfolio Entities. BXHF and its Portfolio Entities also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by or from a Portfolio Entity or gains recognized by BXHF on its investment in a Portfolio Entity, that could impact the Portfolio Entity’s business as well as BXHF’s return on investment. Because some of BXHF’s Portfolio Entities may provide basic everyday services and/or face limited competition, or because the industries of certain of its Portfolio Entities may be considered strategic areas or for other reasons, governments may be influenced by political considerations and may make decisions that adversely affect a Portfolio Entity’s business.

President Trump’s election, coupled with Republican control of the Senate and the House of Representatives (albeit by narrow margins) could lead to new legislative and regulatory initiatives or the roll-back of initiatives of the previous presidential administration. Further, risks arising from the differences in expressed policy preferences among the various constituencies in the branches of the U.S. government has led in the past, and may lead in the future, to short-term or prolonged policy impasses, which could, and has, resulted in shutdowns of the U.S. federal government. U.S. federal government shutdowns, especially prolonged shutdowns, could have a significant adverse impact on the economy in general and could impair the ability of issuers to raise capital in the securities markets. Any of these effects could have a material adverse effect on BXHF’s financial condition and results of operations and the value of a Unitholder’s investment.

Efforts by the current administration or future administrations could have further impacts on the financial services industry if previously enacted laws are amended or if new legislative or regulatory reforms are adopted. In addition, the recent change in administration will lead to leadership changes at a number of U.S. federal regulatory agencies with oversight over the U.S. financial services industry. Such changes would pose uncertainty with respect to such agencies’ ongoing policy priorities and could lead to increased regulatory enforcement activity in the financial services industry. Any changes or reforms may impose additional costs on BXHF’s current or future investments, require the attention of senior management or result in other limitations on its business or investments. BXHF is unable to predict at this time the likelihood or effect of any such changes or reforms.

FOIA and Similar Laws. Some of the Units may be held by Unitholders that are subject to public disclosure requirements that could require such Unitholders to disclose information about BXHF, its affiliates or any entity in which an investment is made, which could negatively affect BXHF’s competitive advantage in finding attractive investment opportunities. The amount of information about such Unitholders’ investments that is required to be disclosed has increased in recent years, and that trend may continue. To the extent that the Sponsor determines in good faith that, as a result of the U.S. Freedom of Information Act (“FOIA”), any governmental public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, a Unitholder or any of its affiliates may be required to disclose information relating to BXHF, its affiliates or any entity in which an investment is made (other than certain fund-level, aggregate performance information as described in the Articles), the Sponsor may, to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such Unitholder. Without limiting the foregoing, in the event that any party seeks disclosure of information relating to BXHF, its affiliates or any entity in which an investment is made under FOIA or any such similar law, the Sponsor may, in its sole discretion, initiate legal action or otherwise contest such disclosure, which may or may not be successful, and any expenses incurred therewith will be borne by BXHF.

Investors Subject to Regulation. Certain actual and prospective investors may be subject to U.S. federal and state laws, rules and regulations that may regulate their participation in BXHF, or their engaging in investment strategies of the type which BXHF may use from time to time (e.g., short sales of securities and the use of futures, leverage and limited diversification). Each type of organization may be subject to different laws, rules and regulations, and each prospective investor should consult with its own advisors as to the advisability and tax consequences of an investment in BXHF. Entities subject to ERISA generally may not invest in BXHF (see “Item 1(c). Description of Business—Certain ERISA Considerations”), and investment by other tax-exempt entities requires special consideration. Trustees or administrators of such entities are urged to carefully review the matters discussed in this Registration Statement.

Government Entity Investors. Governmental entities, including, but not limited to, pension plans maintained by governmental agencies and instrumentalities, may in the future invest in BXHF. Such investors may be subject to laws that affect the applicability or enforcement of certain terms generally governing BXHF. Investment in BXHF by certain governmental entities may subject BXHF and/or the Sponsor to increased regulatory burdens and public disclosures about BXHF, its investors and its activities.

Legal & Regulatory—Tax

General Tax Considerations. An investment in BXHF may involve complex tax considerations that will differ for each investor, and there may be delays in distributing important tax information to investors (including the distribution of U.S. Schedule K-1s or their equivalent). In addition, BXHF will take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should the IRS or another tax authority successfully challenge any such positions, a Unitholder or BXHF might be found to have a different tax liability for that year than that reported on their tax return.

Tax Liability. Any change of BXHF’s tax status or in taxation legislation or any interpretation thereof in the United States or any country where BXHF has assets or operations could affect the value of the assets held by

BXHF or BXHF’s ability to achieve its investment strategy or provide favorable returns to Unitholders. Any such change could also adversely affect the net amount of any distributions made to Unitholders. If BXHF is treated as having a permanent establishment, or as otherwise being engaged in a trade or business, in any country in which it invests or in which its interests are managed, income attributable to or effectively connected with such permanent establishment or trade or business may be subject to tax in the place of such permanent establishment. In order for BXHF to maintain its tax status, continued attention must be paid to ensure that all relevant conditions are satisfied in all the jurisdictions which BXHF operates in order to avail itself of any benefits.

Publicly Traded Partnership. The Fund intends to operate in a manner to enable it to be taxable as a partnership for U.S. federal income tax purposes. The tax rules governing partnerships and publicly traded partnerships are complex and subject to change. Given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund is undertaking and the possibility of future changes in its circumstances, it is possible that BXHF will not so qualify for any particular year. If the Fund were treated as a corporation for U.S. federal income tax purposes, material adverse U.S. federal income tax consequences could result for Limited Partners.

Base Erosion, Profit Shifting and Related Measures. The Organization for Economic Co-operation and Development (“OECD”) together with the G20 countries has committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS”). As part of this commitment, an action plan has been developed to address BEPS with the aim of securing tax revenue by realigning taxation with economic activities and value creation by creating a single set of consensus based international tax rules. As part of the BEPS project, new rules dealing with the operation of double tax treaties, the definition of permanent establishments, interest deductibility and the taxation of hybrid instruments and hybrid entities have already been introduced and may continue to be introduced in relevant tax legislation of participating OECD countries. Depending on if and how these proposals are implemented, they may have a material impact on how returns to investors are taxed. Such implementation may also give rise to additional reporting and disclosure obligations for BXHF and/or investors

FATCA. As described in “Item 1(c). Description of Business—Certain U.S. Tax Considerations” herein, under FATCA, all entities in a broadly defined class of FFIs must comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments and non-U.S. entities which are not FFIs must either certify they have no substantial U.S. beneficial ownership or report certain information with respect to their substantial U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments described above. Under proposed regulations, on which taxpayers may rely, withholding on these payments is not set to apply before the date that is two years after the date of publication of final regulations defining the term “foreign passthru payment.” In general, non-U.S. investment funds, such as non-U.S. feeder vehicles and underlying entities in which BXHF may invest and the Cayman Fund are expected to be considered FFIs. The reporting requirements imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS or, if subject to an IGA, register with the IRS and comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of reported information with the IRS. The Sponsor intends that any non-U.S. partnership that constitutes an FFI would comply, to the extent reasonably practicable, with the reporting requirements to avoid the imposition of the withholding tax, but if such FFI does not do so (because, for example, investors fail to provide the required information), certain payments made to any such FFI may be subject to a withholding tax, which would reduce the cash available to investors. Further, these reporting requirements may apply to underlying entities in which BXHF may invest, and BXHF may not have control over whether such entities comply with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Partnership Agreement, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. In addition, non-U.S. investment funds, including non-U.S. feeder vehicles and underlying entities in which BXHF may invest, may be subject to reporting requirements in other jurisdictions under legislation similar to FATCA, such as legislation implementing the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Possible Legislative or Other Developments. All statements contained in this Registration Statement concerning the income tax consequences of any investment in BXHF are based upon existing law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in BXHF will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of Unitholders. Additionally, tax authorities in jurisdictions where BXHF maintains Investments may change their tax codes so as to materially increase the tax burden associated with an investment in BXHF or to force or attempt to force increased disclosure from or about BXHF and/or its Unitholders as to the identity of all persons having a direct or indirect interest in BXHF. Such additional disclosure may take the form of additional filing requirements on Unitholders.

Legislation Adversely Affecting Blackstone Employees and Other Service Providers. Current U.S. federal income tax law requires the Sponsor to hold an Investment for at least three years in order for an incentive allocation related to such Investment to be treated as long-term capital gains for tax purposes. Further, Congress has previously considered legislation that would treat carried interest as ordinary income for U.S. federal income tax purposes. Enactment of any such legislation could adversely affect employees or other individuals performing services for BXHF and/or its Portfolio Entities who hold direct or indirect interests in the Sponsor and benefit from incentive allocations, which could make it more difficult for Blackstone to incentivize, attract and retain individuals to perform services for BXHF and/or its Portfolio Entities.

Any such developments could thus adversely affect BXHF’s investment returns allocable to the Unitholders. It is unclear whether any such proposed legislation will be enacted or if enacted how it would apply to Blackstone, the Sponsor, and any other individual involved with BXHF who benefit from incentive allocations.

Limitations on Deductions of Business Interest. Current U.S. federal income tax law imposes a disallowance of deductions for business interest expense (even if paid to third parties) in excess of the sum of business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, depreciation, amortization, or the pass-through income deduction. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply. These limitations may have a significant impact on the Unitholders and/or the Portfolio Entities.

Partnership Audit Legislation. U.S. federal income tax audits of partnerships are conducted at the partnership level and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by a partnership. Under an elective alternative procedure, a partnership would issue information returns to potential investors who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If BXHF is able to and in fact elects such alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that, in the event that BXHF is subject to these rules, BXHF will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If BXHF does not or is not able to make such an election, then (a) its current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had BXHF elected the alternative procedure, and (b) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of Units. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of Units. Amounts available for distribution to BXHF’s Unitholders may be reduced as result of its obligation to pay any taxes associated with an adjustment. BXHF’s partnership representative will be the only person with the authority to act on its behalf with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, BXHF and each Unitholder will be bound by the actions taken by the partnership representative on its behalf during any audit or litigation proceeding concerning U.S. federal income taxes. Unitholders should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.

Taxation in Certain Jurisdictions. BXHF, vehicles through which BXHF makes Investments, or Unitholders may be subject to income or other tax in the jurisdictions in which Investments are made, jurisdictions in which BXHF operate, and/or jurisdictions of entities through which BXHF makes Investments. Additionally, withholding tax or branch tax may be imposed on earnings of BXHF (or vehicles through which it invests) from Investments in such jurisdictions. Local and other tax incurred in non-U.S. jurisdictions by BXHF or vehicles through which it invests may not be creditable to or deductible by a Unitholder under the tax laws of the jurisdiction where such Unitholder resides, including the U.S. There can be no assurance that tax authorities in such jurisdictions will not treat BXHF (or any of its affiliates) as if it has a permanent establishment in the local jurisdiction, which would result in additional local taxation. Changes to taxation treaties (or their interpretation) between the U.S. and countries through which BXHF invests may adversely affect BXHF’s ability to efficiently realize income or capital gains.

Potential investors should also note the considerations discussed in “Item 1(c). Description of Business—Certain U.S. Tax Considerations” herein.

Changes in Tax Law. Changes in applicable law or interpretations of such law may in particular adversely affect BXHF’s ability to efficiently realize income or capital gains. To the extent possible, BXHF seeks to structure its Investments and activities to minimize its tax liability; however, there can be no assurance that BXHF will be able to eliminate its tax liability or reduce it to a specified level. Unitholders should be aware that the described tax effects are based on the currently applicable law and its interpretation by jurisprudence and the respective tax authorities.

U.S. Federal Income Tax Legislation. Legislation has been previously proposed that includes, among other changes, increases in the corporate and capital gains rates and further modifications to the international tax rules. It is unclear whether any legislation will be enacted into law or, if enacted, what form it would take, and it is also unclear whether there could be regulatory or administrative action that could affect U.S. tax rules. President Trump recently signed into law the “One Big Beautiful Bill Act” (the “OBBBA”) which includes several new provisions (and other amendments) to the Code. The impact of the OBBBA and any other potential tax changes on an investment in BXHF is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in BXHF and the impact on BXHF and any investments.

UBTI & ECI; Tax Treatment of the Fund, the Cayman Fund, and Corporations. A significant amount of the assets of the Fund are expected to be held through one or more Corporations, and the Cayman Fund itself is expected to be a Corporation. Significant incremental tax may be incurred from the use of such Corporations. Any non-U.S. Corporation through which the Fund indirectly invests, and the Cayman Fund itself, will generally be subject to U.S. federal income tax on effectively connected income (including gains from the sale of United States real property interest) and U.S. federal withholding tax on any U.S. source dividends at a 30% rate (unless reduced by an applicable treaty). Further, although BXHF believes the Cayman Fund and any Corporation, if formed, should be respected, it is possible the IRS could seek to disregard the Cayman Fund or any Corporation for UBTI or ECI (both as defined below) purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Unitholders directly or the ECI rules being applied to non-U.S. Unitholders directly.

To the extent that a Corporation through which the Fund indirectly invests were disregarded by the IRS, an investment in the Fund by a tax-exempt Unitholder may result in such Unitholder recognizing UBTI (including from a trade or business conducted by a partnership of which the tax-exempt entity is a partner). Thus, tax-exempt Unitholders should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from BXHF that is treated as UBTI. In addition, if a Corporation through which the Fund indirectly invests or the Cayman Fund were disregarded by the IRS, an investment in the Fund or the Cayman Fund, as applicable, by a non-U.S. Unitholder may result in such Unitholder recognizing and being required to report income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). Non-U.S. Unitholders must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to ECI of the Fund allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gain derived by the Fund or the Cayman Fund from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, because a Corporation through which the Fund indirectly invests or the Cayman Fund may be disregarded by the IRS, non-U.S. Unitholders that invest in the Fund or the Cayman Fund should be aware that a portion of the Fund’s or the Cayman Fund’s income and gain from U.S. Investments may be treated as ECI and thus may cause non-U.S. Unitholders participating directly in the Fund to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain. BXHF has no obligation to minimize UBTI or ECI.

Prospective investors should consult their own tax advisors regarding the foregoing.

Passive Foreign Investment Companies. The Fund is expected to make substantially all of its acquisitions through one or more PFICs. In general, a non-U.S. Corporation will be treated as a PFIC if at least (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year (by value) produce “passive income.” Dividends and gain derived by a U.S. shareholder from a PFIC are apportioned over the U.S. shareholder’s holding period for its PFIC investment and subject to tax (in the year such income is recognized) at the highest rate of taxation on ordinary income for the applicable years. In addition, a U.S. shareholder is required to pay interest on tax apportioned to prior years. The foregoing treatment will not apply if the Fund makes a QEF election with respect to a PFIC, but in such case, U.S. shareholders would be required to include in its taxable income for U.S. federal income tax purposes their allocable share of the PFIC’s ordinary income and gain each year. Proposed Treasury Regulations, if finalized, would require that U.S. shareholders, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized. There can be no assurance that the Fund will be able to receive or otherwise supply U.S. shareholders with information necessary for the Fund or U.S. shareholders, as applicable, to make a QEF election with respect to any PFIC directly or indirectly held by the Fund. Regardless of whether a QEF election is made, a U.S. shareholder will generally be required to file an annual report with the IRS with respect to any direct or indirect investment in a PFIC.

Phantom Income. The Fund is expected to be classified as a partnership for U.S. federal income tax purposes. As a partnership, the Fund will not itself be subject to U.S. federal income tax, and each Unitholder that is subject to U.S. tax or subject to tax in other jurisdictions may be required to take into account its allocated share of all items of partnership income, gain, loss, deduction and credit, whether or not distributed. Because of the nature of BXHF’s investment activities, BXHF expects to generate taxable income in excess of cash distributions to the Unitholders, including as a result of annual taxable income inclusions from “passive foreign investment companies” in which BXHF is expected to invest substantially all of its investable assets and, although there can be no assurances, elect to treat as a “qualified electing fund” under the Code. Unitholders who are subject to tax on the allocated gain or income should expect that they will not receive sufficient cash distributions to fully cover such tax liabilities as they arise. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in BXHF. In addition, BXHF is permitted to make distributions to the General Partner in amounts intended to enable the General Partner and its direct and indirect owners to discharge their income tax liabilities arising from allocations of income or gain to the General Partner. Any such distributions will reduce the amount of subsequent distributions that the General Partner would otherwise receive.

Use of Corporate Intermediate Entities. Substantially all of the investable assets of the Fund are expected to be held through one or more non-U.S. and possibly U.S. entities taxable as Corporations for U.S. federal income tax purposes (including, in order to streamline tax reporting to investors, U.S. Corporations which hold interests in investments which would not timely provide tax reporting or which consist of interests in certain foreign Corporations subject to the passive foreign income company rules) the Cayman Fund itself is expected to be a Corporation, and some Corporations are expected to be subject to U.S. corporate federal (and applicable state and local) income tax, and, potentially, U.S. federal withholding taxes. Consequently, items of income, gain, loss, deduction, or credit realized in the first instance by the portfolio companies will not flow, for U.S. federal income tax purposes, directly to the Fund, the Cayman Fund or Unitholders, and any such income or gain may be subject to a corporate income tax or withholding tax, in the United States or other jurisdictions, at the level of such Corporation. Thus, significant incremental tax may be incurred from the use of such entities. Any such additional taxes may materially and adversely affect the Fund’s ability to maximize its cash flow and returns to Unitholders, including U.S. Unitholders. Prospective investors should consult their own tax advisors regarding the foregoing.

Legal & Regulatory—ERISA

ERISA and Plan Asset Regulations. BXHF intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” of any Unitholder that is a Benefit Plan Investor within the meaning of the Plan Asset Regulations. If, notwithstanding BXHF’s intent, its assets were deemed to constitute “plan assets” of any Unitholder that is a Benefit Plan Investor within the meaning the Plan Asset Regulations, this would result, among other things, in (a) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by BXHF, and (b) the possibility that certain transactions in which BXHF might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Sponsor and/or any other fiduciary that has engaged in the prohibited transaction could be required to (a) restore to the Benefit Plan Investor any profit realized on the transaction and (b) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a Benefit Plan Investor who decide to invest in BXHF could, under certain circumstances, be liable for prohibited transactions or other violations as a result of the investment in BXHF or as co-fiduciaries for actions taken by or on behalf of BXHF or the Sponsor. With respect to an IRA that invests in BXHF, the occurrence of a non-exempt prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Risk Arising from Potential Control Group Liability. Under the ERISA, upon the termination of a U.S. tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.

A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups”

applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that a fund holds in one or more of its portfolio companies, BXHF itself cannot be considered part of an ERISA controlled group unless BXHF is considered to be a “trade or business.”

While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including BXHF’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements.

If BXHF were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the Investment by BXHF and/or its affiliates and other co-investors in a Portfolio Entity and their respective ownership interests in the Portfolio Entity, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the Portfolio Entity could result in liability being incurred by BXHF, with a resulting need for additional capital contributions, the appropriation of BXHF’s assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain BXHF’s assets. Moreover, regardless of whether or not BXHF were determined to be a trade or business for purposes of ERISA, a court might hold that one of BXHF’s Portfolio Entities could become jointly and severally liable for another portfolio company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.

Cyber Security & Operational Risk

Cyber Security Breaches, Identity Theft, Denial of Service Attacks, Ransomware Attacks, and Social Engineering Attempts. Cyber security incidents, cyber-attacks, denial of service attacks, ransomware attacks, and social engineering attempts (including business email compromise attacks) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the increased frequency of virtual working arrangements). There have been a number of recent highly publicized cases involving the dissemination, theft and destruction of corporate information or other assets, as a result of a failure to follow procedures by employees or contractors or as a result of actions by a variety of third parties, including nation state actors and terrorist or criminal organizations. Blackstone, BXHF, the Portfolio Entities, their service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions, and their operations rely on the secure processing, storage and transmission of confidential and other information in their systems and those of their respective third-party service providers. These information, technology and communications systems are subject to a number of different threats or risks that could adversely affect Blackstone, BXHF, Unitholders and the Portfolio Entities. For example, the information and technology systems of Blackstone, BXHF, its Portfolio Entities and other related parties, such as service providers, may be vulnerable to damage or interruption from cybersecurity breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes, and earthquakes. Cyberattacks, ransomware and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, wars and terrorist attacks. Third parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of Blackstone’s, BXHF’s, the Portfolio Entities’, or their respective service providers’ systems to disclose sensitive information in order to gain access to Blackstone’s, BXHF’s or the Portfolio Entities’ data or that of Unitholders. There also have been several publicized cases where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to digital infrastructure (and any information contained therein), pipelines and other infrastructure assets. The U.S. federal government has issued public warnings that indicate that infrastructure assets might be specific targets of “cyber sabotage” events, which illustrates the particularly heightened risk for BXHF and its Portfolio Entities from such events.

If unauthorized parties gain access to any information and technology systems of Blackstone, BXHF, Portfolio Entities or certain service providers, they may be able to steal, publish, delete or modify private and sensitive information, including non-public personal information related to Unitholders (and their beneficial owners) and material non-public information. Although Blackstone has implemented, and the Portfolio Entities and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. There also have been several publicized cases of ransomware where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to information technology or communications systems. Blackstone does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Blackstone, BXHF and its Portfolio Entities, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Blackstone’s, its affiliates’, BXHF’s and a Portfolio Entity’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Unitholders (and their beneficial owners), material non-public information and the intellectual property and trade secrets and other sensitive information in the possession of Blackstone and the Portfolio Entities. Blackstone, BXHF or a Portfolio Entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity, other events that may affect their business and financial performance.

Cybersecurity and Data Protection. The operations of Blackstone, BXHF, the Portfolio Entities, the Sponsor and the Underlying Managers, their respective service providers and other market participants are highly dependent on their respective technology platforms, and they rely heavily on their analytical, financial, accounting, communications and other data processing systems. Their systems face ongoing cybersecurity threats and attacks, which could result in the loss of confidentiality, integrity or availability of such systems and the data held by such systems. Attacks on Blackstone’s, BXHF’s the Investments’, the Sponsor’s and the Underlying Managers’ and their respective service providers’ systems could involve, and in some instances have in the past involved, attempts intended to obtain unauthorized access to Blackstone’s, BXHF’s or Other Blackstone Accounts’ and their underlying investors’ proprietary information, destroy data or disable, degrade or sabotage their systems or divert or otherwise steal funds, including through the introduction of computer viruses, “phishing” attempts and other forms of social engineering. Attacks on Blackstone’s, BXHF’s, Investments’, the Sponsor’s, the Underlying Managers’ and their respective service providers’ systems could also involve ransomware or other forms of cyber extortion. Cyberattacks and other data security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as employees, consultants, independent contractors or other service providers. Cyberattacks could also be employed against Blackstone’s, BXHF’s, the Sponsor’s, the Underlying Managers’ and their respective service providers’ various stakeholders or other third parties, including by impersonating Blackstone, the Sponsor, the Underlying Managers or their respective service providers or employees, which could cause similar security impacts to Blackstone’s, BXHF’s, the Sponsor’s, the Underlying Managers’ and their respective service providers’ stakeholders and other third parties and materially and adversely impact Blackstone, BXHF, the Sponsor, the Underlying Managers and their respective service providers, or Other Blackstone Accounts.

There has been an increase in the frequency and sophistication of the cyber and data security threats Blackstone faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which could target Blackstone because, as an alternative asset management firm, Blackstone holds a significant amount of confidential and sensitive information about Blackstone, BXHF, Investments, the Sponsor, the Underlying Managers, potential investments and Other Blackstone Accounts and their respective Underlying Managers, potential investments and investors. As a result, Blackstone could face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on BXHF’s or Blackstone’s network or other systems could have a material adverse effect on BXHF’s business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of BXHF’s business and damage to its reputations. There can be no assurance that measures Blackstone takes to ensure the integrity of its systems will provide adequate protection, especially because cyberattack techniques are continually evolving and it is possible cyberattacks will persist undetected over extended periods of time and/or will not be mitigated in a timely manner to prevent or minimize the impact of an attack on Blackstone, BXHF, its Unitholders, Other Blackstone Accounts, their Portfolio Entities or potential investments. If Blackstone’s systems or those of other third-party service providers are compromised either as a result of malicious activity or through inadvertent transmittal or other loss of data, do not operate properly or are disabled, or Blackstone fails to provide the appropriate regulatory or other notifications in a timely manner, Blackstone could suffer financial loss, increased costs, a disruption of its businesses, liability to Blackstone’s counterparties, including BXHF, Other Blackstone Accounts and their respective investors, regulatory intervention or reputational damage. It can be expected that costs related to certain cyber or other data security threats or disruptions will not be fully insured or indemnified by other means.

In addition, Blackstone could also suffer losses in connection with updates to, or the failure to timely update, the technology platforms on which it relies. Blackstone is reliant on third-party service providers for certain aspects of its business, including for the administration of BXHF and Other Blackstone Accounts, as well as for certain technology platforms, including cloud-based services. These third-party service providers also face ongoing cybersecurity threats and compromises of their systems. These cybersecurity threats and compromises could occur as a result of threat actors impersonating Blackstone or its employees, including through the use of AI technologies that could make such impersonation more likely to occur, or appear more credible. As a result, unauthorized individuals could gain, and in some past instances have gained, access to certain confidential data.

Even if BXHF or Blackstone are not directly targeted, cyberattacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including borrowers, vendors, software creators, cybersecurity service providers, and other third parties with whom BXHF and/or Blackstone do business, may occur, and such events could disrupt BXHF’s and/or Blackstone’s normal business operations and networks in the future.

Cybersecurity, privacy and data protection have become top priorities for regulators around the world. Many jurisdictions in which Blackstone operates have laws and regulations relating to privacy, data protection and cybersecurity, including, as examples the EU GDPR, UK GDPR, NIS2, DORA, the Gramm-Leach-Bliley Act (and applicable regulations thereunder) and the California Privacy Rights Act (“CPRA”), at the U.S. federal and state level, respectively. Some jurisdictions have also enacted or proposed laws requiring companies to notify individuals and government agencies of data security breaches involving certain types of personal data. In addition, in February 2022, the SEC proposed rules regarding registered investment advisers’ and funds’ cybersecurity risk management, requiring the adoption and implementation of cybersecurity policies and procedures, enhanced disclosure in regulatory filings, and prompt reporting of certain cybersecurity incidents to the SEC, which, if adopted, could increase Blackstone’s compliance costs and potential regulatory liability related to cybersecurity. In light of these proposed and final rules and the focus of federal regulators on cybersecurity generally in recent years, BXHF expects increasing SEC enforcement activity related to cybersecurity matters, including by the SEC’s Office of Compliance Inspections and Examinations in its examination programs, where cybersecurity has been prioritized with an emphasis on, among other things, data loss prevention, information security governance, and policies and procedures related to retail trading information security. Although BXHF maintains cybersecurity controls designed to prevent cyber incidents from occurring, no security is impenetrable to cyberattacks. It is possible that current and future cyber enforcement activity will target practices that BXHF believes are compliant, but the SEC deems otherwise.

Breaches in Blackstone’s security or in the security of third party service providers, whether malicious in nature or through inadvertent transmittal or other loss of data, could potentially jeopardize Blackstone’s, its employees’, BXHF’s, Other Blackstone Accounts’, their Portfolio Entities’ or their respective investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through, Blackstone’s computer systems and networks, or otherwise cause interruptions or malfunctions in Blackstone’s, its employees’, BXHF’s, Other Blackstone Accounts’, their respective investors’ or counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, liability to BXHF and Other Blackstone Accounts’ investors and other counterparties, regulatory intervention and reputational damage. Furthermore, if Blackstone fails to comply with the relevant laws and regulations or fails to provide the appropriate regulatory or other notifications of breach in a timely matter, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and could cause BXHF’s and Other Blackstone Accounts’ investors and clients to lose confidence in the effectiveness of Blackstone’s security measures and Blackstone more generally.

BXHF, Other Blackstone Account and the Underlying Managers also rely on data processing systems and the secure processing, storage and transmission of information, including payment and health information, which in some instances are provided by third parties. A disruption or compromise of these systems could have a material adverse effect on the value of these businesses. BXHF and Other Blackstone Accounts could invest in strategic assets having a national or regional profile or in infrastructure, the nature of which could expose them to a greater risk of being subject to a terrorist attack or a security breach than other assets or businesses. Such an event could have material adverse consequences on Blackstone’s investment or assets of the same type or could require portfolio companies to increase preventative security measures or expand insurance coverage.

Finally, BXHF’s, the Sponsor’s, Other Blackstone Accounts’, and the Underlying Managers’ technology platforms, data and intellectual property are also subject to a heightened risk of theft or compromise to the extent Blackstone, BXHF’s, Other Blackstone Accounts, or the Underlying Managers engage in operations outside the United States, in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, Blackstone, BXHF, Other Blackstone Accounts, and the Underlying Managers, could be required to compromise protections or forego rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on Blackstone, BXHF, Other Blackstone Accounts, and the Underlying Managers.

Rapidly developing and changing global data security and privacy laws and regulations could increase compliance costs and subject Blackstone to enforcement risks and reputational damage.

Blackstone, the Sponsor, BXHF, Other Blackstone Accounts, the Underlying Mangers and Portfolio Entities are subject to various risks and costs associated with the collection, storage, transmission and other processing of personally identifiable information and other sensitive and confidential information. This data is wide ranging and relates to Blackstone’s investors, employees, contractors and other counterparties and third parties.

Blackstone’s data security and privacy compliance obligations impose significant compliance costs on Blackstone, which could increase significantly as laws and regulations evolve globally. Blackstone’s compliance obligations include those relating to U.S. laws and regulations, including, without limitation, state regulations such as the CPRA, which provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines and damages for data breaches or other California Consumer Privacy Act violations, as well as a requirement of “reasonable” cybersecurity. At the U.S. federal level, the SEC has adopted changes to Regulation S-P, which will take effect on December 3, 2025. The amendments to Regulation

S-P will require SEC-registered investment advisers, broker-dealers, and investment companies to adopt an incident response program that governs their response to any unauthorized access of customer information and which must include certain breach notification procedures with respect to affected individuals. The amendments impose operationally challenging notification requirements and deadlines that will likely increase associated compliance costs.

Blackstone’s compliance obligations also include those relating to foreign data collection and privacy laws, including, for example, the GDPR and U.K. Data Protection Act, as well as laws in many other jurisdictions globally, including Switzerland, Japan, Hong Kong, Singapore, India, China, Australia, Canada and Brazil. Global laws in this area are rapidly increasing in the scale and depth of their requirements, and are also often extraterritorial in nature. In addition, a wide range of regulators and private actors are seeking to enforce these laws across regions and borders. Furthermore, Blackstone frequently has privacy compliance requirements as a result of Blackstone’s contractual obligations with counterparties. These legal, regulatory and contractual obligations heighten Blackstone’s data protection and privacy obligations in the ordinary course of conducting Blackstone’s business in the U.S. and internationally.

Any inability, or perceived inability, by Blackstone, BXHF, Other Blackstone Accounts, the Underlying Mangers and their respective Portfolio Entities are to adequately address data protection or privacy concerns, or comply with applicable laws, regulations, policies, industry standards and guidance, contractual obligations or other legal obligations, even if unfounded, could result in significant legal, regulatory and third-party liability, increased costs, disruption of Blackstone’s, BXHF’s, Other Blackstone Accounts’ or the Underlying Managers’ business and operations, and a loss of client (including investor) confidence and other reputational damage. In addition, any such inability or perceived inability of portfolio companies, even if unfounded, could result in reputational damage to Blackstone. Many regulators have indicated an intention to take more aggressive enforcement actions regarding data privacy matters, and private litigation resulting from such matters is increasing and resulting in progressively larger judgments and settlements. Furthermore, as new data protection and privacy-related laws and regulations are implemented, the time and resources needed for Blackstone’s, BXHF’s, Other Blackstone Accounts’ or the Underlying Managers’ are to comply with such laws and regulations continues to increase and become a significant compliance workstream.

Information Technology Systems. BXHF is dependent on the Sponsor for operational and financial advisory services, certain management services and back-office functions. BXHF is also dependent on the Underlying Managers for management services. The Sponsor and the Underlying Managers depend on information technology systems in order to assess investment opportunities, strategies and markets and to monitor and control risks for BXHF and the Investments. Information technology systems are also used to trade in the Investments. In addition, certain of the Sponsor’s and the Underlying Managers’ operations may interface with or depend on systems operated by third parties, including prime brokers, securities exchanges and other types of trading systems, market counterparties, custodians and other service providers. The Sponsor and the Underlying Managers may not be in a position to verify the risks or reliability of such third-party systems.

It is possible that a defect, failure or interruption of some kind which causes disruptions to these information technology systems including, without limitation, those caused by computer “worms,” viruses and power failures could materially limit the Sponsor’s or an Underlying Managers’ ability to adequately assess and adjust investments, formulate strategies and provide adequate risk controls. Any such information technology-related difficulty could harm the performance of BXHF. For example, such failures could cause the settlement of trades to fail, lead to inaccurate accounting, recording or processing of trades, and cause inaccurate reports, which may affect the Sponsor’s or the Underlying Managers’ ability to monitor BXHF’s Investments and risks or otherwise. Further, failure of the back office functions of the Sponsor or the Underlying Managers to process trades in a timely fashion could prejudice the investment performance of BXHF.

Artificial Intelligence Developments. Recent technological developments in artificial intelligence, including machine learning technology and generative artificial intelligence such as ChatGPT (collectively, “AI

Technologies”), pose risks to the Sponsor, BXHF or the Underlying Managers. Any of these technological innovations could result in harm to the Sponsor, BXHF, and the Underlying Managers, significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and operations, and have an adverse impact on BXHF. The legal and regulatory frameworks within which AI Technologies operate continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.

The Sponsor, BXHF and the Underlying Managers intend to avail themselves of the benefits, insights and efficiencies that are available through the use of AI Technologies. However, the use of AI Technologies presents a number of risks that cannot be fully mitigated. For example, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate. For example, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate. Moreover, with the use of AI Technologies, there can be a lack of transparency of how inputs are converted to outputs, and neither the Sponsor nor any Portfolio Entity can necessarily fully validate this process and its accuracy. The accuracy of such inputs and the resulting impact on the results of AI Technologies cannot always be verified and could result in a diminished quality of work product that includes or is derived from inaccurate or erroneous information. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputational harm.

Therefore, it is expected that data in such models contains a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact the Sponsor, BXHF or the Underlying Managers and investments to the extent we/they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn the Sponsor, BXHF and the Underlying Managers and Investments, more susceptible to cybersecurity threats, including the compromise of underlying models, training data, or other intellectual property. At the same time, to the extent utilized by the Sponsor, any interruption of access to or use of AI Technologies could impede the ability of the Sponsor, BXHF and the Underlying Managers to generate information and analysis that could be beneficial to us/them and their business, financial condition and results of operations. AI Technologies will likely also be competitive with certain business activities or increase the obsolescence of certain organizations’ products or services, particularly as AI Technologies improve. This could also have an adverse impact on BXHF, the Underlying Managers, and the Sponsor.

AI Technologies can also be misused or misappropriated by third parties and/or employees of the Sponsor or the Underlying Managers. For example, there is a risk that a user will input confidential information, including material non-public information, or personally identifiable information, into AI Technologies applications, resulting in such information becoming part of a dataset that is accessible by other third-party AI Technologies applications and users including competitors of the Sponsor, BXHF and the Underlying Managers. Moreover, the Sponsor, BXHF and the Underlying Managers will not necessarily be in a position to control the manner in which third-party AI Technologies are developed or maintained or the manner in which third parties use AI Technologies to provide services, even where they have sought contractual protections. The use of AI Technologies, including potential inadvertent disclosure of confidential Sponsor, Fund or Portfolio Entity information or personally identifiable information, could also lead to legal and regulatory investigations and enforcement actions. Relatedly, BXHF, the Sponsor and the Underlying Managers could be exposed to risks to the extent third-party service providers or any counterparties use AI Technologies in their business activities.

The Sponsor expects to be involved in the collection of such data and/or development of proprietary AI Technologies in the ordinary course, including, without limitation, as part of operational services provided to BXHF and Portfolio Entities or their affiliates. To this end, BXHF will pay and bear all expenses and fees associated with developing and maintaining such technology, including the costs of any professional service providers, subscriptions and related software and hardware, server infrastructure and hosting, internal Blackstone expenses, fees, charges and/or related costs incurred, charged or specifically attributed or allocated (based on methodologies determined by Blackstone) to BXHF, the Sponsor or their affiliates in connection with such AI Technologies, and none of the fees, costs or expenses described above will reduce or offset BXHF Fees.

Regulations related to AI Technologies could also impose certain obligations on organizations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance, could have an adverse effect on Blackstone, BXHF and the Underlying Managers. For example, the EU has introduced a new regulation applicable to certain AI Technologies and the data used to train, test and deploy them (the “EU AI Act”). The EU AI Act entered into force on August 1, 2024, with many of its obligations set to apply in phases from six to thirty-six months thereafter. The EU AI Act entered into force on August 1, 2024, with many of its obligations set to apply in phases from six to thirty-six months thereafter. The EU AI Act imposes material requirements on both the providers and deployers of AI Technologies, with infringement punishable by sanctions of up to 7% of annual worldwide turnover or EUR 35 million (whichever is higher) for the most serious breaches. See also the description of the predictive data proposal in “—Regulatory Proposals with Respect to Private Funds and Advisers.” Preparing for and complying with the EU AI Act and, if adopted, the predictive data proposal and other regulations related to AI Technologies, could involve material compliance costs and/or adversely affect the operations or results of Blackstone, the Sponsor, and the Underlying Managers and have an adverse impact on BXHF.

AI Technologies and their current and potential future applications, including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto. For more information on risks relating to information security, see “—Cybersecurity and Data Protection” herein.

Operational Risk. BXHF depends on the Sponsor to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in BXHF’s operations may cause BXHF to suffer financial losses, the disruption of its business, liability to third parties, regulatory intervention or damage to its reputation. BXHF depends on the Sponsor to develop the appropriate systems and procedures to control operational risk. The ability of the Sponsor’s systems to accommodate transactions could also constrain BXHF’s ability to properly manage the portfolio. BXHF relies heavily on the Sponsor’s financial, accounting and other data processing systems and the Sponsor will not be liable to BXHF for losses incurred due to the occurrence of any errors.

BXHF is subject to the risk that its trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, BXHF could be unable to achieve the market position selected by the Sponsor or might incur a loss in liquidating its positions. Since some of the markets in which BXHF may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange based markets are subject. BXHF is also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing BXHF to suffer a loss.

Transfers & Liquidity

No Market for Units; Restrictions on Transfers. Our Units have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and other applicable securities laws, or an exemption from registration is available. It is not contemplated that registration under the Securities Act or other similar securities laws (other than registration under the Exchange Act) will ever be effected. There is no public market for our Units and one is not expected to develop. Each Unitholder will be required to represent that it is a

“qualified purchaser” (as defined in the 1940 Act and rules thereunder) and “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act under applicable securities laws) and that it is acquiring its Units for investment purposes and not with a view to resale or distribution and that it will only sell and transfer its Units to an investor that is a “qualified purchaser” and “accredited investor” under applicable securities laws or in a manner permitted by the Partnership Agreement, and consistent with such laws. Except by operation of law, a Unitholder will not be permitted to assign, sell, exchange or transfer any of its interest, rights or obligations with respect to its Units, unless the Unitholder provides 60 calendar days’ notice to the General Partner (or such reasonably shorter period as is agreed to by the General Partner), which may refuse such requested transfer for certain reasons, as explained in “Item 1(c). Description of Business—Redemption Plan.” Unitholders must be prepared to bear the risks of owning Units for an extended period of time.

Lack of Liquidity. There is no current public trading market for units of BXHF, and the Sponsor does not expect that such a market will ever develop. Therefore, the redemption of units by us will likely be the only way for a unitholder to dispose of units.

In accordance with the Partnership Agreement, BXHF expects to periodically redeem up to    % of Units outstanding (by number of Units). Subject to limited exceptions, any redemption request of Units that have not been outstanding at least one year will be subject to an Early Redemption Deduction of    % of the value of the applicable NAV of the Units being redeemed (calculated as of the Redemption Date). The one-year holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. As a result, a Unitholder may receive less than the price it paid for its units when it sells them to us pursuant to our Redemption Plan. See “Item 1(c). Description of Business—Redemption Plan” for further information.

The General Partner may make exceptions to, modify or suspend the Redemption Plan if, in its reasonable judgment, it deems such action to be in best interests of BXHF and its Unitholders, including, but not limited to, for tax, regulatory or other structuring reasons. Material amendments to the Redemption Plan and a suspension thereof may be made by the General Partner with the approval of BXHF’s Independent Directors. As a result, Unit redemptions may not be available each quarter, such as when a redemption request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the redemption request.

In the event that, pursuant to the limitations above, not all of the Units submitted for redemption during a given quarter are to be accepted for redemption by us, Units submitted for redemption during such quarter will be redeemed on a pro-rata basis (measured on an aggregate basis (without duplication) across BXHF if applicable). All unsatisfied requests must be resubmitted in the next quarterly redemption window, or upon the recommencement of the Redemption Plan, as applicable. BXHF will redeem Units only to the extent BXHF has sufficient cash available to honor requests, as determined in the sole discretion of the General Partner. Unitholders may experience significant delays in realizing liquidity even if a Unitholder’s redemption is accepted.

Effect of Redemption Requests. Economic events affecting the U.S. economy could cause Unitholders to seek to have their Units redeemed pursuant to the Redemption Plan at a time when such events are adversely affecting the performance of our assets. Even if the Sponsor decides to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy redemption requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected. Further, we may experience difficulties disposing of our illiquid assets in a timely manner which may affect the General Partner’s ability to satisfy all redemption requests.

Liquidity Mismatch. BXHF’s liquidity terms allow shorter redemption notice periods and more frequent redemption of an Investment than the liquidity terms applicable to certain Underlying Investment Vehicles. For example, BXHF will commit to an Underlying Investment Vehicle that is subject to an investment period and a harvest period that exceed BXHF’s liquidity terms, if, at the time of BXHF’s commitment to such Underlying Investment Vehicle, the Sponsor believes the investment could be managed in the context of BXHF’s anticipated liquidity needs.

The ability of Unitholders to redeem any or all of their Units may be adversely affected to varying degrees by the liquidity terms of the Underlying Investment Vehicles depending on, among other things, the length of any restricted periods imposed by Underlying Investment Vehicles, the amount and timing of a requested redemption by an Investor in relation to the time remaining of any restricted periods imposed by Underlying Investment Vehicles, the aggregate amount of redemption requests, the next regularly scheduled redemption dates of such Underlying Investment Vehicles, the imposition of gates or suspensions (as more fully described below), the decision by Underlying Investment Vehicles to satisfy redemptions/withdrawals in kind, the implementation of other methods by Underlying Investment Vehicles designed to separate liquid and illiquid assets, and the satisfaction of other conditions.

Valuations & Returns

Valuations. For purposes of calculating BXHF’s monthly NAV, the Sponsor will value BXHF’s investments in accordance with the Valuation Policy. Unitholders should be aware that the situations involving uncertainties as to the valuation of the Investments could have an adverse effect on the net asset value of BXHF if the judgments of the Sponsor or the Underlying Managers regarding appropriate valuations should prove incorrect. In the case of any Investment for which a quotation from an independent source is not available or is determined by the Sponsor to be unreliable or inadequate, the Sponsor (i) shall be authorized, to the extent permitted by applicable law, to value such positions at their fair value in such manner as the Sponsor determines in good faith, or (ii) may (but shall not be required to) obtain an appraisal, at the expense of BXHF, by an independent third party selected by the Sponsor. As the Management Fee paid to the Investment Manager is based directly on BXHF’s net asset value, the Sponsor will have a conflict of interest in valuing these assets. Absent bad faith or manifest error, such net asset value determinations are conclusive and binding on all Unitholders (See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value.”).

With respect to any Investment, to the extent that the Sponsor delegates valuation responsibilities to the applicable Underlying Manager or its designee in accordance with the applicable Governing Instruments, such Underlying Manager may be subject to similar conflicts. In addition, the Sponsor has limited ability to assess the accuracy of any valuations received from the Underlying Managers.

Within the parameters of the Valuation Policy, the valuation methodologies used to value certain of BXHF’s Investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations of certain of BXHF’s Investments will include estimates of fair value. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of BXHF’s assets may differ from their actual realizable value or future fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond BXHF’s control and the control of the General Partner, the BXHF Managers and BXHF’s independent valuation advisors. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation. There will be no retroactive adjustment in the valuation of such assets, the offering price of BXHF’s Units, the price BXHF paid to repurchase BXHF Units or NAV-based or performance-based fees it paid, directly or indirectly, to the Sponsor, BXHF Managers and the General Partner to the extent such valuations prove to not accurately reflect the realizable value of BXHF’s assets. While BXHF believes its NAV calculation methodologies are consistent with widely recognized valuation methodologies, there are other methodologies available to calculate NAV. As a result, other funds focused on multi-asset investing may use different methodologies or assumptions to determine NAV. Other Blackstone Accounts face similar risks with respect to valuation and BXHF will incorporate the value of each relevant Other Blackstone Account’s NAV per unit into BXHF’s NAV to the extent BXHF invests in such Other Blackstone Account. In addition, each relevant Other Blackstone Account’s NAV per unit used to calculate BXHF’s NAV may be as of a date several months earlier than the date as of which BXHF’s NAV is calculated and, as a result, BXHF’s NAV will often not incorporate the current NAV per unit of such Other Blackstone Account.

Uncertainty of Estimates. Investment underwriting is based in significant part on estimates of future financial and economic performance, including current and future internal rates of return. Moreover, decisions on how to manage an Investment during its hold period are informed by expectations of future performance and projections of operating results, which are often based on management judgments. All of these estimates of future results are based upon, among other considerations, assumptions made at the time that the estimates are developed, including assumptions regarding the performance of BXHF’s Investments and assets, the amount and terms of available financing and the manner and timing of dispositions, including possible asset recovery, all of which are subject to significant uncertainty. There can be no assurance that the estimated results will be obtained, and actual results may vary significantly from the estimates. General economic conditions and other events, which are not predictable and may not have been anticipated, can have a material adverse impact on the reliability of such estimates. Moreover, other experts may disagree regarding the feasibility of achieving estimated returns. BXHF will make Investments which may have different degrees of associated risk. The actual realized returns on BXHF’s unrealized Investments may differ materially from the returns indicated herein or, with respect to its future investments, from the returns estimated at the time of acquisition, which, in each case, are not a guarantee or prediction of future results.

Changes in Valuations. When these quarterly valuations of certain Investments by independent third-party valuation specialists are incorporated into BXHF’s NAV per Unit, there may be a material change in BXHF’s NAV per Unit amounts for each Class of Units from those previously reported. BXHF will not retroactively adjust the NAV per Unit of each Class reported for the previous month. Therefore, because a new quarterly valuation may differ materially from the prior valuation, the adjustment to take into consideration the new valuation, may cause the NAV per Unit for each Class of Units to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

Limitations of NAV. The Sponsor’s determination of BXHF’s monthly NAV per Unit will be based in part on the latest quarterly valuation of each of its Investments, as adjusted each month to incorporate the latest available financial data for such Investments, including any cash flow activity related to such Investments. As a result, BXHF’s published NAV per Unit in any given month may not fully reflect any or all changes in value that may have occurred since the most recent quarterly valuation.

The Sponsor may, but is not obligated to, monitor BXHF’s Investments on an ongoing basis for events that the Sponsor believes may have a material impact on BXHF’s NAV as a whole. Material events may include investment-specific events or broader market-driven events which may impact more than one specific investment events that the Sponsor believes may have a material impact on the most recent fair values of such Investments. Possible examples of such a material event include unexpected investment-specific events and broader market-driven events identified by the Sponsor, which may impact more than one specific investment, including capital market events, economic and political conditions globally and in the jurisdictions and sectors in which an investment operates, and material changes in cap rates or discount rates. Upon the occurrence of such a material event and provided that the Sponsor is aware that such event has occurred, the Sponsor may, but is not obligated to, provide an estimate of the change in value of the Investment, based on the valuation procedures for Investments described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and

Related Unitholder Matters—Calculation of Net Asset Value.” If the Sponsor concludes in good faith that the latest NAV reported by the Underlying Manager to an Underlying Investment Vehicle does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) the Sponsor may make a corresponding adjustment to reflect the current fair value of such asset within such Underlying Investment Vehicle, applying the valuation methodologies described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value.”

In general, the Sponsor expects that any adjustments to fair values will be calculated after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Sponsor. However, rapidly changing market conditions or material events may not be immediately reflected in BXHF’s monthly NAV. For example, an unexpected termination or renewal of key customer relationships, recent financial results or changes in the capital structure of an investment, regulatory changes that affect an investment, or a significant industry event or adjustment to an industry outlook that may cause the value of an Investment to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per Unit may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that BXHF’s NAV may be appropriately adjusted in accordance with the Valuation Policy. Depending on the circumstance, the resulting potential disparity in BXHF’s NAV may be in favor or to the detriment of either Unitholders who redeem their Units, or Unitholders who buy new Units, or existing Unitholders. The methods used by the Sponsor to calculate BXHF’s NAV, including the components used in calculating BXHF’s NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and BXHF’s NAV is not audited by BXHF’s independent registered public accounting firm. BXHF calculates and publishes NAV solely for purposes of establishing the price at which BXHF sells and redeems Units, and you should not view BXHF’s NAV as a measure of BXHF’s historical or future financial condition or performance. The components and methodology used in calculating BXHF’s NAV may differ from those used by other companies now or in the future.

The valuations of BXHF’s assets may differ from liquidation values that could be realized in the event that BXHF were forced to sell assets.

Additionally, errors may occur in calculating BXHF’s NAV, which could impact the price at which BXHF’s sells and redeems its Units, the amount of the Management Fee, Administration Fee and the Performance Participation Allocation. The Sponsor, with the support of the BXHF Managers, has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the General Partner, with the support of the BXHF Managers, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which Units were sold or redeemed or on the amount of the Management Fee, Administration Fee and the Performance Participation Allocation, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to Blackstone’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of the Valuation Policy and how NAV will be calculated in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value.”

General

No Assurance of Investment Return. The Sponsor cannot provide assurance that it will be able to successfully choose, make and realize any particular investments or otherwise implement BXHF’s investment strategy, or that Investments made by BXHF will generate expected returns. Moreover, the Sponsor cannot provide assurance that any Unitholder will receive a return of its capital or any distribution from BXHF or be able to withdraw from BXHF within a specific period of time. Past performance of investment entities associated with the Sponsor (including BXHF), its affiliates or the Sponsor’s investment professionals are not necessarily indicative of future results or performance and there can be no assurance that BXHF will achieve comparable results. Accordingly, investors should draw no conclusions from the performance of any other investments of the Sponsor or its affiliates and should not expect to achieve similar results. An investment in BXHF involves a risk of partial or total loss of capital and should only be considered by potential investors with high tolerance for risk.

No Operating History. Although the investment professionals of the Sponsor and Blackstone have extensive investment experience generally, including extensive experience operating and investing for the Multi-Asset Investing Division, as of the date of this Registration Statement, BXHF has not commenced operations and has no operating history. Therefore, prospective investors will have no or limited track record or history upon which to base their investment decision. Investors should draw no conclusions from the performance of investment funds sponsored by Blackstone and the past activities and performance of BXHF’s investment professionals and any investment vehicles they managed are not indicative of the results that BXHF can expect to achieve. The size and type of Investments expected to be made by BXHF could differ from prior Blackstone investments and, accordingly, BXHF’s results are independent thereof. Valuations of Investments are prepared on the basis of certain qualifications, assumptions, estimates and projections, and there is no assurance that the projections or assumptions used, estimates made or procedures followed by Blackstone or any third-party valuation agent are correct, accurate or complete. In addition, there can be no guarantee that investment opportunities will be identified for BXHF or that, once identified, such investment opportunities will close or will close at the anticipated acquisition price; furthermore, there can be no guarantee that an investment opportunity will generate income or a return of capital or any distribution from BXHF. An investor should only invest in BXHF as a part of an overall investment strategy and only if the investor is able to withstand a total loss of its investment.

Performance Information. Any performance information included herein or otherwise provided by Blackstone is presented solely for illustrative purposes and may not be representative of all transactions of a given type or of investments generally. In considering investment performance information contained in this Registration Statement or otherwise provided, prospective Unitholders should bear in mind that past performance is not necessarily indicative of future results, and there can be no assurance that BXHF will achieve comparable results, be able to effectively implement its investment strategy, achieve its investment or asset allocation objectives, be profitable or avoid substantial losses.

In addition, there can be no assurance that the BXHF Managers will be successful in identifying investment opportunities. Although BXHF may invest in Other Blackstone Accounts, the investment portfolio of such Other Blackstone Accounts may differ materially from the current investment strategy of BXHF, including in terms of levels of sectoral and geographic diversification.

Furthermore, performance shown may not reflect returns experienced by any particular investor in the applicable fund. Performance for individual investors may vary from BXHF’s overall performance as a result of the timing of an investor’s admission to BXHF; the repurchase or increase of any part of a Unitholder’s interest in BXHF; and the Class of Units in which they invest (including as a result of different Subscription Fees or Servicing Fees). Prospective Unitholders should note that certain entities, such as the Feeder, may invest through Intermediate Entities (including Corporations), which may pay additional taxes which would further reduce returns experienced by Unitholders participating therein.

The Performance Participation Allocation that the General Partner is entitled to from BXHF is based on a Total Return metric adjusted to exclude the impact of certain expenses, including expenses related to distributions, and therefore such Total Return measure will differ from the performance that investors will experience. Further, investors will experience performance that is net of any Performance Participation Allocation received by the General Partner from BXHF.

Role of Investment Professionals. The success of BXHF will depend in part upon the skill and management expertise of the Sponsor’s investment professionals. Their interests in the Sponsor, and the vesting and potential forfeiture terms to which their interests are subject, are intended to financially discourage them from leaving the

Sponsor, but there is ever increasing competition among industry participants for hiring and retaining qualified investment professionals. There can be no assurance that any professional will continue to be associated with the Sponsor or involved in BXHF throughout the life of BXHF or that any new hires or replacements will meet expectations. Further, the time, dedication and scope of work of an investment professional varies considerably. Some professionals involved in Blackstone’s other investment funds, including prior Blackstone multi-asset funds, will not be involved in BXHF or will have limited involvement with BXHF. In addition, investment decisions are often considered by the BXHF Investment Committee or otherwise by multiple investment professionals. Discussion and debate among them are generally helpful to the investment decision-making process but excessive disagreement could adversely impact BXHF. Finally, the Sponsor’s investment professionals work on a variety of projects and funds for Blackstone and/or its affiliates and portfolio entities or have other roles within Blackstone, which will likely result in less than all of their time and attention being allocated to BXHF, and their dedication of a substantial portion of their time and attention being allocated to other matters, aside from BXHF, and the ability of members of the investment team to access other professionals and resources within Blackstone for the benefit of BXHF may be limited.

Broad Investment Mandate. The investment strategy of BXHF covers a broad range of asset classes and geographic regions. BXHF relies on the Sponsor to identify, structure and implement investments consistent with BXHF’s overall investment objectives and policies at such times as it determines. BXHF will make investments in keeping with its investment program. BXHF is expected to make investments throughout the capital structure such as mezzanine securities, senior secured debt, bank debt, unsecured debt, convertible bonds and preferred and common stock and across asset classes, including credit, equities, special situations and trading. In light of BXHF’s investment objective, BXHF will make equity, credit and/or debt investments that do not involve control or influence over the underlying entity in which BXHF may invest. Additionally, BXHF is permitted to invest (and is expected to actually invest) in any number of companies operating in a wide range of industries, geographies or activities. The Sponsor may also change BXHF’s investment and operational policies which could result in BXHF making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments otherwise described in this Registration Statement. BXHF’s investment guidelines provide the Sponsor with broad discretion and can be changed in its sole discretion, including being narrowed or expanded as needed for purposes of retaining BXHF’s eligibility for certain regulatory exemptions under applicable law. A change in BXHF’s investment strategy may, among other things, increase BXHF’s exposure to market fluctuations, default risk and interest rate risk, all of which could materially affect the results of BXHF’s operations and financial condition.

Risk of Certain Events Related to Blackstone. A bankruptcy, change of control or other significant adverse event relating to Blackstone or the Sponsor could cause the Sponsor to have difficulty retaining personnel and may otherwise adversely affect BXHF and its ability to achieve its investment objective.

Proxy Statements, Unitholder Proposals and Other Matters. Unitholders are not entitled to vote in the election of BXHF’s directors. Accordingly, BXHF is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances (if any) where a vote of Unitholders is required under the Partnership Agreement or Delaware law. Moreover, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit shareholder proposals under Rule 14a-8 of the Exchange Act.

Disclosure of Information Regarding Investors. BXHF, the Sponsor and/or their service providers or agents may, consistent with Blackstone’s privacy notice and BXHF’s documents, disclose certain information about BXHF and its Unitholders, including investments held by BXHF and the names and beneficial ownership of the Unitholders to (i) regulatory or tax authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which BXHF directly or indirectly invests, (ii) Underlying Managers and their service providers, or (iii) any counterparty of, or service providers to, the General Partner or BXHF.

Waiver of Trial by Jury. The Partnership Agreement contains a provision pursuant to which Unitholders waive their respective rights to a trial by jury in any action or proceeding arising out of or relating to the

Partnership Agreement or the business or affairs of BXHF. This jury trial waiver does not apply to any claim or cause of action arising out of or relating to the federal securities laws. Any person who becomes a Unitholder as a result of a transfer or assignment of Units would become subject to the terms of the Partnership Agreement, including the waiver of jury trial provisions. If BXHF opposed a jury trial demand based on the jury trial waiver, the appropriate court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law, including in respect of the federal securities laws claims. This waiver of jury trial provision may limit the ability of a Unitholder to bring or demand a jury trial in any claim or cause of action arising out of or relating to the Partnership Agreement or the business or affairs of BXHF which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the waiver of jury trial provision contained in the Partnership Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action, which could harm our business, operating results and financial condition.

Exclusive Delaware Jurisdiction. The Partnership Agreement designates the courts of the State of Delaware, and to the extent subject matter jurisdiction exists, the federal district courts of the United States in the State of Delaware, as the exclusive forum for any action or proceeding against the parties relating in any way to the Partnership Agreement. Further, unless the General Partner consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States in the State of Delaware will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring Units shall be deemed to have notice of and to have consented to the forum provision in the Partnership Agreement. Unitholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in the Partnership Agreement. This forum selection provision may limit a Unitholder’s ability to bring a claim in a different judicial forum, including one that it may find favorable or convenient for a specified class of disputes with Blackstone or our directors and officers or other Unitholders, which may discourage such lawsuits. The validity of our forum selection provision could be challenged and a court could rule that such provision is inapplicable or unenforceable. If a court were to find this provision of the Partnership Agreement inapplicable or unenforceable with respect to one or more types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of the Sponsor and our directors and officers.

Potential Conflicts of Interest

Allocation of Investment Opportunities and Capacity. Blackstone has duties and obligations to a significant number of Other Blackstone Accounts, some of which follow similar investment strategies and invest in the same types of securities or instruments. Accordingly, certain investment strategies of BXHF and some Other Blackstone Accounts overlap, and in certain circumstances, such Other Blackstone Accounts will have priority over BXHF in respect of particular investment opportunities. Blackstone seeks to allocate investment opportunities among Other Blackstone Accounts in a manner that, over time, is on a fair and equitable basis and has established written allocation policies and procedures to guide the determination of such allocations. If an investment opportunity is appropriate for BXHF and one or more Other Blackstone Accounts, the Sponsor and Blackstone will determine allocations of such opportunity in their sole discretion in accordance with such written allocation policies and procedures, taking into account various criteria, including, but not limited to:

•	Available capacity;

•	Targeted investment/sale size;

•	Client investment strategies, target returns, objectives and time horizon;

•	The extent of involvement of the respective teams of investment professionals dedicated to the respective clients in sourcing and underwriting the investment;

•	Legal and regulatory restrictions;

•	Client investment guidelines/restrictions;

•	Investment liquidity levels;

•	Available capital;

•	Fund/relationship size;

•	Investment type, geographic focus, asset class, sector and anticipated hold period;

•	The relative risk/return profile of the investment;

•	Relation to existing investments in a fund or client account, if applicable (e.g., “follow on” to existing investment or same security as existing investment);

•	Avoidance of odd lots or excessive transaction costs relative to the size of a client’s participation;

•	Tax, accounting and operational considerations;

•	Diversification considerations and other portfolio or market risk factors;

•	Volatility and leverage considerations;

•	Need to rebalance positions held in an investment due to capital infusions or withdrawals;

•	Contractual arrangements with clients (including with Other Blackstone Accounts); and

•

Ability to employ, availability, timing of and form of leverage, hedging, derivatives, credit facilities, syndication strategy or other similar strategies in connection with acquiring, holding or disposing of the investment.

Investment opportunities can be allocated other than on a pro rata basis where Blackstone reasonably determines another equitable allocation is appropriate in light of one or more relevant factors affecting BXHF and Other Blackstone Accounts. Unitholders should not assume that an investment opportunity that may be appropriate for BXHF will necessarily be offered to BXHF. Moreover, the application of the allocation policies and procedures may result in BXHF receiving the entire allocation of certain opportunities, a smaller allocation of certain opportunities, not receiving an allocation and/or no longer receiving future allocations of certain opportunities.

Third-party Underlying Managers may frequently impose limits on the amount or type of assets they accept and the number of accounts that they are willing to manage. As a result, the Sponsor and Blackstone may be required to choose among BXHF and Other Blackstone Accounts in allocating assets to such third-party Underlying Managers. Separately, limited capacity opportunities may arise or be further exacerbated to the extent that both BXHF and Other Blackstone Accounts wish to invest in the same specific opportunity, whether directly or through third-party Underlying Managers. To the extent that BXHF and Other Blackstone Accounts wish to invest in investment opportunities with limited capacity, the Sponsor and/or Blackstone have been required, and may in the future be required, to choose, in accordance with their written allocation policies and procedures, among BXHF and such Other Blackstone Accounts in allocating such opportunities. Further, BXHF and Other Blackstone Accounts have and may continue to have different management fee and/or performance compensation structures. As part of the investment allocation process, the Sponsor and/or Blackstone potentially could allocate a limited investment opportunity to a client that has a more favorable fee structure. In some instances the Sponsor considers the overall BXMA fund or relationship assets under management associated with certain Other Blackstone Accounts in its allocation process which will result in those Other Blackstone Accounts achieving their desired demand in a limited capacity opportunity more quickly and accordingly BXHF and Other Blackstone Accounts will not participate in such opportunity to the same extent they would have otherwise. Decisions as to the allocation of investment opportunities present numerous conflicts of interests, which may not always be resolved in a manner that is favorable to BXHF’s interests.

If at any time BXHF and an Other Blackstone Account both hold securities in the same Portfolio Entity, BXHF and such Other Blackstone Account are generally permitted to exit such securities at different times and on different terms through sales on the public markets or otherwise. Blackstone could reach different conclusions for each such vehicle on the decision of whether, when and at what price to sell such securities based on the different expiration dates and/or investment objectives of BXHF and such Other Blackstone Accounts or for other reasons, and this could result in Other Blackstone Accounts exiting earlier or at a higher price than BXHF (or vice versa). Alternatively, it is possible BXHF and any Other Blackstone Accounts will not dispose of investments together and the timing of such disposition could in part be driven by an Other Blackstone Account’s term or return profile that is different from BXHF’s, particularly in light of the closed-ended nature of certain Other Blackstone Accounts. It is also possible that BXHF and one or more Other Blackstone Accounts will buy certain investments or assets at or about the same time that one or more Other Blackstone Accounts are selling the same or related investments or assets.

Co-Investment. The Sponsor from time to time, in its sole discretion, offers other investors or third parties (including, without limitation, principals and employees of the Sponsor and its affiliates) the opportunity to co-invest alongside BXHF and/or certain Other Blackstone Accounts in one or more Investments. Generally, pursuant to the Sponsor’s written allocation policies and procedures, such co-investments are made available after the Sponsor, in its sole discretion, has determined that BXHF and the applicable Other Blackstone Accounts have received their desired allocations and there remains excess capacity. Subject to such allocation policies and procedures, the Sponsor is under no obligation to offer any particular investor(s) co-investment opportunities and has the right to offer such opportunities to one or more potential co-investors on a priority basis in its sole discretion. Furthermore, in connection with any such co-investment opportunity, the Sponsor and its affiliates have established, and may in the future establish, one or more investment vehicles and dedicated classes of interest managed or advised by the Sponsor (or its affiliate) to facilitate such co-investors’ investment alongside BXHF or Other Blackstone Accounts.

The Sponsor and/or its affiliates may be incentivized to offer certain potential co-investors (including, by way of example, as part of an overall strategic relationship with Blackstone) opportunities to co-invest in priority and/or on more favorable terms as compared to BXHF or other co-investors. The extent to which any such co-investor participates in (or is offered) co-investment opportunities may impact the amount of performance-based compensation and/or management fees (as well as any discounts or rebates thereof that may result if certain target co-investment allocations or other conditions under such arrangements are not achieved) to which the Sponsor and/or its affiliates are entitled under the arrangements with such co-investor with respect to such co-investor’s participation in one or more Blackstone funds (including BXHF or any Other Blackstone Account), investments and/or otherwise in connection with such co-investor’s relationship with Blackstone. Such incentives will from time to time give rise to conflicts of interest, and there can be no assurance that any investment opportunities that would have otherwise been offered to BXHF will be made available to BXHF.

Any expenses incurred by BXHF for actual investments as described herein will also be incurred by BXHF with respect to broken deals (i.e., investments or proposed dispositions that are not consummated). Co-investors (including any investment vehicle made available to Other Blackstone Accounts and/or other investors in connection with a co-investment alongside BXHF and/or certain Other Blackstone Accounts in one or more Investments) generally will not bear their share of broken deal expenses (including, without limitation, legal and accounting expenses, expenses relating to the organization of co-investment vehicles, reverse termination fees, extraordinary expenses such as litigation costs and judgments and other expenses) for unconsummated transactions. Such broken deal expenses will be borne by BXHF. In addition, the Sponsor is not required to and in most circumstances will not seek reimbursement of broken deal expenses from third parties, including counterparties to the potential transaction.

Investments in which co-investors participate may require additional funding to protect or enhance the value of the Investment. If a co-investor does not have capacity for the additional funding (e.g., because its commitment is fully drawn down or it is subject to a cap on follow-on investments), BXHF may contribute additional funding to the Investment that benefits both BXHF and the co-investor by protecting or enhancing the value of its interest in the Investment.

Blackstone may generate proprietary investment opportunities principally for its own account, including its employees and personnel. Such proprietary investment opportunities may, however, be shared with BXHF and Other Blackstone Accounts. Such instances are expected to generate conflicts of interest similar to those identified herein where BXHF co-invests in investment opportunities alongside Other Blackstone Accounts.

Allocation of Portfolios. Blackstone will, in certain circumstances, have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among BXHF and Other Blackstone Clients. Such allocations generally would be based on Blackstone’s determination of, among other things, the expected returns and risk profile of each of the assets and in any such case the combined purchase price paid to a seller would be allocated among the multiple assets, securities or instruments based on a determination by the seller, by a third-party valuation firm and/or by the Investment Manager or its affiliates. For example, some of the assets in a pool could have a higher return profile, while others could have a lower return profile not appropriate for BXHF. Also, a pool could contain both debt and equity instruments that Blackstone determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller or received from a buyer would be allocated among the multiple assets, securities and instruments in the pool and therefore among BXHF and Other Blackstone Clients acquiring or selling any of the assets, securities and instruments, in accordance with the allocation of value in respect of the transaction (e.g., accounting, tax or different manner), although Blackstone could, in certain circumstances, allocate value to BXHF and such Other Blackstone Client on a different basis than the contractual purchase price. Similarly, there will likely be circumstances in which BXHF and Other Blackstone Clients will sell assets in a single or related transactions to a buyer. In some cases a counterparty will require an allocation of value in the purchase or sale contract, though Blackstone could determine such allocation of value is not appropriate and should not be relied upon. Blackstone will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. Regardless of the methodology for allocating value, Blackstone will have conflicting duties to BXHF and Other Blackstone Clients when they buy or sell assets together in a portfolio, including as a result of different financial incentives Blackstone has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that an Investment of BXHF will not be valued or allocated a purchase price that is higher or lower than it could otherwise have been allocated if such Investment were acquired or sold independently rather than as a component of a portfolio shared with Other Blackstone Clients. In certain cases, BXHF could purchase an Investment or an entire portfolio or pool from a third-party seller and promptly thereafter sell the portion of the Investment or portfolio or pool allocated to an Other Blackstone Client to that Other Blackstone Client pursuant to an agreement entered into between BXHF and such Other Blackstone Client prior to closing of the transaction (or vice versa), and any such sell down of assets will not be subject to the approval of the L.P. Advisory Committee, any Unitholder or otherwise, as applicable. By acquiring an interest in BXHF, each Unitholder will be deemed to have acknowledged these conflicts related to allocation of portfolios and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Financial Interests in Underlying Managers. The Sponsor and its affiliates have financial interests in other asset managers and investment vehicles which give rise to potential conflicts of interest. BXHF expects to invest in independent investment vehicles and with independent Underlying Managers, as well as with entities managed by the Sponsor or its affiliates or entities managed by Underlying Managers that are affiliates of the Sponsor or in which Blackstone, Other Blackstone Accounts or their affiliates have a financial interest. Additionally, Other Blackstone Accounts and other Sponsor affiliates invest in BXHF from time to time. Persons associated with the Sponsor or Blackstone will, from time to time, have an ownership interest in one or more portfolio investments, and may have a direct or indirect ownership interest in an Underlying Manager. The Sponsor and its affiliates will endeavor to manage these potential conflicts in a fair and equitable manner, subject to legal, regulatory, contractual or other applicable considerations. These potential conflicts principally relate to the following:

Blackstone-Owned Managers. The Sponsor and its affiliates hold ownership or other economic interests in various investment managers of 50% or greater (each fund or account managed by such an investment manager, a “Blackstone Affiliated Fund”) or less than 50% (each fund or account managed by such an investment manager, a “Blackstone Interest Fund”). Blackstone may receive all or a substantial portion of the revenues attributable to Blackstone Affiliated Funds or Blackstone Interest Funds, in some instances greater than the portion of the revenues it receives from BXHF. In addition, if BXHF, directly or indirectly, invests a portion of its assets in a Blackstone Affiliated Fund or Blackstone Interest Fund, management fees and performance-based allocations or fees may be charged or applied to BXHF’s investment at the Blackstone Affiliated Fund or Blackstone Interest Fund level in addition to fees charged at BXHF level. BXHF will be entitled to a dollar-for-dollar rebate of its fees charged on its investment in Blackstone Affiliated Funds. These economic interests give rise to a conflict of interest in allocating BXHF’s assets between a Blackstone Affiliated Fund or Blackstone Interest Fund, on one hand, and an investment managed by an unaffiliated Portfolio Entity, on the other hand. The Sponsor has an incentive to allocate BXHF’s assets to Blackstone Affiliated Funds or Blackstone Interest Funds since affiliates of the Sponsor have a direct or indirect financial interest in the success of such funds. For the avoidance of doubt, if Blackstone no longer retains an ongoing economic benefit from its interest in an Underlying Manager or passes any such economic benefit to the Unitholders, the entities managed by such Portfolio Entity will not be considered a Blackstone Affiliated Fund or Blackstone Interest Fund.

Strategic Alliance Fund. Blackstone Strategic Alliance Advisors L.L.C. (“BSAA”), an affiliate of the Sponsor, manages certain funds (the “Strategic Alliance Funds”) that make seed investments or investments of “acceleration capital” in investment vehicles managed by emerging fund managers (“SAF Managers”). In connection with such investments, the Strategic Alliance Funds generally receive economic participation with respect to the SAF Managers in the form of profit sharing, equity interests or other contractual means of participating in the business of the SAF Managers. Funds or accounts managed by SAF Managers are considered Blackstone Interest Fund. Generally, after a “seasoning period” of around six months following the Strategic Alliance Funds’ initial investment with a newly-launched SAF Manager, BXHF and Other Blackstone Accounts may invest with such SAF Manager. The seasoning period typically does not apply to investments with a SAF Manager outside of a SAF Manager’s commingled fund (e.g., a co-investment) or to investments with a SAF Manager alongside the Strategic Alliance Funds pursuant to which BXHF and/or an Other Blackstone Account will also receive a similar economic participation with respect to such SAF Manager. Other Blackstone Accounts whose assets are treated as “plan assets” for purposes of ERISA and/or Section 4975 of the Code will not invest with a SAF Manager to the extent such an investment would give rise to a non-exempt “prohibited transaction” under ERISA and/or Section 4975 of the Code. BXHF may in the future invest with SAF Managers and/or their portfolio companies or affiliates. The SAF Managers will not be deemed “affiliates” of Blackstone under the Partnership Agreement or for any other purpose, and there can be no assurance that the terms of transactions and other commercial arrangements between parties related to a SAF Manager, on the one hand, and BXHF and its portfolio companies or affiliates, on the other hand, will be at arm’s length or that the Sponsor or its affiliates will not receive a benefit from such transactions, which may incentivize the Sponsor to cause these transactions to occur.

To the extent BXHF or Other Blackstone Accounts invest with a SAF Manager, the Strategic Alliance Funds will receive a portion of the revenue the SAF Manager receives in respect of BXHF’s or Other Blackstone Accounts’ investment. As such, an investment by BXHF or an Other Blackstone Account with a SAF Manager generally would benefit the Strategic Alliance Funds and a withdrawal/redemption by BXHF or an Other Blackstone Account from such manager generally would be detrimental to the Strategic Alliance Funds. Accordingly, there may be a conflict between the Sponsor’s fiduciary obligation to BXHF and the Other Blackstone Accounts, on the one hand, and the Sponsor’s interest in the success of the Strategic Alliance Funds, on the other hand (and vice versa). In order to mitigate this potential conflict, BSAA and the Strategic Alliance

Funds’ general partner will forego their share of any management or performance-based allocations or fees derived from BXHF’s or certain Other Blackstone Accounts’ investment with a SAF Manager. Those amounts will be passed through or rebated to BXHF or such Other Blackstone Accounts. This pass through/rebate generally also applies in the case of investments with a SAF Manager outside of its commingled vehicle.

There is overlap between the Sponsor’s investment committee and BSAA’s investment committee.

Blackstone Strategic Capital Advisors L.L.C. Blackstone Strategic Capital Advisors L.L.C. (“BSCA”), an affiliate of the Sponsor, manages certain funds (the “BSCA Funds”) that make investments (typically in the form of equity interests or revenue shares) in established alternative asset managers (the “BSCA Managers”). BSCA was previously a part of Blackstone’s Multi-Asset Investing Group with the Sponsor and there is limited overlap between the Sponsor’s investment committee and BSCA’s investment committee. BXHF may in the future invest with BSCA Managers and/or their portfolio companies or affiliates. There is no seasoning period before which BXHF or Other Blackstone Accounts may invest with a BSCA Manager. Investment vehicles that are managed by BSCA Managers are considered Blackstone Interest Funds. The BSCA Managers will not be deemed “affiliates” of Blackstone, and there can be no assurance that the terms of transactions and other commercial arrangements between parties related to a BSCA Manager and/or its portfolio companies or affiliates, on the one hand, and BXHF and its portfolio companies, on the other hand, will be at arm’s length or that the Sponsor or its affiliates will not receive a benefit from such transactions, which may incentivize the Sponsor to cause these transactions to occur.

To the extent BXHF or Other Blackstone Accounts invest with a BSCA Manager, the BSCA Funds will receive a portion of the revenue the BSCA Manager receives in respect of BXHF’s or Other Blackstone Accounts’ investment. As such, an investment by BXHF or an Other Blackstone Account with a BSCA Manager generally would benefit the BSCA Funds and a withdrawal/redemption by BXHF or an Other Blackstone Account from such manager generally would be detrimental to the BSCA Funds. Accordingly, there may be a conflict between the Sponsor’s obligation to BXHF and Other Blackstone Accounts, on the one hand, and the Sponsor’s interest in the success of the BSCA Funds, on the other hand. BSCA and the BSCA Funds’ general partner will only forego their share of any management or performance-based allocations or fees derived from BXHF’s or Other Blackstone Accounts’ investment with a BSCA Manager, to the extent the assets of BXHF or such Other Blackstone Accounts are treated as “plan assets” for purposes of ERISA and/or Section 4975 of the Code, and as otherwise determined by BSCA. If applicable, those amounts will be passed through or rebated to BXHF or such Other Blackstone Accounts. This pass through/rebate generally also applies in the case of investments with a BSCA Manager outside of its commingled vehicles. BXHF and Other Blackstone Accounts will not otherwise participate in any of the economic arrangements related to any BSCA Manager with which they invest.

Blackstone Policies, Procedures and Guidelines. Because Blackstone has many different asset management and advisory businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight, and additional legal and contractual restrictions compared to those to which it would otherwise be subject if it had only one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Blackstone has implemented certain policies and procedures and information barriers that may reduce the positive synergies that BXHF could otherwise utilize for purposes of identifying, monitoring and generally managing attractive investments. Accordingly, certain information or investment opportunities which could be of benefit to BXHF might become restricted or otherwise unavailable to BXHF due to the activities of Blackstone’s other asset management businesses. For example, the Sponsor generally will be restricted from investing in (i) portfolio companies of Other Blackstone Accounts under certain circumstances (however, the Sponsor may from time to time in the future cause BXHF to invest in portfolio companies of Other Blackstone Accounts, see “—Potential Conflicts of Interest: Conflicts Involving Other Blackstone Accounts”) and (ii) issuers with respect to which any investment advisor in the Blackstone Multi-Asset Investing group has received material non-public information (the “Restricted Issuers”). These restrictions generally will not, however, apply to Portfolio Entities and, other than with respect to the Restricted

Issuers, the Sponsor generally will be permitted to invest in issuers in which Other Blackstone Accounts have an interest. The Sponsor could be forced to sell or hold existing investments, or be precluded from making new investments, as a result of a relationship that Blackstone may have or investments Blackstone and its affiliates may make.

Blackstone maintains information barriers that are designed to protect against the improper possession and/or use of material non-public information. Generally, no investment professional of the Sponsor may contact an investment professional of another Blackstone group, and vice versa, about a substantive business matter, without consent of the compliance department of the Sponsor and, if appropriate, having the compliance department chaperone such contact. Prior to receiving confidential information each Blackstone group typically seeks to limit the impact that such receipt may have on other Blackstone groups by, among other things, limiting the applicability of any confidentiality agreement to the particular Blackstone group(s) that receive the confidential information. With respect to the Sponsor’s ability to allocate investment opportunities to BXHF where such opportunities are within the common objectives and guidelines of BXHF and Other Blackstone Accounts, Blackstone has established general guidelines for determining how such allocations are made, which, among other things, sets forth priorities and presumptions regarding allocation for certain types of investments and other matters. The application of those guidelines will result in BXHF not participating (and/or not participating to the same extent) in certain investment opportunities in which it would have otherwise participated had the related allocations been determined without regard to such guidelines. It may also be the case that BXHF will benefit from the relationship of Other Blackstone Accounts with respect to the availability of a particular investment opportunity.

Other Activities of the Sponsor and Blackstone. Each of the General Partner and the Sponsor (including those individuals performing services on their behalf) devotes to BXHF as much time as is necessary or appropriate, in its judgment, to manage BXHF’s activities. Certain inherent conflicts of interest arise from the fact that the Sponsor and Blackstone act on behalf of BXHF and carry on investment activities for other clients (including other investment funds sponsored by the Sponsor or Blackstone) in which BXHF has no interest. In certain instances, the investment strategies and objectives of these other clients are similar to, or overlap with, the investment objective and strategy of BXHF. These activities could be viewed as creating a conflict of interest in allocating investment opportunities or in that the General Partner or the Sponsor (including, in each case, individuals performing services on their behalf) will not be devoted exclusively to the business of BXHF but such time will be allocated among BXHF and the General Partner’s and the Sponsor’s other clients. The Sponsor’s activities on behalf of other client accounts could also adversely affect entry or exit prices and could give rise to other conflicts of interest. Purchases or sales of securities for the account of BXHF (particularly marketable securities) may in the future be bunched or aggregated with orders for Other Blackstone Accounts, including other clients of the Sponsor. It is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold, and the various prices may be averaged, which may be disadvantageous to BXHF. Blackstone has adopted guidelines at the firm level to address the allocation of investment opportunities among its business groups. Such guidelines are non-exclusive and subject to the provisions of the applicable governing documents, including the factors described herein. The application of such guidelines will result in BXHF not participating, or not participating to the same extent, in investment opportunities in which they would have otherwise participated had the guidelines not existed.

The activities in which Blackstone is involved may limit or preclude the flexibility that BXHF may otherwise have to participate in investments. The Sponsor may determine not to invest BXHF’s assets in an investment vehicle, or may sell or withdraw/redeem all or a portion of an existing investment, subject to applicable law, in order to address adverse regulatory implications that would arise under the 1940 Act for BXHF and Blackstone’s other clients if that investment was made or maintained. To the extent that the adverse regulatory implications are attributable to BXHF’s investment, the Sponsor may cause BXHF to sell or withdraw/redeem prior to its other clients.

The 1940 Act may also limit BXHF’s ability to undertake certain transactions with Other Blackstone Accounts that are registered under the 1940 Act or regulated as business development companies under the 1940

Act. As a result of these restrictions, BXHF may be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to BXHF.

The Sponsor and the General Partner have no obligation to purchase or sell, or recommend for purchase or sale, for BXHF, any investment that the Sponsor or their respective affiliates may purchase or sell, or recommend for purchase or sale, for their own accounts or for the account of any other client or investment fund. Situations may arise in which private investment funds or accounts managed by the Sponsor or their respective affiliates have made investments which would have been suitable for investment by BXHF but, for various reasons, were not pursued by, or available to, BXHF. The Sponsor and Blackstone may also engage in business activities unrelated to BXHF that create conflicts of interest.

The Sponsor, Blackstone, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts, for the accounts of family members or for the account of any other client or investment fund, in various investment opportunities. Neither BXHF nor Unitholders will have any rights of first refusal, co investment or other rights in respect of the investments of other accounts or in any fees, profits or other income earned or otherwise derived therefrom. No Unitholder will, by reason of being Unitholder in the Fund, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Sponsor or any of its affiliates or its respective partners, directors, members, officers or employees from the conduct of any business other than the business of BXHF or from any transaction in securities effected by the Sponsor, any of their respective affiliates or their respective partners, directors, members, officers or employees for any account other than that of BXHF.

The Sponsor has no obligation to purchase or sell for BXHF, any investment that the Sponsor or its affiliates may purchase or sell for their own accounts, for the accounts of family members or for the account of any other client or investment fund. The Sponsor may determine that an investment opportunity in a particular investment is appropriate for a particular account, including an Other Blackstone Account or for itself, but not for BXHF. Situations may arise in which private investment funds or accounts managed by the Sponsor or its affiliates have made investments which would have been suitable for investment by BXHF but, for various reasons, were not pursued by, or available to, BXHF. Similarly, the terms offered to funds or accounts managed by the Sponsor or its affiliates may differ from (and in some cases may be preferable to) the terms of BXHF, notwithstanding similar investment guidelines and structure.

The Sponsor, Blackstone, and their employees, including employees of the Sponsor, invest for their own accounts in hedge funds and/or other investment entities, including potential competitors of BXHF. Fund investors will not receive any benefit from any such investments.

Employees and/or principals of certain Underlying Managers are invested in funds and/or accounts managed by the Sponsor and its affiliates (“Underlying Manager Investors”) and could have other commercial or personal relationships with the Sponsor, Blackstone and/or their respective affiliates. Although Blackstone selects Underlying Managers that it believes are most appropriate under the circumstances based on its knowledge of such Underlying Managers, the relationship of Underlying Manager Investors to Blackstone, including as investors in funds and/or accounts managed by Blackstone may influence, the Sponsor and Blackstone in deciding whether BXHF and/or Other Blackstone Accounts invest in the applicable investment vehicles of such Underlying Manager Investors. For example, such relationships may incentivize the Sponsor to invest in, or refrain from withdrawing from, the investment vehicles of such Underlying Manager Investors. Investors will not have any right to participate in any manner in any profits or income earned or derived by or accruing to the Sponsor, Blackstone or their affiliates in connection with the investments by the Underlying Manager Investors in Blackstone funds and/or accounts. Investments by BXHF with Underlying Managers and investment vehicles associated with such Underlying Manager Investors may indirectly benefit the Sponsor, Blackstone and their affiliates in that Underlying Manager Investors may use the compensation derived from such investments to invest in funds and/or accounts managed by the Sponsor, Blackstone and its affiliates.

Conflicts Involving Other Blackstone Accounts. Investment activities by the Sponsor and the General Partner, including the establishment of other investment funds and accounts, give rise to additional conflicts of interest, including, without limitation, conflicts of interests between BXHF and Other Blackstone Accounts. The Sponsor may give advice to, or make decisions for, Other Blackstone Accounts, which may differ from advice given to, or decisions made for, BXHF. It is possible that the activities or strategies used for Other Blackstone Accounts could conflict with the activities and strategies employed in managing the assets of BXHF and affect the availability of the investment vehicles in which BXHF may invest. BXHF, for example, may make (or continue to hold) an investment at the same time that one or more Other Blackstone Accounts is disposing of the same or a similar investment.

In addition, BXHF may make an investment after one or more Other Blackstone Accounts has established a position in the same or a similar investment. The fact that one or more Other Blackstone Accounts holds a position in the same company or financial instrument as BXHF may impact BXHF’s exit strategies with regard to its position.

BXHF may invest alongside Other Blackstone Accounts (including co-investment vehicles and other vehicles in which Blackstone or its personnel invest) in investments that are suitable for BXHF and such Other Blackstone Accounts. To the extent BXHF jointly holds investments with any Other Blackstone Account, conflicts of interest may arise between BXHF and such Other Blackstone Account with respect to disposing of investments and exercising other rights. Blackstone may be required to take an action it believes would be beneficial to BXHF that may be adverse to an Other Blackstone Account, or an action it believes would be beneficial to such Other Blackstone Account that may be adverse to BXHF. BXHF and/or such Other Blackstone Accounts may also dispose of any such shared investment at different times and on different terms.

BXHF may purchase investments or assets from or sell investments or assets of BXHF to a Unitholder, an Other Blackstone Account or any of their respective related parties. Blackstone will generally rely upon internal analysis consistent with its valuation policies and procedures to determine the ultimate value of the applicable investment or asset. In other circumstances, where BXHF or a related party (i.e., a Unitholder and/or Other Blackstone Account) of BXHF holds publicly traded securities in a portfolio investment of BXHF and BXHF or such related party has entered into a privately negotiated transaction with such portfolio investment, BXHF or such related party can be expected to receive (directly or indirectly) proceeds from such related party or BXHF, as applicable, upon the consummation of such privately negotiated transaction. In each such circumstance, investors, Other Blackstone Accounts or their respective related parties could also have limited governance rights in respect of such seller or such investment or asset. Purchases and sales of investments or assets of BXHF between BXHF, on the one hand, and Unitholders and/or Other Blackstone Accounts or their respective related parties, on the other hand, are not subject to the approval of an independent client representative (if any) except as expressly required under the Advisers Act or other applicable laws or regulations.

There can be no assurance that any investment or asset sold by BXHF to a Unitholder, Other Blackstone Account or any of their respective related parties will not be valued or allocated a sale price that is lower than might otherwise have been the case if such asset were sold to a third party rather than to a Unitholder, Other Blackstone Account or any of their respective related parties (or were sold in a transaction where BXHF or the third-party purchaser is not receiving financing from a related party). Blackstone will not be required to solicit third-party bids or obtain a third-party valuation prior to causing BXHF to purchase or sell any asset or investment from or to a Unitholder, Other Blackstone Account or any of their respective related parties as provided above. In the event Blackstone does solicit third-party bids in a sale process of any such assets, the participation of an Other Blackstone Account (or a related party thereof) through the financing of a third-party purchase could potentially have a negative impact on the overall process. For example, a bidder that is not working with, or has otherwise chosen not to work with, an Other Blackstone Account for such financing could perceive the process as favoring parties that are doing so. While Blackstone will seek to develop sale procedures that mitigate conflicts for BXHF, there can be no assurance that any bidding process will not be negatively impacted by the involvement of any Other Blackstone Account in the relevant transaction. All the foregoing transactions involve conflicts of interest, as Blackstone will receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction. These conflicts will not necessarily be resolved in favor of BXHF, and Unitholders will not necessarily receive notice or disclosure of the occurrence of these conflicts. In addition, certain financings between BXHF and Blackstone affiliates could involve structuring that in form is a transaction between Other Blackstone Accounts and an affiliate, but will not be treated as the sale of an investment to BXHF from a Blackstone affiliate (or vice versa), as determined by the Sponsor in good faith.

In addition, BXHF may in the future invest, directly or indirectly, in (1) debt, equity and/or other financial instruments of portfolio companies of Other Blackstone Accounts or Blackstone, and (2) different parts of a company’s or other issuer’s capital structure (including, without limitation, with respect to a portfolio company of Other Blackstone Accounts or Blackstone) than those in which one or more Other Blackstone Accounts or Blackstone invest (and in some cases, BXHF may own such different levels of a company’s or other issuer’s capital structure in disparate underlying ownership percentages than such Other Blackstone Accounts or Blackstone). In addition, BXHF itself may own multiple different levels of a company’s or other issuer’s capital structure. To the extent that BXHF holds interests that are different (or more senior or junior) than those held by such Other Blackstone Accounts or Blackstone, the Sponsor may be presented with decisions involving circumstances where the interests of such Other Blackstone Accounts or Blackstone are in conflict with those of BXHF. Furthermore, it is possible BXHF’s interest may be subordinated or otherwise adversely affected by virtue of such Other Blackstone Account’s or Blackstone’s involvement and actions relating to its investment.

In certain circumstances, BXHF and Other Blackstone Accounts or Blackstone invest in securities or other instruments of the same issuer (or affiliated group of issuers) having a different seniority in the issuer’s capital structure. In such circumstances, BXHF may in the future own securities or instruments in the same issuer (or affiliated group of issuers) in disparate underlying ownership percentages than such Other Blackstone Accounts or Blackstone. If the issuer becomes insolvent, restructures or suffers financial distress, there may be a conflict between the interests of BXHF and those Other Blackstone Accounts or Blackstone insofar as the issuer may be unable (or in the case of a restructuring prior to bankruptcy may be expected to be unable) to satisfy the claims of all classes of its creditors and security holders and BXHF and such Other Blackstone Accounts or Blackstone may have competing claims for the remaining assets of such issuers. Under these circumstances it may not be feasible for Blackstone to reconcile the conflicting interests of BXHF and such Other Blackstone Accounts or Blackstone in a way that protects BXHF’s interests. For example, an Other Blackstone Account that has provided debt financing to an equity investment of BXHF may take actions for its benefit, which adversely impact the value of BXHF’s subordinated interest. Additionally, affiliates of the Sponsor and the Sponsor or its respective nominees hold, and may in the future hold, board memberships or creditors’ committee memberships which may require them to vote or take other actions in such capacities that might be conflicting with respect to certain funds managed by the Sponsor or its affiliates in that such votes or actions may favor the interests of one account over another account. Furthermore, the Sponsor’s fiduciary responsibilities in these capacities might conflict with the best interests of the investors.

If BXHF purchases high-yield securities or other debt instruments of a portfolio company of Other Blackstone Accounts or Blackstone, or otherwise occupies a senior (or other different) position in the capital structure of an investment relative to the Other Blackstone Accounts or Blackstone, Blackstone will encounter conflicts in providing advice to BXHF and to these Other Blackstone Accounts or Blackstone with regard to appropriate terms of such high-yield securities or other instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies, among other matters. The Sponsor could have incentives to cause BXHF to accept less favorable terms for an investment in a portfolio company of Other Blackstone Accounts or Blackstone than it would for an investment in which Other Blackstone Accounts or Blackstone are not invested.

The Sponsor takes into account various facts and circumstances it deems relevant in selecting financing sources, including whether a potential lender has expressed an interest in evaluating debt financing opportunities, whether a potential lender has a history of participating in debt financing opportunities generally and with Blackstone in particular, the size of the potential lender’s loan amount, the timing of the relevant cash requirement, the availability of other sources of financing, the creditworthiness of the lender, whether the potential lender has demonstrated a long term or continuing commitment to the success of Blackstone and its funds, and such other factors that Blackstone deems relevant under the circumstances. The cost of debt alone is not determinative. Debt financing to BXHF and its portfolio companies may be provided, from time to time, by Unitholders, Other Blackstone Accounts and/or their portfolio companies and other parties with material relationships with Blackstone, such as Unitholders of and lenders to Blackstone and lenders to Other Blackstone Accounts and their portfolio companies, as well as by Blackstone itself in accordance with the terms of the applicable governing documents. The Sponsor could have incentives to cause BXHF and its portfolio companies to accept less favorable financing terms from a Unitholder, Other Blackstone Accounts and/or their portfolio companies, Blackstone, investors therein and other parties with material relationships with Blackstone than it would from a third party. The same concerns apply when any of these other parties invest in a more senior position in the capital structure of a portfolio company than BXHF, even if the form of the transaction is not a financing. In the case of a related party financing between BXHF or its portfolio companies, on the one hand, and Blackstone, Other Blackstone Accounts or their portfolio companies, on the other hand, the Sponsor could, but is not obligated to, rely on a third party agent to confirm the terms offered by the counterparty are consistent with market terms, or the Sponsor could instead rely on its own internal analysis, which the Sponsor believes is often superior to third party analysis given Blackstone’s scale in the market. If however any of Blackstone, BXHF an Other Blackstone Account or any of their portfolio companies delegates to a third party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the Blackstone related vehicle impacts the market terms. For example, in the case of a loan extended to BXHF or a portfolio company by a financing syndicate in which an Other Blackstone Account has agreed to participate on terms negotiated by a third party participant in the syndicate, it may have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the Other Blackstone Account had not participated; it is also possible that the frequent participation of Other Blackstone Accounts in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to BXHF. The Sponsor does not believe either of these effects is significant, but no assurance can be given to Unitholders that these effects will not be significant in any circumstance. The Sponsor will not be required to obtain any consent or seek any approvals from the Unitholders in the case of any of these conflicts.

Blackstone could cause actions adverse to BXHF to be taken for the benefit of Other Blackstone Accounts or Blackstone that have made an investment more senior or more junior than BXHF’s investment in the capital structure of a portfolio company of BXHF and/or an Other Blackstone Account or Blackstone (e.g., provide financing to such portfolio company, the equity of which is owned by BXHF). Similarly, actions may be taken for the benefit of BXHF and its portfolio companies that are adverse to Other Blackstone Accounts or Blackstone. Blackstone could seek or be required to implement procedures to mitigate conflicts of interest in these situations such as (i) a forbearance of rights by BXHF or relevant Other Blackstone Account or Blackstone (or their respective portfolio companies, as the case may be) by, for example, agreeing to follow the vote of a third party in the same tranche of the capital structure or of the vote of the majority of the applicable voting class, or otherwise deciding to recuse itself with respect to decisions on defaults, foreclosures, workouts, restructurings and other matters, (ii) causing BXHF or relevant Other Blackstone Account or Blackstone (or their respective portfolio companies, as the case may be) to hold only a non-controlling interest in any such portfolio company, (iii) retaining a third party loan servicer, administrative agent or other agent to make decisions on behalf of BXHF or relevant Other Blackstone Account or Blackstone (or their respective portfolio companies, as the case may be), (iv) create groups of personnel within Blackstone separated by information barriers (which may be temporary and limited purpose in nature), each of which would advise one of the clients that has a conflicting position with other clients, or (v) or sell or hold existing investments as a result of relationships that Blackstone may have or transactions or investments that Other Blackstone Accounts, Blackstone may make or have made. As an example, to the extent an Other Blackstone Account holds an interest in a loan or security that is different (including with respect to relative seniority) than those held by BXHF or its portfolio companies, Blackstone may decline to exercise, or delegate to a third party, certain control, foreclosure and other governance rights of BXHF or Other Blackstone Account. In these cases, Blackstone would generally act on behalf of one of its clients, though the other client might retain certain control rights, such as the right to consent to certain actions taken by the trustee or administrative or other agent of the Investment, including a release, waiver, forgiveness or reduction of any claim for principal or interest; extension of maturity date or due date of any payment of any principal or interest; release or substitution of any material collateral; release, waiver, termination or modification of any material provision of any guaranty or indemnity; subordination of any lien; and release, waiver or permission with respect to any covenants.

In certain circumstances, BXHF may be required to commit funds necessary for an investment prior to the time that all anticipated debt (senior and/or mezzanine) financing has been secured. In such circumstance, an Other Blackstone Account and/or Blackstone itself (using, in whole or in part, its own balance sheet capital), may provide bridge or other short-term financing and/or commitments, which at the time of establishment are intended to be replaced and/or syndicated with longer term financing. In any such circumstance, such Other Blackstone Account and/or Blackstone itself may receive compensation for providing such financing and/or commitment (including ticking or commitment fees), which fees will not be shared with and/or otherwise result in an offset of management fees payable by any Unitholder. The conflicts applicable to Other Blackstone Accounts in these circumstances will apply equally to Blackstone itself in such situations. Similarly, BXHF may provide such financing to Blackstone and/or Other Blackstone Accounts.

Although Other Blackstone Accounts or Blackstone may provide financing to BXHF and its portfolio companies, there can be no assurance that any Other Blackstone Account or Blackstone will indeed provide any such financing with respect to any particular Investment. Participation by Other Blackstone Accounts in some but not all financings of BXHF and its portfolio companies may adversely impact the ability of BXHF and its portfolio companies to obtain financing from third parties when Other Blackstone Accounts or Blackstone do not participate, as it may serve as a negative signal to market participants.

Any financing provided by a Unitholder or an affiliate to BXHF or a portfolio company is not a capital contribution to BXHF.

BXHF may from time to time provide financing (i) as part of a third-party purchaser’s bid for, or acquisition of, an Underlying Manager or the underlying assets thereof owned by one or more Other Blackstone Accounts or Blackstone and/or (ii) in connection with a proposed acquisition or investment by one or more Other Blackstone Accounts, Blackstone or affiliates of a portfolio company and/or its underlying assets. This generally would include the circumstance where BXHF is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from one or more Other Blackstone Accounts or Blackstone. BXHF may also make investments and provide debt financing with respect to portfolio companies in which Other Blackstone Accounts, Blackstone and/or affiliates hold or propose to acquire an interest, including when such investments or debt financing would result in the repayment of an Other Blackstone Account’s or Blackstone’s existing investment. While the terms and conditions of any such arrangements will be at arms’ length and negotiated on a case-by-case basis, the involvement of such Other Blackstone Accounts, Blackstone or affiliates may affect the terms of such transactions or arrangements and/or may otherwise give rise to potential or actual conflicts of interest, which may influence the Sponsor’s decisions and could adversely impact BXHF.

BXHF from time to time invests in SRTs that reference the debt of Other Blackstone Accounts (including capital call facilities) and/or their portfolio companies. In certain circumstances, BXHF may invest in certain SRTs that only reference the debt of Other Blackstone Accounts. While these arrangements may create potential conflicts of interest, the Sponsor believes the conflicts are mitigated because (i) the issuer of the SRT (and not BXHF) generally remains the lender of record to the underlying facilities, (ii) there is generally no direct contractual privity between BXHF and the underlying borrowers (e.g., the Other Blackstone Accounts and/or their portfolio companies) in an SRT reference pool, (iii) BXHF is typically taking a synthetic risk of loss pursuant to the SRT (i.e., if an Other Blackstone Account defaults on its debt and the lender suffers realized losses, the value of BXHF’s investment in the SRT would be reduced by the corresponding loan loss exposure amount), and (iv) BXHF typically will not have any right to enforce against a defaulting Other Blackstone Account (meaning that BXHF will not have any influence, contractual or otherwise) over the underlying loans or Other Blackstone Accounts and/or their portfolio companies. BXHF may, in the future, invest in SRTs that are structured as true participations. In the event BXHF holds a participation in an SRT that references the debt of Other Blackstone Accounts, the Sponsor will seek to mitigate conflicts in the manner described above with respect to other debt instruments.

Service Providers, Vendors and Other Counterparties Generally. Certain advisors, service providers, counterparties and vendors to the Sponsor, the Underlying Managers and BXHF and underlying investment vehicles or portfolio companies (including, without limitation, accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, research providers, loan and supply chain finance servicers, corporate support service providers (including with respect to accounts payable), providers of middle- and back-office services, technology providers and investment or commercial banking firms (each such party, “Service Provider”)) provide goods or services to, and/or have other relationships with (including being affiliates of), Blackstone, Blackstone affiliates or Other Blackstone Accounts, and/or their respective portfolio companies and affiliates. Service Providers may be investors in BXHF and/or other affiliates of Blackstone. They may also be sources of financing and investment opportunities for, co-investors with, commercial counterparties of, or entities in which, Blackstone and/or Other Blackstone Accounts have an investment (directly or indirectly). As such, payments by BXHF, Underlying Managers and their respective affiliates may indirectly benefit the Sponsor, Blackstone, the Other Blackstone Accounts and/or their respective portfolio companies and affiliates. Also, Service Providers in certain cases have other commercial or personal relationships with Blackstone, the Sponsor, Underlying Managers, Other Blackstone Accounts and/or their respective investment vehicles, portfolio companies and affiliates.

Although Blackstone selects Service Providers it believes are most appropriate in the circumstances based on its knowledge of Service Providers (which knowledge is generally greater in the case of Service Providers that are affiliates of, or that have other relationships with, Blackstone), the relationship of Service Providers to Blackstone may influence Blackstone in deciding whether to select or recommend a Service Provider to perform services for BXHF or an Underlying Manager, the cost of which will generally be borne directly or indirectly by BXHF. Such affiliation or other relationships may incentivize Blackstone to engage a Service Provider or utilize the services of a Service Provider more frequently than would be the case absent such relationships, or pay a Service Provider higher fees or commissions than would be the case absent such relationships. Blackstone may also have an incentive to invest in or create (or cause BXHF or Other Blackstone Accounts to invest in or create) Service Providers to realize on these opportunities.

Subject to applicable law, there will be no restrictions on the ability of the Sponsor, BXHF, the Underlying Managers or their investment vehicles or portfolio companies from engaging affiliates of Blackstone (or other Service Providers that have a relationship with Blackstone) to provide services (including investment advisory services) or enter into transactions with such affiliates. In such circumstances, any payments made may be to or otherwise benefit other parts of Blackstone and be borne directly or, in the case of payments borne by the investment vehicles of the Underlying Managers, indirectly by BXHF (to the extent of its ownership of such investment vehicle) and will not otherwise be shared with investors in BXHF or be applied to offset the Management Fee. There can be no assurances that amounts charged by such Service Providers will be consistent with market rates or that any benchmarking, verification or other analysis will be performed with respect to such charges. While Blackstone will generally not perform or obtain any benchmarking analysis, if benchmarking is performed, the related expenses will be borne directly or, in the case of payments borne by the investment vehicles of the Underlying Managers, indirectly by BXHF (to the extent of its ownership of such investment vehicle) and will not otherwise be shared with investors in BXHF or be applied to offset the Management Fee. In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset-by-asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired by BXHF, or the particular characteristics of services provided. Further, it could be difficult to identify comparable third party service providers that provide services of a similar scope and scale as the Blackstone-affiliated Service Providers that are the subject of the benchmarking analysis. For these reasons, such market comparisons may not result in precise market terms for comparable services.

Such affiliated Service Providers or other Service Providers with which Blackstone has a relationship may receive fees, other compensation or reimbursement for costs or expenses in connection with providing services to BXHF, Other Blackstone Accounts or their portfolio companies or investments. Such fees, other compensation or reimbursements paid to or any value created in Service Providers do not offset or reduce the Management Fee payable and are not otherwise shared with BXHF.

Blackstone does not control the third-party Underlying Managers and their engagement of Service Providers and the terms thereof will generally be in the sole discretion of such third-party Underlying Managers. BXHF and the Underlying Managers and their investment vehicles may pay different amounts or rates than those paid by Blackstone, Other Blackstone Accounts and/or their portfolio companies and affiliates. Similarly, Blackstone, BXHF, the Other Blackstone Accounts and/or their portfolio companies and affiliates may enter into agreements or other arrangements with Service Providers (whether such Service Providers are affiliated or unaffiliated with Blackstone) from time to time whereby such Service Provider may charge lower rates or provide discounts or rebates for products or services depending on the volume of transactions in the aggregate or other factors. As such, third-party Underlying Managers may engage Service Providers owned or controlled by Blackstone directly on different terms than if the Sponsor had entered into the same arrangement with such Service Provider.

Underlying Managers may also enter into agreements with Service Providers that limit an Underlying Manager’s ability to engage in certain types of activities or make certain types of investments over which Blackstone will have no control, which may indirectly adversely impact the value of the investment vehicles.

Blackstone has a general practice of not entering into any arrangements with Service Providers that provide lower rates or discounts to Blackstone itself compared to those available to BXHF for the same services. However, legal fees for unconsummated transactions are often charged at a discount rate, and to the extent the Sponsor is obligated to pay any portion of such fees, the Sponsor will benefit from such discount. Fees for consummated transactions may be charged at higher rates and will be paid by BXHF.

Blackstone will generally not perform or obtain any benchmarking analysis, except in certain limited circumstances. In such circumstances, to the extent the Sponsor engages an affiliated Service Provider to perform services on behalf of BXHF, it will generally seek to make determinations of market rates (i.e., rates that fall within a range that the Sponsor has determined is reflective of rates in the applicable market and/or similar markets, though not necessarily equal to or lower than the median rate of comparable firms, and, in certain circumstances, may be in the top of the range) based on its consideration of a number of factors, which are generally expected to include the Sponsor’s experience with non-affiliated Service Providers, benchmarking data, transfer pricing analysis and any other methodologies determined by the Sponsor to be appropriate under the circumstances. The Sponsor will not have an obligation to put any services out to a competitive bid prior to retaining an affiliated Service Provider. Reliable benchmarking data may not be available for a number of reasons, including as a result of a lack of a substantial market of providers or users of the relevant services or the confidential, bespoke or unbundled nature of such services (e.g., different assets may receive different services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset-by-asset basis, and therefore does not take into account specific characteristics of individual investments then owned or to be acquired by BXHF or the particular characteristics of services provided. Further, it could be difficult to identify comparable third party service providers that provide services of a similar scope and scale as the Blackstone-affiliated Service Providers that are the subject of the benchmarking analysis. Finally, in certain circumstances Blackstone can be expected to determine that third party benchmarking is unnecessary, either because the price for a particular good or service is mandated by law or because in Blackstone’s view no comparable Service Provider offering such good or service exists or because Blackstone has access to adequate market data (including from third party clients of the Blackstone-affiliated Service Provider that is the subject of the benchmarking analysis) to make the determination without reference to third party benchmarking. The Sponsor may consider the bundled totality of services and features provided, as well as the perceived quality, reliability, implementation risk and reputation of the services and the provider in its assessment. For these reasons, such market comparisons may not result in precise market terms for comparable services.

The conflicts described above apply in substantially the same manner and extent to Service Providers that are owned or controlled by Blackstone directly, as opposed to being owned or controlled by a Blackstone-managed fund, and BXHF is expected from time to time, directly or indirectly, to engage in transactions with such Service Providers. See, for example, “Middle- and Back-Office Services” below. These Service Providers may also enter into transactions with other counterparties of BXHF, as well as other Service Providers, vendors and investors. Blackstone benefits from these transactions and activities through current income (including cash distributions) and creation of enterprise value in these businesses. Any fees, other compensation or reimbursements paid to or any value created in such Service Providers do not offset or reduce the Management Fee payable and, except as explicitly described herein, are not otherwise shared with BXHF. Furthermore, Blackstone, Other Blackstone Accounts, the Underlying Managers and their affiliates and related parties may use the services of these Blackstone affiliates, including at different rates. Although Blackstone believes the services provided by its affiliates are equal to or better than those of third parties, Blackstone directly benefits from the engagement of these affiliates, and there is therefore an inherent conflict of interest.

Underwriting or Lending Syndicates. Blackstone and its related parties and personnel will from time to time participate in underwriting or lending syndicates with respect to current or potential portfolio companies of BXHF and/or Other Blackstone Accounts, or may otherwise act as arrangers of financing (including loans) for such portfolio companies or advise on such transactions. Such underwritings or engagements may be on a firm commitment basis or on an uncommitted “best efforts,” an uncommitted or a “best efforts” basis where the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Blackstone may also provide placement or other similar services to purchasers or sellers of securities, including loans or instruments issued by portfolio companies of BXHF and/or Other Blackstone Accounts. There may also be circumstances in which BXHF commits to purchase a portion of such issuance from a portfolio company of BXHF and/or Other Blackstone Account that a Blackstone broker-dealer intends to syndicate to third parties. As a result, Blackstone may receive commissions or other compensation, thereby creating a potential conflict of interest. This could include, by way of example, fees and/or commissions for equity syndications to co-investment vehicles. In certain cases, a Blackstone broker-dealer will act as the managing underwriter or a member of the underwriting syndicate or broker for a portfolio company of BXHF and/or Other Blackstone Account, or as dealer, broker or advisor to a counterparty to such portfolio company, and purchase securities from or sell securities to BXHF, Other Blackstone Accounts or portfolio companies of BXHF and/or Other Blackstone Accounts, or advise on such transactions. Blackstone may also, on behalf of BXHF or other parties to a transaction involving BXHF, effect transactions in the secondary markets where it will have a potential conflict of interest regarding BXHF and the other parties to those transactions to the extent Blackstone receives commissions or other compensation from BXHF and/or such other parties.

Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, lending arrangement and syndication fees (or, in each case, rebates of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone, BXHF or an Other Blackstone Account is purchasing debt) or other compensation with respect to the foregoing activities, none of which are required to be shared with BXHF or the Unitholders. In addition, the Management Fee with respect to a Unitholder will not be reduced by such amounts. Therefore, Blackstone will from time to time have a potential conflict of interest regarding BXHF and the other parties to those transactions to the extent it receives commissions, discounts or such other compensation from such other parties. The General Partner will approve any transactions in which a Blackstone broker-dealer acts as an underwriter or as dealer, broker or advisor on the other side of a transaction with BXHF only where the General Partner believes in good faith that such transactions are appropriate for BXHF.

Where Blackstone serves as underwriter with respect to the securities of a portfolio company of BXHF or a portfolio company of an Other Blackstone Account in which BXHF may invest, BXHF will from time to time be subject to a “lock-up” period following the offering under applicable regulations during which time BXHF’s ability to sell any securities that it continues to hold is restricted. This may prejudice BXHF’s ability to dispose of such securities at an opportune time.

Syndication; Warehousing. Blackstone, Other Blackstone Accounts, Underlying Managers, or affiliates or related parties of the foregoing could acquire an investment as principal and subsequently sell some or all of it to BXHF, Other Blackstone Accounts or co-investors in an affiliate or related party transaction. Similarly, BXHF may acquire an investment and subsequently syndicate, or sell some or all of it, to Blackstone, Other Blackstone Accounts, co-investors, Underlying Managers, or affiliates or related parties of the foregoing or other third parties. The Sponsor may cause these transfers to be made at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, notwithstanding that the fair market value of any such Investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. The Sponsor may also determine another methodology for pricing these transfers, including fair market value at the time of transfer. Also, the Sponsor may charge fees on these transfers to either or both of the parties to them. The Sponsor or its affiliates will be permitted to retain any portion of an Investment initially acquired by BXHF with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. Conflicts of interest are expected to arise in connection with these affiliate transactions, including with respect to timing, structuring, pricing and other terms. For example, the Sponsor will have a conflict of interest when the Sponsor receives fees, including an incentive allocation, from an Other Blackstone Account acquiring from or transferring to BXHF all or a portion of an investment. These conflicts related to syndication of Investments and warehousing will not necessarily be resolved in favor of BXHF, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts. By acquiring an interest in BXHF, each Unitholder will be deemed to have acknowledged these conflicts related to financing counterparties and to have waived any claim with respect to any liability arising from the existence of these conflicts.

Other Activities of the Underlying Managers. It is not anticipated that BXHF will be the exclusive or principal client of any of the Underlying Managers. The activities of the Underlying Managers on behalf of other clients may give rise to a variety of actual and potential conflicts of interest (including conflicts similar to those described above with respect to Blackstone). Each Portfolio Entity is generally expected to make investment decisions for their other investment vehicles or managed accounts that are similar to the investment decisions that it makes for BXHF. However, decisions may diverge in certain circumstances (such as when the liquidity needs or circumstances of another co-investing account differ from those of BXHF). In certain circumstances, activities of an Underlying Manager on behalf of other clients may disadvantage BXHF. For example, when an Underlying Manager buys or sells a security for the benefit of one or more other accounts at the same time as for the benefit of BXHF, the price that BXHF pays or receives for the security may be adversely affected.

BXHF will be presented with opportunities to co-invest with funds or accounts managed by an existing or potential Portfolio Entity to which assets have been allocated by Other Blackstone Accounts. There may be circumstances in which the potential benefit to BXHF from participating in such a transaction is not exactly proportionate to the potential benefit to the Other Blackstone Accounts of completing the investment (for example, as a result of a pre-existing investment by the Other Blackstone Account) and where such benefit to the Other Blackstone Account could influence the Sponsor’s evaluation of the opportunity.

Non-Discretionary/Advisory Clients. The Sponsor and its affiliates provide advisory services, typically on a non-discretionary basis, regarding the hedge fund portfolios of certain clients. Such affiliates may communicate investment recommendations to such clients prior to the full implementation of such recommendations by the Sponsor for BXHF or other discretionary clients. Accordingly, BXHF and the Sponsor’s other discretionary clients may be seeking to obtain limited capacity from investment vehicles at the same time as such non-discretionary clients. Similarly, to the extent that an investment vehicle imposes redemption limitations, actions taken by non-discretionary clients may be adverse to BXHF or other discretionary accounts. In addition, non-discretionary clients may from time to time have access to or have the right to obtain information about investment decisions made for BXHF or other discretionary clients. Based on such information, the non-discretionary clients may take actions that are adverse to BXHF or other discretionary Blackstone clients.

Investments Not Pursued by BXHF. Under certain circumstances, the Sponsor may determine not to pursue some or all of an investment opportunity, including as a result of business, legal, regulatory, Sustainability, reputational or other reasons as applicable to BXHF, Other Blackstone Accounts, portfolio investments of Other Blackstone Accounts or Blackstone. In any such case Blackstone could, thereafter, offer such opportunity to other parties, including the Underlying Managers or the Unitholders, Other Blackstone Accounts, joint venture partners, related parties or third parties, and such parties may pursue such opportunity. However, it may also be the case that BXHF will benefit from the relationships of Other Blackstone Accounts and Blackstone, including relationships with the Underlying Managers, with respect to the availability of a particular investment opportunity.

Additionally, when the Sponsor determines not to pursue some or all of an investment opportunity for BXHF that would otherwise be within BXHF’s objectives and strategies, and Blackstone provides the opportunity or offers the opportunity to Other Blackstone Accounts, Blackstone, including its personnel (including the Sponsor’s personnel), can be expected to receive compensation from the Other Blackstone Accounts, whether or not in respect of a particular investment, including an allocation of performance-based compensation, referral fees or revenue share, and any such compensation could be greater than amounts paid by BXHF to the Sponsor. As a result, there is an incentive for the Sponsor (including its personnel who receive such compensation) to allocate investment opportunities away from BXHF to or source investment opportunities for Other Blackstone Accounts, which could result in fewer opportunities (or reduced allocations) being made available to BXHF or to the Unitholders as co-investments. In addition, in some cases Blackstone can be expected to earn greater fees when Other Blackstone Accounts participate alongside or instead of BXHF in an investment.

PJT. On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill Group fund placement businesses and combined these businesses with PJT Partners Inc. (“PJT”), an independent financial advisory firm founded by Paul J. Taubman. While the combined business operates independently from Blackstone and is not an affiliate thereof, it is expected that there will be substantial overlapping ownership between Blackstone and PJT for a considerable period of time going forward. Therefore, conflicts of interest will arise in connection with transactions between or involving BXHF and/or the Underlying Managers, on the one hand, and PJT, on the other. The pre-existing relationship between Blackstone and its former personnel involved in financial and strategic advisory services at PJT, the overlapping ownership and co-investment and other continuing arrangements between PJT and Blackstone can be expected to influence the Sponsor to select or recommend PJT to perform services for BXHF, the cost of which will generally be borne directly or indirectly by BXHF and the Unitholders. The Sponsor and its affiliates are able to cause BXHF to transact with PJT generally without restriction, notwithstanding the relationship between Blackstone and PJT. See also “—Service Providers, Vendors and Other Counterparties Generally” herein. In addition, one or more investment vehicles controlled by Blackstone have been established to facilitate participation in Blackstone’s side-by-side investment program by employees and/or partners of PJT.

Secondments and Internships. Certain personnel of Blackstone, including consultants, will, in certain circumstances, be seconded to, serve internships at, receive trainings from or otherwise provide consulting services to one or more portfolio companies of BXHF, vendors and Service Providers and Other Blackstone Accounts to provide finance, accounting, operational support, legal, technology (including artificial intelligence), data management and other similar services, including the sourcing of investments for BXHF or other parties. The salaries, benefits, overhead and other expenses for such personnel or otherwise related to such arrangements are expected to be borne by Blackstone or such portfolio companies of BXHF, vendors and Service Providers, BXHF and Other Blackstone Accounts or, in certain circumstances, both (in each case depending on the facts and circumstances associated with such arrangements). In addition, personnel of the portfolio companies of BXHF, vendors, Service Providers (including law firms and accounting firms) and Other Blackstone Accounts will, in certain circumstances, be seconded to, serve internships at, receive trainings from or otherwise provide consulting services to, Blackstone, BXHF and Other Blackstone Accounts. While BXHF, Other Blackstone Accounts and their respective portfolio companies may be the beneficiaries of these types of arrangements, Blackstone is a beneficiary of these arrangements as well, including in circumstances where the vendor, personnel or Service Provider or otherwise also provides services to BXHF, Other Blackstone Accounts, their respective portfolio companies or Blackstone in the ordinary course. Blackstone, BXHF, Other Blackstone Accounts or their respective portfolio companies may or may not pay salary or cover expenses associated with such secondees and interns, and if a portfolio company pays the cost it will be borne directly or indirectly by BXHF, Blackstone, Other Blackstone Accounts or their respective portfolio companies. If Blackstone pays salaries or covers expenses associated with such secondees and interns, it may seek reimbursement from BXHF for such amounts. Blackstone, BXHF, Other Blackstone Accounts or their respective portfolio companies could receive benefits from these arrangements at no cost, or alternatively could pay all or a portion of the fees, compensation or other expenses in respect of these arrangements and if a portfolio company pays the cost, it will be borne directly or indirectly by BXHF. To the extent such fees, compensation or other expenses are borne by BXHF, the management fee will not be offset or reduced as a result of these arrangements or any fees, expense reimbursements or other costs related thereto. The personnel described above may provide services in respect of multiple matters, including in respect of matters related to Blackstone, BXHF, Other Blackstone Accounts, their respective portfolio companies, each of their respective affiliates and related parties, and any costs of such personnel may be allocated accordingly. Blackstone will endeavor in good faith to allocate the costs of these arrangements, if any, to Blackstone, BXHF, Other Blackstone Accounts, their respective portfolio companies and other parties based on time spent by the personnel or another methodology Blackstone deems appropriate in a particular circumstance.

Service Providers and Financial Institutions as Investors. From time to time, Blackstone personnel speak at conferences and programs for potential investors interested in investing in hedge funds, which are sponsored by investment firms that either provide services to BXHF or have a relationship with the Sponsor and/or Blackstone. Through such “capital introduction” events, prospective investors in BXHF have the opportunity to meet with the Sponsor. Neither the Sponsor nor BXHF compensates the sponsors for organizing such events or for investments ultimately made by prospective investors attending such events. However, such events and other services (including, without limitation, capital introduction services) may influence the Sponsor and Blackstone in deciding whether to do business with or employ the services of such investment firms consistent with their obligations to BXHF.

Internal Transfers and Cross Trades. Subject to the oversight of the Board, the Sponsor may from time to time determine that it would be in the best interest of BXHF and one or more Other Blackstone Accounts to transfer an investment between BXHF and one or more Other Blackstone Accounts (each such transfer, an “Internal Transfer”) for a variety of reasons, including, without limitation, tax purposes, liquidity purposes (including a sale of an asset attributable to a redeeming investor of an Other Blackstone Account), portfolio rebalancing, the underlying investment vehicle is no longer accepting new investments, or to reduce transaction costs. When the Sponsor decides to engage in an Internal Transfer, the Sponsor will determine that the trade is in the best interests of all funds/accounts involved and instruct fund/account custodian to book the transaction in accordance with the Sponsor’s Valuation Policy.

The Sponsor otherwise may engage in cross transactions to the extent permitted by, and in accordance with, the governing documents of BXHF and not prohibited by applicable laws and regulations.

If the Sponsor effects an Internal Transfer or cross transaction, the Sponsor will not directly receive any fee in connection with the completion of the transaction.

Principal Transactions. The Sponsor generally does not engage in principal transactions. To the extent that Internal Transfers may be viewed as principal transactions (as such term is used under the Advisers Act) due to the ownership interest in a fund/account by the Sponsor or its personnel or affiliates, the Sponsor will comply with the requirements of Section 206(3) of the Advisers Act. In connection with any such transactions, as well as Internal Transfers, related-party transactions and other transactions and relationships involving potential conflicts of interest, the board of directors and/or general partner, as applicable, is authorized to select one or more persons who are not affiliated with the Sponsor (such as an independent director or an independent client representative) to consent or withhold their consent, to the extent required by applicable law or deemed advisable by the board of directors and/or general partner, as applicable, such transactions. In no event will any such transaction be entered into unless it complies with applicable law.

Middle- and Back-Office Services.

Arcesium. Arcesium LLC (“Arcesium”) provides certain middle- and back-office services and technology to BXHF, certain Other Blackstone Accounts managed by the Sponsor or its affiliates in Blackstone Multi-Asset Investing (the “BXMA Arcesium Clients”) and certain Underlying Managers. The Investment Manager holds a non-controlling, minority equity interest in Arcesium and the Blackstone Multi-Asset Investing Chief Operating Officer serves on the board of Arcesium. The services and technology provided by Arcesium support various post-trade activities, including trade capture, cash and position reconciliations, asset servicing, margin and collateral monitoring, pricing-related services, portfolio data warehousing, and other services and technology as agreed with Arcesium. The Sponsor has in the past and may in the future recommend Arcesium’s services to Underlying Managers, and certain Underlying Managers from time to time have hired, and may in the future hire, Arcesium. The Sponsor will not require any Underlying Manager to hire Arcesium as a condition to investing with such Underlying Managers nor will it favor Underlying Managers who use Arcesium over Underlying Managers who use other qualified middle- and back-office Service Providers when selecting Underlying Managers for BXHF’s portfolio.

In return for its services, Arcesium receives a one-time upfront implementation fee, an annual software fee (based on the complexity and net asset value), and an annual operations services fee (also based on net asset value), as negotiated by BXHF, other BXMA Arcesium Clients and certain Underlying Managers, as applicable, and Arcesium (such fees, in the aggregate, the “Arcesium Fees”). Because the Arcesium Fees are based, in part, on the Net Asset Value of BXHF, which is determined by the Administrator with valuation that in certain cases are provided by the Sponsor, there may be conflicts with respect to calculation of BXHF’s Net Asset Value. Arcesium Fees paid by BXHF are consistent with those charged to other Arcesium clients. Notwithstanding any practice described above in “—Service Providers, Vendors and Other Counterparties Generally,” the Sponsor does not intend to engage in any ongoing benchmarking or market check to determine whether the Arcesium Fees are consistent with market rates, as certain services being provided by Arcesium are bespoke and customized services and the Sponsor is not aware of any direct competitors to Arcesium that provide the same services. Accordingly, there can be no assurance that an unaffiliated third party would not charge a lower fee. Such Arcesium Fee is paid by BXHF and is not otherwise included in the Administration Fee. Additional information regarding the Arcesium Fees is available from the Sponsor upon request.

In connection with the Investment Manager’s minority equity ownership interest in Arcesium, the Investment Manager may receive cash distributions from Arcesium from time to time. Cash distributions received by the Investment Manager from Arcesium will be applied first to reimburse the Arcesium Fees paid by BXMA Arcesium Clients for the amount of Arcesium Fees paid by such entities to Arcesium. The allocation of such reimbursements as among BXHF and other BXMA Arcesium Clients that pay Arcesium Fees will require judgments as to methodology that the Investment Manager makes in good faith but in its sole discretion. Certain Underlying Managers’ investment vehicles also pay Arcesium Fees and any cash distributions from Arcesium will not be applied to reimburse such investment vehicles, even though Arcesium Fees borne by such investment vehicles are therefore borne indirectly by BXHF to the extent of its ownership of such investment vehicle. Further, any reimbursement to BXHF for Arcesium Fees will be limited to the amount of any such cash distributions from Arcesium. There can be no assurance that the Investment Manager will receive any such distributions and therefore that any such reimbursements shall be made to BXHF and other BXMA Arcesium

Clients. In the event that cash distributions received by the Investment Manager from Arcesium exceed the Arcesium Fees paid by BXHF and other BXMA Arcesium Clients, any excess amounts will be retained by BXHF. Further, if Arcesium is sold to a third party, the Investment Manager would not be expected to receive such cash distributions and BXHF and certain other BXMA Arcesium Clients would not be expected to be reimbursed for any portion of the Arcesium Fees paid by them. As additional Blackstone Multi-Asset Investing clients engage Arcesium and pay Arcesium fees in the future, the reimbursement described above will apply to such clients as well.

In addition, the Sponsor has a further incentive to engage Arcesium to provide services to BXHF and Other Blackstone Accounts as such engagement provides consistency in such services across the platform, increased scalability to support future growth across its business, and improved data centralization and accessibility, each of which also benefits the Sponsor.

See “—Service Providers, Vendors and Other Counterparties Generally” for additional information regarding affiliated Service Providers.

Allocation of Expenses. The Sponsor and its affiliates from time-to-time incur expenses on behalf of BXHF, Other Blackstone Accounts and one or more existing or subsequent entities established by the Sponsor and its affiliates. The Sponsor may, in its discretion, allocate such expenses in any manner it determines is fair and equitable. There can be no assurance that a different manner of calculation would result in BXHF bearing less (or more) expenses. The Sponsor and its affiliates will attempt to allocate such expenses on a basis that it considers equitable in accordance with the Sponsor’s and/or such affiliate’s expense allocation policy. However, certain expenses may be allocated exclusively to BXHF even though it is not the exclusive beneficiary of the service or product for which the expenses were incurred. For example, in connection with an investment by BXHF, Other Blackstone Accounts will sometimes have access to research and other investment information regarding such investment and may, subject to contractual and legal restrictions, use such research and information to trade in the same or similar investments for their own account. For the avoidance of doubt, general BXHF expenses including, for example, market data, will generally be allocated pro rata among the Unitholders.

Diverse Unitholders. The Unitholders are expected to include persons or entities resident of or organized in various jurisdictions. As a result, conflicts of interest may arise in connection with decisions made by the Sponsor that may be more beneficial for one type of Unitholder. In making such decisions, the Sponsor intends to consider the investment objectives of BXHF as a whole, not the investment objectives of any Unitholder individually.

Prospective Consent of Unitholders. Pursuant to the terms of the Subscription Documents, the Unitholders will be deemed to have consented prospectively to any and all of the activities of the type or nature described in this Registration Statement, including, but not limited to, the activities described in this “Item 1A. Risk Factors,” whether or not such activities have or could have an effect on BXHF’s affairs and no such activity will in and of itself constitute a breach of any duty owed by any person to BXHF or any Unitholder.

Data Services. Blackstone or an affiliate of Blackstone formed in the future will provide data services to Blackstone portfolio companies, Other Blackstone Accounts, to certain investors in BXHF and/or in Other Blackstone Accounts, and to BXHF and Other Blackstone Accounts and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Blackstone Accounts) make investments and portfolio investments thereof (collectively, “Data Holders”). Such services may include assistance with obtaining, analyzing, curating, processing, packaging, distributing, organizing, mapping, holding, transforming, enhancing, marketing and selling such data (among other related data management and consulting services) for monetization through licensing or sale arrangements with third parties and any other applicable contractual limitations, with BXHF, the Underlying Managers, Other Blackstone Accounts, certain investors in BXHF and in Other Blackstone Accounts, and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Blackstone Accounts make investments, and portfolio companies thereof). Where

Blackstone believes appropriate, data from one Data Holder may be aggregated or pooled with data from other Data Holders. Any revenues arising from such aggregated or pooled data sets would be allocated between applicable Data Holders on a fair and reasonable basis as determined by Blackstone in its sole discretion, with Blackstone able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable.

If Blackstone in the future enters into data services arrangements with portfolio companies of BXHF and such portfolio companies pay Blackstone compensation for such data services, BXHF will indirectly bear their share of the cost of such compensation based on their ownership of such portfolio companies. To the extent Blackstone receives compensation for such data management services, such compensation could include a percentage of the revenues generated through any licensing or sale arrangements with respect to the relevant data, and which compensation is also expected to include fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). Such compensation will not offset or reduce management fees or any other fees or expenses borne by BXHF or otherwise shared with Data Holders or Unitholders. Additionally, Blackstone is also expected to share and distribute the products from such data services within Blackstone or its affiliates (including Other Blackstone Accounts or their portfolio investments) at no charge and, in such cases, the Data Holders may not receive any financial or other benefit from having provided such data to Blackstone. The potential receipt of such compensation by Blackstone may create incentives for Blackstone to cause BXHF and Other Blackstone Accounts to invest in portfolio investments with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain on behalf of BXHF. See also “—Data.”

Data. Blackstone receives, generates or obtains various kinds of data and information from the Data Holders, and, as may be agreed, certain investors in BXHF and/or in Other Blackstone Accounts, as well as related parties, and Service Providers and other sources in connection with BXHF’s activities, including but not limited to data and information relating to or created in connection with business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, Sustainability, energy usage, carbon emissions and related metrics, financial information, commercial and transactional information, customer and user data, employee and contractor data, supplier and cost data, and other related data and information, some of which is sometimes referred to as alternative data or “big data.” Blackstone can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading or business opportunities, as a result of its access to (and rights regarding, including use, ownership, distribution and derived works rights over) this data and information from the Data Holders, and, as may be agreed, certain investors in BXHF and/or in Other Blackstone Accounts, as well as related parties, Service Providers and other sources in connection with BXHF’s activities. Blackstone (i) has entered and will continue to enter into information sharing and use, measurement and other arrangements with Other Blackstone Accounts and their portfolio investments and related parties, such as Service Providers and (ii) may in the future enter into information sharing and use arrangements with BXHF, the Underlying Managers, each of which will give Blackstone access to (and rights regarding, including use, ownership, distribution and derived works rights over) data that it would not otherwise obtain in the ordinary course with Data Holders and as may be agreed, certain investors in BXHF and/or in Other Blackstone Accounts, related parties and Service Providers. Further, this alternative data is expected to be aggregated across the Data Holders.

Although Blackstone believes that these activities improve Blackstone’s investment management and other business activities on behalf of BXHF and Other Blackstone Accounts, any information that may be obtained from the Data Holders and, as may be agreed, certain investors in BXHF and/or in Other Blackstone Accounts, as well as related parties, Service Providers and other sources in connection with BXHF’s activities, also provides material benefits to Blackstone or Other Blackstone Accounts typically without compensation or other benefit accruing to the Data Holders or their investors. For example, information from portfolio companies owned by Fund and Other Blackstone Accounts could be expected to enable Blackstone to better understand a particular industry, enhance Blackstone’s ability to provide advice or direction to another portfolio company’s management team on strategy or operations, and execute trading and investment strategies in reliance on that understanding for Blackstone and Other Blackstone Accounts that do not own an interest in the relevant investment, typically without compensation or benefit to BXHF, Other Blackstone Accounts or the investment. Blackstone is expected to serve as the repository for data described in this paragraph, including with ownership, use and distribution rights therein.

Furthermore, except for contractual obligations to third parties (including any confidentiality agreements entered into with the Sponsor) to maintain confidentiality of certain information or otherwise limit the scope and purpose of its use or distribution, and regulatory limitations on the use of material non-public information, Blackstone is generally free to use and distribute data and information from BXHF’s activities to assist in the pursuit of Blackstone’s various other activities, including but not limited to trading activities for the benefit of Blackstone or an Other Blackstone Account. This may include utilizing information received from the Sponsor in furtherance of such purpose, subject to any confidentiality obligations owed by it. Any confidentiality obligations in the governing documents of BXHF do not limit Blackstone’s ability to do so. For example, Blackstone’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information of a portfolio company in the same or related industry. Such trading or other business activities can be expected to provide a material benefit to Blackstone without compensation or other benefit to BXHF or its Unitholders.

The sharing and use of “big data” and other information presents potential conflicts of interest and the Unitholders acknowledge and agree that any benefits received by Blackstone or its personnel (including fees (in cash or in kind), costs and expenses) will not offset any portion of any management fee or otherwise be shared with BXHF or the Unitholders. As a result, the Sponsor has an incentive to pursue investments in or with entities or Underlying Managers that have data and information that can be utilized in a manner that benefits Blackstone or Other Blackstone Accounts.

Outsourcing. The Sponsor is expected to outsource to third parties many of the services performed for BXHF and/or its Investments, including services (such as investment, administrative, legal, accounting, tax, investment diligence and modeling and ongoing monitoring, preparing internal templates, memos, and similar materials in connection with the Sponsor’s analysis of investment opportunities, or other related services) that can be and/or historically have been performed in-house by Blackstone and its personnel, and the fees, costs and expenses of such third party Service Providers will be borne by BXHF as Fund expenses, even if the Sponsor would have borne such amounts if such services had been performed in-house (which, for the avoidance of doubt, would be in addition to any fees borne by BXHF as Fund expenses for similar services performed by the Sponsor in-house in lieu of or alongside (and/or to supplement or monitor) such third parties). Outsourced services include certain services (such as fund administration, transactional legal advice, tax planning and other related services) that may also be provided by Blackstone in-house at BXHF’s expense. From time to time, Blackstone may provide such services alongside (and/or supplement or monitor) a third party Service Provider on the same matter or engagement and, in such cases, to the extent Blackstone’s services are reimbursable, the overall amount of Fund expenses borne directly or indirectly by the Unitholders will be greater than would be the case if only Blackstone or such third-party provided such services.

The decision to engage a third party Service Provider and the terms (including economic terms) of such engagement will be made by the Sponsor in its discretion, taking into account such factors as it deems relevant under the circumstances. Certain third party Service Providers and/or their employees (and/or teams thereof) will dedicate substantially all of their business time to one or more of BXHF and/or Other Blackstone Accounts, while others will have other clients. In certain cases, third party Service Providers and/or their employees (including part- or full-time secondees to Blackstone) may spend some or all of their time at Blackstone offices, have dedicated office space at Blackstone, have Blackstone-related e-mail addresses, receive administrative support from Blackstone personnel or participate in meetings and events for Blackstone personnel, even though they are not Blackstone employees or affiliates. This creates a conflict of interest because Blackstone will have an incentive to outsource services to third parties due to a number of factors, including because the fees, costs and expenses of such Service Providers will be borne by BXHF as Fund expenses (with no reduction or offset to Management Fees) and retaining third parties will reduce the Sponsor’s internal overhead, compensation, benefits and costs for employees who would otherwise perform such services in-house. Such incentives likely exist even with respect to services where internal overhead, compensation, benefits and costs are chargeable to BXHF.

In general, the involvement of third party Service Providers presents a number of risks due to, among other factors, the Sponsor’s reduced control over the functions that are outsourced. In some cases, and subject to applicable law and contractual restrictions, third party Service Providers are permitted to delegate all or a portion of their responsibilities relating to BXHF and/or Other Blackstone Accounts to other third parties (including to their affiliates). Any such delegation could further reduce the Sponsor’s control over the outsourced functions, and the Sponsor would lack direct oversight over the party to whom the responsibilities are delegated.

A third party Service Provider could face conflicts of interest in carrying out its responsibilities relating to the Sponsor and/or BXHF, including (without limitation) in relation to the delegation of such responsibilities to other parties and the allocation of time, attention and resources to the Sponsor, BXHF and/or Other Blackstone Accounts, as compared to the Service Provider’s other clients. Third-party Service Providers could have incentives to carry out their responsibilities in a manner that does not advance the interests of BXHF and/or Other Blackstone Accounts and often have no fiduciary obligation to act in the best interest of the Sponsor, BXHF and/or Other Blackstone Accounts. The Sponsor has limited visibility into what conflicts of interest a third party Service Provider might face and the extent to which any such conflicts impact the Service Provider’s decision-making.

There can be no assurances that the Sponsor will be able to identify, prevent or mitigate the risks of engaging third party Service Providers (including the risk that such third party Service Provider or its delegates will not perform the outsourced function with the same degree of skill, competence and efficiency as the Sponsor would in the absence of an outsourcing arrangement). BXHF may suffer adverse consequences from actions, errors or failures to act by such third parties or their delegates, and will have obligations, including indemnity obligations, and limited recourse against them.

Outsourcing and the use of internal Service Providers will not occur uniformly for all Blackstone managed vehicles and accounts and the expenses borne by such vehicles and accounts will vary. Accordingly, certain costs may be incurred by (or allocated to) BXHF through the use of third-party (or internal) Service Providers that are not incurred by (or allocated to) certain other BSOF Funds or Other Blackstone Accounts for similar services.

The Sponsor could similarly determine to outsource certain services to Other Blackstone Accounts, the Unitholders and/or investors of Other Blackstone Accounts and affiliates of Blackstone, or to any of their respective related parties. The risks and conflicts described above would similarly apply in such circumstances, and such circumstances would raise additional conflicts. See also “—Service Providers, Vendors and Other Counterparties Generally.”

While most of the foregoing potential conflicts are also applicable in the case of the Sponsors’ activities on behalf of Other Blackstone Accounts, certain of them may be more acute in the case of BXHF as a result of its strategy, structure and terms. BXHF pursues a broad and diverse investment strategy and it is impossible to predict every conflict that may arise. New investments or investment strategies may present new and/or different conflicts not currently anticipated. On any matter involving a conflict of interest not provided for in this Registration Statement, the Sponsor will be guided by its good faith judgment and will endeavor to take such actions as are determined by the Sponsor or its affiliates, as the case may be, to be appropriate to mitigate such conflicts of interest.

For these and other reasons relating to potential risks and conflicts of interest posed by an investment in BXHF, there can be no assurance that an investor will ultimately derive profits or a return of capital from an investment in BXHF.

Other Considerations

Fund Expenses. BXHF pays and bears all expenses related to its operations as Fund Expenses. The amount of these Fund Expenses will be substantial and will reduce the amount of capital available to be deployed by BXHF in Investments and the actual returns realized by Unitholders on their investment in BXHF. Fund Expenses include recurring and regular items, as well as extraordinary expenses which may be hard to budget or forecast. As a result, the amount of Fund Expenses ultimately borne by BXHF at any one-time may exceed expectations.

As described in this Registration Statement, Fund Expenses encompass a broad range of expenses and include all expenses of operating BXHF and its Portfolio Entities and other related entities, including any entities used directly or indirectly to acquire, hold, or dispose of Investments or otherwise facilitate BXHF’s investment activities. For a description of Fund Expenses, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Fund Expenses.” For the avoidance of doubt, the fees, costs and expenses of administrative services provided to the Fund with respect to the Administration Fee will not be duplicated as Fund Expenses. The costs and expenses associated with the organization, offering and operation of the Fund, any Parallel Funds and/or Intermediate Entities (including, without limitation, any Fund Expenses described herein) may be apportioned to, and borne solely by, the investors participating in the Fund, any Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Fund, any Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion.

BXHF will also bear any extraordinary expenses it may incur, including any expenses associated with any governmental and/or regulatory inquiry, investigation, proceedings and/or litigation (including discovery requests), private litigation, arbitration or settlement expenses involving BXHF, any investment or entities in which it has an investment or otherwise relates to such investment or with any threat to initiate the foregoing, including the amount of any judgments, fines, remediation or settlements paid in connection therewith and expenses associated with researching and gathering information in respect of any discovery requests or potential litigation and defending against claims by third parties, and any other extraordinary expenses of BXHF. Service providers (including affiliates of the Sponsor) will be retained for such purposes, as further described under “—Potential Conflicts of Interest—Service Providers, Vendors and Other Counterparties Generally.” In addition, BXHF will bear any expenses incurred in connection with due diligence visits by the Sponsor to third-party service providers (including fund administrators), by the Sponsor or any Unitholder to any Portfolio Entities or portfolio assets as well as visits by the Sponsor to any Unitholder. BXHF will bear the start-up, wind-down and liquidation expenses related to Portfolio Entity service providers (and Portfolio Entities more generally) owned by BXHF, or an allocation of such expenses related to Portfolio Entity service providers (and Portfolio Entities more generally) used by BXHF and owned by Other Blackstone Accounts. To the fullest extent permitted by applicable laws, BXHF will bear as Fund Expenses costs associated with political contribution activities on behalf of a Portfolio Entity, including costs paid by BXHF on behalf of a Portfolio Entity.

Expenses to be borne by the Sponsor are limited only to those items specifically enumerated in this Registration Statement, the Investment Management Agreement and/or in the Partnership Agreement (such as rent for office space, office furniture and salaries and benefits of its employees), and all other costs and expenses in operating BXHF will be borne directly or indirectly by the Unitholders. Moreover, while the Unitholders may agree to bear certain expenses related to BXHF’s operations, such expenses may still be borne by BXHF as Fund Expenses in accordance with the Sponsor’s policies. The Sponsor may choose in its own discretion to pay expenses not specifically enumerated herein, and the Sponsor may at any time in its sole discretion discontinue paying such expenses and cause BXHF to pay them.

Subject to the limitations set forth in the Partnership Agreement, costs, expenses and charges specifically attributed or allocated by the Sponsor and its affiliates to BXHF may exceed what would be paid to an unaffiliated third party for substantially similar services. Expenses associated with the sourcing, development, investigation, negotiation, structuring, acquisition, settling, holding, monitoring and disposition of Investments, including, without limitation, any due diligence-related expenses, brokerage, custody, currency conversion or hedging costs and travel and related expenses in connection with BXHF’s activities will be borne by BXHF (and indirectly by the Unitholders). Travel and related expenses in connection with BXHF’s investment activities (including as described above) will not always be directly related to a specific potential investment and may be more general or speculative in nature. Such expenses are initially expected to be allocated to BXHF as a Fund Expense, notwithstanding the fact that such travel or related activities or meetings could directly or indirectly inure to the benefit of Blackstone, its affiliates, their personnel, or Other Blackstone Accounts and their Portfolio Entities, in addition to or in lieu of BXHF. With respect to a given proposed Investment or proposed disposition considered by BXHF and one or more Other Blackstone Accounts, (a) to the extent not reimbursed by a third party, all third-party and internal expenses including any liquidated damages, reverse termination fees or other similar payments, incurred by BXHF in connection with such proposed Investment, where such proposed Investment is not ultimately made by BXHF, or in connection with such proposed disposition, where such proposed disposition is not actually consummated by BXHF and (b) to the extent not reimbursed by a third party, all third-party and internal expenses incurred by an Other Blackstone Account in connection with such proposed Investment, where such proposed Investment is not ultimately made by the Other Blackstone Account but is made by BXHF, or in connection with such proposed disposition, where such proposed disposition is not actually consummated by the Other Blackstone Account but is consummated by BXHF, may be borne, in whole or in part (at the Sponsor’s sole discretion) by BXHF (and to the extent borne by BXHF, will be allocated pro rata to all Unitholders). See “—Potential Conflicts of Interest—Broken Deal Expenses” herein for further discussion regarding the allocation of such expenses. For purposes of this paragraph, the third-party and internal expenses referred to herein, include, without limitation, commitment fees that become payable in connection with a proposed Investment that is not ultimately made, legal, tax, administrative, accounting, advisory and consulting fees and expenses, travel, accommodation, dining (including, e.g., late-night meals for Sponsor employees working on a proposed Investment or disposition), entertainment and related expenses, consulting and printing expenses and any liquidated damages, reverse termination fees, forfeited deposits, and similar payments. Further, any fees and expenses incurred in connection with the organization of a co-investment vehicle (including fees and expenses related to negotiating the governing documents of such co-investment vehicle as well as fees and expenses of the type described above, including those which would be considered organizational expenses if borne by BXHF) that is expected to invest alongside BXHF in an Investment are expected to be borne by BXHF to the extent such co-investment vehicle does not ultimately make such investment, whether or not such Investment is consummated by BXHF. The Sponsor will be required to decide whether costs and expenses are to be borne by BXHF, on the one hand, or the Sponsor or Other Blackstone Accounts, on the other, and whether certain costs and expenses should be allocated between or among BXHF, on the one hand, and Other Blackstone Accounts on the other hand. Certain expenses may be suitable for only BXHF or participating Other Blackstone Account and borne only by such vehicle, or as is more often the case, expenses may be allocated pro rata among each participating Other Blackstone Account and BXHF even if the expenses relate only to particular vehicle(s) and/or investor(s) therein. Any entities established in connection with Blackstone’s side-by-side co-investment rights and any Other Blackstone Accounts that co-invest alongside BXHF in Investments will generally bear their pro rata share of any expenses related to such Investments, but such entities will generally not be required to bear any portion of the Organizational and Offering Expenses or any other non-investment-related Fund Expenses (given that those other vehicles bear their own non-investment-related expenses). If the expenses incurred in connection with a particular matter should be borne in part by BXHF and in part by the Sponsor (e.g., costs and expenses (including airfare and lodging) incurred in connection with a meeting of the officers, managers or directors of any Luxembourg entity described above in which matters relating to BXHF’s activities (e.g., matters relating to Investments) and the Sponsor’s activities (e.g., the appointment of new managers) are discussed), then such expenses will be allocated between BXHF and the Sponsor as determined by the Sponsor in good faith to be equitable. Fund Expenses and Organizational and Offering Expenses of BXHF, of any Feeder Vehicles, Parallel Funds and/or Intermediate Entities may be apportioned to, and borne solely by, the investors participating in BXHF, any Feeder Vehicles, Parallel Funds and/or Intermediate Entities or be allocated among BXHF, any Feeder Vehicles, Parallel Funds and/or Intermediate Entities as determined by the Sponsor in its reasonable discretion. For example, certain expenses may be incurred by or on behalf of BXHF and Other

Blackstone Accounts and will be allocated among BXHF and such Other Blackstone Accounts by the Sponsor in its good faith reasonable discretion, including, in the case of travel, based on estimated time spent with respect to the business of BXHF and Other Blackstone Accounts. The Sponsor will make such allocation judgments in its fair and reasonable discretion, notwithstanding its interest in the outcome, and may make corrective allocations should it determine that such corrections are necessary or advisable. There can be no assurance that a different manner of allocation would not result in BXHF or an Other Blackstone Account bearing less (or more) expenses.

Travel and related expenses described herein include, without limitation, first class and/or business class airfare (and/or private charter, where appropriate, such as when commercial equivalent travel is not available for the applicable itinerary), first class lodging, ground transportation, travel and premium meals (including, as applicable, closing dinners and mementos, cars and meals (outside normal business hours), and social and entertainment events with Portfolio Entity employees, customers, clients, borrowers, brokers and service providers) and related costs and expenses incidental thereto, including any expenses related to attending trade association and/or industry meetings, conferences or similar meetings. See also “—Coronavirus and Public Health Emergencies.”

Indemnification. BXHF will be required to indemnify the Sponsor, its affiliates, and each of their respective members, officers, directors, employees, agents, partners, and certain other persons who serve at the request of the Sponsor on behalf of BXHF for liabilities incurred in connection with the affairs of BXHF. Members of the Board of Directors will also be entitled to the benefit of certain indemnification and exculpation provisions as set forth in the Partnership Agreement. Such liabilities may be material and have an adverse effect on the returns of the Unitholders. For example, in their capacity as directors of Portfolio Entities, the partners, managers or affiliates of the Sponsor may be subject to derivative or other similar claims brought by security holders of such entities. The indemnification obligation of BXHF would be payable from the assets of BXHF. Because the Sponsor may cause BXHF to advance the costs and expenses of an indemnitee pending the outcome of the particular matter (including determination as to whether or not the person was entitled to indemnification or engaged in conduct that negated such person’s entitlement to indemnification), there may be periods in which BXHF advances expenses to an individual or entity not aligned with or adverse to BXHF. Moreover, in its capacity as Sponsor of BXHF, the Sponsor will, notwithstanding any actual or perceived conflict of interest, be the beneficiary of any decision by it to provide indemnification (including advancement of expenses). This may be the case even with respect to settlement of claims arising out of alleged conduct that would disqualify any such person from indemnification and exculpation if the Sponsor (and/or its legal counsel) determined that such disqualifying conduct occurred.

No Independent Advice. The terms of the agreements and arrangements under which BXHF is established and will be operated have been or will be established by the Sponsor and are not the result of arm’s-length negotiations or representations of the Unitholders by separate counsel. Potential investors should therefore seek their own legal, tax (including estate tax) and financial advice before making an investment in BXHF.

Certain Risks Related to Sustainability Considerations

Sustainability Framework and Related Regulatory Risk. Blackstone has established a firm-wide sustainability (“Sustainability”) policy and related programs and procedures, including its Sustainability investing policy and certain Fund-specific Sustainability practices (collectively, the “Sustainability Framework”), which outlines its approach to integrating the considerations of Sustainability factors, as applicable, in its business and investment activities. The General Partner intends to apply the Sustainability Framework, as applicable, across the Investments, consistent with and subject to its fiduciary duties and applicable legal, regulatory or contractual requirements. Depending on the Investment, the impact of developments connected with Sustainability factors including greenhouse gas (“GHG”) emissions, energy management, human rights, community relations, workforce health and safety, and business ethics and transparency could have a material effect on the return and risk profile of the Investment. Any reference herein to environmental or social considerations is not intended to qualify BXHF’s investment objective to seek to maximize risk-adjusted returns on Investments. The Sponsor will endeavor to consider “material” Sustainability factors (materiality in this context is defined as those Sustainability factors that the Sponsor determines have—or have the potential to have—a material impact on an investment’s going-forward ability to create, preserve or erode economic value for that organization and its partners) where applicable in connection with BXHF’s investment activities in order to protect and maximize investment performance; however, the Sustainability Framework does not serve to modify BXHF’s investment objectives. The act of selecting and evaluating material Sustainability factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the Sponsor or a third-party Sustainability specialist will reflect the beliefs, values, internal policies or preferred practices of any particular Unitholder or align with the beliefs or values or preferred practices of other asset managers or with market trends. Additionally, Sustainability factors are only some of the many factors that the Sponsor may consider in making an Investment, and depending on the nature of the Investment, to the extent required by law. Sustainability factors may not be considered for certain Investments or assets. Although the Sponsor considers application of the Sustainability framework to be an opportunity to enhance or protect the performance of investments over the long-term, the Sponsor cannot guarantee that its Sustainability framework, which depends in part on qualitative judgments, will positively impact the financial, climate, or Sustainability performance of any individual Portfolio Entity or BXHF as a whole. Similarly, to the extent the Sponsor or a third-party Sustainability specialist engages with Underlying Managers on Sustainability related practices and potential enhancements thereto, there is no guarantee that such engagements will improve the financial or Sustainability related performance of the Investment. Successful engagement efforts on BXHF’s part will depend on its ability to properly identify and analyze material Sustainability, impact metrics and other factors and their value, and there can be no assurance that the strategy or techniques employed will be successful.

The materiality of sustainability risks and impacts on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, country, asset class and investment style. In evaluating a prospective investment or providing reporting regarding such investment, the Sponsor often depends upon (and will not independently verify) information and data provided by the entity or obtained via third-party reporting or advisors, which may be incomplete or inaccurate and could cause the Sponsor to incorrectly identify, prioritize, assess or analyze the entity’s Sustainability practices and/or related risks and opportunities. The General Partner may decide in its discretion not to utilize certain information or data. While the General Partner believes such sources to be reliable, it will neither update any such information or data nor undertake an independent review of any such information or data provided by third parties. Any Sustainability reporting will be provided in the General Partner’s sole discretion. To the extent that the Sponsor provides material Sustainability reports to investors, such reports will be based on the Sponsor’s or applicable Portfolio Entity management team’s sole and subjective determination of whether a material Sustainability issue has occurred in respect of an Investment.

In addition, the Sponsor in certain circumstances could determine in its discretion, to revisit the implementation of certain of its Sustainability initiatives (including due to on cost, timing or other considerations). It is also possible that market dynamics or other factors will make it impractical, inadvisable or impossible for the Sponsor to adhere to all elements of BXHF’s investment strategy, including with respect to Sustainability risk and opportunity management and impact, whether with respect to one or more individual Investments or to BXHF’s portfolio generally. Except as may be required under the Sustainable Finance Disclosure Regulation (“SFDR”) (as applicable), Sustainability-related statements, initiatives and goals as described herein with respect to BXHF’s investment strategy, Investments are aspirational and not guarantees or promises that all or any such initiatives and goals will be achieved.

There is also growing regulatory and investor interest, particularly in the United States, the UK and the EU (which will be looked to as models in growth markets), in improving transparency around the role of Sustainability in asset managers’ investment processes, in order to allow investors to validate and better understand Sustainability claims. The Sponsor and/or an Underlying Manager can be expected to be subject to increasing scrutiny from regulators, elected officials, and investors with respect to Sustainability matters. In recent years, certain investors, including public pension funds, have placed increasing importance on the impacts of investments made by the private funds to which they commit capital, including with respect to climate change, among other aspects of Sustainability. Conversely, certain investors have raised concerns as to whether the incorporation of Sustainability factors in the investment and portfolio management process is inconsistent with the investment goal to maximize returns for investors. The Sponsor and/or an Underlying Manager can expect to be subject to competing demands from different investors and other groups with divergent views on Sustainability matters, including the role of Sustainability in the investment process. Investors, including public pension funds, which represent a significant portion of BXHF’s investor base, could decide to redeem previously committed capital (where such redemption is permitted under the terms of this Registration Statement) or not commit capital to future fundraises based on their assessment of how Blackstone approaches and considers the Sustainability cost of investments and whether the return-driven objectives of Blackstone’s funds align with their Sustainability priorities. This divergence increases the risk that any action or lack thereof with respect to Sustainability matters will be perceived negatively by at least some investors and/or interested parties and adversely impact the Sponsor’s and/or an Underlying Manager’s reputation and business.

Regulatory initiatives that require private fund investors to make disclosures to their investors regarding Sustainability matters have become increasingly common, which will further increase the number and type of investors who place importance on these issues and who demand certain types of reporting from Blackstone, the Sponsor and/or the Underlying Managers. In addition, government authorities of certain U.S. states have requested information from and scrutinized certain asset managers with respect to whether such managers have adopted Sustainability policies that could restrict such asset managers from investing in certain industries or sectors, such as conventional energy. These authorities have indicated that such asset managers could lose opportunities to manage money belonging to these states and their pension funds to the extent the asset managers are determined to be engaging in a boycott of certain industries. “Anti-ESG” sentiment has similarly gained momentum across the U.S., with several states and Congress having proposed or enacted “anti-ESG” policies, legislation or initiatives or issued related legal opinions. Additionally, similar to the rise of “anti-ESG” sentiment, asset managers have been subject to recent scrutiny related to Sustainability-focused industry working groups, initiatives, and associations, including organizations advancing action to address climate change or climate-related risk. Further, some conservative groups and federal and state officials have asserted that the Supreme Court’s decision striking down race-based affirmative action in higher education admissions in June 2023 should be analogized to private employment matters and private contract matters. Several media campaigns and cases alleging discrimination based on such arguments have been initiated since the decision, and in January 2025, the Trump administration signed a number of Executive Orders focused on diversity, equity, and inclusion (“DEI”), which caution the private sector to end “illegal DEI discrimination and preferences” and preview upcoming compliance investigations of private entities. Such anti-ESG and anti-DEI-related policies, legislation, initiatives, legal opinions and scrutiny could result in Blackstone facing additional compliance obligations or expose Blackstone and/or the Sponsor to the risk of investigations or challenges and enforcement by state or federal authorities, result in penalties and reputational harm and require certain investors to divest or discourage certain investors from investing in BXHF or Other Blackstone Accounts. Blackstone’s Sustainability Framework, Blackstone, and the Sponsor could become subject to additional regulations, penalties and/or risks of regulatory scrutiny and enforcement in the future.

The SEC has brought enforcement actions against various investment advisers relating to Sustainability disclosures and policies and procedures failures, and there could continue to be significant enforcement activity in this area. Such perception or accusation that the Sponsor and/or an Underlying Manager has made inaccurate or misleading Sustainability disclosures could damage the Sponsor’s and/or such Portfolio Entity’s reputation, result in litigation or regulatory actions, and adversely impact the Sponsor’s and/or the Underlying Managers’ ability to raise capital and attract new investors. Outside of the United States, the European regulatory environment for alternative investment fund managers and financial services firms can be expected to evolve and increase in complexity and make compliance more costly and time-consuming. The Sponsor’s Sustainability Framework is subject to evolving regulations and could in the future become subject to additional regulation, penalties and/or risks of regulatory scrutiny and enforcement. Compliance with new requirements will lead to increased management burdens and costs, which has the potential to adversely affect BXHF. The Sponsor cannot guarantee that its current approach (including its Sustainability Framework) or the Underlying Managers will meet future regulatory requirements (or interpretations of existing requirements, some of which are unclear), reporting frameworks or best practices, increasing the risk of related enforcement activity. If the SEC or any other governmental authority, regulatory agency or similar body were to take issue with past or future practices of Blackstone or the Sponsor, then the Sponsor will be at risk for regulatory sanction, and any such investigations could be costly, distracting and/or time consuming for the Sponsor and BXHF. There is also risk of regulatory mismatch between the United States, the UK, and the EU initiatives (and potential initiatives in other jurisdictions) relating to Sustainability.

Further, Sustainability integration and responsible investing practices as a whole are evolving rapidly and there are different frameworks and methodologies being implemented by other asset managers. The Sponsor’s Sustainability Framework does not represent a universally recognized standard for assessing Sustainability considerations and can be expected to not align with the approach used by other asset managers or preferred by prospective investors or with future market trends.

Additionally, Blackstone has established certain firm-wide and business group-specific Sustainability-related initiatives. Although the aim of these initiatives is to create strong returns for investors, the pursuit of these initiatives (which may include data collection, analysis and reporting, among other activities) will involve the dedication of time and resources and there is consequently a risk that the pursuit of these initiatives could result in BXHF performing differently than investment funds that do not have Sustainability -related initiatives. Further, except as required under applicable law, any Sustainability-related statements, and these Sustainability-related initiatives are aspirational and not guarantees or promises that all or any such initiatives will be achieved.

European Commission Action Plan on Financing Sustainable Growth. The European regulatory environment for alternative investment fund managers and financial services firms continues to evolve and increase in complexity, making compliance more costly asnd time-consuming. In March 2018, the European Commission published an EU Action Plan on Financing Sustainable Growth (the “EU Action Plan”) to set out an EU strategy for sustainable finance. The EU Action Plan identified several legislative initiatives, including the SFDR and the Regulation on the establishment of a framework to facilitate sustainable investment (2020/852) (the “Taxonomy Regulation”) which became effective on March 10, 2021 and January 1, 2022 respectively. These regulations introduced measures to clarify asset managers’ responsibilities in relation to the integration of sustainability factors and risks into their investment processes and to improve transparency around how asset managers define, measure and disclose the impact of sustainability-related information with respect to AIFs, which may have an impact on an alternative investment fund manager (an “AIFM”), BXHF and its ability to achieve its investment objectives. In addition, there is a risk that the value of investments made by BXHF in pursuing its investment strategies could be adversely affected over the life of BXHF by changes to economic conditions brought about by the EU Action Plan. There is also a risk that BXHF’s SFDR classifications, as applicable, may affect the pool of investors that BXHF will be able to target, as applicable.

As of the date hereof, the full impact of the SFDR, including the SFDR Regulatory Technical Standards3 (“RTS”) and the Taxonomy Regulation on BXHF remains unclear, as a series of initiatives are ongoing at the EU level on the implementation of the SFDR, the RTS and the Taxonomy Regulation. In particular, the European Commission has announced a comprehensive assessment of the SFDR framework, and as part of that assessment on September 14, 2023, the European Commission published two consultations on the SFDR framework. The

[3]

Commission Delegated Regulation (EU) 2022/1288 of 6 April 2022 supplementing Regulation (EU) 2019/2088 of the European Parliament and of the Council with regard to regulatory technical standards specifying the details of the content and presentation of the information in relation to the principle of “do no significant harm,” specifying the content, methodologies and presentation of information in relation to sustainability indicators and adverse sustainability impacts, and the content and presentation of the information in relation to the promotion of environmental or social characteristics and sustainable investment objectives in pre-contractual documents, on websites and in periodic reports, as amended.

consultations include questions on potential changes to disclosure requirements, a revised categorization system and other general questions on the functioning of the SFDR regime. In addition, a final report by the European Supervisory Authorities on proposed revisions to the RTS was published on December 4, 2023, including proposed changes to the disclosure framework for principal adverse impacts of investment decisions on sustainability factors and amendments to the existing disclosure templates for funds that promote environmental and/or social characteristics or which have sustainable investment or a reduction in carbon emissions as their objective. The proposed revisions to the RTS will not enter into force unless and until the proposals are adopted by the European Commission and pass through a non-objection process from the European Parliament and the Council of the European Union. If the proposals are adopted, BXHF, as applicable, may be obliged to update existing disclosures provided to investors in BXHF pursuant to Articles 10 and 11 of the SFDR, to align with the latest reporting templates and information obligations. Furthermore, on June 13, 2023, the European Commission also adopted a new sustainable finance package which builds on previous initiatives to develop the existing EU strategy for sustainable finance.

Additionally, BXHF, the Underlying Managers and the Sponsor (and/or its delegate) may be impacted by a series of other ongoing legislative initiatives at the EU level. On 21 April 2021, the European Commission published as part of the EU Action Plan two delegated regulations amending MiFID II Delegated Regulation (EU) 2017/565 and MiFID II Delegated Directive (EU) 2017/593 (“Level 2 MiFID II”) and Commission Delegated Regulation (EU) 231/2013 (“Level 2 AIFMD”), on the integration of certain sustainability considerations and sustainability risks into certain organizational requirements and product governance. The changes to Level 2 AIFMD have applied since August 1, 2022. The Level 2 MiFID II amendments include the incorporation of “sustainability preferences” into product governance and suitability assessments obligations applicable to EU MiFID firms and have the intention of favoring the distribution of products which speak to sustainability preferences over those that do not. The changes to Level 2 MiFID II have applied since August 2, 2022 and November 22, 2022, respectively.

Moreover, on January 5, 2023, the Corporate Sustainability Reporting Directive (“CSRD”) came into force. Broadly, CSRD amends and strengthens the rules introduced on sustainability reporting for companies, banks and insurance companies under the Non-Financial Reporting Directive (2014/95/EU).

CSRD will require a much broader range of companies to produce detailed and prescriptive reports on sustainability-related matters within their financial statements – including large EU companies (including EU subsidiaries of non-EU parent companies), EU and non-EU-companies (including small and midsize enterprises) with listed securities on EU-regulated markets (except micro-undertakings) and non-EU companies with significant turnover and a legal presence on EU markets. For the purposes of CSRD, “large” companies are those with at least two of the following qualities: (a) more than 250 employees; (b) a turnover of more than €40 million; or (c) total assets of more than €20 million or more. For non-EU companies, CSRD applies where the company derives €150 million of turnover from the EU, and has an EU subsidiary itself meeting the thresholds, or an EU branch with turnover of more than €40 million. The reporting requirements will be phased in from 2024, with the first reports including audited information on sustainability-related matters being published in 2025 to cover the 2024 financial year.

As well as quantitative reporting on how sustainability matters affect business on a forward-looking and retrospective basis, companies in-scope of CSRD will also be required to report more substantively on social, human rights and governance issues, including the company’s climate-related transition plans and the impact that the company’s business activities have on people and the environment. There is however still uncertainty around the specific requirements of CSRD reporting. The reporting standards under CSRD are still due to be published within delegated acts and only the draft standards are available at present.

In addition to the above EU regulations, the UK Financial Conduct Authority (the “FCA”) released its final rules on Sustainability Disclosure Requirements and investment product labels on November 28, 2023 (together, the “UK SDR”). The UK SDR is principally applicable to FCA-regulated investment managers in respect of their

UK domiciled investment funds. BXHF, as a Cayman Islands domiciled investment fund is not subject to the UK SDR. However, the FCA has indicated its intention to consult on expanding the scope of the UK SDR regime, including to non-UK funds. Accordingly, it is not yet clear how or to what extent expansion of the UK SDR will affect the Sponsor (and/or its delegate), the Underlying Managers, an AIFM and/or BXHF, as applicable. If the UK SDR becomes applicable in respect of BXHF and/or the Investments, then additional regulatory costs may be incurred by BXHF. Such new rules may also have an impact on the Sponsor’s (and/or its delegate’s) and the Underlying Managers’ respective abilities to deliver on BXHF’s investment strategies and the respective financial returns of BXHF could be adversely impacted as a result.

Without further legal certainty regarding the operation of the framework, a lack of official guidance, conflicting or inconsistent regulatory guidance, a lack of established market practice and/or data gaps or methodological challenges affecting the ability to collect relevant data to comply with the above regulations, it is difficult to assess the costs of compliance with them for BXHF. In relation to EU regulation, there could also be divergent interpretations of the requirements at the EU Member State level. The Sponsor (and/or its delegate) and the Underlying Managers, as applicable, will therefore have to continue to monitor any developments to these regulations and resources may need to be allocated to determine how BXHF may be impacted by the new regulatory framework which could in turn create an additional compliance burden and reporting costs. This could include costs and expenses of: collecting and calculating data; the preparation of policies, disclosures and reports; marketing and regulatory matters; costs and engaging third-party advisors and/or Service Providers to fulfill the requirements. BXHF will bear the costs and expenses of compliance with the above regulations and marketing and regulatory matters. The Sponsor (and/or its delegate) and the Underlying Managers, as applicable, will reserve the right to adopt such arrangements as it deems necessary or desirable to comply with such, including to determine in its discretion that it is not feasible to implement certain Sustainability initiatives based on cost, timing or other considerations.

Additionally, Sustainability integration and responsible investing practices are evolving rapidly and there are different frameworks, methodologies, and tracking tools being implemented by other asset managers and the Sponsor’s (and/or its delegate’s) and the Underlying Managers’, as applicable, approach to Sustainability may not align with the approach used by other asset managers or preferred by investors or with future market trends.

There is also a risk that the Sponsor (and/or its delegate) and/or the Underlying Managers may not be able to obtain the data required to independently verify the Sustainability information reported by portfolio entities, which will be required by BXHF to comply with its own reporting and disclosure obligations.

Moreover, to the extent that other applicable jurisdictions enact similar laws and/or frameworks, there is a risk that BXHF may not be able to maintain alignment with such laws and/or frameworks, and/or may be subject to additional or conflicting compliance burdens and costs, which might adversely affect the investment returns of BXHF.

Overall, these regulatory developments could expose the Sponsor (and/or its delegate) and/or the Underlying Managers to conflicting regulatory requirements in the United States when acting as a delegate of an AIFM (if applicable).

Sustainability. Certain funds and/or accounts managed by the Sponsor are impacted by the SFDR either because they are marketed within the European Economic Area (“EEA”) or because they form part of a wider fund structure that includes funds managed by an EEA alternative investment fund manager. There is legal uncertainty around the parameters applicable when categorizing a financial product under SFDR, and there is no guarantee that regulators will agree with the relevant characterization. In circumstances where there is a determination that a product has been characterized incorrectly, there could be a risk of investigation, enforcement proceedings and/or sanctions. SFDR and certain supporting and related regulations are likely to be amended in the near to medium term and it is possible new guidance will also be issued by the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and

Markets Authority either collectively or separately, and/or the European Commission. These factors and events have the potential to increase compliance and other costs for, and relating to, affected funds and/or accounts managed by the Sponsor.

The SFDR defines “sustainability risks” as environmental, social or governance events or conditions that, if they occur, could cause an actual or a potential material negative impact on the value of an Investment. Blackstone, the Sponsor (or its delegate), the Underlying Managers, BXHF, and other parties, such as Service Providers or Fund counterparties, can expect to be negatively affected by sustainability risks. If appropriate for an Investment, it is possible that the Sponsor (or its delegate) will conduct sustainability risk-related due diligence and/or take steps to mitigate sustainability risks and preserve the value of the Investment; however, there can be no assurance that all such risks will be mitigated in whole or in part, nor identified prior to the date the risk materializes. Similarly, even if Blackstone, the Sponsor (or its delegate), the Underlying Managers, BXHF, and other parties maintain insurance to protect against certain sustainability risks, such insurance is subject to customary deductibles and coverage limits and it can be expected that such insurance will not be sufficient to recoup all losses. Sustainability risks could therefore adversely affect the performance of BXHF and its Investments.

Progress Toward Sustainability Goals. Blackstone has established, and will in the future establish, certain Sustainability goals. These goals are intended to maximize risk-adjusted returns. However, the pursuit of these goals will involve the dedication of time and resources that may otherwise be allocated to other investment management activities and there is a risk that the pursuit of these goals could in fact be detrimental to risk-adjusted returns. The Sustainability performance of any individual investment cannot be guaranteed.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were organized on October 28, 2025 as a limited partnership under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

Revenues

We plan to generate revenues primarily from our Investments, including dividends, distributions (if any), capital appreciation and interest income.

Expenses

Management Fee

For a discussion of the compensation of the Sponsor, see “Item 1(c). Description of Business—BXHF Management Agreements—Compensation of the Sponsor” above.

For a discussion of the compensation of Underlying Managers, see “Item 1(c). Description of Business—The Underlying Managers” above and “—Fund Expenses” and “Fees at Multiple Levels” below.

Subscription Fees

Certain financial intermediaries through which a Unitholder was placed in BXHF may charge such Unitholder upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) of up to (i) 3.5% of NAV on Class S Units and (ii) 1.5% of NAV on Class D Units sold in the offering, that are paid by the Unitholder outside of its investment in BXHF and not reflected in BXHF’s NAV. No Subscription Fees will be paid with respect to Class I Units, or any Units issued pursuant to BXHF’s distribution reinvestment plan.

Servicing Fee

Each of Class S Units and Class D Units will bear a servicing fee (“Servicing Fee”) in an amount equal (on an annualized basis) to 0.85% and 0.25%, respectively, of the NAV of such Class of Units as of the last day of each month. In calculating the Servicing Fee, we will use our NAV before giving effect to any accruals for the Servicing Fee, Aggregator Unit redemptions, if any, for that month and distributions payable on our Units. For the avoidance of doubt, the Servicing Fees will be payable by BXHF and Unitholders will not be billed separately for payment of the fees. No Servicing Fee will be payable with respect to Class I Units.

The Servicing Fee will be payable to Blackstone Securities Partners L.P., the dealer manager (the “Dealer Manager”), but the Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable. The receipt of the Servicing Fee by a Unitholder’s broker or other financial intermediary will result in a conflict of interest.

Administration Fee

For further information regarding the reimbursement of the costs and expenses incurred by the Sponsor, as applicable, in performing its administrative obligations see “Item 1(c). Description of Business—BXHF Management Agreements—Compensation of the Sponsor—Administration Fee” above and “—Fund Expenses” below.

Organizational and Offering Expenses

The Investment Manager will advance all of BXHF’s organizational and offering expenses on each entity’s behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals, and including all similar organizational and offering expenses of Feeder Vehicles, Parallel Funds and/or Intermediate Entities primarily organized to invest in BXHF to the extent not paid by such Feeder Vehicles, Parallel Funds and/or Intermediate Entities or their investors, but excluding Subscription Fees and Servicing Fees)) (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date (such first anniversary, the “Effective Date”). In the event BXHF reimburses the Investment Manager for all such advanced expenses following the Effective Date, BXHF will recognize a reduction to BXHF’s Transactional NAV for purposes of subscriptions or repurchases (but not for financial reporting purposes) ratably over the 60 months following the Effective Date. The Investment Manager will determine what Organizational and Offering Expenses are attributable to BXHF, in its sole discretion. Under U.S. GAAP, costs associated with the organization of BXHF will be expensed upon the Initial Closing Date. Under U.S. GAAP, costs associated with the offering of BXHF will be capitalized as a deferred expenses and amortized over a 12-month period from the Initial Closing Date.

After the Effective Date, BXHF will reimburse the Investment Manager for any Organizational and Offering Expenses that it has incurred on each entity’s behalf as and when incurred.

Fund Expenses

BXHF will bear all expenses of its operations, including, without limitation the following (collectively, “Fund Expenses”):

•

fees, costs and expenses for and/or relating to attorneys (including compensation costs specifically charged, allocated or attributed by the General Partner and/or Investment Manager or their affiliates to BXHF or its Portfolio Entities with respect to in-house attorneys to provide transactional legal advice, tax planning and/or other related services to BXHF or its Portfolio Entities on matters related to potential or actual Investments and transactions); provided, that any such compensation costs shall not be greater than what would be paid to, or duplicative of services provided by (as determined by the General Partner in good faith), an unaffiliated third party for substantially similar advice and/or services, tax advisors, accountants, auditors, administrative agents, paying agents, advisors (including senior advisors), appraisers, consultants, fund administrators, depositaries and custodians, investment bankers, prime brokers and other third-party service providers or professionals;

•

valuation costs, expenses of offering Units (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and redemptions, and travel expenses relating to the ongoing offering of Units);

•

expenses relating to ongoing administrative, governance and compliance services necessary for the operation of BXHF and its Portfolio Entities (including, without limitation, (i) expenses relating to the preparation and filing of Form PF, Exchange Act reports, reports and notices to be filed with the CFTC, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which BXHF engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which BXHF engages in activities) and/or any other regulatory filings, notices or disclosures of the Investment Manager and/or its affiliates relating to BXHF and their activities, and preparing materials and coordinating meetings of the Board, (ii) expenses relating to FOIA requests and (iii) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Investment Manager and/or their affiliates in performing administrative and/or accounting services for BXHF or any Portfolio Entity (including but not limited to legal and compliance, finance, accounting, operations, technology and/or technology-related services to BXHF, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to BXHF; provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services);

•

brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual Investments (including, without limitation, any costs or expenses relating to currency conversion in the case of Investments denominated in a currency other than U.S. dollars);

•

the cost of borrowings, guarantees and other financing (including interest, credit facility fees, other fees, related legal expenses and arrangement expenses), bank fees, expenses of loan servicers and other service providers;

•

expenses and fees (including compensation costs) charged or specifically attributed or allocated by the General Partner and/or Investment Manager or their affiliates for data-related services provided to the Portfolio Entities or BXHF (including in connection with prospective Investments); provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services;

•

fees, costs and expenses related to the organization or maintenance of any entity used to acquire, hold, provide financing with respect to, or dispose of any one or more Investment(s) or otherwise facilitating

BXHF’s investment activities, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Investment Manager or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith;

•	expenses associated with BXHF’s compliance with applicable laws and regulations;

•

organizational, offering and operating expenses of Feeder Vehicles, Parallel Funds and/or Intermediate Entities to the extent not paid by such Feeder Vehicles, Parallel Funds and/or Intermediate Entities or their partners, as applicable;

•	any taxes (other than those specifically allocable to a Unitholder) and governmental charges levied against BXHF;

•	fees and costs of obtaining non-U.S. tax receipts;

•	all expenses incurred in connection with any tax audit, investigation, settlement or review of BXHF;

•	expenses and fees of any third-party advisory committees, any independent representative of BXHF, and any annual meeting of BXHF;

•

expenses associated with auditing, preparation and delivery of internal control reports, research, reporting, printing, publishing, technology and technology-related services, including, without limitation, news and quotation equipment and services, aggregation fees and data collection, preparation of BXHF’s periodic reports and related statements (including notices, communications, financial statements and tax returns including any tax returns or filings required to be made by BXHF in any jurisdictions in which any Unitholders are resident or established) in respect of BXHF and its activities;

•	costs, fees and/or expenses associated with responding to information requests from Unitholders and other persons;

•

costs and expenses of technology service providers and related software/hardware and market data and research utilized in connection with BXHF’s investment and operational activities (including third-party trade surveillance and monitoring software and internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by BXHF, the Investment Manager or its affiliates in connection with such provision of services thereby);

•

expenses relating to the maintenance of any website, data room or communication medium used in relation to BXHF (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties);

•

expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Unitholders admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by such Unitholders directly);

•

expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters;

•

all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring and disposing of Investments (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging, consulting, proxy voting and securities class action processing expenses and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs and expenses associated with vehicles through which BXHF directly or indirectly participate in Investments);

•

the costs and expenses of any investigation, litigation (including discovery requests), arbitration or settlement involving BXHF or entities in which BXHF holds an Investment or otherwise relating to such Investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any other extraordinary expenses of BXHF and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of BXHF, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law;

•

directors and officers, liability or other insurance (including expenses for insurance acquired specifically for BXHF, and/or a portion of expenses related to any “umbrella” policies maintained by Blackstone and/or BXMA); and

•

all fees, costs and expenses, if any, incurred by or on behalf of BXHF in developing, negotiating and structuring prospective or potential Investments that are not ultimately made or a proposed disposition that is not actually consummated, including without limitation any legal, tax, accounting, travel, advisory, consulting, printing and other related costs and expenses and any liquidated damages, reverse termination fees and/or similar payments and commitment fees.

For the avoidance of doubt, the fees, costs and expenses of administrative services provided to the Fund with respect to the Administration Fee will not be duplicated as Fund Expenses. The costs and expenses associated with the organization, offering and operation of the Fund, any Parallel Funds and/or Intermediate Entities (including, without limitation, any Fund Expenses described herein) may be apportioned to, and borne solely by, the investors participating in the Fund, any Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Fund, any Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion.

BXHF will bear any extraordinary expenses it may incur, including any litigation expenses.

Fees at Multiple Levels

BXHF will pay or otherwise bear management fees and/or performance-based allocations or fees in connection with investments in Underlying Investment Vehicles managed by unaffiliated Underlying Managers. BXHF will not be reimbursed for any such fees paid to unaffiliated Underlying Managers in respect of such Underlying Investment Vehicles (i.e., there will be “double fees” involved in making an investment in an Underlying Investment Vehicle through BXHF which would not arise if the Unitholder were to invest in the Underlying Investment Vehicle directly, because the Sponsor and its affiliates will receive fees with respect to the management of BXHF, on the one hand, and the Underlying Manager will receive additional fees with respect to the management of such Underlying Investment Vehicles, on the other hand), which will increase the amount of expenses borne by BXHF (and indirectly by Unitholders) and reduce returns. In connection with investments in Underlying Investment Vehicles managed by Underlying Managers that are affiliated with the BXHF Managers, BXHF is not expected to pay or otherwise bear management fees or performance-based allocations or fees that may be otherwise charged or applied by such affiliated Underlying Managers, except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar, or waived to create a single level of fees to the Sponsor, in the General Partner’s sole discretion. BXHF will directly or indirectly bear other expenses in connection with an investment in an Underlying Investment Vehicle or an investment in or alongside an Other Blackstone Account, including any investment related expenses and expenses paid to affiliates of the Sponsor, administrative expenses and other expenses included in the definition of Fund Expenses above as applicable to such Underlying Investment Vehicle or Other Blackstone Account (to the extent applicable). To the extent the Management Fee, Administration Fee and/or the Performance Participation Allocation may apply at the level of BXHF or any Intermediate Entity, Unitholders will only bear such Management Fee, Administration Fee and/or Performance Participation Allocation by the Investment Manager or Sponsor once. For additional information, see “Item 1A. Risk Factors—Risks Associated with the Sponsor and the Operation of BXHF—Multiple Levels of Fees and Expense.”

Initial Fund Expenses Support

The Investment Manager may in its discretion advance all or a portion of the Fund Expenses to be borne by BXHF and the appropriately apportioned expenses relating to Portfolio Entities, Feeder Vehicles, Parallel Funds and/or Intermediate Entities to the extent not paid by such Portfolio Entities, Feeder Vehicles, Parallel Funds and/or Intermediate Entities, in each case as determined pursuant to the terms contained in this Registration Statement, the Partnership Agreement and the Investment Management Agreement (collectively, “Initial Fund Expenses Support”) through the Effective Date. The Investment Manager, in its sole discretion, will determine the portion of Initial Fund Expenses Support that is attributable to the Fund or any Portfolio Entity, Feeder Vehicle, Parallel Fund and/or Intermediate Entity. BXHF may reimburse the Investment Manager for all such advanced expenses in equal installments over the 60 months following the Effective Date or on such earlier date as determined by the Investment Manager.

Performance Participation Allocation

The General Partner is allocated the Performance Participation Allocation by BXHF, directly or indirectly through an Intermediate Entity, equal to    % of Total Return subject to a    % annual Hurdle Amount and a High Water Mark with    % Catch-Up. Such allocation will be measured on a calendar year basis, be paid quarterly and accrue monthly (subject to pro-rating for partial periods). For the first calendar year of the Fund’s operations the allocation will be paid at the end of such first calendar year and thereafter the allocation will be paid quarterly. The Fund and any Parallel Funds will each bear (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Aggregator.

Specifically, the General Partner is allocated a Performance Participation Allocation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”),    % of such annual Excess Profits until the total amount allocated to the General Partner equals    % of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, % of such remaining Excess Profits.

The General Partner will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with redemptions of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Performance Participation Allocation.

The General Partner may elect to receive the Performance Participation Allocation in cash, Units of the Fund or any Parallels Fund and/or shares or interests in any Lower Entity. If the Performance Participation Allocation is paid in Units, such Units may be redeemed at the General Partner’s request and will be subject to the volume limitations described in “Item 1(c). Description of Business—Redemption Plan” above but not the Early Redemption Deduction.

“Total Return” for any period since the end of the prior Reference Period shall equal the sum of:

(i) distributions, if any, accrued or paid (without duplication) on Units of the Aggregator outstanding at the end of such period since the beginning of the then-current Reference Period plus

(ii) the change in aggregate NAV of such Units of the Aggregator since the beginning of the Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Units, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable Servicing Fee expenses (including any payments made to BXHF for payment of such expenses); provided, that the aggregate NAV of such Units shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which BXHF indirectly invests in an Investment (or any comparable entities of Other Blackstone Accounts in which BXHF directly or indirectly participates) or taxes paid by any such entity since the end of the prior Reference Period minus

(iii) all Fund Expenses of BXHF (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Servicing Fees.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Units issued during the then-current Reference Period, (ii) treat certain taxes incurred (directly or indirectly) by BXHF which relate to a Unitholder as part of the distributions, if any, accrued or paid on Units, and (iii) exclude the proceeds from the initial issuance of such Units.

“Hurdle Amount” for any period during a Reference Period means that amount that results in a    % annualized rate of return on the NAV of units of the Aggregator outstanding at the beginning of the then-current Reference Period and all Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such units, if any, minus all Fund Expenses but excluding applicable expenses for Servicing Fees; and (ii) all issuances of Units over the period.

The ending NAV of Units of BXHF used in calculating the annualized rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable Servicing Fee expenses and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which BXHF indirectly invests in an Investment (or any comparable entities of Other Blackstone Accounts in which BXHF directly or indirectly participates) or taxes paid by any such entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Units redeemed during such period, which units will be subject to the Performance Participation Allocation upon redemption as described above.

Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

Except as noted below with respect to a Quarterly Shortfall (as defined below), the General Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of BXHF.

“Reference Period” means the year ending December 31.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units redeemed during the applicable Reference Period, which units will be subject to the Performance Participation Allocation upon redemption as described above. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

Following the first Reference Period after the initial closing date, promptly following the end of each calendar quarter that is not also the end of a calendar year, the General Partner will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the General Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year. If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the General Partner is entitled to a lesser amount than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the General Partner (or its affiliate) that the General Partner (or its affiliate) will use the proceeds of any redemptions of its Units (excluding Units that have been subsequently distributed to personnel of the General Partner or its affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the General Partner (or its affiliate) will promptly pay BXHF the remaining Quarterly Shortfall Obligation in cash.

Any Quarterly Shortfall Obligation that is owed to the Fund as of a valuation date (even if not required to be paid until a future date) will be reflected in the Fund’s NAV. For example, if an investor participates in a redemption window with a June 30 valuation date, such investor would be entitled to the benefit of any Quarterly Shortfall Obligation owed as of June 30 whether or not such obligation has yet been paid. Because of this, investors are not impacted by the timing of the repayment of the Quarterly Shortfall Obligation even though the General Partner has up to four years to make this payment (in the unlikely event that such obligation is not first met by offsetting future Performance Participation Allocations). Interest will accrue on the Quarterly Shortfall Obligation while it remains outstanding and such interest obligation would also be included in the Fund’s NAV.

Hedging

BXHF and its underlying investments may utilize a wide variety of derivative financial instruments for risk management purposes. As such, we may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. BXHF will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy BXHF employs will be successful.

We do not generally intend to directly enter into any such derivative agreements for speculative purposes, although we expect our investments made through Underlying Investment Vehicles to include derivative agreements entered into for speculative purposes in addition to hedging purposes. Any derivative agreements entered into directly by BXHF for speculative purposes are not expected to be material to the Fund’s business or results of operations.

Financial Condition, Liquidity and Capital Resources

We have not yet commenced commercial activities. On    , 2025, an affiliate of the Sponsor purchased    Class    Units of the Fund at a price of $25.00 per Unit as our initial capital. As of    , 2025, such affiliate of the Sponsor was our only Unitholder.

We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) making Investments, (ii) the cost of operations (including the Management Fee and Performance Participation Allocation), (iii) debt service of any borrowings, (iv) periodic redemptions, including under the Redemption Plan (as described herein), and (v) cash distributions, if any, to the holders of our Units.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to market risk, which is the risk of potential adverse changes to the value of financial instruments held by us because of changes in market conditions such as interest and currency rate movements and volatility in security prices. We may be exposed to market risk both directly from financial instruments held by us as well as indirectly from the financial instruments held by Underlying Investment Vehicles. We will also be subject to risks relating to the specific financial instruments that we, directly or indirectly, invest in, such as credit risk and liquidity risk.

Some of the financial instruments in which we, directly or indirectly, invest may not have a readily available market price. We will value these investments at fair value as determined in good faith pursuant to the Valuation Policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each financial instrument while employing a consistently applied valuation process. Because there is judgment in the valuation of illiquid investments, the fair value of investments reflected in the NAV may not necessarily reflect the prices that would actually be obtained when investments are realized, and such differences could be material. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES

Our corporate headquarters are located at 345 Park Avenue, New York, NY, 10154 and are provided by the Sponsor. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities. The following table sets out certain ownership information with respect to our Units for each of our directors and executive officers and all directors and executive officers as a group. None of our Classes of Units have voting power.

Name and Address(1)	Type of Ownership	Shares Owned	Percentage
Peter D. Koffler	N/A	0	0
	N/A	0	0
	N/A	0	0
	N/A	0	0
	N/A	0	0
	N/A	0	0
All current directors and executive officers as a group ( persons)	N/A	0	0

(1)	The address for each of our officers and directors is c/o Blackstone Alternative Asset Management L.P., 345 Park Avenue, New York, New York 10154.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Board is responsible for overseeing our periodic reports under the Exchange Act, certain situations involving conflicts of interest related to the Sponsor in accordance with the provisions of the Partnership Agreement and any policies of the General Partner, the suspension of (a) the calculation of the NAV, (b) the ongoing offering of Units or (c) the Fund’s Redemption Plan, and any material modification to (x) the Valuation Policy and (y) the Redemption Plan. The Board of Directors is currently composed of one member. Prior to the Initial Closing Date, a majority of the Board of Directors are expected to consist of Independent Directors; provided that, if an Independent Director departs the Board of Directors by reason of death, disqualification, removal or resignation or ceases to be an Independent Director, this requirement will be suspended for a period not to exceed 90 days. The General Partner may appoint additional directors to the Board from time to time; provided that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. The General Partner also has the right to change or replace any Independent Director for cause (as defined in the Partnership Agreement) and any director other than an Independent Director with or without cause. Unitholders are not entitled to nominate or vote in the election of the Fund’s directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act.

Our General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.

Board of Directors and Executive Officers

Information regarding the Board of Directors and executive officers are set forth below:

Name	Age*	Position	Position Held Since
Peter D. Koffler	69	Sole Director	2025

*	As of November 17, 2025

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is c/o Blackstone Alternative Asset Management L.P., 345 Park Avenue, New York, New York 10154.

Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

Biographical Information

Directors

Peter Koffler has served as our sole director since October 2025. Mr. Koffler is also a senior member of Blackstone’s Legal & Compliance Group, focusing on BXMA. He has previously served as General Counsel of BXMA, Global Chief Compliance Officer of Blackstone and Chief Compliance Officer of BXMA. Mr. Koffler serves as the co-president and a trustee of Blackstone Alternative Multi-Strategy Fund, a 1940 Act fund offering a diversified blend of alternative strategies and hedge fund managers in a daily liquid format. Prior to joining Blackstone in 2006, Mr. Koffler served as General Counsel and Chief Compliance Officer of Twenty-First Securities Corporation, an institutional trading and investment firm. Mr. Koffler began his legal career at Baer Marks & Upham. Mr. Koffler received a B.A. from the State University of New York at Binghamton. He received a J.D., with honors, from Hofstra University School of Law, where he served as an editor of the Law Review. Mr. Koffler is a valuable member of our Board of Directors because of his extensive experience with multi-asset investing, his history with Blackstone and his leadership within BXMA.

Executive Officers

Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the General Partner, subject to certain oversight rights held by the Board. We will enter into the Investment Management Agreement pursuant to which the Investment Manager, an affiliate of the General Partner, will manage the Fund on a day-to-day basis. The Board is currently composed of one member. As described below, the Board will establish an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the Sponsor in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Partnership Agreement—Amendment to the Partnership Agreement.”

Committees

The Board of Directors will establish an Audit Committee and may form additional committees in the future.

Audit Committee

We expect that the Audit Committee will be composed of    members, each of whom will be an Independent Director and at least one of whom will be an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.

The General Partner may appoint additional directors to the Board and the Audit Committee from time to time; provided that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors.

In accordance with its written charter, to be adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (c) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (d) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (e) acts as a liaison between our independent registered public accounting firm and the Board.

BXHF Investment Committee

The BXHF Investment Committee’s primary responsibility will be to determine allocations across the Fund’s strategies and sub-strategies. The BXHF Investment Committee will rely upon the decisions of, or delegate approval to, BAS’ investment committee and BXMA’s Absolute Return investment committee, or a subset thereof, including certain authorized principals of the BXHF Managers, including the Chief Investment Officer of the BXMA Multi-Strategy platform, or the Underlying Managers to invest the Fund’s assets under management on a discretionary basis. The BXHF Investment Committee may, from time to time, review certain direct Investments as deemed appropriate by the General Partner. There is significant overlap between BXHF’s Investment Committee, BAS’ investment committee and BXMA’s Absolute Return investment committee.

The BXHF Investment Committee will on a regular basis and on an ad hoc basis as it deems necessary or appropriate, review the portfolio and risk profile of the Investments (including any Investments approved by BAS’ investment committee, BXMA’s Absolute Return investment committee and/or certain authorized principals of the BXHF Managers).

The BXHF Investment Committee consists of some of the most senior and experienced investment professionals at Blackstone.

ITEM 6.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Sponsor or their affiliates, pursuant to the terms of the Investment Management Agreement and the Partnership Agreement, as applicable. Our day-to-day investment operations will be managed by the Sponsor. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Investment Manager or its affiliates.

None of our executive officers will receive direct compensation from us. We will reimburse the General Partner, the Investment Manager and/or their affiliates for Fund Expenses incurred on our behalf, which can include the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Investment Manager and/or their affiliates in performing administrative and/or accounting services for BXHF or any Portfolio Entity (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to BXHF not otherwise covered by the Administration Fee; and provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services). Certain executive officers and Non-Independent Directors, through their financial interests in the Sponsor, are entitled to a portion of the profits earned by the Sponsor, which includes any fees, including compensation discussed herein, payable to the Sponsor under the terms of the Investment Management Agreement and the Partnership

Agreement, as applicable, less expenses incurred by the Sponsor in performing its services under the Investment Management Agreement and the Partnership Agreement, as applicable. See “Item 1(c). Description of Business—BXHF Management Agreements” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Compensation of Directors

No compensation will be paid to our directors who are not Independent Directors. We intend to compensate each of our Independent Directors with an annual retainer, which is expected to be at a market rate in an amount to be determined by the General Partner at a later date, plus an additional annual retainer, which is expected to be at a market rate in an amount to be determined by the General Partner at a later date, for the Chair of our Audit Committee. We also intend to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

Compensation Committee Interlocks and Insider Participation

There is currently no compensation committee of the Board of Directors. The Board of Directors does not make determinations regarding compensation of executive officers because we do not directly pay any compensation to the executive officers.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Management Agreement; Partnership Agreement

We expect to enter into the Investment Management Agreement with the Investment Manager pursuant to which we will pay the Management Fee, Administration Fee and reimburse certain Fund Expenses. We also expect to enter into the Amended and Restated Partnership Agreement, pursuant to which the General Partner will be entitled to receive the Performance Participation Allocation. In addition, pursuant to the Investment Management Agreement and the Partnership Agreement, we will reimburse the Investment Manager and General Partner for certain expenses as they occur. See “Item 1(c). Description of Business—BXHF Management Agreements” and “—Partnership Agreement.”

Warehousing Agreement; Line of Credit Agreement

BXHF and the Investment Manager on behalf of BXHF expect to enter into the Warehousing Agreement with Blackstone Holdings Finance Co. L.L.C. (“Finco”), an affiliate of Blackstone, in connection with the launch and ramp of BXHF. BXHF also expects to enter into the Line of Credit pursuant to which BXHF will have an unsecured, uncommitted line of credit with a subsidiary of Blackstone. For additional information, see “Item 1(c). Description of Business—Leverage” and “Item 1A. Risk Factors. Potential Conflicts of Interest—Syndication; Warehousing.”

Certain Business Relationships

Certain of our current directors and officers are directors, officers or employees of the Investment Manager.

We are subject to conflicts of interest arising out of our relationship with Blackstone, including the General Partner, the Investment Manager and their affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our Partnership Agreement, the terms and conditions of the Investment Management Agreement or the policies and procedures adopted by the General Partner, the Investment Manager, Blackstone

and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Notwithstanding the foregoing, we believe our directors, officers, and the Blackstone personnel involved in our management will devote a sufficient amount of time to our business to fulfill their responsibilities to us. Certain transactions between us and Blackstone or its affiliates are subject to approval by our Independent Directors. Some examples of conflicts of interest that may arise by virtue of our relationship with Blackstone include transactions with Other Blackstone Accounts and other affiliates, allocation of investment opportunities, investments in different levels or classes of an issuer’s securities-related financing counterparties, broken deal expenses and affiliated service providers.

See “Item 1A. Risk Factors—Potential Conflicts of Interest” including “—Allocation of Investment Opportunities and Capacity,” “—Co-Investment,” “—Financial Interests in Underlying Managers,” “—Conflicts Involving Other Blackstone Accounts,” “—Service Providers, Vendors and Other Counterparties Generally,” and “—Other Activities of the Underlying Managers” for more information

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors will adopt a written policy on transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, the Independent Directors must review and approve any “related person transaction” (as defined below). A “related person transaction” is defined as any transaction that (a) requires Independent Director approval pursuant to the Partnership Agreement and our governance guidelines, (b) would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, (c) the amount involved exceeds $120,000 and (d) in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. Subject to limited exceptions, no related person transaction will be executed without the approval or ratification of a committee of our Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of our Board of Directors. Our Independent Directors fulfill the obligations under this policy.

In reviewing a related person transaction or proposed related person transaction, our Independent Directors shall consider all relevant facts and circumstances, including without limitation: (a) the relationship of the related person to the Fund, (b) the nature and extent of the related person’s interest in the transaction, (c) the material terms of the transaction, (d) the business purpose of the transaction, (e) the importance and fairness of the transaction for both us and the related person, (f) whether the transaction would likely impair the judgment of a director or executive officer to act in our best interest, (g) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by us with non-related persons, if any, and (h) any other matters that management or our Independent Directors deem appropriate.

In addition, the Related Person Transaction Policy provides that our Independent Directors, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under our Partnership Agreement, our governance guidelines and our Code of Business Conduct and Ethics.

Promoters and Certain Control Persons

The Sponsor may be deemed a promoter of the Fund. We intend to enter into the Investment Management Agreement with the Investment Manager and the Partnership Agreement with the General Partner. The Investment Manager, for its investment management and its administrative services to us, will be entitled to receive the Management Fee and the Administration Fee, respectively, in addition to the reimbursement of certain Fund Expenses. The General Partner will also be entitled to receive the Performance Participation

Allocation, as described herein. In addition, under the Investment Management Agreement and Partnership Agreement, to the extent permitted by applicable law, we will indemnify the Investment Manager and the General Partner and certain of their affiliates. See “Item 1(c). Description of Business.”

Director Independence

See “Item 1(c). Description of Business—The Board of Directors” for information on BXHF’s Independent Directors and definition of “independent.”

ITEM 8.	LEGAL PROCEEDINGS

The Fund is not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against the Fund. From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. The Fund may also be subject to regulatory proceedings.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS

Market Information

Our outstanding Units will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. Our Units are not listed or traded on any recognized securities exchange.

Because our Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold or transferred (i) except as permitted under the Partnership Agreement and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until we accept their redemption or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 10. Recent Sales of Unregistered Securities” for disclosure regarding the holders of our Units.

Distributions

See “Item 1(c). Description of Business—Distribution Reinvestment Plan” and “Item 11. Description of Registrant’s Securities to be Registered—Description of our Units—Distributions” for a description of BXHF’s distribution policies.

Calculation of Net Asset Value

It is expected that the NAV for each Class will first be determined as of the end of the first full month after the Initial Closing Date. Thereafter, the NAV for each Class will be calculated monthly by the Sponsor.

The NAV will be based on the month-end values of investments in Underlying Investment Vehicles and direct Investments, the addition of the value of any other assets (such as cash on hand, without duplication)

(together, “total assets”), and the deduction of any liabilities, including the allocation/accrual of the Management Fee, Administration Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain Classes, such as applicable Servicing Fees, in all cases as determined in accordance with the Valuation Policy. From time to time, the Sponsor may adopt non-material changes to the Valuation Policy in its sole discretion and material changes with the consent of the Board.

The monthly NAV per Unit for each Class will generally be available around the 20th business day of the following month (e.g., the NAV for January 31st will generally be available around February 28th). Each class of Units may have a different NAV per Unit because of different Servicing Fees.

Notwithstanding anything herein to the contrary, the Sponsor may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing BXHF’s assets and liabilities and calculating its NAV. The Sponsor, subject to any necessary approvals from the Independent Directors, may, but is not obligated to, suspend the determination of NAV and/or BXHF’s offering and/or redemptions, including where (a) the circumstances so require and (b) the suspension is reasonably deemed to be in the best interests of Unitholders. Any such suspension shall be notified to the concerned Unitholders. No Units will be issued or redeemed during such suspension period.

Investments

Investments or Instruments that are Publicly Traded in Active Markets

Equity securities that are publicly traded and for which market quotations are readily available and swaps where the underlying instrument is listed will be valued at the closing price of such securities in the principal market in which the security trades. In some cases, securities will include legal and contractual restrictions that limit their purchase or sale for a period of time. A discount to the publicly traded price may be appropriate in instances where a restriction is a characteristic of the security.

Fixed-income securities and over-the-counter derivatives are valued using third-party pricing service providers, counterparty valuations or broker-dealer quotations.

Exchange-traded futures will be valued based on the official settlement price as of the closing trading on the primary exchange as of the measurement date. Exchange-traded options will be valued based on the last price as of the closing of trading on the primary exchange as of the measurement date.

Forward currency contracts are valued based on current forward market prices.

The Sponsor evaluates pricing sources on an ongoing basis and may change a pricing source at any time. The Sponsor monitors erratic or unusual movements (including unusual inactivity) in the prices of investments and has discretion to override a price supplied by a pricing source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable.

If market quotations are not readily available, the fair value will be determined in good faith by the Sponsor using a widely accepted valuation methodology on the valuation date.

From time to time, the Fund may hold an Investment whose value becomes subject to a significant event that prevents a current, reliable and observable market quotation from being obtained. In the case of any Investment for which a quotation from an independent source is not available or is determined by the Sponsor to be unreliable or inadequate, the Sponsor will value such Investments at their fair value in such manner as the Sponsor determines in good faith. At times, this may include, although will not require, an appraisal by an independent third party selected by the Sponsor.

Investments or Instruments that are not Publicly Traded

The Sponsor will value BXHF’s direct Investments using the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions, including the following methodologies: discounted cash flow under the income approach, performance multiple methodology under the market approach, capitalization rate methodology, option pricing methodologies, discount to sale, yield analysis, the price from a recent round of financing or transaction and probability weighted methods. Generally, the Sponsor uses a primary methodology and a corroborative methodology if applicable. The methodologies selected will depend on asset class, stage of development, information rights, the availability of information, the nature of the investment and other deal-related facts and circumstances.

The Sponsor generally expects to engage independent third-party valuation specialists on at least a quarterly basis to provide positive assurance for the valuations of each of BXHF’s direct Investments prepared by the Sponsor. On an annual basis, independent third-party valuation specialists will provide range-of-values valuations.

The Sponsor may engage additional independent valuation specialists in the future as BXHF’s portfolio grows. While the independent valuation specialists are responsible for reviewing valuations, the independent valuation specialists are not responsible for, and do not determine the fair value of BXHF’s direct Investments and do not calculate BXHF’s NAV. The Sponsor is ultimately responsible for the determination of BXHF’s NAV, subject to any required approvals by the Independent Directors. An independent valuation specialist may be replaced at any time, in accordance with agreed-upon notice requirements, by the Sponsor with notice to the Independent Directors. The independent valuation specialists will discharge their responsibilities in accordance with the Valuation Policy.

The Sponsor may decline to obtain a valuation range from an independent valuation firm where the Sponsor has determined that the cost of engaging such firm is not in the best interest of BXHF (e.g., in the case of an asset for which the value has been written off or where the value of the asset with respect to the BXHF’s portfolio is de minimis, the Sponsor may determine that the cost of obtaining a valuation range from an independent valuation firm outweighs the potential benefit).

Investments in Underlying Investment Vehicles

The Fund bases its NAV on valuations of its interests in the Underlying Investment Vehicles as of the time of the Fund’s valuation. Valuations of Underlying Investment Vehicles are reported to the Fund by the applicable BXHF Managers or Underlying Managers and their agents, including their administrators, based on each Underlying Investment Vehicle’s valuation policies and reported at the time of the Fund’s valuation. Typically, the fair value of the Fund’s interest in an Underlying Investment Vehicle represents the amount that the Fund could reasonably expect to receive from an Underlying Investment Vehicle were the Fund to withdraw its interest at the time of valuation, based on information reasonably available at the time the valuation is made, the valuation provided by the BXHF Managers or Underlying Managers and that the Fund believes to be reliable. The BXHF Managers and Underlying Managers typically have discretion to determine whether market prices or quotations fairly represent the value of particular assets held by their respective Underlying Investment Vehicles, and also typically are authorized to assign a value to these assets that differs from the market prices or quotations for such assets. As a result, information available to the Fund concerning the value of its interests in Underlying Investment Vehicles may not reflect market prices or quotations for the underlying assets held by such Underlying Investment Vehicles. See “Item 1A. Risk Factors—Valuations & Returns—Valuations.”

With respect to Underlying Investment Vehicles that do not report a value to the Fund on a timely basis, the Sponsor determines the fair value of the Fund’s interest in the Underlying Investment Vehicle based on the most recent value reported by the Underlying Investment Vehicle, together with any other relevant information available at the time the Fund values its portfolio.

Liabilities

With respect to each Class, the Sponsor will include the fair value of such Class’s pro rata portion of BXHF’s liabilities as part of the Class’s monthly NAV calculation. These liabilities are expected to include the fees payable to the Investment Manager, any accrued Performance Participation Allocation, accounts payable, accrued operating expenses, fund level borrowings and other liabilities. All of BXHF’s borrowings will be held at amortized cost. All other liabilities will generally be valued using widely accepted methodologies specific to each type of liability and generally consistent with how such liabilities are recognized for financial reporting purposes, except as outlined below.

The Investment Manager will advance all of BXHF’s Organizational and Offering Expenses on BXHF’s behalf (other than Subscription Fees and Servicing Fees) through the Effective Date. In the event BXHF reimburses the Investment Manager for all such advanced expenses following the Effective Date, BXHF will recognize a reduction to BXHF’s Transactional NAV for purposes of subscriptions or repurchases (but not for financial reporting purposes) ratably over the 60 months following the Effective Date. For purposes of calculating BXHF’s NAV for purchases or redemptions of Units (but not for financial reporting purposes), (a) the Organizational and Offering Expenses and Initial Fund Expenses Support paid by the Investment Manager through the Effective Date will be recognized as a reduction to NAV in the month BXHF reimburses the Investment Manager for such costs, and (b) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying Investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying Investment).

The Investment Manager may advance in its discretion all or a portion of BXHF’s Initial Fund Expenses Support on BXHF’s behalf through the Effective Date. BXHF may reimburse the Investment Manager for such advanced Initial Fund Expenses Support ratably over the 60 months following the Effective Date or on such earlier date as determined by the Investment Manager.

For purposes of calculating a monthly NAV for purchases or redemptions of Units (but not for financial reporting purposes under GAAP), the Servicing Fee for each applicable Class of Units will be calculated by multiplying the accrued monthly Servicing Fee rate (1/12th of the total annual Servicing Fee rate for each applicable class of Units) by the aggregate NAV of such class of Units for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, Management Fee and Administration Fee expense and Performance Participation Allocation accrual.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced investment operations and do not expect to do so until after the Subscription Date. On    , 2025, an affiliate of the Sponsor purchased    Units of the Fund at a price of $25.00 per Unit as our initial capital. As of    , 2025, such affiliate of the Sponsor was our only Unitholder. These Units were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Units

General

There is currently no market for our Units, and we do not expect that a market for our Units will develop in the future. We do not intend for the Units registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Units. Under the terms of the Partnership Agreement, Unitholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Partnership Agreement provides that the exercise by any Unitholder of any right conferred under the Partnership Agreement will not be construed to constitute participation by such Unitholder in the control of the business of the Fund so as to make such Unitholder liable as a general partner for the debts and obligations of the Fund for purposes of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”). To the fullest extent permitted by law, no Unitholder owes any duty (fiduciary or otherwise) to the Fund or any other Unitholder or the General Partner as a result of such Unitholder’s status as a Unitholder, other than to act in good faith (to the extent required by law); provided, that this in no way limits any express obligations of a Unitholder provided for under the Partnership Agreement or in such Limited Partner’s Subscription Agreement.

Units

Unitholders are not entitled to nominate or vote in the election of the Fund’s directors and, as such, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Partnership Agreement or Delaware law. Further, Unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors.

The only difference among the Class S Units, Class D Units and Class I Units relates to the different Subscription Fees and Servicing Fees charged for each Class as further described below. Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Unitholder Subscription Fees on Units that are paid by the Unitholder outside of its investment in the Fund and not reflected in the Fund’s NAV.

Class S Units

Each Class S Unit may be subject to a Subscription Fee of up to 3.5% of the NAV on Class S Units on the date of the purchase.

BXHF will pay the Dealer Manager a Servicing Fee with respect to our outstanding Class S Units equal to 0.85% per annum of the aggregate NAV of our outstanding Class S Units as of the last day of each month. The Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable.

The Subscription Fees are not payable in respect of any Class S Units sold pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class S Units.

Class D Units

Each Class D Unit may be subject to a Subscription Fee of up to 1.5% of the NAV on Class D Units on the date of the purchase.

BXHF will pay the Dealer Manager a Servicing Fee with respect to our outstanding Class D Units equal to 0.25% per annum of the aggregate NAV of our outstanding Class D Units as of the last day of each month. The Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable.

The Subscription Fees are not payable in respect of any Class D Units sold pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class D Units.

Class I Units

No Subscription Fees will be paid with respect to Class I Units or any Units issued pursuant to the Fund’s distribution reinvestment plan. Further, no Subscription Fees or Servicing Fees are paid for sales of any Class I Units.

Distributions

Although the Fund generally does not expect to declare distributions, the Fund may declare distributions from time to time as authorized by the General Partner. Any distributions the Fund makes are at the discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time. There is no assurance that the Fund will pay distributions in any particular amount, if at all.

Unitholders of record as of the record date will be eligible for any distributions declared. The per Unit amount of distributions on Class S Units, Class D Units and Class I Units may differ because of different Class-specific fees and expenses that are deducted from the gross distributions for each Class. In the event that the Fund makes a distribution, we intend to adopt an “opt out” distribution reinvestment plan for investors. As a result, in the event of a declared cash distribution, each Unitholder that has not “opted out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional Units rather than receive cash distributions. See “Item 1(c). Description of Business—Distribution Reinvestment Plan.”

Transfers

Pursuant to the Partnership Agreement, Unitholders may transfer part or all their Units, but must provide five business days’ notice to the General Partner (or such reasonably shorter period as is agreed to by the General Partner). The General Partner may refuse such requested transfer for certain reasons, such as, among other things, transfers that would violate the 1933 Act, any state securities laws or other applicable laws or cause BXHF to lose its status as a partnership under the Code or become required to register under the 1940 Act, as further described in the Partnership Agreement.

Delaware Law and Certain Provisions of the Partnership Agreement

Organization and Duration

The Fund was formed on October 28, 2025 as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Partnership Agreement or pursuant to Delaware law. The Partnership Agreement provides that the Fund will be dissolved upon (a) the determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (b) the bankruptcy or dissolution and commencement of winding up of the General Partner, (c) upon (i) certain cause events, including a finding by any court or governmental body of competent jurisdiction that the General Partner or the Investment Manager has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the Investment Manager to perform their respective duties under the terms of the Partnership Agreement or the Investment Management Agreement, as the case may be, and (ii) the consent by holders in interest of 75% of the outstanding Units to dissolve the Fund, or (d) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of the DRULPA.

Purpose

Under the Partnership Agreement, the principal purpose of the Fund is to seek to invest in Investments in accordance with the investment objectives and policies of the Fund as in effect from time to time, as described elsewhere in this Registration Statement and the Partnership Agreement, and to engage in any other lawful activity as the General Partner may from time to time determine.

Amendment to the Partnership Agreement

Except as otherwise required by law, the Partnership Agreement may be amended, modified or supplemented, and any provision may be waived, by the written consent of the General Partner; provided that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the limited partners of the Fund will require the approval of the Independent Directors, and will not take effect until the limited partners of the Fund have received notice of such amendment (including through an Exchange Act report) and, following receipt of such notice, at least two redemption windows of Units have taken place.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Partnership Agreement.

Exclusive Delaware Jurisdiction

Any action or proceeding against the parties relating in any way to the Partnership Agreement shall be brought and enforced in the courts of the State of Delaware, and to the extent that subject matter jurisdiction exists, federal district courts of the United States in the State of Delaware. Further, unless the General Partner consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, any action or proceeding arising under the federal securities laws, including the rules and regulations promulgated thereunder, shall be brought and enforced in the federal district courts of the United States in the State of Delaware. Each Unitholder irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. See “Item 1A. Risk Factors—General—Exclusive Delaware Jurisdiction.”

Waiver of Trial by Jury

The Partnership Agreement provides that Unitholders waive and release their respective rights to a trial by jury in any action, suit or proceeding arising out of or related to the Partnership Agreement. Such waiver of a jury trial will not, however, serve as a waiver by any parties of any claim or cause of action arising out of or relating to the federal securities laws or the rules and regulations promulgated thereunder. In addition, Unitholders cannot waive the Partnership’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. See “Item 1A. Risk Factors—General—Waiver of Trial by Jury.”

Indemnification of Directors, Officers, the General Partner and Investment Manager; Advance of Expenses

See “Item 12. Indemnification of Directors and Officers” for a description of the indemnification provisions for directors, officers, the General Partner and the Investment Manager.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As further explained in the Partnership Agreement and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the directors, officers of the Fund, the General Partner, the Investment Manager, partnership representative and any of their respective affiliates and any person who serves at the specific request of the General Partner or the Investment Manager on behalf of the Fund or any other entity (each, a “BXHF Indemnified Party”) for any mistake in judgment or any action or omission required pursuant to the Partnership Agreement and/or the Investment Management Agreement (“Indemnified Losses”), to the extent that such Indemnified Losses are not attributable to such BXHF Indemnified Party’s intentional and material breach of the Partnership Agreement or the Investment Management Agreement, gross negligence, fraud, willful misconduct or bad faith.

The Fund’s indemnification obligations will be satisfied from the Fund’s assets. Upon prior written approval by the General Partner, the Fund will advance expenses that are reasonably incurred by a BXHF Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

For the avoidance of doubt, nothing in the Partnership Agreement constitutes a waiver of, in the case of a Unitholder, any non-waivable right and, in the case of the General Partner and its affiliates, any such person’s non-waivable duties under applicable law.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our consolidated financial statements attached to this Registration Statement.

Page
Index to Financial Statements**	F-
Report of Independent Registered Public Accounting Firm**	F-
Statement of Assets and Liabilities as of **	F-
Notes to Financial Statement**	F-

**	To be filed by amendment.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The consolidated financial statements attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1	Limited Partnership Agreement*

3.2	Certificate of Limited Partnership*

3.3	Form of Amended and Restated Limited Partnership Agreement**

10.1	Form of Investment Management Agreement**

21.1	List of Subsidiaries—None

*	Filed herewith.
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Blackstone Multi-Strategy Hedge Fund L.P.

By:	/s/ Peter D. Koffler
Name: Peter D. Koffler
Title: Sole Director

Date: November 17, 2025